Exhibit 4.8

Ayr Strategies Inc.

(formerly, Cannabis Strategies Acquisition Corp.)

Form 51-102F4

Business Acquisition Report

Item 1	Identity of Company

1.1	Name and Address of Company

Ayr Strategies Inc. (“Ayr” or the “Corporation”)

c/o 590 Madison Avenue, 26th Floor

New York, New York

10022

1.2	Executive Officer

Jonathan Sandelman

Chief Executive Officer, Chairman, Director and Corporate Secretary

Ayr Strategies Inc.

Chief Executive Officer, Mercer Park CB, L.P.

590 Madison Avenue, 26th Floor, New York, New York, 10022

(212) 299-7666 or jsandelman@mercerparklp.com

Item 2	Details of Acquisition

2.1	Nature of Businesses Acquired

On May 24, 2019, the Corporation completed its qualifying transaction under Part X of the Neo Exchange Inc. Listing Manual (the “Qualifying Transaction”) in respect of its concurrent acquisitions of five target businesses. The Corporation, through its wholly-owned subsidiary CSAC Acquisition Inc. (“CSAC AcquisitionCo”), acquired the businesses of Washoe Wellness, LLC (“Washoe”), The Canopy NV, LLC (“Canopy”), Sira Naturals, Inc. (“Sira”), LivFree Wellness, LLC (“LivFree”) and CannaPunch of Nevada LLC (“CannaPunch” and together with Washoe, Canopy, Sira and LivFree, the “Acquired Businesses”). The Acquired Businesses operate in the cultivation, manufacture, branding and/or retail, as applicable, of cannabis products in the Corporation’s anchor states of Massachusetts and Nevada.

2.2	Acquisition Date

May 24, 2019 (the “Closing Date”).

2.3	Consideration

Each of the acquisitions is subject to specific terms relating to the satisfaction of the purchase price by the Corporation and its wholly-owned subsidiary, CSAC Acquisition Inc. (“CSAC AcquisitionCo”), and incorporates payments in cash, shares and debt as well as certain contingent consideration.

Sira Acquisition

The different components of the consideration paid (in U.S. dollars) to acquire Sira in connection with the Qualifying Transaction (the “Sira Purchase Price”) are summarized as follows:

i.	$15.0 million of the Sira Purchase Price was paid in the form of cash consideration;

ii.	$5.0 million of the Sira Purchase Price was paid in the form of a promissory note payable;

iii.	$30.0 million of the Sira Purchase Price was paid in the form of 1,885,606 non-voting exchangeable common shares of CSAC AcquisitionCo (“Exchangeable Shares”) that are exchangeable on a one-for-one basis into an equal number of subordinate voting shares of the Corporation (“Subordinate Voting Shares”); and

iv.	the definitive agreement in respect of the Sira acquisition (the “Sira Agreement”) contained an earn-out provision that may entitle the sellers thereof to earn additional consideration in the amount of up to $27,500,000 if certain milestones are achieved in respect of Sira’s planned cultivation facility in Milford, MA.

Additionally, CSAC AcquisitionCo must pay an amount equal to the fair market value of Sira’s inventory above a target level set at $800,000 (the “Inventory Payment”), pursuant to a formula specified in the Sira Agreement. One-third of this Inventory Payment, in the amount of $2,500,000, was paid by CSAC AcquisitionCo on the Closing Date and the remaining two-thirds will be paid within 120 days following the Closing Date.

Canopy Acquisition

The different components of the consideration paid (in U.S. dollars) to acquire Canopy in connection with the Qualifying Transaction (the “Canopy Purchase Price”) are summarized as follows:

i.	$7.0 million of the Canopy Purchase Price was paid in the form of cash consideration;

ii.	$4.50 million of the Canopy purchase price was paid in the form of a promissory note payable;

iii.	$5.50 million of the Canopy Purchase Price was paid in the form of 250,000 Exchangeable Shares;

iv.	an additional 15,360 Exchangeable Shares were issued to Canopy pursuant to certain make-whole provisions (the “Canopy Make-Whole Provisions”) in the definitive agreement in respect of the Canopy acquisition (the “Canopy Agreement”); and

v.	pursuant to the terms of the Canopy Agreement, CSAC AcquisitionCo assumed Canopy loans outstanding with total principal value of approximately $400,000.

Additional Exchangeable Shares are also issuable to the Canopy sellers under the Canopy Make-Whole Provisions based on a formula specified therein relating to the market price of the Subordinate Voting Shares on certain specified dates.

Washoe Acquisition

The different components of the consideration paid (in U.S. dollars) to acquire Washoe in connection with the Qualifying Transaction (the “Washoe Purchase Price”) are summarized as follows:

i.	$16.670 million of the Washoe Purchase Price was paid in the form of cash consideration;

ii.	$5.640 million of the Washoe Purchase Price was paid in the form of a promissory note payable;

iii.	$5.640 million of the Washoe Purchase Price was paid in the form of 256,364 Exchangeable Shares; and

iv.	pursuant to the terms of the definitive agreement in respect of the Washoe acquisition (the “Washoe Agreement”), CSAC AcquisitionCo assumed Washoe loans outstanding with total principal value of approximately $9,100,000 and issued 13,636 Exchangeable Shares to a Washoe lender.

In addition, (i) CSAC AcquisitionCo agreed to fund a bonus plan in the amount of $5,000,000 that would be payable over two years following the Closing Date to various employees and consultants of Washoe, and (ii) additional Exchangeable Shares are issuable to the Washoe sellers under certain make-whole provisions of the Washoe Agreement based on a formula specified therein relating to the market price of the Subordinate Voting Shares on certain specified dates.

LivFree Acquisition

The different components of the consideration paid (in U.S. dollars) to acquire LivFree in connection with the Qualifying Transaction (the “LivFree Purchase Price”) are summarized as follows:

i.	$29.50 million of the LivFree Purchase Price was paid in the form of cash consideration;

ii.	$20.0 million of the LivFree Purchase Price was paid in the form of a promissory note payable;

iii.	$70 million of the LivFree Purchase Price was paid in the form of 4,342,432 Exchangeable Shares; and

iv.	pursuant to an amendment to the definitive agreement in respect of the LivFree Acquisition, such amendment dated as of the Closing Date, CSAC AcquisitionCo issued an additional 321,750 Exchange Shares to the LivFree sellers.

CannaPunch Acquisition

The different components of the consideration paid (in U.S. dollars) to acquire CannaPunch in connection with the Qualifying Transaction (the “CannaPunch Purchase Price”) are summarized as follows:

i.	$0.750 million of the CannaPunch Purchase Price was paid in the form of cash consideration;

ii.	$2.0 million of the CannaPunch Purchase Price was paid in the form of a promissory note payable;

iii.	$14.0 million of the CannaPunch Purchase Price was paid in the form of 866,668 Exchangeable Shares; and

iv.	pursuant to an amendment to the definitive agreement in respect of the CannaPunch acquisition, such amendment dated June 7, 2019, CSAC AcquisitionCo issued an additional 32,071 Exchangeable Shares to the CannaPunch sellers.

2.4	Effect on Financial Position

The expected effect of the acquisitions of the Acquired Businesses on the assets and operations of the Corporation are set out in detail in the Pro Forma Financial Statements (as defined below) attached hereto as Schedule “K”.

The Corporation presently has no plans or proposals that would constitute a material change in the business or affairs of the Corporation which may have a significant effect on the results of operations and financial position of the Corporation.

2.5	Prior Valuations

Not applicable.

2.6	Parties to Transaction

Prior to the closing of the Qualifying Transaction, Mark Smith, a director of the Corporation, held 50% of the issued and outstanding shares of CannaPunch.

2.7	Date of Report

August 7, 2019.

Item 3	Financial Statements and Other Information

The following financial statements and related notes thereto are attached to this business acquisition report as Schedules “A”, “B”, “C”, “D”, “E”, “F”, “G”, “H”, “I”, “J” and “K”, respectively, and form part of this business acquisition report:

•	Audited consolidated annual financial statements of Sira and related notes thereto as of and for the years ended December 31, 2018 and 2017 (the “Sira Annual Financial Statements”);

•	Audited consolidated annual financial statements of Canopy and related notes thereto as of and for the years ended December 31, 2018 and 2017 (the “Canopy Annual Financial Statements”);

•	Audited consolidated annual financial statements of Washoe and related notes thereto as of and for the years ended December 31, 2018 and 2017 (the “Washoe Annual Financial Statements”);

•	Audited consolidated annual financial statements of LivFree and related notes thereto as of and for the years ended December 31, 2018 and 2017 (the “LivFree Annual Financial Statements”);

•	Audited consolidated annual financial statements of CannaPunch and related notes thereto as of and for the year ended December 31, 2018 and for the period from March 30, 2017 (inception date) to December 31, 2017 (the “CannaPunch Annual Financial Statements”);

•	Unaudited condensed consolidated interim financial statements of Sira and related notes thereto as of and for the three months ended March 31, 2019 and March 31, 2018 (the “Sira Interim Financial Statements”);

•	Unaudited condensed consolidated interim financial statements of Canopy and related notes thereto as of and for the three months ended March 31, 2019 and March 31, 2018 (the “Canopy Interim Financial Statements”);

•	Unaudited condensed consolidated interim financial statements of Washoe and related notes thereto as of and for the three months ended March 31, 2019 and March 31, 2018 (the “Washoe Interim Financial Statements”);

•	Unaudited condensed consolidated interim financial statements of LivFree and related notes thereto as of and for the three months ended March 31, 2019 and March 31, 2018 (the “LivFree Interim Financial Statements”);

•	Unaudited condensed consolidated interim financial statements of CannaPunch and related notes thereto as of and for the three months ended March 31, 2019 and March 31, 2018 (the “CannaPunch Interim Financial Statements”); and

•	A (i) pro forma statement of financial position of Ayr as at March 31, 2019 and related notes thereto, (ii) pro forma income statement of Ayr as of and for the 12 months ended December 31, 2018 and related notes thereto, and (iii) pro forma income statement of Ayr as of and for the three months ended March 31, 2019 and related notes thereto (together, the “Pro Forma Financial Statements”).

SCHEDULE “A”

SIRA ANNUAL FINANCIAL STATEMENTS

(see attached)

SIRA NATURALS, INC. Financial Statements As of and for the Years Ended December 31,2018 and 2017 (EXPRESSED IN UNITED STATES DOLLARS)

SIRA NATURALS, INC.

Financial Statements
December 31, 2018 and 2017

Page

Management’s Responsibility for Financial Reporting	1

Independent Auditor’s Report	2-3

Financial Statements

Statements of Financial Position	4

Statements of Operations	5

Statements of Changes in Shareholders’ Deficit	6

Statements of Cash Flows	7

Notes to the Financial Statements	8-27

MANAGEMENT’S RESPONSIBILITY FOR
FINANCIAL REPORTING

Management’s Responsibility

To the Members of Sira Naturals, Inc.

The accompanying financial statements and other financial information in this report were prepared by management of Sira Naturals, Inc. (“the Company”), reviewed by the Audit Committee and approved by the Board of Directors.

Management is responsible for the financial statements and believes that they fairly present the Company’s financial condition and results of operations in conformity with International Financial Reporting Standards. Management has included in the Company’s financial statements amounts based on estimates and judgments that it believes are reasonable, under the circumstances.

To discharge its responsibilities for financial reporting and safeguarding of assets, management believes that it has established appropriate systems of internal accounting control which provide reasonable assurance that the financial records are reliable and form a proper basis for the timely and accurate preparation of financial statements. Consistent with the concept of reasonable assurance, the Company recognizes that the relative cost of maintaining these controls should not exceed their expected benefits. Management further assures the quality of the financial records through careful selection and training of personnel and through the adoption and communication of financial and other relevant policies.

These financial statements have been audited by the Company’s auditors, Macias Gini & O’Connell LLP, and their report is presented herein.

August 2, 2019

“Lou Karger” (’Signed’)	“Neil Sullivan” (Signed)
Treasurer	Controller

1

Independent Auditor’s Report

To the Members of Sira Naturals, Inc.:

Opinion

We have audited the financial statements of Sira Naturals, Inc. (“Sira” or the “Company”), which comprise the statements of financial position as at December 31, 2018 and 2017, and the statements of operations, changes in shareholders’ deficit and cash flows for the years then ended, and notes to the financial statements, including a summary of significant accounting policies.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2018 and 2017, and its financial performance and its cash flows for the years then ended in accordance with International Financial Reporting Standards.

Basis for Opinion

We conducted our audits in accordance with Canadian generally accepted auditing standards. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are independent of the Company in accordance with the ethical requirements that are relevant to our audits of the financial statements in Canada, and we have fulfilled our other ethical responsibilities in accordance with these requirements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Emphasis of Matter

Without qualifying our opinion, we draw attention to Note 1 of the financial statements which describe matters and conditions that indicate the existence of material uncertainties that may cast significant doubt about the Company’s ability to continue as a going concern.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with International Financial Reporting Standards and for such internal control as management detennines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is responsible for assessing the Company’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the Company or to cease operations, or has no realistic alternative but to do so.

Macias Gini & O’Connell LLP
12264 El Camino Real, Suite 402
San Diego, CA 92130	www.mgocpa.com

2

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with Canadian generally accepted auditing standards will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these financial statements.

As part of an audit in accordance with Canadian generally accepted auditing standards, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion.

The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by management.

•	Conclude on the appropriateness of management’s use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the entity’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor’s report to the related disclosures in the financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause the Company to cease to continue as a going concern.

•	Evaluate the overall presentation, structure and content of the financial statements, including the disclosures, and whether the financial statements represent the underlying transactions and events in a manner that achieves fair presentation.

We communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audits and significant audit findings, including any significant deficiencies in internal control that we identify during our audits.

San Diego, California

August 2, 2019

 3

SIRA NATURALS, INC.

Statements of Financial Position

At December 31, 2018 and 2017

	2018	2017
	$	$
ASSETS
Current
Cash and cash equivalents	2,607,676	201,697
Inventory (Note 5]	6,197,598	11,579,070
Biological assets [Note 6]	1,733,316	1,081,141
Prepaid expenses and other assets	120,163	41,808
	10,658,753	12,903,716
Property, plant and equipment [Note 7]	7,629,881	8,203,108
Deferred tax assets [Note 8]	-	420,205
Other long term assets	480,401	280,401
Total assets	18,769,035	21,807,430

LIABILITIES
Current
Trade payables	1,557,153	1,117,295
Accrued liabilities	1,192,208	811,300
Income tax payable	3,997,954	523,238
Debts payable - current portion [Note 9]	7,572	17,383
	6,754,887	2,469,216
Deferred tax liability [Note 8]	1,242,460	-
Accrued interest payable [Note 9]	6,963,253	4,862,566
Debts payable - Non-current portion [Note 9]	14,965,045	15,363,015
Total liabilities	29,925,645	22,694,797

SHAREHOLDERS’ DEFICIT
Accumulated deficit	(11,156,610)	(887,367)
Total shareholders’ deficit	(11,156,610)	(887,367)
Total liabilities and shareholders’ deficit	18,769,035	21,807,430

Nature of operations [Note 1]

Commitments and contingencies [Note 13]

Subsequent events [Note 16]

Approved and authorized on behalf of the Board of Directors on August 2, 2019

“Lou Karger” (Signed)	“Neil Sullivan” (Signed)
Treasurer	Controller

The accompanying notes are an integral part of these financial statements.

 4

SIRA NATURALS, INC.

Statements of Operations

For the Years Ended December 31, 2018 and 2017

	2018	2017
	$	$
Revenues, net of discounts	16,398,127	6,293,763

Cost of goods sold before biological asset adjustment	3,823,025	4,906,883

Gross profit before biological asset adjustment	12,575,102	1,386,880

Realized fair value adjustments on inventory sold during the year [Note 6]	(18,470,531)	(10,274,274)
Unrealized change in fair value of biological assets [Note 6]	11,287,162	12,015,641

Gross profit	5,391,733	3,128,247

Expenses

General and administrative [Note 12]	6,988,439	3,134,182

Sales and marketing	323,495	303,852

Depreciation [Note 7]	150,089	58,404

Management Fee [Note 10]	342,472	-

Total expenses	7,804,495	3,496,438

Loss from operations	(2,412,762)	(368,191)

Other expense (income)
Interest expense	2,738,950	2,526,809
Rental income and others	(19,850)	(3,321)
Other expense (income)	2,719,100	2,523,488

Loss before provision for income taxes	(5,131,862)	(2,891,679)

Provision for income taxes [Note 8]	5,137,381	680,384

Net loss	(10,269,243)	(3,572,063)

The accompanying notes are an integral part of these financial statements.

 5

SIRA NATURALS, INC.

Statements of Changes in Shareholders’ Deficit

For the Years Ended December 31, 2018 and 2017

Retained Earnings (Accumulated deficit) $
Balance as at December 31, 2016	2,684,696

Net loss	(3,572,063)

Balance as at December 31, 2017	(887,367)

Net loss	(10,269,243)

Balance as at December 31, 2018	(11,156,610)

The accompanying notes are in integral part of these financial statements.

 6

SIRA NATURALS, INC.

Statements of Cash Flows

For the Years Ended December 31, 2018 and 2017

	2018	2017
	$	$
Operating activities
Net loss	(10,269,243)	(3,572,063)

Adjustments for items not affecting cash:
Depreciation	965,936	843,159
Fair value changes in biological assets included in cost of sales	(18,470,531)	(10,274,274)
Unrealized gain on biological asset transformation	11,287,162	12,015,641
Changes in working capital items:
Inventory	5,381,472	(11,220,921)
Biological assets	6,531,194	6,866,670
Prepaid expenses and other assets	(278,355)	(241,482)
Deferred taxes	1,662,665	157,602
Trade payables	439,858	553,950
Accrued liabilities	2,481,595	2,955,135
Income tax payable	3,474,716	522,326
Cash provided by (used in) operating activities	3,206,469	(1,394,257)

Investing activities
Purchase of property, plant and equipment	(392,709)	(1,714,196)
Cash used in investing activities	(392,709)	(1,714,196)

Financing activities
Proceeds from issuance of debt	-	3,282,774
Repayment of debts	(407,781)	-
Cash (used in) provided by financing activities	(407,781)	3,282,774

Net increase in cash	2,405,979	174,321
Cash, beginning of year	201,697	27,376
Cash, end of year	2,607,676	201,697

Supplemental cash flow information
Interest paid	638,263	1,414

The accompanying notes are an integral part of these financial statements.

 7

SIRA NATURALS, INC.
Notes to the Financial Statements
For the Years Ended December 31, 2018 and 2017

1.	NATURE OF OPERATIONS

Sira Naturals, Inc. (“Sira” or the “Company”) was incorporated as a not-for-profit Corporation on June 18, 2013 in the Commonwealth of Massachusetts, United States of America (“USA”). The Company changes its name from time to time and its latest name change was from Sage Naturals, Inc. to Sira Naturals, Inc., effective November 27, 2017. The Company’s registered address is 300 Trade Center, Suite 7700, Woburn, MA 01801.

On January 23, 2018, the Company converted its status from a not-for-profit Corporation into a for-profit Corporation. The Company applied the status change into a for-profit corporation to the financial statement’s presentation and the accompanying notes retrospectively for all the periods presented consistently.

The Company’s principal activities are the growing, processing and distribution of cannabis as regulated under the laws applicable in the USA.

Going Concern

These financial statements have been prepared on a going concern basis in accordance with IFRS. The going concern basis of presentation assumes that the Company will continue in operation for the foreseeable future and be able to realize its assets and discharge its liabilities and commitments in the normal course of business. As at December 31, 2018, the Company has incurred an accumulated deficit of $11,156,610. For the years ended December 31, 2018 and 2017, the Company has losses of $10,269,243 and $3,572,063, respectively. Historically, the Company has used debt and equity financing from both related and unrelated sources to supplement its operations. The Company anticipates additional debt and/or equity financing in order to fully develop its business.

Although the Company has been successful in raising funds to date, there can be no assurance that adequate or sufficient funding will be available in the future or available under terms acceptable to the Company, or that the Company will be able to generate sufficient returns from operations.

The ability of the Company to continue as a going concern and to realize the carrying value of its assets and discharge its liabilities and commitments when due is dependent on the Company generating revenue and debt and/or equity financing sufficient to fund its cash flow needs.

These circumstances indicate the existence of material uncertainty that casts significant doubt on the ability of the Company to meet its business plan and its obligations as they come due, and accordingly the appropriateness of the use of the accounting principles applicable to a going concern.

These financial statements do not reflect adjustments that would be necessary if the going concern assumption were not appropriate. If the going concern basis were not appropriate for these financial statements, then adjustments would be necessary in the carrying value of the assets and liabilities, the reported revenue and expenses and the classifications used in the statement of financial position. Such differences in amounts could be material.

 8

SIRA NATURALS, INC.
Notes to the Financial Statements
For the Years Ended December 31, 2018 and 2017

2.	BASIS OF PRESENTATION

2.1 Statement of Compliance

These financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board (“IASB”) and Interpretations of the International Financial Reporting Interpretations Committee (“IFRIC”).

These financial statements were approved and authorized for issue by the Board of Directors of the Company on August 2, 2019.

2.2 Basis of Presentation

These financial statements have been prepared on the historical cost basis except for certain financial instruments, which are measured at fair value, as explained in the accounting policies set out in Note 3. The financial statements are presented in US dollars which is the presentation and functional currency of the Company.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

3.1 Revenues

IFRS 15 specifies how and when revenues should be recognized based on a five-step model, which is applied to all contracts with customers. The Company has applied IFRS 15 retrospectively and determined that there is no change to the comparative periods or transitional adjustments required as a result of the adoption of this standard. The Company’s accounting policy for revenue recognition under IFRS 15 is to follow a five-step model to determine the amount and timing of revenue to be recognized:

•	Identifying the contract with a customer

•	Identifying the performance obligations within the contract
•	Determining the transaction price
•	Allocating the transaction price to the performance obligations
•	Recognizing revenue when/as performance obligation(s) are satisfied.

Revenue from growing, processing and distribution of cannabis is recognized when the Company transfers control of the good to the customer. In some cases, judgement is required in determining whether the customer is a business or the end consumer. This evaluation was made on the basis of whether the business obtains control of the product before transferring to the end consumer. Control of the product transfers at a point in time either upon shipment to or receipt by the customer, depending on the contractual terms.

The Company recognizes revenue in an amount that reflects the consideration that the Company expects to receive taking into account any variation that may result from rights of return.

The pattern and timing of revenue recognition under the new standard is consistent with prior year practice. There were no adjustments recognized on the adoption of IFRS 15 in the year ended December 31, 2018.

 9

SIRA NATURALS, INC.
Notes to the Financial Statements
For the Years Ended December 31, 2018 and 2017

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

3.2 Property, Plant and Equipment (“PPE”)

Property, plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses. The cost of an item of PPE consists of the purchase price, any costs directly attributable to bringing the asset to the location and condition necessary for its intended use and an initial estimate of the costs of dismantling and removing the item and restoring the site on which it is located.

Depreciation is provided at rates calculated to write off the cost of PPE, less their estimated residual value, using the straight-line method over the following expected useful lives:

•	Buildings and leasehold improvements - the shorter of the useful life or life of the lease

•	Furniture and fixtures – 5 years
•	Office equipment – 3 years
•	Machinery and equipment – 5 to 15 years
•	Auto and Trucks – 5 years

An item of PPE is derecognized upon disposal, when held for sale or when no future economic benefits are expected to arise from the continued use of the asset. Any gain or loss arising on disposal of the asset, determined as the difference between the net disposal proceeds and the carrying amount of the asset, is recognized in the statements of operations.

Assets in process are transferred to the appropriate asset class when available for use and depreciation of the assets commences at that point of time.

The Company conducts an annual assessment of the residual balances, useful lives and depreciation methods being used for PPE and any changes arising from the assessment are applied by the Company prospectively.

Where an item of property, plant and equipment comprises major components with different useful lives, the components are accounted for as separate items of property, plant and equipment. Expenditures incurred to replace a component of an item of property, plant and equipment that is accounted for separately, including major inspection and overhaul expenditures are capitalized.

3.3 Taxation

As the Company operates in the cannabis industry, it is subject to the limits of IRC Section 280E under which the Company is only allowed to deduct expenses directly related to sales of product. This results in permanent differences between ordinary and necessary business expenses deemed non-allowable under IRC Section 280E.

Income tax expense consists of current and deferred tax expense. Current and deferred tax are recognized in the statements of operations.

Current tax is recognized and measured at the amount expected to be recovered from or payable to the taxation authorities based on the income tax rates enacted or substantively enacted at the end of the reporting period and includes any adjustment to taxes payable in respect of previous years.

 10

SIRA NATURALS, INC.
Notes to the Financial Statements
For the Years Ended December 31, 2018 and 2017

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

3.3 Taxation (Continued)

Deferred tax is recognized on any temporary differences between the carrying amounts of assets and liabilities in the financial statements and the corresponding tax bases used in the computation of taxable earnings. Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the period when the asset is realized and the liability is settled. The effect of a change in the enacted or substantively enacted tax rates is recognized in net earnings and income or in equity depending on the item to which the adjustment relates.

Deferred tax assets are recognized to the extent future recovery is probable. At each reporting period end, deferred tax assets are reduced to the extent that it is no longer probable that sufficient taxable earnings will be available to allow all or part of the asset to be recovered.

Provisions for taxes are made using the best estimate of the amount expected to be paid based on a qualitative assessment of all relevant factors. The Company reviews the adequacy of these provisions at the end of the reporting period. However, it is possible that at some future date an additional liability could result from audits by taxing authorities. Where the final outcome of these tax-related matters is different from the amounts that were initially recorded, such differences will affect the tax provisions in the period in which such determination is made.

3.4 Financial Instruments

Recognition and Initial Measurement

Financial assets and financial liabilities, including derivatives, are recognized in the statements of financial position when the Company becomes a party to the contractual provisions of a financial instrument or non-financial derivative contract. All financial instruments are measured at fair value on initial recognition. Transaction costs that are directly attributable to the acquisition or issuance of financial assets and financial liabilities, other than financial assets and financial liabilities classified as FVTPL, are added to or deducted from the fair value on initial recognition. Transaction costs directly attributable to the acquisition of financial assets or financial liabilities classified as FVTPL are recognized immediately in net loss.

Classification and Subsequent Measurement

The Company classifies financial assets, at the time of initial recognition, according to the Company’s business model for managing the financial assets and the contractual terms of the cash flows. Financial assets are classified in the following measurement categories:

a) amortized cost (“AC”);

b) fair value through profit or loss (“FVTPL”); and

c) fair value through other comprehensive income (“FVTOCI”).

Financial assets are subsequently measured at amortized cost if both the following conditions are met and they are not designated as FVTPL: a) the financial asset is held within a business model whose objective is to hold financial assets to collect contractual cash flows; and b) the contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

 11

SIRA NATURALS, INC.
Notes to the Financial Statements
For the Years Ended December 31, 2018 and 2017

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

3.4 Financial Instruments (Continued)

These assets are subsequently measured at amortized cost using the effective interest rate method, less any impairment, with gains and losses recognized in net income in the period that the asset is derecognized or impaired. All financial assets not classified as amortized cost as described above are measured at FVTPL or FVTOCI depending on the business model and cash flow characteristics. The Company has no financial assets measured at FVTOCI.

Financial liabilities are subsequently measured at amortized cost using the effective interest rate method with gains and losses recognized in net income in the period that the liability is derecognized, except for financial liabilities classified as FVTPL.

Financial instruments are classified into one of the following categories: FVTPL; financial assets at amortized cost, financial liabilities at amortized cost, and financial assets at FVTOCI.

Impairment of Financial Instruments

For accounts receivable, the Company applies the simplified approach to providing for expected credit losses prescribed by IFRS 9, which requires the use of the lifetime expected loss provision for all accounts receivable, trade based on the Company’s historical default rates over the expected life of the accounts receivable, trade and is adjusted for forward-looking estimates. The methodologies and assumptions, including any forecasts of future economic conditions, are reviewed regularly.

All individually significant loan receivables are assessed for impairment. All individually significant loans receivable found not to be specifically impaired are then collectively assessed for impairment. Loans receivables not individually significant are collectively assessed for impairment by grouping together loans receivable with similar risk characteristics.

Derecognition

The Company derecognizes financial assets only when the contractual rights to cash flows from the financial assets expire, or when it transfers the financial assets and substantially all of the associated risks and rewards of ownership to another entity. Gains and losses on derecognition are recognized in the statements of operations.

The Company derecognizes financial liabilities only when its obligations under the financial liabilities are discharged, cancelled or expired. Generally, the difference between the carrying amount of the financial liability derecognized and the consideration paid and payable, including any non-cash assets transferred or liabilities assumed, is recognized in the statements of operations.

3.5 Impairment of Non-Financial Assets

At each date of the statements of financial position, the Company reviews the carrying amounts of its tangible assets to determine whether there is an indication that those assets have suffered an impairment loss. If any such indication exists, or when annual impairment testing for an asset is required, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). Where it is not possible to estimate the recoverable amount of an individual asset, the Company estimates the recoverable amount of the cash generating unit to which the assets belong.

 12

SIRA NATURALS, INC.
Notes to the Financial Statements
For the Years Ended December 31, 2018 and 2017

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

3.5 Impairment of Non-Financial Assets (Continued)

The recoverable amount is the higher of fair value less costs to sell and value in use. In assessing the value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. In determining fair value less costs of disposal, recent market transactions are taken into account. If no such transactions can be identified, an appropriate valuation model is used. These calculations are corroborated by valuation multiples, quoted share prices for publicly traded companies or other available fair value indicators.

If the recoverable amount of an asset (or cash generating unit) is estimated to be less than it’s carrying amount, the carrying amount of the asset (or cash generating unit) is reduced to its recoverable amount. An impairment loss is recognized immediately in the statements of operations, unless the relevant asset is carried at a revalued amount, in which case the impairment loss is treated as a revaluation decrease.

Where an impairment loss subsequently reverses, the carrying amount of the asset (cash generating unit) is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset (or cash generating unit) in prior years. A previously recognised impairment loss is reversed only if there has been a change in the assumptions used to determine the asset’s recoverable amount since the last impairment loss was recognised.

3.6 Biological Assets

The Company measures biological assets consisting of cannabis plants at fair value less costs to sell up to the point of harvest, which becomes the basis for the cost of internally produced work in process and finished goods inventories after harvest. Unrealized gains or losses arising from changes in fair value less cost to sell during the year are included in the results of operations of the related year.

3.7 Inventory

Inventories of finished goods, work-in-process and raw materials are initially valued at cost and subsequently at the lower of cost and net realizable value. Inventories of harvested cannabis are transferred from biological assets at their fair value at the point of harvest, which becomes the initial deemed cost. Any subsequent post-harvest costs, including direct costs attributable to processing and related overheads, are capitalized to inventory to the extent that cost is less than net realizable value. Net realizable value is the estimated selling price in the ordinary course of business, less the estimated costs to sell. The Company reviews inventories for obsolete, redundant and slow-moving goods and any such inventories identified are written down to net realizable value. At December 31, 2018 and 2017, there were no reserves for inventories required.

3.8 Cash and Cash Equivalents

The Company considers all investments with original maturities of three months or less, that are highly liquid and readily convertible into cash, to be cash equivalents.

 13

SIRA NATURALS, INC.
Notes to the Financial Statements
For the Years Ended December 31, 2018 and 2017

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

3.9 Provisions

Provisions are recognized when the Company has a present obligation (legal or constructive) that has arisen as a result of a past event and it is probable that a future outflow of resources will be required to settle the obligation, provided that a reliable estimate can be made of the amount of the obligation.

Provisions are measured at the present value of the expenditures expected to be required to settle the obligation using a pre-tax rate that reflects current market assessments of the time value of money and the risk specific to the obligation. The increase in the provision due to passage of time is recognized as interest expense.

3.10 Significant Accounting Judgments and Estimates

The application of the Company’s accounting policies requires management to use estimates and judgments that can have significant effect on the revenues, expenses, other income (loss), assets and liabilities recognized and disclosures made in the financial statements.

Management’s best estimates concerning the future are based on the facts and circumstances available at the time estimates are made. Management uses historical experience, general economic conditions and assumptions regarding probable future outcomes as the basis for determining estimates. Estimates and their underlying assumptions are reviewed periodically and the effects of any changes are recognized immediately. Actual results could differ from the estimates used.

Management’s budget and strategic plans are fundamental information used as a basis for estimates necessary to prepare financial information. Management tracks performance as compared to the budget and significant variances in actual performance are a key trigger to assess whether certain estimates used in the preparation of financial information must be revised.

The following areas require management’s critical estimates and judgments:

(a) Biological assets and inventory

In calculating the value of the inventory, management is required to make a number of estimates, including estimating the stage of growth of the cannabis up to the point of harvest, harvesting costs, selling costs, average or expected selling prices and list prices, expected yields for the cannabis plants, and oil conversion factors. In calculating final inventory values, management compares the inventory costs to estimated net realizable value.

(b) Estimated useful lives and depreciation of property, plant and equipment

Depreciation of property, plant and equipment is dependent upon estimates of useful lives, which are determined through the exercise of judgement. The assessment of any impairment of these assets is dependent upon estimates of recoverable amounts that take into account factors such as economic and market conditions and the useful lives of assets.

 14

SIRA NATURALS, INC.
Notes to the Financial Statements
For the Years Ended December 31, 2018 and 2017

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

3.10 Significant Accounting Judgments and Estimates (Continued)

(c) Deferred taxes and income tax expense

Income taxes and tax exposures recognized in the financial statements reflect management’s best estimate based on facts known at the reporting date. When the Company anticipates a future income tax payment based on its estimates, it recognizes a liability. The difference between the expected amount and the final tax outcome has an impact on current and deferred taxes when the Company becomes aware of this difference. In addition, when the Company incurs losses for income tax purposes, it assesses the probability of taxable income being available in the future based on its budgeted forecasts. These forecasts are adjusted to take into account certain non-taxable income and expenses and specific rules on the use of unused credits and tax losses. When the forecasts indicate that sufficient future taxable income will be available to deduct the temporary differences; a deferred tax asset is recognized for all deductible temporary differences.

3.11 Leases

The determination of whether an arrangement is (or contains) a lease is based on the substance of the arrangement at the inception of the lease. The arrangement is, or contains, a lease if fulfilment of the arrangement is dependent on the use of a specific asset or assets and the arrangement conveys a right to use the asset or assets, even if that right is not explicitly specified in an arrangement.

A lease is classified at the inception date as a finance lease or an operating lease. A lease that transfers substantially all the risks and rewards incidental to ownership to the Company is classified as a finance lease. An operating lease is a lease other than a finance lease. Operating lease payments are recognised as an operating expense in the statements of operations on a straight-line basis over the lease term.

3.12 Borrowing Costs

Borrowing costs directly attributable to the acquisition or construction of a qualifying asset are capitalized. Qualifying assets are those that require a minimum of three months to prepare for their intended use.

4.	CHANGES IN ACCOUNTING STANDARDS

Adoption of New Accounting Pronouncements

IFRS 9 - Financial Instruments

In August 2014, the IASB issued the final version of IFRS 9 – Financial Instruments (“IFRS 9”), which brings together the classification and measurement, impairment, and hedge-accounting phases of the LASB’s project to replace IAS 39 – Financial Instruments: Recognition and Measurement (“IAS 39”).

Classification and Measurement – Financial assets are classified and measured based on the business model under which they are managed and the contractual cash flow characteristics of the financial assets. Financial liabilities are classified in a similar manner as under IAS 39, except that financial liabilities measured at fair value will have fair value changes resulting from changes in the entity’s own credit risk recognized in Other Comprehensive Income (“OCI”) instead of Net Income, unless this would create an accounting mismatch.

 15

SIRA NATURALS, INC.
Notes to the Financial Statements
For the Years Ended December 31, 2018 and 2017

4.	CHANGES IN ACCOUNTING STANDARDS (Continued)

Adoption of New Accounting Pronouncements (Continued)

IFRS 9 contains three principal classification categories for financial assets: measured at amortized cost (“AC”), fair value through other comprehensive income (“FVTOCI”) and FVTPL. The standard eliminates the previous IAS 39 categories of held to maturity, loans and receivables, and available for sale.

Impairment – The measurement of impairment of financial assets is based on an expected credit loss model. It is no longer necessary for a triggering event to have occurred before credit losses are recognized. IFRS 9 also includes new disclosure requirements about expected credit losses and credit risk.

Hedge Accounting – The new general hedge accounting model more closely aligns hedge accounting with risk management activities undertaken by entities when hedging their financial and non-financial risk exposures. It will provide more opportunities to apply hedge accounting to reflect actual risk management activities.

The Company adopted IFRS 9 effective from January 1, 2018. The adoption did not result in any material change.

IFRS 15: Revenue from Contracts with Customers:

IFRS 15 supersedes IAS 11 Construction Contracts, IAS 18 Revenue and related Interpretations and it applies to all revenue arising from contracts with customers, unless those contracts are in the scope of other standards. The new standard establishes a five-step model to account for revenue arising from contracts with customers. Under IFRS 15, revenue is recognised at an amount that reflects the consideration to which an entity expects to be entitled in exchange for transferring goods or services to a customer. The standard requires entities to exercise judgement, taking into consideration all of the relevant facts and circumstances when applying each step of the model to contracts with their customers. The standard also specifies the accounting for the incremental costs of obtaining a contract and the costs directly related to fulfilling a contract. The Company has adopted IFRS 15 from incorporation date.

IFRS 7. Financial Instruments: Disclosure

IFRS 7, Financial Instruments: Disclosure, was amended to require additional disclosures on transition from IAS 39 to IFRS 9. IFRS 7 is effective on adoption of IFRS 9, which is effective for annual periods commencing on or after January 1, 2018.

IAS 16 and IAS 41. Bearer Plants

The Company has implemented amendments to IAS 16 and IAS 41, which became effective for annual periods beginning on January 1, 2016. These amendments are summarized below.

•	Bearer plants are accounted for as property, plant and equipment and measured at initial recognition at cost or revaluation basis.

•	Bearer plants are defined as a living plant that are used in the production or supply of agricultural produce. Such plants are expected to bear produce for more than one period, and has a remote likelihood of being sold as agricultural produce, except for incidental scrap sales.

•	Bearer plants remain within the scope of IAS 41.

The amendments described above are consistent with the Company’s accounting practices.

 16

SIRA NATURALS, INC.
Notes to the Financial Statements
For the Years Ended December 31, 2018 and 2017

4.	CHANGES IN ACCOUNTING STANDARDS (Continued)

Changes in Accounting Standards not yet Effective

IFRS 16 – Leases

In January 2016, the IASB issued IFRS 16 – Leases (“IFRS 16”), which replaces IAS 17 – Leases, and its associated interpretative guidance. IFRS 16 applies a control model to the identification of leases, distinguishing between a lease and a service contract on the basis of whether the customer controls the asset being leased. For those assets determined to meet the definition of a lease, IFRS 16 introduces significant changes to the accounting by lessees, introducing a single, on-balance sheet accounting model that is similar to current finance lease accounting, with limited exceptions for short-term leases or leases of low value assets. Lessor accounting remains similar to current accounting practice. The standard is effective for annual periods beginning on or after January 1, 2019, with early application permitted for entities that apply IFRS 15. The Company is currently evaluating the impact the final standard is expected to have on its consolidated financial statements and plans to adopt the requirements in 2019.

5.	INVENTORY

The Company’s inventory includes the following:

	2018			2017
	Capitalized cost	Fair value adjustment	Carrying value	Capitalized cost	Fair value adjustment	Carrying value
	$	$	$	$	$	$
Raw Material
Accessories	152,976	-	152,976	-	-	-

Harvested cannabis
Work in process	602,966	3,230,842	3,833,808	2,914,481	3,386,673	6301,154
Finished goods	10,760	60,507	71,267	14,590	16,954	31,544
	613,726	3,291,349	3,905,075	2,929,071	3,403,627	6332,698
Cannabis Oils
Work in process	252,963	1,773,790	2,026,753	2,274,051	2,642,482	4,916,533
Finished goods	14,078	98,716	112,794	152,561	177,278	329,839
	267,041	1,872,506	2,139,547	2,426,612	2,819,760	5346372

	1,033,743	5,163,855	6,197,598	5355,683	6323387	11,579,070

Inventories expensed as cost of goods sold during the years ended December 31, 2018 and 2017, were $909,645 and $156,708, respectively.

 17

SIRA NATURALS, INC.
Notes to the Financial Statements
For the Years Ended December 31, 2018 and 2017

6.	BIOLOGICAL ASSETS

The continuity of biological assets was as follows:

	2018	2017
	$	$
Balance, beginning of year	1,081,141	9,689,178
Changes in fair value less costs to sell due to biological transformation	11,287,162	12,015,641
Transferred to inventory upon harvest	(10,634,987)	(20,623,678)
Balance, at end	1,733,316	1,081,141

As of December 31, 2018, and 2017, the weighted average fair value less cost to complete and cost to sell were $5.24 and $6.71 per gram, respectively.

The fair value of biological assets is categorized within Level 3 on the fair value hierarchy. The inputs and assumptions used in determining the fair value of biological assets include:

(a) Selling price per gram;	Level 3 input
(b) Attrition rate;	Level 3 input
(c) Average yield per plant;	Level 3 input
(d) Standard cost per gram to compete production	Level 3 input
(e) Cumulative stage of completion in production process	Level 3 input

Significant unobservable assumptions used in the valuation of biological assets, including the sensitivities on changes in these assumptions and their effect on the fair value of biological assets, are as follows:

Significant inputs or as Range of inputs		Sensitivity	Effect on fair value
			2018	2017
			$	$
Selling price per gram*	$6.61 to $7.62	Increase or decrease of $1 per gram	378,621	161,173
Average yield per plant	150 to 162 grams	Increase or decrease by 5 grams per plant	9,771	41,032

*Selling price per gram is based on average selling prices for the period.

These inputs are level 3 on the fair value hierarchy and are subject to volatility and several uncontrollable factors, which could significantly affect the fair value of biological assets in future periods.

As of December 31, 2018, and 2017, the biological assets were on average 60% and 83% complete, respectively. During the years ended December 31, 2018 and 2017, the Company’s biological assets produced 2,323,076 and 161,173 grams of dried cannabis, respectively.

 18

SIRA NATURALS, INC.
Notes to the Financial Statements
For the Years Ended December 31, 2018 and 2017

7.	PROPERTY, PLANT AND EQUIPMENT

	Buildings & leasehold improvements	Furniture and fixtures	Office equipment	Machinery & equipment	Auto & trucks	Total
	$	$	$	$	$	$
Cost
As at December 31, 2016	6,637,105	477,026	57,337	386,186	29,393	7,587,347
Additions	1,463,396	144,014	-	106,786	-	1,714,196
As at December 31, 2017	8,100,501	621,040	57,537	492,972	29,393	9,301,443
Additions	189,747	118,750	9,154	54,558	20,300	392,709
As at December 31, 2018	8,290,248	739,790	66,691	547,530	49,393	9,694,152

Depreciation
As at December 31, 2016	249,792	-	233	5,151	-	255,176
Depreciation	793,729	19,511	700	23,830	5,389	843,159
As at December 31, 2017	1,043,521	19,511	933	28,981	5,389	1,098,335
Depreciation	701,387	162,378	16,358	79,393	6,220	965,936
As at December 31, 2018	1,744,908	181,889	17,291	108,574	11,609	2,064,271

Net book value
As at December 31, 2017	7,056,980	601,529	56,604	463,991	24,004	8,303,108
As at December 31, 2018	6,545,340	557,901	49,400	438,956	38,384	7,629,881

As at December 31, 2018 and 2017, buildings and leasehold improvements include borrowing costs of $7,032 and $478,767, capitalized in connection with loan used for the construction of buildings.

Depreciation expense for the years ended December 31, 2018 and 2017, of $815,847 and $784,755, respectively, is included in cost of goods sold.

8.	INCOME TAXES

Income tax expense attributable to income from continuing operations consists of the following:

	2018	2017
	$	$
Current
Federal	2,627,367	415,331
State	847,349	107,451
	3,474,716	522,782
Deferred
Federal	1,223,583	170,506
State	439,082	(12,904)
	1,662,665	157,602
Income tax expense	5,137,381	680,384

 19

SIRA NATURALS, INC.
Notes to the Financial Statements
For the Years Ended December 31, 2018 and 2017

8.	INCOME TAXES (Continued)

The Company’s effective tax rate differs from the US federal statutory rate as follows:

	2018	2017
	$	$
Tax at Federal statutory rate	(1,077,691)	(983,326)
State, net of Federal benefit	1,286,431	94,548
Change in biological value	1,341,057	(592,065)
Prior year tax expense	1,361,227	-
Disallowed 280E expenses	2,226,358	1,977,220
Impact of Federal rate change	-	184,007
Income tax expense	5,137,381	680,384

Net deferred tax assets are as follows:

	2018	2017
	$	$
Deferred tax asset - Non-current
Property, plant and equipment	100,250	29,230
Start up costs	616,881	390,975
	717,131	420,205
Deferred tax liabilities - Non-current
Biological asset fair value	(1,959,591)	-
Net deferred tax assets (liabilities)	(1,242,460)	420,205

As at December 31, 2018 and 2017, the Company has approximately $nil and $nil, of federal and state net operating loss carry forwards. For tax reporting purposes, federal and state operating loss carry forwards are available to offset future taxable income. Such carry forwards expire beginning in 2027 for both federal and state tax purposes.

Based on available evidence during the year December 31, 2018, the Company determined it was more likely than not that the net deferred tax assets will be utilized.

The Company is subject to U.S. federal and Massachusetts income taxes. Tax regulations within each jurisdiction are subject to the interpretation of the related tax laws and regulations and require significant judgment to apply. The Company was incorporated in 2013 and is subject to U.S. federal, state and local tax examinations by tax authorities for all prior years. All of the Company’s tax returns remain subject to examination, and accordingly, net operating loss carry forward attributes may still be adjusted upon examination by federal or state taxing authorities. The Company is not under examination in any jurisdiction.

 20

SIRA NATURALS, INC.
Notes to the Financial Statements
For the Years Ended December 31, 2018 and 2017

8.	INCOME TAXES (Continued)

As the Company operates in the cannabis industry, it is subject to the limits of the U.S. Internal Revenue Code Section 280E under which the Company is only allowed to deduct expenses related to sales of product. This results in permanent differences between ordinary and necessary business expenses deemed non-allowable under US IRC Section 280E.

On December 22, 2017, the Tax Cuts and Jobs Act (H.R. 1) (the “Tax Act”) was signed into law. The Tax Act contains significant changes to corporate taxation, including; (i) the reduction of the corporate income tax rate from a maximum rate of 35% to 21%, (ii) the acceleration of expensing for certain business assets, (iii) the one-time transition tax related to the transition of U.S. international tax from a worldwide tax system to a territorial tax system, (iv) the repeal of the domestic production deduction, (v) additional limitations on the deductibility of interest expense, (vi) expanded limitations on executive compensation, (vii) acceleration of tax revenue recognition, (viii) capitalization of research and development expenditures and (ix) creation of new minimum taxes such as the base erosion anti-abuse tax (“BEAT”) and Global Intangible Low Taxed Income (“GILTI”) tax.

After the enactment of the Tax Act, the Securities and Exchange Commission (“SEC”) staff issued Staff Accounting Bulletin No. 118 (“SAB 118”) to address the application of U.S. GAAP in situations when an entity does not have the necessary information available, prepared or analyzed (including computations) in reasonable details to complete the accounting for certain income tax effects of the Act. The Company has made adjustments to reduce its deferred tax assets and liabilities as of December 31, 2018, based on the reduction of the U.S. federal corporate rate from 34% to 21% and assessed the reliability of its deferred tax assets based on its understanding of the provisions of the new law. As of December 31, 2018, the Company completed its assessment of the impact of the Tax Act and determined no additional adjustments are required.

The Company has considered required policy elections with respect to its treatment of potential base erosion anti-abuse tax (“BEAT”) and Global Intangible Low Taxed Income (“GILTI”). Companies can either account for taxes on BEAT and GILTI as incurred or recognize deferred taxes when basis differences exist that are expected to affect the amount of the BEAT and GILTI inclusion upon reversal. The Company has considered the provisions of the Act associated with BEAT and GILTI and noted that these are not applicable as of December 31, 2018. The Company expects to account for any taxes on BEAT and GILTI as incurred if applicable.

9.	DEBTS PAYABLE

The details of debts payable were as follows:

	2018	2017
	$	$
Promissory notes to a related party (a)	14,958,333	15,358,333
Loan payable to a third party (b)	14,284	22,065
Total debts payable	14,972,617	15,380,398
Less: Current portion	(7,572)	(17,383)
Debts payable - Non-current portion	14,965,045	15,363,015

 21

SIRA NATURALS, INC.
Notes to the Financial Statements
For the Years Ended December 31, 2018 and 2017

9.	DEBTS PAYABLE (Continued)

As at December 31, 2018, the maturity profile of the principal amounts of debts are as follows:

Year ending December 31	$
2019	7,572
2020	2,465,045
2021	-
2022	-
2023	-
2024 and thereafter	12,500,000
14,972,617

(a)	Promissory Notes Payable to a Related Party

The outstanding balances at respective year ends represent long term debts obtained from 2013 to 2018 in the form of promissory notes. These notes carry interest rate of 18% per annum to be paid monthly.

Promissory notes amounting to $12,500,000 (2017: $12,500,000) are to be repaid along with any unpaid accrued interest by April 2025. As of December 31, 2018, there was unpaid accrued interest of $6,277,500.

Promissory notes amounting to $2,458,333 (2017: $2,458,333) are to be repaid on maturity date of June 2020. Monthly interest payments to commence from March 2019. As of December 31, 2018 there was unpaid accrued interest of $147,900.

(b)	Loan Payable to a Third Party

Effective November 10, 2016, the Company obtained a loan of $29,393 for a term of four years from a third party for the purchase of a vehicle. This loan carries interest at 5.49% per annum. The principal and interest are payable monthly until November 10, 2020.

10.	RELATED PARTY TRANSACTIONS AND BALANCES

Related parties are defined as management and members of the Company and/or members of their immediate family and/or other companies and/or entities in which a member or senior officer is a principal owner or senior executive.

Included in expenses for the year ended December 31, 2018 is a management fee of $342,472 charged by a related Corporation (December 31, 2017 - $nil) under a management agreement. The management fee was paid monthly and varied based on actual costs incurred by the related corporation when providing the Company administrative, support, and management services. The management agreement was a month-to-month arrangement. As of December 31, 2018, there was unpaid services of $193,600 included in trade payables.

The Company paid $291,500 to related party for unpaid accrued interest from prior periods during 2018.

The Company owes $538,625 in accrued interest to a related party as of December 31, 2018.

No compensation was paid to the key management for the years ended December 31, 2018 and 2017.

 22

SIRA NATURALS, INC.
Notes to the Financial Statements
For the Years Ended December 31, 2018 and 2017

11.	CAPITAL MANAGEMENT

The Company manages its capital structure and makes adjustments to it, based on the funds available to the Company, in order to support business development. The Directors do not establish quantitative return on capital criteria for management, but rather relies on the expertise of the Company’s management to sustain future development of the business. In order to carry out the planned business development and pay for administrative costs, the Company will spend its existing working capital and raise additional amounts as needed. There were no changes in the Company’s approach to capital management during the year ended December 31, 2018. The Company is not subject to externally imposed capital requirements.

The Company raises capital, as necessary, to meet its needs and take advantage of perceived opportunities and, therefore, does not have a numeric target for its capital structure. Funds are primarily secured through loans from third parties and promissory notes. There can be no assurance that the Company will be able to continue raising capital in this manner. Management reviews its capital management approach on an ongoing basis and believes that this approach, given the relative size of the Company, is reasonable.

The Company invests all capital that is surplus to its immediate operational needs in short-term, liquid and highly rated financial instruments.

12.	GENERAL AND ADMINISTRATIVE

General and administrative expenses were comprised of:

	2018	2017
	$	$
Salaries and benefits	2,670,613	1,143,480
Rent [Note 13]	585,239	366,883
Taxes and licenses	125,816	17,793
Bank Service charges	208,273	109,962
Professional and consulting fees	984,140	644,112
Insurance	270,697	73,722
Office expenses	295,853	125,123
Community agreements	577,085	-
Security	557,262	-
Computer expenses	114,237	-
Utilities	121,667	160,386
Others	477,557	492,721
	6,988,439	3,134,182

 23

SIRA NATURALS, INC.
Notes to the Financial Statements
For the Years Ended December 31, 2018 and 2017

13.	COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company conducts operations in facilities leased from various third parties. The Company also leases certain equipment. The leases expire through 2025 and contain certain renewal provisions. Future minimum lease payments under non-cancelable operating leases having an initial or remaining term of more than one year are as follows:

Year ending December 31	$
2019	764,938
2020	770,551
2021	751,052
2022	522,740
2023 and thereafter	946,960
3,756,241

Total rent expensed for the years ended December 31, 2018 and 2017 were $936,042 and $720,598, respectively. For the years ended December 31, 2018 and 2017, rent included in general and administrative expenses in Note 12 were $585,239 and $366,883, respectively.

Contingencies

The Company’s operations are subject to a variety of local and state regulation. Failure to comply with one or more of those regulations could result in fines, restrictions on its operations, or losses of permits and/or licenses that could result in the Company ceasing operations. While management of the Company believes that the Company is in compliance with applicable local and state regulation at December 31, 2018, cannabis regulations continue to evolve and are subject to differing interpretations. As a result, the Company may be subject to regulatory fines, penalties, or restrictions in the future.

Claims and Litigation

From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. At December 31, 2018, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of the Company’s operations. There are also no proceedings in which any of the Company’s directors, officers or affiliates is an adverse party or has a material interest adverse to the Company’s interest.

 24

SIRA NATURALS, INC.
Notes to the Financial Statements
For the Years Ended December 31, 2018 and 2017

14.	FINANCIAL RISK FACTORS

The Company’s financial instruments mainly comprise of cash and cash equivalents, trade payables, accrued liabilities and debts payable.

(a) Fair Value

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value measurement is based on the presumption that the transaction to sell the asset or transfer the liability takes place either in the principal market for the asset or liability or in the absence of a principal market, in the most advantageous market for the asset or liability. The principal or the most advantageous market must be accessible by the Company.

The fair value of an asset or a liability is measured using the assumptions that market participants would use when pricing the asset or liability, assuming that market participants act in their economic best interest. A fair value measurement of a non-financial asset takes into account a market participant’s ability to generate economic benefits from the asset’s highest and best use or by selling it to another market participant that would utilise the asset in its highest and best use.

The Company uses valuation techniques that are appropriate in the circumstances and for which sufficient data are unobservable inputs.

All assets and liabilities for which fair value is measured or disclosed in the financial statements are categorised within the fair value hierarchy. This is described, as follows, based on the lowest level input that is significant to the fair value measurement as a whole:

• Level 1 inputs are quoted prices in active markets for identical assets or liabilities at the measurement date.

• Level 2 inputs are observable inputs other than quoted prices included within Level 1, such as quoted prices for similar assets or liabilities in active markets, quoted prices for identical assets or liabilities in markets that are not active, or other inputs that are observable directly or indirectly.

• Level 3 inputs are unobservable inputs for the asset or liability that reflect the reporting entity’s own assumptions and are not based on observable market data.

The classification of financial instruments at their carrying and fair values is as follows:

	Carrying values				Fair values
Financial assets	FVTPL	FVTOCI	AC	Total	Total
	$	$	$	$	$
December 31, 2018
Cash and cash equivalents	2,607,676	-	-	2,607,676	2,607,676

December 31, 2017
Cash and cash equivalents	201,697	-	-	201,697	201,697

 25

SIRA NATURALS, INC.
Notes to the Financial Statements
For the Years Ended December 31, 2018 and 2017

14.	FINANCIAL RISK FACTORS (Continued)

(a) Fair Value (Continued)

	Carrying values			Fair values
Financial liabilities	FVTPL	AC	Total	Total
	$	$	$	$
December 31, 2018
Trade payables	-	1,557,153	1,557,153	1,557,153
Accrued liabilities	-	1,192,208	1,192,208	1,192,208
Debts payable	-	14,972,617	14,972,617	14,972,617
	-	17,721,978	17,721,978	17,721,978
	$	$	$	$
December 31, 2017
Trade payables	-	1,117,295	1,117,295	1,117,395
Accrued liabilities	-	811,300	811,300	811,300
Debts payable	-	15,380398	15,380,398	15,380,398
	-	17,308,993	17,308,993	17,308,993

The Company’s financial instruments as at December 31, 2018 and 2017, classified as “Level 1 - quoted prices in active markets” is cash and cash equivalents. The Company has determined that there have been no transfers between levels in the hierarchy by re-assessing categorization at the reporting date.

The Company is exposed to credit risk, liquidity risk and interest rate risk. The Company’s management oversees the management of these risks. The Company’s management is supported by the Members that advises on financial risks and the appropriate financial risk governance framework for the Company. The Company’s financial risk activities are governed by appropriate policies and procedures and that financial risks are identified, measured and managed in accordance with company policies and company risk appetite.

(b) Credit Risk

Credit risk is the risk of unexpected loss if a customer or third party to a financial instrument fails to meet its contractual obligations. Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents. The cash and cash equivalents consist mainly of checking and operating accounts, cash and security deposits. The Company has deposited the cash equivalents with a major highly reputable US bank. As at December 31, 2018 and 2017, the maximum amount exposed to credit risks was $2,607,676 and $201,697, respectively.

(c) Liquidity Risk

Liquidity risk is the risk that the Company is unable to generate or obtain sufficient cash or its equivalents in a cost-effective manner to fund its obligations as they come due. The Company’s approach to managing liquidity risk is to ensure that it will have sufficient liquidity to meet liabilities when due. The Company manages liquidity risk through obtaining financing from its members and third parties. As at December 31, 2018, all trade payables and accrued liabilities are due within a year, whereas, long term debts over a period of over a longer period of time.

 26

SIRA NATURALS, INC.
Notes to the Financial Statements
For the Years Ended December 31, 2018 and 2017

14.	FINANCIAL RISK FACTORS (Continued)

(d) Interest Rate Risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company is exposed to interest rate risk on its long-term debts.

15.	SEGMENTED INFORMATION

Operating and Geographical Segments

An operating segment is defined as a component of the Company:

•	that engages in business activities from which it may earn revenues and incur expenses;

•	whose operating results are reviewed regularly by the entity’s chief operating decision maker; and;

•	for which discrete financial information is available.

At December 31, 2018 and 2017, the Company’s operations comprise a single reporting operating and geographical segment engaged in the growing, processing and distribution of cannabis.

16.	SUBSEQUENT EVENTS

The Company’s management has evaluated subsequent events up to August 2, 2019, the date the financial statements were issued, and determined the following event:

On May 24, 2019 – Ayr Strategies Inc. (“AYR”), formerly CSAC, closed its previously announced Qualifying Transaction. Through the qualifying transaction, AYR has created a vertically integrated Multi-State Operator in the U.S. cannabis sector, with an initial anchor portfolio in the Eastern and Western United States.

 27

SCHEDULE “B”

CANOPY ANNUAL FINANCIAL STATEMENTS

(see attached)

THE CANOPY NV, LLC

Consolidated Financial Statements

As of and for the Years Ended
December 31, 2018 and 2017

(EXPRESSED IN UNITED STATES DOLLARS)

THE CANOPY NV, LLC
Consolidated Financial Statements
December 31, 2018 and 2017

Page

Management’s Responsibility for Financial Reporting	1

Independent Auditor’s Report	2-3

Financial Statements

Consolidated Statements of Financial Position	4

Consolidated Statements of Operations	5

Consolidated Statements of Changes in Members’ Equity	6

Consolidated Statements of Cash Flows	7

Notes to the Consolidated Financial Statements	8-21

MANAGEMENT’S RESPONSIBILITY FOR
FINANCIAL REPORTING

Management’s Responsibility

To the Members of The Canopy NV, LLC:

The accompanying consolidated financial statements and other financial information in this report were prepared by management of The Canopy NV, LLC (“the Company”), reviewed by the Audit Committee and approved by the Board of Directors.

Management is responsible for the consolidated financial statements and believes that they fairly present the Company’s consolidated financial condition and results of operations in conformity with International Financial Reporting Standards. Management has included in the Company’s consolidated financial statements amounts based on estimates and judgments that it believes are reasonable, under the circumstances.

To discharge its responsibilities for financial reporting and safeguarding of assets, management believes that it has established appropriate systems of internal accounting control which provide reasonable assurance that the financial records are reliable and form a proper basis for the timely and accurate preparation of consolidated financial statements. Consistent with the concept of reasonable assurance, the Company recognizes that the relative cost of maintaining these controls should not exceed their expected benefits. Management further assures the quality of the financial records through careful selection and training of personnel and through the adoption and communication of financial and other relevant policies.

These consolidated financial statements have been audited by the Company’s auditors, Macias Gini & O’Connell LLP, and their report is presented herein.

August 2, 2019

“Mark Pitchford” (Signed)	“Lilian Yohn” (Signed)
Chief Executive Officer	Chief Financial Officer

1

Independent Auditor’s Report

To the Members of the Canopy NV, LLC:

Opinion

We have audited the consolidated financial statements of Canopy NV, LLC (the “Company”), which comprise the consolidated statements of financial position as at December 31, 2018 and 2017, and the consolidated statements of operations, changes in members’ equity and cash flows for the years then ended, and the notes to the consolidated financial statements, including a summary of significant accounting policies.

In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as at December 31, 2018 and 2017, and its consolidated financial performance and its consolidated cash flows for the years then ended in accordance with International Financial Reporting Standards.

Basis for Opinion

We conducted our audits in accordance with Canadian generally accepted auditing standards. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements section of our reports. We are independent of the Company in accordance with the ethical requirements that are relevant to our audits of the consolidated financial statements in Canada, and we have fulfilled our other ethical responsibilities in accordance with these requirements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Responsibilities of Management and Those Charged with Governance for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is responsible for assessing the Company’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the Company or to cease operations, or has no realistic alternative but to do so.

Auditor’s Responsibilities for the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with Canadian generally accepted auditing standards will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these consolidated financial statements.

Macias Gini & O’Connell LLP 12264 El Camino Real, Suite 402 San Diego, CA 92130	www.mgocpa.com

2

As part of an audit in accordance with Canadian generally accepted auditing standards, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

•	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by management.

•	Conclude on the appropriateness of management’s use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the entity’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor’s report to the related disclosures in the consolidated financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause the Company to cease to continue as a going concern.

•	Evaluate the overall presentation, structure and content of the consolidated financial statements, including the disclosures, and whether the financial statements represent the underlying transactions and events in a manner that achieves fair presentation.

We communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audits and significant audit findings, including any significant deficiencies in internal control that we identify during our audits.

San Diego, California

August 2, 2019

3

THE CANOPY NV, LLC
Consolidated Statements of Financial Position
At December 31, 2018 and 2017

	2018 $	2017 $
ASSETS
Current
Cash	172,576	821,928
Inventory [Note 5]	1,310,676	466,648
Advance to a related corporation [Note 9]	690,461	150,190
Prepaid expenses and other assets	122,167	328,703
	2,295,880	1,767,469
Intangible assets [Note 6]	1,623,114	1,623,114
Property, plant and equipment [Note 7]	1,235,993	253,097
Total assets	5,154,987	3,643,680

LIABILITIES
Current
Trade payables	-	130,127
Accrued liabilities	268,156	233,426
Debt payable - non-current portion [Note 12]	421,128	-
Total liabilities	689,284	363,553

MEMBERS’ EQUITY [Note 8]	4,465,703	3,280,127

Total Liabilities and Members’ Equity	5,154,987	3,643,680

Nature of operations [Note 1]
Commitments and contingencies [Note 13]
Subsequent events [Note 16]

Approved and authorized by the Board of Directors on August 2, 2019

“Mark Pitchford” (Signed)	“Lilian Yohn” (Signed)
Chief Executive Officer	Chief Financial Officer

The accompanying notes are an integral part of these consolidated financial statements.

4

THE CANOPY NV, LLC
Consolidated Statements of Operations
For the Years Ended December 31, 2018 and 2017

	2018 $	2017 $
Revenues, net of discounts	11,748,244	7,135,024

Cost of goods sold [Note 5]	6,821,581	3,496,736

Gross profit	4,926,663	3,638,288

Expenses
General and administrative [Note 11]	867,613	1,455,043

Sales and marketing	310,863	190,850

Depreciation [Note 7]	50,766	16,483

Management fees [Note 9]	546,848	201,000

Total expenses	1,776,090	1,863,376

Net income	3,150,573	1,774,912

The accompanying notes are an integral part of these consolidated financial statements.

5

THE CANOPY NV, LLC
Consolidated Statements of Changes in Members’ Equity
For the Years Ended December 31, 2018 and 2017

$

Balance as of December 31, 2016	1,746,661

Contribution - cash [Note 8]	60,554

Distributions	(302,000)

Net income	1,774,912

Balance as at December 31, 2017	3,280,127

Distributions	(1,964,997)

Net income	3,150,573

Balance as at December 31, 2018	4,465,703

The accompanying notes are in integral part of these consolidated financial statements.

6

THE CANOPY NV, LLC
Consolidated Statements of Cash Flows
For the Years Ended December 31, 2018 and 2017

	2018 $	2017 $
Operating activities
Net income	3,150,573	1,774,912

Adjustments for items not affecting cash:
Depreciation	50,766	16,483
Changes in working capital items:
Inventory	(844,028)	(460,903)
Prepaid expenses and other assets	206,536	(320,350)
Trade payables	(130,127)	130,127
Advance to a related corporation	(540,271)	(150,190)
Accrued liabilities	34,730	233,426
Cash provided by operating activities	1,928,179	1,223,505

Investing activities
Purchase of property, plant and equipment	(612,534)	(160,131)
Cash used in investing activities	(612,534)	(160,131)

Financing activities
Contribution	-	60,554
Distributions	(1,964,997)	(302,000)
Cash used in financing activities	(1,964,997)	(241,446)

Net (decrease) increase in cash	(649,352)	821,928
Cash, beginning of year	821,928	-
Cash, end of year	172,576	821,928

Non-Cash Supplementary Information
Debt acquired for construction	421,128	-

The accompanying notes are an integral part of these consolidated financial statements.

7

THE CANOPY NV, LLC
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2018 and 2017

1.	NATURE OF OPERATIONS

The Canopy NV, LLC (“Canopy” or the “Company”) was incorporated as Domestic Limited Liability Company on April 1, 2016 in the State of Nevada, United States of America (“USA”). The Company’s head office is located at 1645 Crane Way, Sparks, Nevada 89431.

The Company’s management, operations, structure and other matters are governed through an Operating Agreement entered between the members and Managers of the Company on April 20, 2016. The Company’s principal activities, through its subsidiaries, are the distribution and sale of cannabis as regulated under the laws applicable in the USA.

2.	BASIS OF PRESENTATION

2.1 Statement of Compliance

These consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board (“IASB”) and Interpretations of the International Financial Reporting Interpretations Committee (“IFRIC”).

These consolidated financial statements were approved and authorized for issue by the Board of Directors of the Company on August 2, 2019.

2.2 Basis of Presentation

These consolidated financial statements have been prepared on the historical cost basis except for certain financial instruments, which are measured at fair value, as explained in the accounting policies set out in Note 3. The consolidated financial statements are presented in US dollars which is the presentation and functional currency of the Company and its subsidiaries.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

3.1 Basis of Consolidation

The consolidated financial statements include the financial statements of the Company and its wholly owned subsidiaries - Kynd Strainz LLC (“Kynd”) and Lemon Aide LLC (“Lemon”), Limited Liabilities Companies, incorporated in the state of Nevada. The results of subsidiaries acquired or disposed of during the year are included in the consolidated statements of operations from the effective date of acquisition or up to the effective date of disposal, as appropriate. All inter-company transactions, balances, income and expenses are eliminated on consolidation. Lemon started operations in 2018.

The financial statements of the subsidiaries are prepared for the same reporting period as the Company, using consistent accounting policies.

8

THE CANOPY NV, LLC
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2018 and 2017

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

3.2 Revenues

IFRS 15 specifies how and when revenues should be recognized based on a five-step model, which is applied to all contracts with customers. The Company has applied IFRS 15 retrospectively and determined that there is no change to the comparative periods or transitional adjustments required as a result of the adoption of this standard. The Company’s accounting policy for revenue recognition under IFRS 15 is to follow a five-step model to determine the amount and timing of revenue to be recognized:

•	Identifying the contract with a customer

•	Identifying the performance obligations within the contract

•	Determining the transaction price

•	Allocating the transaction price to the performance obligations

•	Recognizing revenue when/as performance obligation(s) are satisfied.

Revenue from distribution and sale of cannabis is recognized when the Company transfers control of the good to the customer. In some cases, judgement is required in determining whether the customer is a business or the end consumer. This evaluation was made on the basis of whether the business obtains control of the product before transferring to the end consumer. Control of the product transfers at a point in time either upon shipment to or receipt by the customer, depending on the contractual terms.

The Company recognizes revenue in an amount that reflects the consideration that the Company expects to receive taking into account any variation that may result from rights of return.

The pattern and timing of revenue recognition under the new standard is consistent with prior year practice. There were no adjustments recognized on the adoption of IFRS 15 in the year ended December 31, 2018.

3.3 Property, Plant and Equipment (“PPE”)

Property, plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses. The cost of an item of PPE consists of the purchase price, any costs directly attributable to bringing the asset to the location and condition necessary for its intended use and an initial estimate of the costs of dismantling and removing the item and restoring the site on which it is located.

Depreciation is provided at rates calculated to write off the cost of PPE, less their estimated residual value, using the straight-line method over the following expected useful lives:

•	Leasehold improvements – the shorter of the useful life or life of the lease

•	Furniture and fixtures – 5 to 7 years

•	Office equipment – 5 years

•	Vehicles – 7 years

An item of PPE is derecognized upon disposal, when held for sale or when no future economic benefits are expected to arise from the continued use of the asset. Any gain or loss arising on disposal of the asset, determined as the difference between the net disposal proceeds and the carrying amount of the asset, is recognized in the consolidated statements of operations.

Assets in process are transferred to the appropriate asset class when available for use and depreciation of the assets commences at that point of time.

9

THE CANOPY NV, LLC
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2018 and 2017

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

3.3 Property, Plant and Equipment (“PPE”) (Continued)

The Company conducts an annual assessment of the residual balances, useful lives and depreciation methods being used for PPE and any changes arising from the assessment are applied by the Company prospectively.

Where an item of property, plant and equipment comprises major components with different useful lives, the components are accounted for as separate items of property, plant and equipment. Expenditures incurred to replace a component of an item of property, plant and equipment that is accounted for separately, including major inspection and overhaul expenditures are capitalized.

3.4 Taxation

The Company and its subsidiaries are considered Limited Liability Companies for income tax purposes, for the years ended December 31, 2018 and 2017. Therefore, the Company’s taxable income is allocated to the members for inclusion on their respective income tax returns.

As the Company operates in the cannabis industry, it is subject to the limits of IRC Section 280E under which the Company is only allowed to deduct expenses directly related to sales of product. This results in permanent differences between ordinary and necessary business expenses deemed non-allowable under IRC Section 280E.

3.5 Intangible Assets

Intangible assets are recorded at cost, less accumulated amortization and impairment losses, if any. Intangible assets acquired in a business combination are measured at fair value at the acquisition date. Amortization is recorded on a straight-line basis over their estimated useful lives, which do not exceed the contractual period, if any. Intangible assets, which include medical cannabis licenses, have indefinite useful lives and are not subject to amortization. Such assets are tested annually for impairment, or more frequently, if events or changes in circumstances indicate that they might be impaired. The estimated useful lives, residual values, and amortization methods are reviewed at each year-end, and any changes in estimates are accounted for prospectively. For the years ended December 31, 2018 and 2017, the Company did not recognize any impairment losses.

3.6 Financial Instruments

Recognition and Initial Measurement

Financial assets and financial liabilities, including derivatives, are recognized in the consolidated statements of financial position when the Company becomes a party to the contractual provisions of a financial instrument or non-financial derivative contract. All financial instruments are measured at fair value on initial recognition. Transaction costs that are directly attributable to the acquisition or issuance of financial assets and financial liabilities, other than financial assets and financial liabilities classified as FVTPL, are added to or deducted from the fair value on initial recognition. Transaction costs directly attributable to the acquisition of financial assets or financial liabilities classified as FVTPL are recognized immediately in net loss.

10

THE CANOPY NV, LLC
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2018 and 2017

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

3.6 Financial Instruments (Continued)

Classification and Subsequent Measurement

The Company classifies financial assets, at the time of initial recognition, according to the Company’s business model for managing the financial assets and the contractual terms of the cash flows. Financial assets are classified in the following measurement categories:

a) amortized cost (“AC”);

b) fair value through profit or loss (“FVTPL”); and

c) fair value through other comprehensive income (“FVTOCI”).

Financial assets are subsequently measured at amortized cost if both the following conditions are met and they are not designated as FVTPL: a) the financial asset is held within a business model whose objective is to hold financial assets to collect contractual cash flows; and b) the contractual tenns of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

These assets are subsequently measured at amortized cost using the effective interest rate method, less any impairment, with gains and losses recognized in net income in the period that the asset is derecognized or impaired. All financial assets not classified as amortized cost as described above are measured at FVTPL or FVTOCI depending on the business model and cash flow characteristics. The Company has no financial assets measured at FVTOCI.

Financial liabilities are subsequently measured at amortized cost using the effective interest rate method with gains and losses recognized in net income in the period that the liability is derecognized, except for financial liabilities classified as FVTPL.

Financial instruments are classified into one of the following categories: FVTPL; financial assets at amortized cost, financial liabilities at amortized cost, and financial assets at FVTOCI.

Impairment of Financial Instruments

For accounts receivable, the Company applies the simplified approach to providing for expected credit losses prescribed by IFRS 9, which requires the use of the lifetime expected loss provision for all accounts receivable, trade based on the Company’s historical default rates over the expected life of the accounts receivable, trade and is adjusted for forward-looking estimates. The methodologies and assumptions, including any forecasts of future economic conditions, are reviewed regularly.

All individually significant loan receivables are assessed for impairment. All individually significant loans receivable found not to be specifically impaired are then collectively assessed for impairment. Loans receivables not individually significant are collectively assessed for impairment by grouping together loans receivable with similar risk characteristics.

11

THE CANOPY NV, LLC
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2018 and 2017

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

3.6 Financial Instruments (Continued)

Derecognition

The Company derecognizes financial assets only when the contractual rights to cash flows from the financial assets expire, or when it transfers the financial assets and substantially all of the associated risks and rewards of ownership to another entity. Gains and losses on derecognition are recognized in the consolidated statements of operations.

The Company derecognizes financial liabilities only when its obligations under the financial liabilities are discharged, cancelled or expired. Generally, the difference between the carrying amount of the financial liability derecognized and the consideration paid and payable, including any non-cash assets transferred or liabilities assumed, is recognized in the consolidated statements of operations.

3.7 Impairment of Non-Financial Assets

At each date of the statements of financial position, the Company reviews the carrying amounts of its long lived assets to detennine whether there is an indication that those assets have suffered an impairment loss. If any such indication exists, or when annual impairment testing for an asset is required, the recoverable amount of the asset is estimated in order to detennine the extent of the impainnent loss (if any). Where it is not possible to estimate the recoverable amount of an individual asset, the Company estimates the recoverable amount of the cash generating unit to which the assets belong.

The recoverable amount is the higher of fair value less costs to sell and value in use. In assessing the value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. In determining fair value less costs of disposal, recent market transactions are taken into account. If no such transactions can be identified, an appropriate valuation model is used. These calculations are corroborated by valuation multiples, quoted share prices for publicly traded companies or other available fair value indicators.

If the recoverable amount of an asset (or cash generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset (or cash generating unit) is reduced to its recoverable amount. An impainnent loss is recognized immediately in the consolidated statements of operations, unless the relevant asset is carried at a revalued amount, in which case the impainnent loss is treated as a revaluation decrease.

Where an impainnent loss subsequently reverses, the carrying amount of the asset (cash generating unit) is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset (or cash generating unit) in prior years. A previously recognised impairment loss is reversed only if there has been a change in the assumptions used to determine the asset’s recoverable amount since the last impairment loss was recognised.

12

THE CANOPY NV, LLC
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2018 and 2017

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

3.8 Inventory

Inventories of purchased finished goods are initially at cost and subsequently at the lower of cost and net realizable value. Net realizable value is determined as the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale. Cost is detennined using the specific identification basis. Products for resale and supplies and consumables are valued at lower of cost and net realizable value. The company reviews inventory for obsolete, redundant and slow-moving goods and any such inventory are written-down to the net realizable value. At December 31, 2018 and 2017, there were no reserves for inventories required.

3.9 Cash and Cash Equivalents

The Company considers all investments with original maturities of three months or less, that are highly liquid and readily convertible into cash, to be cash equivalents.

3.10 Provisions

Provisions are recognized when the Company has a present obligation (legal or constructive) that has arisen as a result of a past event and it is probable that a future outflow of resources will be required to settle the obligation, provided that a reliable estimate can be made of the amount of the obligation.

Provisions are measured at the present value of the expenditures expected to be required to settle the obligation using a pre-tax rate that reflects current market assessments of the time value of money and the risk specific to the obligation. The increase in the provision due to passage of time is recognized as interest expense.

3.11 Significant Accounting Judgments and Estimates

The application of the Company’s accounting policies requires management to use estimates and judgments that can have significant effect on the revenues, expenses, assets and liabilities recognized and disclosures made in the consolidated financial statements.

Management’s best estimates concerning the future are based on the facts and circumstances available at the time estimates are made. Management uses historical experience, general economic conditions and assumptions regarding probable future outcomes as the basis for determining estimates. Estimates and their underlying assumptions are reviewed periodically and the effects of any changes are recognized immediately. Actual results could differ from the estimates used.

Management’s budget and strategic plans are fundamental information used as a basis for estimates necessary to prepare financial information. Management tracks performance as compared to the budget and significant variances in actual performance are a key trigger to assess whether certain estimates used in the preparation of financial information must be revised.

13

THE CANOPY NV, LLC
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2018 and 2017

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

3.11 Significant Accounting Judgments and Estimates (Continued)

The following areas require management’s critical estimates and judgments:

(a) Estimated useful lives and depreciation of property, plant and equipment

Depreciation and depreciation of property, plant and equipment are dependent upon estimates of useful lives, which are determined through the exercise of judgements. The assessment of any impairment of these assets is dependent upon estimates of recoverable amounts that take into account factors such as economic and market conditions and the useful lives of assets.

(b) Valuation, estimated life and impairment of intangible assets

Management used significant judgment in valuing the fair value of dispensary licenses and other intangible assets, estimating the useful lives and impairment. Intangible assets that have indefinite useful lives are not subject to amortization and are tested annually for impairment, or more frequently if events or changes in circumstances indicate that they might be impaired.

3.12 Leases

The determination of whether an arrangement is (or contains) a lease is based on the substance of the arrangement at the inception of the lease. The arrangement is, or contains, a lease if fulfilment of the arrangement is dependent on the use of a specific asset or assets and the arrangement conveys a right to use the asset or assets, even if that right is not explicitly specified in an arrangement.

A lease is classified at the inception date as a finance lease or an operating lease. A lease that transfers substantially all the risks and rewards incidental to ownership to the Company is classified as a finance lease. An operating lease is a lease other than a finance lease. Operating lease payments are recognised as an operating expense in the consolidated statements of operations on a straight-line basis over the lease tenn.

4.	CHANGES IN ACCOUNTING STANDARDS

Adoption of New Accounting Pronouncements

IFRS 9 - Financial Instruments

In July 2014, the IASB issued the final version of IFRS 9 – Financial Instruments (“IFRS 9”), which brings together the classification and measurement, impairment, and hedge-accounting phases of the IASB’s project to replace IAS 39 – Financial Instruments: Recognition and Measurement (“IAS 39”).

Classification and Measurement – Financial assets are classified and measured based on the business model under which they are managed and the contractual cash flow characteristics of the financial assets. Financial liabilities are classified in a similar manner as under IAS 39, except that financial liabilities measured at fair value will have fair value changes resulting from changes in the entity’s own credit risk recognized in Other Comprehensive Income (“OCI”) instead of Net Income, unless this would create an accounting mismatch.

14

THE CANOPY NV, LLC
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2018 and 2017

4.	CHANGES IN ACCOUNTING STANDARDS (Continued)

Adoption of New Accounting Pronouncements (Continued)

IFRS 9 - Financial Instruments (Continued)

IFRS 9 contains three principal classification categories for financial assets: measured at amortized cost (“AC”), fair value through other comprehensive income (“FVTOCI”) and FVTPL. The standard eliminates the previous IAS 39 categories of held to maturity, loans and receivables, and available for sale.

Impairment – The measurement of impairment of financial assets is based on an expected credit loss model. It is no longer necessary for a triggering event to have occurred before credit losses are recognized. IFRS 9 also includes new disclosure requirements about expected credit losses and credit risk.

Hedge Accounting – The new general hedge accounting model more closely aligns hedge accounting with risk management activities undertaken by entities when hedging their financial and non-financial risk exposures. It will provide more opportunities to apply hedge accounting to reflect actual risk management activities.

The Company adopted IFRS 9 effective from January 1, 2018. The adoption did not result in any material change.

IFRS 15: Revenue from Contracts with Customers:

IFRS 15 supersedes IAS 11 Construction Contracts, IAS 18 Revenue and related Interpretations and it applies to all revenue arising from contracts with customers, unless those contracts are in the scope of other standards. The new standard establishes a five-step model to account for revenue arising from contracts with customers. Under IFRS 15, revenue is recognised at an amount that reflects the consideration to which an entity expects to be entitled in exchange for transferring goods or services to a customer. The standard requires entities to exercise judgement, taking into consideration all of the relevant facts and circumstances when applying each step of the model to contracts with their customers. The standard also specifies the accounting for the incremental costs of obtaining a contract and the costs directly related to fulfilling a contract. The Company has adopted IFRS 15 from incorporation date.

IFRS 7. Financial Instruments: Disclosure

IFRS 7, Financial Instruments: Disclosure, was amended to require additional disclosures on transition from IAS 39 to IFRS 9. IFRS 7 is effective on adoption of IFRS 9, which is effective for annual periods commencing on or after January 1, 2018. The adoption did not result in any material change.

Changes in Accounting Standards not yet Effective

IFRS 16 – Leases

In January 2016, the IASB issued IFRS 16 - Leases (“IFRS 16”), which replaces IAS 17 - Leases, and its associated interpretative guidance. IFRS 16 applies a control model to the identification of leases, distinguishing between a lease and a service contract on the basis of whether the customer controls the asset being leased. For those assets determined to meet the definition of a lease, IFRS 16 introduces significant changes to the accounting by lessees, introducing a single, on-balance sheet accounting model that is similar to current finance lease accounting, with limited exceptions for short-term leases or leases of low value assets. Lessor accounting remains similar to current accounting practice. The standard is effective for annual periods beginning on or after January 1,2019, with early application permitted for entities that apply IFRS 15. The Company is currently evaluating the impact the final standard is expected to have on its consolidated financial statements and plans to adopt the requirements in 2019.

15

THE CANOPY NV, LLC

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

5.	INVENTORY

Inventory is comprised of finished goods.

Inventories expensed as cost of goods sold during the years ended December 31, 2018 and 2017, was $5,842,151 and $3,492,227, respectively.

6.	INTANGIBLE ASSETS

Intangible assets represent dispensary licenses obtained by the two subsidiaries, as of December 31, 2018, and 2017. Intangible assets of $1,623,114 included $1,500,000 contribution from a member as explained in Note 8 to the consolidated financial statements.

7.	PROPERTY, PLANT AND EQUIPMENT

	Leasehold improvements	Furniture & Fixtures	Office Equipment	Vehicle	Assets in process	Total
	$	$	$	$	$	$
Cost
As at December 31, 2016	-	-	-	-	109,449	109,449
Additions	32,184	76,059	17,904	-	33,984	160,131
Transfers	68,008	41,441	-	-	(109,449)	-
As at December 31, 2017	100,192	117,500	17,904	-	33,984	269,580
Additions	917,677	50,140	59,540	6,305	-	1,033,662
Transfers	33,984	-	-		(33,984)	-
As at December 31, 2018	1,051,853	167,640	77,444	6,305	-	1,303,242

Depreciation
As at December 31, 2016	-	-	-	-	-	-
Depreciation	2,117	11,915	2,451	-	-	16,483
As at December 31, 2017	2,117	11,915	2,451	-	-	16,483
Depreciation	20,871	21,564	7,655	676	-	50,766
As at December 31, 2018	22,988	33,479	10,106	676	-	67,249

Net book value
As at December 31, 2018	1,028,865	134,161	67,338	5,629	-	1,235,993
As at December 31, 2017	98,075	105,585	15,453	-	33,984	253,097

Depreciation expense for the years ended December 31, 2018 and 2017, of $50,766 and $0, respectively, is included in cost of goods sold.

8.	MEMBERS’ EQUITY

During the years ended December 31, 2018 and 2017, a member made a cash contribution of $nil and $60,554, respectively, to the Company.

 16

THE CANOPY NV, LLC

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

9.	RELATED PARTY TRANSACTIONS AND BALANCES

Related parties are defined as management and members of the Company and/or members of their immediate family and/or other companies and/or entities in which a member or senior officer is a principal owner or senior executive.

Other than disclosed elsewhere in the consolidated financial statements, related party transactions and balances are as follows:

The Company purchases a substantial portion of its inventory from a related corporation. These purchases are made at arms-length rates, in line with rates charged to third party customers of the related corporation.

Included in expenses for the years ended December 31, 2018 and 2017, are management fees of $546,848 and $201,000, respectively. The management fee started on January 1, 2017 and was paid monthly. The monthly fee varied based on an allocation of the related corporation’s expenses and was a month-to-month arrangement.

Advances to a related corporation of $690,461 and $ 150,190, respectively, were outstanding as at December 31, 2018 and 2017. These advances are unsecured, interest free, and repayable on demand.

No compensation was paid to key management for the years ended December 31, 2018 and 2017.

10.	CAPITAL MANAGEMENT

The Company manages its capital structure and makes adjustments to it, based on the funds available to the Company, in order to support business development. The members do not establish quantitative return on capital criteria for management, but rather relies on the expertise of the Company’s management to sustain future development of the business. The Company defines capital to include its members’ equity. In order to carry out the planned business development and pay for administrative costs, the Company will spend its existing working capital and raise additional amounts as needed. Management reviews its capital management approach on an ongoing basis and believes that this approach, given the relative size of the Company, is reasonable. There were no changes in the Company’s approach to capital management during the year ended December 31, 2018. The Company is not subject to externally imposed capital requirements. As at December 31, 2018 and 2017, the capital of the Company was $4,465,703 and $3,280,127, respectively.

The Company raises capital, as necessary, to meet its needs and take advantage of perceived opportunities and, therefore, does not have a numeric target for its capital structure. Funds are primarily secured through cash injection by the members of the Company. There can be no assurance that the Company will be able to continue raising equity capital in this manner. Management reviews its capital management approach on an ongoing basis and believes that this approach, given the relative size of the Company, is reasonable.

The Company invests all capital that is surplus to its immediate operational needs in short-term, liquid and highly rated financial instruments.

 17

THE CANOPY NV, LLC

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

11.	GENERAL AND ADMINISTRATIVE

General and administrative expenses were comprised of:

	2018	2017
	$	$
Salaries and benefits	81,977	916,098
Rent [Note 12]	263,909	184,068
Taxes and licenses	168,148	123,386
Professional and consulting fees	17,496	52,552
Insurance	106,062	46,275
Office expenses	80,966	41,097
Computer expenses	74,274	21,223
Repairs and maintenance	21,859	14,832
Utilities	14,620	10,860
Allocation to cost of goods sold	38,302	44,652
	867,613	1,455,043

12.	DEBTS PAYABLE

On October 1, 2018, the Company borrowed $421,128 in connection with the construction of a dispensary. The loan bears interest at a rate of 5% per annum and is due in 2020.

13.	COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company conducts operations in facilities leased from a related party. The leases expire through 2022 and contain certain renewal provisions. Rent expense under these leases for the years ended December 31, 2018 and 2017, totaled $263,909 and $184,068, respectively. Future minimum lease payments under non-cancelable operating leases having an initial or remaining term of more than one year are as follows:

Year ending December 31	$
2019	370,296
2020	381,398
2021	392,844
2022	41,236
1,185,774

 18

THE CANOPY NV, LLC

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

13.	COMMITMENTS AND CONTINGENCIES (Continued)

Contingencies

The Company’s operations are subject to a variety of local and state regulation. Failure to comply with one or more of those regulations could result in fines, restrictions on its operations, or losses of permits and/or licenses that could result in the Company ceasing operations. While management of the Company believes that the Company is in compliance with applicable local and state regulation at December 31, 2018, cannabis regulations continue to evolve and are subject to differing interpretations. As a result, the Company may be subject to regulatory fines, penalties, or restrictions in the future.

Claims and Litigation

From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. At December 31, 2018, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of the Company’s operations. There are also no proceedings in which any of the Company’s directors, officers or affiliates is an adverse party or has a material interest adverse to the Company’s interest.

14.	FINANCIAL RISK FACTORS

The Company’s financial instruments mainly comprise of cash, advance to a related corporation, trade payables, accrued liabilities and due to a related corporation

(a) Fair Value

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value measurement is based on the presumption that the transaction to sell the asset or transfer the liability takes place either in the principal market for the asset or liability or in the absence of a principal market, in the most advantageous market for the asset or liability. The principal or the most advantageous market must be accessible by the Company.

The fair value of an asset or a liability is measured using the assumptions that market participants would use when pricing the asset or liability, assuming that market participants act in their economic best interest. A fair value measurement of a non-financial asset takes into account a market participant’s ability to generate economic benefits from the asset’s highest and best use or by selling it to another market participant that would utilise the asset in its highest and best use.

The Company uses valuation techniques that are appropriate in the circumstances and for which sufficient data are unobservable inputs.

All assets and liabilities for which fair value is measured or disclosed in the consolidated financial statements are categorised within the fair value hierarchy. This is described, as follows, based on the lowest level input that is significant to the fair value measurement as a whole:

• Level 1 inputs are quoted prices in active markets for identical assets or liabilities at the measurement date.

• Level 2 inputs are observable inputs other than quoted prices included within Level 1, such as quoted prices for similar assets or liabilities in active markets, quoted prices for identical assets or liabilities in markets that are not active, or other inputs that are observable directly or indirectly.

 19

THE CANOPY NV, LLC

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

14.	FINANCIAL RISK FACTORS (Continued)

(a) Fair Value (Continued)

• Level 3 inputs are unobservable inputs for the asset or liability that reflect the reporting entity’s own assumptions and are not based on observable market data.

The classification of financial instruments at their carrying and fair values is as follows:

	Carrying values				Fair values
Financial assets	FVYPL	FVTOCI	AC	Total	Total
	$	$	$	$	$
December 31, 2018
Cash	172,576	-	-	172,576	172,576
Advance to a related corporation	-	-	690,461	690,461	690,461
	172,576	-	690,461	863,037	863,037

December 31, 2017
Cash	821,928	-	-	821,928	821,928
Advance to a related corporation	-	-	150,190	150,190	150,190
	821,928	-	150,190	972,118	972,118

		Carrying values			Fair values
Financial liabilities		FVTPL	AC	Total	Total
		$	$	$	$
December 31, 2018
Accrued liabilities		-	268,156	268,156	268,156
Debt payable		-	-	-	-
		-	268,156	268,156	268,156

December 31, 2017
Trade payables		-	130,127	130,127	130,127
Accrued liabilities		-	233,426	233,426	233,426
		-	363,553	363,553	363,553

The Company’s financial instruments as at December 31, 2018 and 2017, classified as “Level 1 - quoted prices in active markets” is cash. The Company has determined that there have been no transfers between levels in the hierarchy by re-assessing categorization at the reporting date.

The Company is exposed to credit risk and liquidity risk. The Company’s management oversees the management of these risks. The Company’s management is supported by the members that advises on financial risks and the appropriate financial risk governance framework for the Company. The Company’s financial risk activities are governed by appropriate policies and procedures and that financial risks are identified, measured and managed in accordance with group policies and group risk appetite.

 20

THE CANOPY NV, LLC

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

14.	FINANCIAL RISK FACTORS (Continued)

(b) Credit Risk

Credit risk is the risk of unexpected loss if a customer or third party to a financial instrument fails to meet its contractual obligations. Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash and advance to a related corporation. As at December 31, 2018 and 2017, the maximum amount exposed to credit risks was $863,037 and $972,118, respectively.

(c) Liquidity Risk

Liquidity risk is the risk that the Company is unable to generate or obtain sufficient cash in a cost-effective manner to fund its obligations as they come due. The Company’s approach to managing liquidity risk is to ensure that it will have sufficient liquidity to meet liabilities when due. The Company manages liquidity risk through obtaining financing from its members. As at December 31, 2018, all trade payables, accrued liabilities and due to a related corporation are due within a year.

15.	SEGMENTED INFORMATION

Operating and Geographical Segments

An operating segment is defined as a component of the Company:

•	that engages in business activities from which it may earn revenues and incur expenses;

•	whose operating results are reviewed regularly by the entity’s chief operating decision maker; and;

•	for which discrete financial information is available.

At December 31, 2018 and 2017, the Company’s operations comprise a single reporting operating and geographical segment engaged in the distribution and sale of cannabis.

16.	SUBSEQUENT EVENTS

The Company’s management has evaluated subsequent events up to August 2, 2019, the date the consolidated financial statements were issued, and determined the following event:

On May 24, 2019 – Ayr Strategies Inc. (“AYR”), formerly Cannabis Strategies Acquisition Corp., closed its previously announced Qualifying Transaction. Through the qualifying transaction, AYR has created a vertically integrated Multi-State Operator in the U.S. cannabis sector, with an initial anchor portfolio in the Eastern and Western United States.

 21

SCHEDULE “C”

WASHOE ANNUAL FINANCIAL STATEMENTS

(see attached)

WASHOE WELLNESS, LLC

Consolidated Financial Statements

As of and for the Years Ended
December 31, 2018 and 2017

(EXPRESSED IN UNITED STATES DOLLARS)

WASHOE WELLNESS, LLC

Consolidated Financial Statements

December 31, 2018 and 2017

Page

Management’s Responsibility for Financial Reporting	1

Independent Auditor’s Report	2-3

Financial Statements

Consolidated Statements of Financial Position	4

Consolidated Statements of Operations	5

Consolidated Statements of Changes in Members’ Equity	6

Consolidated Statements of Cash Flows	7

Notes to the Consolidated Financial Statements	8-27

MANAGEMENT’S RESPONSIBILITY FOR

FINANCIAL REPORTING

Management’s Responsibility

To the Members of Washoe Wellness, LLC:

The accompanying consolidated financial statements and other financial information in this report were prepared by management of Washoe Wellness, LLC (“the Company”), reviewed by the Audit Committee and approved by the Board of Directors.

Management is responsible for the consolidated financial statements and believes that they fairly present the Company’s consolidated financial condition and results of operations in conformity with International Financial Reporting Standards. Management has included in the Company’s consolidated financial statements amounts based on estimates and judgments that it believes are reasonable, under the circumstances.

To discharge its responsibilities for financial reporting and safeguarding of assets, management believes that it has established appropriate systems of internal accounting control which provide reasonable assurance that the financial records are reliable and form a proper basis for the timely and accurate preparation of consolidated financial statements. Consistent with the concept of reasonable assurance, the Company recognizes that the relative cost of maintaining these controls should not exceed their expected benefits. Management further assures the quality of the financial records through careful selection and training of personnel and through the adoption and communication of financial and other relevant policies.

These consolidated financial statements have been audited by the Company’s auditors, Macias Gini & O’Connell LLP, and their report is presented herein.

August 2, 2019

“Mark Pitchford” (Signed)	“Lilian Yohn” (Signed)
Chief Executive Officer	Chief Financial Officer

Independent Auditor’s Report

To the Members of the Washoe Wellness, LLC:

Opinion

We have audited the consolidated financial statements of Washoe Wellness, LLC (the “Company”), which comprise the consolidated statements of financial position as at December 31, 2018 and 2017, and the consolidated statements of operations, changes in members’ equity and cash flows for the years then ended, and the notes to the consolidated financial statements, including a summary of significant accounting policies.

In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as at December 31, 2018 and 2017, and its consolidated financial performance and its consolidated cash flows for the years then ended in accordance with International Financial Reporting Standards.

Basis for Opinion

We conducted our audits in accordance with Canadian generally accepted auditing standards. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements section of our reports. We are independent of the Company in accordance with the ethical requirements that are relevant to our audits of the consolidated financial statements in Canada, and we have fulfilled our other ethical responsibilities in accordance with these requirements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Responsibilities of Management and Those Charged with Governance for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is responsible for assessing the Company’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the Company or to cease operations, or has no realistic alternative but to do so.

Auditor’s Responsibilities for the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with Canadian generally accepted auditing standards will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these consolidated financial statements.

Macias Gini & O’Connell LLP
12264 El Camino Real, Suite 402	www.mgocpa.com
San Diego, CA 92130

As part of an audit in accordance with Canadian generally accepted auditing standards, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

•	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by management.

•	Conclude on the appropriateness of management’s use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the entity’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor’s report to the related disclosures in the consolidated financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause the Company to cease to continue as a going concern.

•	Evaluate the overall presentation, structure and content of the consolidated financial statements, including the disclosures, and whether the financial statements represent the underlying transactions and events in a manner that achieves fair presentation.

We communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audits and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

San Diego, California

August 2, 2019

WASHOE WELLNESS, LLC

Consolidated Statements of Financial Position

At December 31, 2018 and 2017

	2018 $	2017 $
ASSETS
Current
Cash	345,987	1,435,345
Accounts receivable, no allowance	350,974	130,890
Inventory [Note 5]	2,035,578	1,144,188
Biological assets [Note 6]	1,244,313	1,232,350
Loans receivable [Note 7]	-	240,000
Other receivables	11,532	-
Prepaid expenses and other assets	211,923	749,466
	4,200,307	4,932,239
Intangible assets [Note 8]	80,894	46,018
Property, plant and equipment [Note 9]	8,846,196	5,783,992
Investment in associate [Note 10]	1,664,347	1,200,651
Total assets	14,791,744	11,962,900

LIABILITIES
Current
Trade payables	861,240	213,856
Accrued liabilities	107,472	92,368
Advance from a related corporation [Note 13]	690,461	150,190
Debts payable - current portion [Note 11]	-	70,156
	1,659,173	526,570
Debts payable - Non-current portion [Note 11]	9,182,006	8,991,936
Total liabilities	10,841,179	9,518,506

MEMBERS’ EQUITY [Note 12]	3,950,565	2,444,394

Total liabilities and members’ equity	14,791,744	11,962,900

Nature of operations [Note 1]

Commitments and contingencies [Note 16]

Subsequent events [Note 19]

Approved and authorized by the Board of Directors on August 2, 2019

“Mark Pitchford” (Signed)	“Lilian Yohn” (Signed)
Chief Executive Officer	Chief Financial Officer

The accompanying notes are an integral part of these consolidated financial statements.

WASHOE WELLNESS, LLC

Consolidated Statements of Operations

For the Years Ended December 31, 2018 and 2017

	2018 $	2017 $
Revenues, net of discounts	7,017,779	6,054,620

Cost of goods sold before biological assets adjustment	4,636,341	3,281,125

Gross profit before biological assets adjustment	2,381,438	2,773,495

Fair value changes in biological assets included in cost of goods sold	(4,005,602)	(1,061,462)
Unrealized gain on biological assets transformation	5,086,289	1,167,367

Gross profit	3,462,125	2,879,400

Expenses
General and administrative [Note 15]	825,863	842,739

Sales and marketing	189,074	139,000

Depreciation [Note 9]	51,831	262,491

Management Fees [Note 13]	240,000	-

Total expenses	1,306,768	1,244,230

Income from operations	2,155,357	1,635,170

Other (income) expense
Share of income on investment in associate [Note 10]	(1,642,415)	(922,955)
Interest expense	343,344	470,564
Interest income	(12,067)	(15,000)
Management fee income [Note 13]	(125,000)	(201,000)
Rental income and others	(91,368)	(35,344)
Total other (income)	(1,527,506)	(703,735)

Net income	3,682,863	2,338,905

The accompanying notes are an integral part of these consolidated financial statements.

WASHOE WELLNESS, LLC

Consolidated Statements of Changes in Members’ Equity

For the Years Ended December 31, 2018 and 2017

$
Balance as at December 31, 2016	185,489

Distributions	(80,000)

Net income	2,338,905

Balance as at December 31, 2017	2,444,394

Contributions	1,100,000

Distributions	(3,276,692)

Net income	3,682,863

Balance as at December 31, 2018	3,950,565

The accompanying notes are in integral part of these consolidated financial statements.

WASHOE WELLNESS, LLC

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2018 and 2017

	2018 $	2017 $
Operating activities
Net income	3,682,863	2,338,905

Adjustments for items not affecting cash:
Depreciation	361,611	262,491
Share of (income) on equity investments	(1,642,415)	(922,955)
Unrealized gain on biological asset transformation	4,005,602	1,167,367
Fair value changes in biological assets included in cost of sales	(5,086,289)	(1,061,462)
Changes in working capital items:
Accounts receivable	(220,084)	(63,785)
Inventory	(891,390)	584,239
Biological assets	1,068,724	(295,214)
Prepaid expenses and other assets	537,543	(704,622)
Other receivables	(11,532)	-
Trade payables	647,384	150,654
Accrued liabilities	15,104	60,137
Advance from a related corporation	540,271	150,190
Cash provided by operating activities	3,007,392	1,665,945

Investing activities
Purchase of intangible assets	(34,876)	-
Changes in investment in associate, net	1,178,719	(60,554)
Receipts (issuance) of loans receivable	240,000	(240,000)
Purchase of property, plant and equipment	(3,423,815)	(2,890,586)
Cash used in investing activities	(2,039,972)	(3,191,140)

Financing activities
Proceeds from issuance of debts payable	190,000	2,981,103
Repayments of debts payable	(70,086)	(73,938)
Contributions	1,100,000	-
Distributions	(3,276,692)	(80,000)
Cash (used in) provided by financing activities	(2,056,778)	2,827,165

Net (decrease) increase in cash	(1,089,358)	1,301,970
Cash, beginning of year	1,435,345	133,375
Cash, end of year	345,987	1,435,345

Supplemental cash flow information
Interest paid	455,590	319,963

The accompanying notes are an integral part of these consolidated financial statements.

WASHOE WELLNESS, LLC

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

1.	NATURE OF OPERATIONS

Washoe Wellness, LLC (“Washoe” or the “Company”) was incorporated as a Limited Liability Company on June 23, 2014 in the State of Nevada, United States of America (“USA”). The Company’s head office is located at 1645 Crane Way, Sparks, NV 89431.

The Company’s management, operations, structure and other matters are governed through an Operating Agreement entered between the Members and Managers of the Company on November 5, 2014. The Company’s principal activities, through its subsidiaries, are the growing, processing and distribution of cannabis as regulated under the laws applicable in the USA.

2.	BASIS OF PRESENTATION

2.1 Statement of Compliance

These consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board (“IASB”) and Interpretations of the International Financial Reporting Interpretations Committee (“IFRIC”). The consolidated financial statements of the Company as at and for the years ended December 31, 2018 and 2017, comprise of the Company, and its wholly owned subsidiaries.

These consolidated financial statements were approved and authorized for issue by the Board of Directors of the Company on August 2, 2019.

2.2 Basis of Presentation

These consolidated financial statements have been prepared on the historical cost basis except for certain financial instruments, which are measured at fair value, as explained in the accounting policies set out in Note 3. The consolidated financial statements are presented in US dollars which is the presentation and functional currency of the Company and its subsidiaries.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

3.1 Basis of Consolidation

The consolidated financial statements include the financial statements of the Company and its wholly owned subsidiaries Tahoe-Reno Extractions, LLC (“TRE”), Tahoe-Reno Botanicals, LLC (“TRB”) and DWC Investments, LLC, Limited Liabilities Companies, and KLYMB Project Management, Inc., incorporated in the state of Nevada. The results of subsidiaries acquired or disposed of during the year are included in the consolidated statements of operations from the effective date of acquisition or up to the effective date of disposal, as appropriate. All inter-company transactions, balances, income and expenses are eliminated on consolidation.

The financial statements of the subsidiaries are prepared for the same reporting period as the Company, using consistent accounting policies.

WASHOE WELLNESS, LLC

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

3.2 Property, Plant and Equipment (“PPE”)

Property, plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses. The cost of an item of PPE consists of the purchase price, any costs directly attributable to bringing the asset to the location and condition necessary for its intended use and an initial estimate of the costs of dismantling and removing the item and restoring the site on which it is located.

Depreciation is provided at rates calculated to write off the cost of PPE, less their estimated residual value, using the straight-line method over the following expected useful lives:

•	Land — Not depreciated
•	Buildings and leasehold improvements - the shorter of the useful life or life of the lease
•	Furniture and fixtures —5 to 7 years
•	Office equipment —5 years
•	Machinery and equipment — 5 years
•	Auto and Trucks — 5 years

An item of PPE is derecognized upon disposal, when held for sale or when no future economic benefits are expected to arise from the continued use of the asset. Any gain or loss arising on disposal of the asset, determined as the difference between the net disposal proceeds and the carrying amount of the asset, is recognized in the consolidated statements of operations.

Assets under capital lease are amortized according to their asset category.

Assets in process are transferred to the appropriate asset class when available for use and depreciation of the assets commences at that point of time.

The Company conducts an annual assessment of the residual balances, useful lives and depreciation methods being used for PPE and any changes arising from the assessment are applied by the Company prospectively.

Where an item of property, plant and equipment comprises major components with different useful lives, the components are accounted for as separate items of property, plant and equipment. Expenditures incurred to replace a component of an item of property, plant and equipment that is accounted for separately, including major inspection and overhaul expenditures are capitalized.

3.3 Taxation

The Company and its subsidiaries are considered Limited Liability companies for income tax purposes, for the years ended December 31, 2018 and 2017. Therefore, the Company’s taxable income is allocated to the members for inclusion on their respective income tax returns.

As the Company operates in the cannabis industry, it is subject to the limits of IRC Section 280E under which the Company is only allowed to deduct expenses directly related to sales of product. This results in permanent differences between ordinary and necessary business expenses deemed non-allowable under IRC Section 280E.

WASHOE WELLNESS, LLC

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

3.4 Revenues

IFRS 15 specifies how and when revenues should be recognized based on a five-step model, which is applied to all contracts with customers. The Company has applied IFRS 15 retrospectively and determined that there is no change to the comparative periods or transitional adjustments required as a result of the adoption of this standard. The Company’s accounting policy for revenue recognition under IFRS 15 is to follow a five-step model to determine the amount and timing of revenue to be recognized:

•	Identifying the contract with a customer
•	Identifying the performance obligations within the contract
•	Determining the transaction price
•	Allocating the transaction price to the performance obligations
•	Recognizing revenue when/as performance obligation(s) are satisfied.

Revenue from growing, processing and distribution of cannabis is recognized when the Company transfers control of the good to the customer. In some cases, judgement is required in determining whether the customer is a business or the end consumer. This evaluation was made on the basis of whether the business obtains control of the product before transferring to the end consumer. Control of the product transfers at a point in time either upon shipment to or receipt by the customer, depending on the contractual terms.

The Company recognizes revenue in an amount that reflects the consideration that the Company expects to receive taking into account any variation that may result from rights of return.

The pattern and timing of revenue recognition under the new standard is consistent with prior year practice. There were no adjustments recognized on the adoption of IFRS 15 in the year ended December 31, 2018.

3.5 Intangible Assets

Intangible assets are recorded at cost, less accumulated amortization and impairment losses, if any Amortization is recorded on a straight-line basis over their estimated useful lives, which do not exceed the contractual period, if any. Intangible assets, which include product rights, domain name and trademark, have indefinite useful lives and are not subject to amortization. Such assets are tested annually for impairment, or more frequently, if events or changes in circumstances indicate that they might be impaired. The estimated useful lives, residual values, and amortization methods are reviewed at each year-end, and any changes in estimates are accounted for prospectively. For the years ended December 31, 2018 and 2017, the Company did not recognize any impairment losses.

WASHOE WELLNESS, LLC

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

3.6 Financial Instruments

Recognition and Initial Measurement

Financial assets and financial liabilities, including derivatives, are recognized in the statements of financial position when the Company becomes a party to the contractual provisions of a financial instrument or non- financial derivative contract. All financial instruments are measured at fair value on initial recognition. Transaction costs that are directly attributable to the acquisition or issuance of financial assets and financial liabilities, other than financial assets and financial liabilities classified as FVTPL, are added to or deducted from the fair value on initial recognition. Transaction costs directly attributable to the acquisition of financial assets or financial liabilities classified as FVTPL are recognized immediately in net loss.

Classification and Subsequent Measurement

The Company classifies financial assets, at the time of initial recognition, according to the Company’s business model for managing the financial assets and the contractual terms of the cash flows. Financial assets are classified in the following measurement categories:

a) amortized cost (“AC”);

b) fair value through profit or loss (“FVTPL”); and

c) fair value through other comprehensive income (“FVTOCI”).

Financial assets are subsequently measured at amortized cost if both the following conditions are met and they are not designated as FVTPL: a) the financial asset is held within a business model whose objective is to hold financial assets to collect contractual cash flows; and b) the contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

These assets are subsequently measured at amortized cost using the effective interest rate method, less any impairment, with gains and losses recognized in net income in the period that the asset is derecognized or impaired. All financial assets not classified as amortized cost as described above are measured at FVTPL or FVTOCI depending on the business model and cash flow characteristics. The Company has no financial assets measured at FVTOCI.

Financial liabilities are subsequently measured at amortized cost using the effective interest rate method with gains and losses recognized in net income in the period that the liability is derecognized, except for financial liabilities classified as FVTPL.

Financial instruments are classified into one of the following categories: FVTPL; financial assets at amortized cost, financial liabilities at amortized cost, and financial assets at FVTOCI.

Impairment of Financial Instruments

For accounts receivable, the Company applies the simplified approach to providing for expected credit losses prescribed by IFRS 9, which requires the use of the lifetime expected loss provision for all accounts receivable, based on the Company’s historical default rates over the expected life of the accounts receivable, trade and is adjusted for forward-looking estimates. The methodologies and assumptions, including any forecasts of future economic conditions, are reviewed regularly.

WASHOE WELLNESS, LLC

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

3.6 Financial Instruments (Continued)

All individually significant loan receivables are assessed for impairment. All individually significant loans receivable found not to be specifically impaired are then collectively assessed for impairment. Loans receivables not individually significant are collectively assessed for impairment by grouping together loans receivable with similar risk characteristics.

Derecognition

The Company derecognizes financial assets only when the contractual rights to cash flows from the financial assets expire, or when it transfers the financial assets and substantially all of the associated risks and rewards of ownership to another entity. Gains and losses on derecognition are recognized in the consolidated statements of operations.

The Company derecognizes financial liabilities only when its obligations under the financial liabilities are discharged, cancelled or expired. Generally, the difference between the carrying amount of the financial liability derecognized and the consideration paid and payable, including any non-cash assets transferred or liabilities assumed, is recognized in the consolidated statements of operations.

3.7 Impairment of Non-Financial Assets

At each date of the statements of financial position, the Company reviews the carrying amounts of its tangible assets to determine whether there is an indication that those assets have suffered an impairment loss. If any such indication exists, or when annual impairment testing for an asset is required, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). Where it is not possible to estimate the recoverable amount of an individual asset, the Company estimates the recoverable amount of the cash generating unit to which the assets belong.

The recoverable amount is the higher of fair value less costs to sell and value in use. In assessing the value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. In determining fair value less costs of disposal, recent market transactions are taken into account. If no such transactions can be identified, an appropriate valuation model is used. These calculations are corroborated by valuation multiples, quoted share prices for publicly traded companies or other available fair value indicators.

If the recoverable amount of an asset (or cash generating unit) is estimated to be less than it’s carrying amount, the carrying amount of the asset (or cash generating unit) is reduced to its recoverable amount. An impairment loss is recognized immediately in the consolidated statements of operations, unless the relevant asset is carried at a revalued amount, in which case the impairment loss is treated as a revaluation decrease.

Where an impairment loss subsequently reverses, the carrying amount of the asset (cash generating unit) is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset (or cash generating unit) in prior years. A previously recognised impairment loss is reversed only if there has been a change in the assumptions used to determine the asset’s recoverable amount since the last impairment loss was recognised.

WASHOE WELLNESS, LLC

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

3.8 Biological Assets

The Company measures biological assets consisting of cannabis plants at fair value less costs to sell up to the point of harvest, which becomes the basis for the cost of internally produced work in process and finished goods inventories after harvest. Unrealized gains or losses arising from changes in fair value less cost to sell during the year are included in the results of operations of the related year.

3.9 Inventory

Inventories of finished goods, work-in-process and raw materials are initially valued at cost and subsequently at the lower of cost and net realizable value. Inventories of harvested cannabis are transferred from biological assets at their fair value at the point of harvest, which becomes the initial deemed cost. Any subsequent post-harvest costs, including direct costs attributable to processing and related overheads, are capitalized to inventory to the extent that cost is less than net realizable value. Net realizable value is the estimated selling price in the ordinary course of business, less the estimated costs to sell. The Company reviews inventories for obsolete, redundant and slow-moving goods and any such inventories identified are written down to net realizable value. At December 31, 2018 and 2017 there were no reserves for inventories required.

3.10 Cash

The Company considers all investments with original maturities of three months or less, that are highly liquid and readily convertible into cash, to be cash equivalents.

3.11 Provisions

Provisions are recognized when the Company has a present obligation (legal or constructive) that has arisen as a result of a past event and it is probable that a future outflow of resources will be required to settle the obligation, provided that a reliable estimate can be made of the amount of the obligation.

Provisions are measured at the present value of the expenditures expected to be required to settle the obligation using a pre-tax rate that reflects current market assessments of the time value of money and the risk specific to the obligation. The increase in the provision due to passage of time is recognized as interest expense.

3.12 Significant Accounting Judgments and Estimates

The application of the Company’s accounting policies requires management to use estimates and judgments that can have significant effect on the revenues, expenses, assets and liabilities recognized and disclosures made in the consolidated financial statements.

Management’s best estimates concerning the future are based on the facts and circumstances available at the time estimates are made. Management uses historical experience, general economic conditions and assumptions regarding probable future outcomes as the basis for determining estimates. Estimates and their underlying assumptions are reviewed periodically and the effects of any changes are recognized immediately. Actual results could differ from the estimates used.

WASHOE WELLNESS, LLC

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

3.12 Significant Accounting Judgments and Estimates (Continued)

Management’s budget and strategic plans are fundamental information used as a basis for estimates necessary to prepare financial information. Management tracks performance as compared to the budget and significant variances in actual performance are a key trigger to assess whether certain estimates used in the preparation of financial information must be revised.

The following areas require management’s critical estimates and judgments:

(a) Biological assets and inventory

In calculating the value of the inventory, management is required to make a number of estimates, including estimating the stage of growth of the cannabis up to the point of harvest, harvesting costs, selling costs, average or expected selling prices and list prices, expected yields for the cannabis plants, and oil conversion factors. In calculating final inventory values, management compares the inventory costs to estimated net realizable value.

(b) Estimated useful lives and depreciation of property, plant and equipment

Depreciation and depreciation of property, plant and equipment are dependent upon estimates of useful lives, which are determined through the exercise of judgements. The assessment of any impairment of these assets is dependent upon estimates of recoverable amounts that lake into account factors such as economic and market conditions and the useful lives of assets.

(c) Valuation, estimated life and impairment of intangible assets

Management used significant judgment in valuing the fair value of intangible assets, estimating the useful lives and impairment. Intangible assets that have indefinite useful lives are not subject to amortization and are tested annually for impairment, or more frequently if events or changes in circumstances indicate that they might be impaired.

3.13 Leases

The determination of whether an arrangement is (or contains) a lease is based on the substance of the arrangement at the inception of the lease. The arrangement is, or contains, a lease if fulfilment of the arrangement is dependent on the use of a specific asset or assets and the arrangement conveys a right to use the asset or assets, even if that right is not explicitly specified in an arrangement.

A lease is classified at the inception date as a finance lease or an operating lease. A lease that transfers substantially all the risks and rewards incidental to ownership to the Company is classified as a finance lease. An operating lease is a lease other than a finance lease. Operating lease payments are recognised as an operating expense in the consolidated statements of operations on a straight-line basis over the lease term.

3.14 Borrowing Costs

Borrowing costs directly attributable to the acquisition or construction of a qualifying asset are capitalized. Qualifying assets are those that require a minimum of three months to prepare for their intended use.

WASHOE WELLNESS, LLC

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

3.15 Investment in Associate

An associate is an entity over which the Company exercises significant influence. Significant influence is the power to participate in the financial and operating policy of the investee but without control or joint control over those policies. Interests in associates are accounted for using the equity method, and are initially recognized at cost. Subsequent to initial recognition, the carrying value of the Company’s interest in an associate is adjusted for the Company’s share of income and distributions of the investee. The carrying value of the Company’s investment in associate is assessed for impairment at each statement of financial position date. Significant influence is the power to participate in the financial and operating policy decisions of the investee without control or joint control over those decisions. Significant influence is presumed if the Company holds between 20% and 50% of the voting rights, unless evidence exists to the contrary. The Company has assessed that it has joint control over its investment in The Canopy NV LLC.

Joint control is the contractually agreed sharing of control of an arrangement, which exists only when decisions about the relevant activities require the unanimous consent of the parties sharing control. Investees in which the Company has joint control and rights to the net assets thereof, are defined as joint ventures.

Investees in which the Company has significant influence are accounted for using the equity method. The Company’s interest in an investee is initially recorded at cost and is subsequently adjusted for the Company’s share of changes in net assets of the investee, less any impairment in the value of individual investments, less any dividends paid. Where the Company transacts with an investee, unrealized profits and losses are eliminated to the extent of the Company’s interest in that investee.

4.	CHANGES IN ACCOUNTING STANDARDS

Adoption of New Accounting Pronouncements

IFRS 9 - Financial Instruments

In July 2014, the IASB issued the final version of IFRS 9 — Financial Instruments (“IFRS 9”), which brings together the classification and measurement, impairment, and hedge-accounting phases of the IASB’s project to replace IAS 39 — Financial Instruments: Recognition and Measurement (“IAS 39”).

Classification and Measurement — Financial assets are classified and measured based on the business model under which they are managed and the contractual cash flow characteristics of the financial assets. Financial liabilities are classified in a similar manner as under IAS 39, except that financial liabilities measured at fair value will have fair value changes resulting from changes in the entity’s own credit risk recognized in Other Comprehensive Income (“OCI”) instead of Net Income, unless this would create an accounting mismatch.

IFRS 9 contains three principal classification categories for financial assets: measured at amortized cost (“AC”), fair value through other comprehensive income (“FVTOCI”) and FVTPL. The standard eliminates the previous IAS 39 categories of held to maturity, loans and receivables, and available for sale.

Impairment — The measurement of impairment of financial assets is based on an expected credit loss model. It is no longer necessary for a triggering event to have occurred before credit losses are recognized. IFRS 9 also includes new disclosure requirements about expected credit losses and credit risk.

WASHOE WELLNESS, LLC

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

4.	CHANGES IN ACCOUNTING STANDARDS (Continued)

Adoption of New Accounting Pronouncements (Continued)

IFRS 9 - Financial Instruments (Continued)

Hedge Accounting — The new general hedge accounting model more closely aligns hedge accounting with risk management activities undertaken by entities when hedging their financial and non-financial risk exposures. It will provide more opportunities to apply hedge accounting to reflect actual risk management activities.

The Company adopted IFRS 9 effective from January 1, 2018. The adoption did not result in any material change.

IFRS 15: Revenue from Contracts with Customers:

IFRS 15 supersedes IAS 11 Construction Contracts, IAS 18 Revenue and related Interpretations and it applies to all revenue arising from contracts with customers, unless those contracts are in the scope of other standards. The new standard establishes a five-step model to account for revenue arising from contracts with customers. Under IFRS 15, revenue is recognised at an amount that reflects the consideration to which an entity expects to be entitled in exchange for transferring goods or services to a customer. The standard requires entities to exercise judgement, taking into consideration all of the relevant facts and circumstances when applying each step of the model to contracts with their customers. The standard also specifies the accounting for the incremental costs of obtaining a contract and the costs directly related to fulfilling a contract. The Company has adopted IFRS 15 from incorporation date.

IFRS 7. Financial Instruments: Disclosure

IFRS 7, Financial Instruments: Disclosure, was amended to require additional disclosures on transition from IAS 39 to IFRS 9. IFRS 7 is effective on adoption of IFRS 9, which is effective for annual periods commencing on or after January 1, 2018.

IAS 16 and IAS 41, Bearer Plants

The Company has implemented amendments to IAS 16 and IAS 41, which became effective for annual periods beginning In January 1, 2016. These amendments are summarized below.

•	Bearer plants are accounted for as property, plant and equipment and measured at initial recognition at cost or revaluation basis.

•	Bearer plants are defined as a living plant that are used in the production or supply of agricultural produce. Such plants are expected to bear produce for more than one period, and has a remote likelihood of being sold as agricultural produce, except for incidental scrap sales.

•	Bearer plants remain within the scope of IAS 41.

The amendments described above are consistent with the Company’s accounting practices.

WASHOE WELLNESS, LLC

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

4.	CHANGES IN ACCOUNTING STANDARDS (Continued)

Changes in Accounting Standards not yet Effective

IFRS 16 — Leases

In January 2016, the LASB issued IFRS 16 — Leases (“IFRS 16”), which replaces IAS 17 — Leases, and its associated interpretative guidance. IFRS 16 applies a control model to the identification of leases, distinguishing between a lease and a service contract on the basis of whether the customer controls the asset being leased. For those assets determined to meet the definition of a lease, IFRS 16 introduces significant changes to the accounting by lessees, introducing a single, on-balance sheet accounting model that is similar to current finance lease accounting, with limited exceptions for short-term leases or leases of low value assets. Lessor accounting remains similar to current accounting practice. The standard is effective for annual periods beginning on or after January 1, 2019, with early application permitted for entities that apply IFRS 15. The Company is currently evaluating the impact the final standard is expected to have on its consolidated financial statements and plans to adopt the requirements in 2019.

5.	INVENTORY

The Company’s inventory includes the following:

	2018			2017
	Capitalized cost	Fair value adjustment	Carrying value	Capitalized cost	Fair value adjustment	Carrying value
	$	$	$	$	$	$
Harvested cannabis
Work in process	51,922	-	51,922	145,283	45	145,328
Finished goods	268,340	(29,676)	238,664	29,348	26,493	55,841
	320,262	(29,676)	290,586	174,631	26,538	201,169

Production Assets
Raw materials	130,409	31,713	162,122	168,328	65,352	233,680
Work in process	1,384,047	102,105	1,486,152	298,196	111,815	410,011
Finished goods	58,385	8,347	66,732	138,371	23,699	162,070
	1,572,841	142,165	1,715,006	604,895	200,866	805,761

Accessories and supplies	29,986	-	29,986	137,258	-	137,258
	1,923,089	112,489	2,035,578	916,784	227,404	1,144,188

Inventories expensed as cost of goods sold during the years ended December 31, 2018 and 2017, are $3,281,125 and $2,434,607, respectively. These exclude the fair market value changes of biological assets.

Non-cash expense relating to change in fair value of inventory sold recognized during the years ended December 31, 2018 and 2017, are $5,086,289 and $1,061,462, respectively.

WASHOE WELLNESS, LLC

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

6.	BIOLOGICAL ASSETS

The continuity of biological assets was as follows:

	2018	2017
	$	$
Balance, at beginning of year	1,232,350	1,043,041
Production costs	3,049,368	2,887,977
Fair value change	968,197	1,167,367
Transferred to inventory upon harvest	(4,005,602)	(3,866,035)
Balance, at end of year	1,244,313	1,232,350

As of December 31, 2018 and 2017, the weighted average fair value less cost to complete and cost to sell was $3.39 and $2.4 per gram, respectively.

The fair value of biological assets is categorized within Level 3 on the fair value hierarchy. The inputs and assumptions used in determining the fair value of biological assets include:

(a) Selling price per gram;	Level 3 input
(b) Attrition rate;	Level 3 input
(c) Average yield per plant;	Level 3 input
(d) Standard cost per gram to compete production	Level 3 input
(e) Cumulative stage of completion in production process	Level 3 input

Significant unobservable assumptions used in the valuation of biological assets, including the sensitivities on changes in these assumptions and their effect on the fair value of biological assets, are as follows:

Significant inputs or as Range of inputs		Sensitivity	Effect on fair value
			2018	2017
			$	$
Selling price per gram*	$3.90 to $4.16	Increase or decrease of $1 per gram	366,308	514,055
Average yield per plant	369 to 358 gram	Increase or decrease by 5 grams per plant	21,299	27,121

*Selling price per gram is based on average selling prices for the period.

The Company’s estimates are, by their nature, subject to change and differences from the anticipated yield will be reflected in the gain or loss on biological assets in future periods.

As of December 31, 2018, and 2017, the biological assets were on average 51% and 43% complete, respectively. During the years ended December 31, 2018 and 2017, the Company’s biological assets produced 1,181,220 grams and 1,106,825 grams of dried cannabis, respectively.

WASHOE WELLNESS, LLC

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

7.	LOANS RECEIVABLE

Loans receivable includes two loans provided by the Company to third parties, amounting to $200,000 and $40,000 in 2017. In August 2017, the Company made a short-term loan of $200,000 which carried an interest rate of 24% per annum, payable monthly and was secured by real estate. This loan was initially due in December 2017 but was subsequently amended to extend the maturity date to February 2018 in exchange for additional fees and penalties. The Company received $15,000 in interest payments for the year ended December 31, 2017.

In November 2017, the Company made a short-term loan of $40,000 to a vendor, which carried an interest rate of 2.5% and was due March 2018. The loan was secured by third party equipment. There are no principal amounts outstanding for both the loans as at December 31, 2018 (December 31, 2017: $200,000 and $40,000).

8.	INTANGIBLE ASSETS

As at December 31, intangible assets having indefinite lives consisted of the following:

	2018	2017
	$	$
Product rights	59,894	25,018
Domain name	16,000	16,000
Trademarks	5,000	5,000
	80,894	46,018

9.	PROPERTY, PLANT AND EQUIPMENT

	Land	Buildings & leasehold improvements	Furniture & fixtures	Office equipment	Machinery & equipment	Auto & trucks	Total
	$	$	$	$	$	$	$
Cost
As at December 31, 2016	600,000	2,504,052	9,855	62,315	784,917	10,435	3,971,574
Additions		2,199,625	12,340	8,857	69,764	-	2,290,586
As at December 31, 2017	600,000	4,703,677	22,195	71,172	854,681	10,435	6,262,160
Additions	296,444	2,743,634	40,489	33,039	286,322	23,887	3,423,815
As at December 31, 2018	896,444	7,447,311	62,684	104,211	1,141,003	34,322	9,685,975

Depreciation
As at December 31, 2016	-	58,738	1,291	14,634	140,666	348	215,677
Depreciation	-	83,048	1,662	12,934	162,760	2,087	262,491
As at December 31, 2017	-	141,786	2,953	27,568	303,426	2,435	478,168
Depreciation	-	144,107	5,181	18,868	188.183	5,272	361,611
As at December 31, 2018	-	285,893	8,134	46,436	491,609	7,707	839,779

Net book value
As at December 31, 2017	600,000	4,561,891	19,242	43,604	551,255	8,000	5,783,992
As at December 31, 2018	896,444	7,161,418	54,550	57,775	649,394	26,615	8,846,196

As at December 31, 2018, buildings and leasehold improvements include borrowing costs of $nil capitalized in connection with loan used for the construction of buildings (December 31, 2017: $204,660).

Depreciation expense for the years ended December 31, 2018 and 2017, of $51,831 and $262,491, respectively, is included in cost of goods sold.

WASHOE WELLNESS, LLC

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

10.	INVESTMENT IN ASSOCIATE

The Company has a 52% participating interest in one of its related corporations. Management has concluded that the current participating interest does not provide control to the Company. Accordingly, the current investment has been accounted for as an investment in associate using the equity method as detailed below:

	2018	2017
	$	$
Balance, at beginning of year	1,200,651	217,142
Addition (deletions)	(1,178,719)	60,554
Share of income	1,642,415	922,955
Balance, at end of year	1,664,347	1,200,651

The following table presents a summary of statements of financial position and statements of operations of the investee:

	2018	2017
	$	$
Current assets	2,295,880	1,567,469
Non-current assets	2,859,107	2,076,211
Current liabilities	689,284	363,553
Revenue	11,748,244	7,135,024
Income	3,150,573	1,774,912

11.	DEBTS PAYABLE

The details of debts payable were as follows:

	2018	2017
	$	$
Revolving line of credit promissory note (a)	6,561,749	6,561,818
Loan payable to a third party (b) and (c)	2,620,257	2,500,274
Total debts payable	9,182,006	9,062,092
Less: Current portion	-	(70,156)
Debts payable - Non-current portion	9,182,006	8,991,936

Total debt payable includes interest payable as of December 31, 2018 and 2017, of $961,818 and $961,818, respectively.

WASHOE WELLNESS, LLC

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

11.	DEBTS PAYABLE (Continued)

As at December 31, 2018, the maturity profile of the principal amounts of debts outstanding are as follows:

Year ending December 31	$
2019	-
2020	181,220
2021	123,322
2022	2,213,481
2023	39,014
Thereafter	6,624,969
9,182,006

(a)	Revolving Line of Credit Promissory Note

Debt under this arrangement represented financing obtained from a related corporation under an original Revolving Line of Credit Note dated November 5, 2014 of a maximum borrowing limit of $2,500,000, which was revised from time to time. Effective January 1, 2017, the Company entered into a Restated Revolving Line of Credit, which replaced the revolving line of credit note with a straight promissory note of $5,600,000 with maturity date extended indefinitely.

The promissory note carries an interest of 6% per annum to be paid monthly. If monthly payment of interest is not made timely, the interest for the period of the missed payment shall accrue at the default interest rate of 12%. The Company granted a 5% membership interest to the note holder due to the principal amount of note was not repaid by June 30, 2017 (First Repayment Date). Subsequently, a further 5% membership interest was granted to the note holder when the principal amount of the note was not repaid by December 31, 2017 (Second Repayment Date).

As at December 31, 2018, the entire principal amount remained outstanding. A 5% membership interest was granted to the note holder subsequent to the First Repayment Date, and a further 5% membership interest was granted to the note holder subsequent to the Second Repayment Date. In addition, as at that date, accrued interest, included in debts payable — non-current portion, the amount of $961,818 has remained unpaid (December 31, 2017: $961,818). The principal amounts outstanding as at December 31, 2018 and 2017, were $5,600,000 and $5,600,000, respectively.

(b)	Loan Payable to a Third Party

Effective August 24, 2017, the Company obtained a loan of $2,525,000 for a term of five years from a third party. This loan carries interest at 5% per annum with a monthly blended payment of $16,664, started from October 1, 2017 with a final payment of $2,123,899 on September 1, 2022. The loan is secured by a deed of trust with assignment of rents on the Company’s land and buildings in favour of the lender. The principal amounts outstanding as at December 31, 2018 and 2017, were $2,430,187 and $2,500,274, respectively.

(c)	Loan Payable to a Third Party

On July 23, 2018, the Company borrowed $190,000 in connection with the purchase of land. The loan bears interest at a rate of 6% per annum and is due in 2023. Monthly installments of principal and interest in an amount of $3,673 beginning on July 23, 2020. The loan is secured by a deed of trust. Should the Company prepay this loan by July 23, 2019, the principal amount will be reduced by $25,000.

The principal amounts outstanding as at December 31, 2018 and 2017, were $190,000 and $nil, respectively.

WASHOE WELLNESS, LLC

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

12.	MEMBERS’ EQUITY

In a series of transaction in Q2 2018, the Company adjusted its capital structure. On May 31, 2018, the Company (i) added additional members, granting them membership interests in exchange for services provided on a historical and ongoing basis, (ii) created a revised membership class structure to reflect these new members and (iii) allowed an existing member to make an additional capital contribution to the Company. On Jun 4, 2018, the aforementioned member increased the amount of the additional capital contribution of $1,100,000.

13.	RELATED PARTY TRANSACTIONS AND BALANCES

Related parties are defined as management and members of the Company and/or members of their immediate family and/or other companies and/or entities in which a member or senior officer is a principal owner or senior executive.

Other than disclosed elsewhere in the consolidated financial statements, related party transactions and balances are as follows:

Included in other income for the years ended December 31, 2018 and 2017, is management fees of $125,000 and $201,000, respectively, received from a related corporation. The management fee is paid monthly. The monthly fee varied based on an allocation of the Company’s expenses and was a month-to-month arrangement.

During the year ended December 31, 2018, sales of $5,016,480 made to a related corporation is included in revenues and purchases of $830,221 from a related corporation is included in cost of goods sold.

Advance from a related corporation of $690,461 and $150,190, respectively, was outstanding as at December 31, 2018 and 2017. The advance from a related corporation is unsecured, interest free and is repayable on demand.

During the years ended December 31, 2018 and 2017, management fees of $280,000 and $nil, respectively, were paid to a related party under consulting agreements. TRE and TRB each pay $20,000 per month ($40,000 per month in total) under these agreements, which were executed and were effective on June 1, 2018. These agreements have a three-year term and automatically renew every three years unless any party gives notice of their intent to terminate the agreement. Any party may also terminate the agreement at any time with 120 days notice.

The following outlines the compensation of the Company’s key management personnel:

	2018	2017
	$	$
Salaries and benefits to key management personnel	127,124	179,754

14.	CAPITAL MANAGEMENT

The Company manages its capital structure and makes adjustments to it, based on the funds available to the Company, in order to support business development. The Members do not establish quantitative return on capital criteria for management, but rather relies on the expertise of the Company’s management to sustain future development of the business.

WASHOE WELLNESS, LLC

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

14.	CAPITAL MANAGEMENT (Continued)

The Company defines capital to include its Members’ equity. In order to carry out the planned business development and pay for administrative costs, the Company will spend its existing working capital and raise additional amounts as needed. There were no changes in the Company’s approach to capital management during the year ended December 31, 2018. The Company is not subject to externally imposed capital requirements. As at December 31, 2018 and 2017, the capital of the Company was $3,950,565 and $2,444,394, respectively.

The Company raises capital, as necessary, to meet its needs and take advantage of perceived opportunities and, therefore, does not have a numeric target for its capital structure. Funds are primarily secured through cash injection by the Members of the Company. There can be no assurance that the Company will be able to continue raising equity capital in this manner. Management reviews its capital management approach on an ongoing basis and believes that this approach, given the relative size of the Company, is reasonable.

The Company invests all capital that is surplus to its immediate operational needs in short-term, liquid and highly rated financial instruments.

15.	GENERAL AND ADMINISTRATIVE

General and administrative expenses were comprised of:

	2018	2017
	$	$
Salaries and benefits	393,464	531,962
Rent [Note 16]	7,872	10,284
Taxes and licenses	5,766	38,698
Professional and consulting fees	112,281	47,494
Insurance	6,679	31,044
Office expenses	37,699	30,638
Computer expenses	69,605	50,495
Shipping expenses	51,682	62,021
Utilities	5,381	4,111
Others	135,434	35,992
	825,863	842,739

WASHOE WELLNESS, LLC

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

16.	COMMITMENTS AND CONTINGENCIES

Operating Leases

Effective March 1, 2017, the Company conducted operations in facilities leased from a related party. The leases expire through 2022 and contain certain renewal provisions. Future minimum lease payments under non-cancelable operating leases having an initial or remaining term of more than one year are as follows:

Year ending December 31	S
2019	243,336
2020	250,634
2021	258,156
2022	41,236
793,362

Total rent expensed for the years ended December 31, 2018 and 2017, were $7,872 and $10,284, respectively.

Contingencies

The Company’s operations are subject to a variety of local and state regulation. Failure to comply with one or more of those regulations could result in fines, restrictions on its operations, or losses of permits and/or licenses that could result in the Company ceasing operations. While management of the Company believes that the Company is in compliance with applicable local and state regulation at December 31, 2018, cannabis regulations continue to evolve and are subject to differing interpretations. As a result, the Company may be subject to regulatory fines, penalties, or restrictions in the future.

Claims and Litigation

From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. At December 31, 2018, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of the Company’s operations. There are also no proceedings in which any of the Company’s directors, officers or affiliates is an adverse party or has a material interest adverse to the Company’s interest.

17.	FINANCIAL RISK FACTORS

The Company’s financial instruments mainly comprise of cash, accounts receivable, loans receivable, trade payables, accrued liabilities, advance from a related corporation and debts payable.

(a) Fair Value

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value measurement is based on the presumption that the transaction to sell the asset or transfer the liability takes place either in the principal market for the asset or liability or in the absence of a principal market, in the most advantageous market for the asset or liability. The principal or the most advantageous market must be accessible by the Company.

WASHOE WELLNESS, LLC

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

17.	FINANCIAL RISK FACTORS (Continued)

(a) Fair Value (Continued)

The fair value of an asset or a liability is measured using the assumptions that market participants would use when pricing the asset or liability, assuming that market participants act in their economic best interest. A fair value measurement of a non-financial asset takes into account a market participant’s ability to generate economic benefits from the asset’s highest and best use or by selling it to another market participant that would utilise the asset in its highest and best use.

The Company uses valuation techniques that are appropriate in the circumstances and for which sufficient data are unobservable inputs.

All assets and liabilities for which fair value is measured or disclosed in the consolidated financial statements are categorised within the fair value hierarchy. This is described, as follows, based on the lowest level input that is significant to the fair value measurement as a whole:

• Level 1 inputs are quoted prices in active markets for identical assets or liabilities at the measurement date.

• Level 2 inputs are observable inputs other than quoted prices included within Level 1, such as quoted prices for similar assets or liabilities in active markets, quoted prices for identical assets or liabilities in markets that are not active, or other inputs that are observable directly or indirectly.

• Level 3 inputs are unobservable inputs for the asset or liability that reflect the reporting entity’s own assumptions and are not based on observable market data.

WASHOE WELLNESS, LLC

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

17.	FINANCIAL RISK FACTORS (Continued)

The classification of financial instruments at their carrying and fair values is as follows:

	Carrying values				Fair values
Financial assets	FVTPL	FVTOCI	AC	Total	Total
December 31, 2018	$	$	$	$	$
Cash	345,987	-	-	345,987	345,987
Accounts receivable	-	-	350,974	350,974	350,974
Other receivables	-	-	11,532	11,532	11,532
	345,987	-	362,506	708,493	708,493

December 31, 2017		-
Cash	1,435,345	-	-	1,435,345	1,435,345
Accounts receivable	-	-	130,890	130,890	130,890
Loans receivable	-	-	240,000	240,000	240,000
	1,435,345	-	370,890	1,806,235	1,806,235

	Carrying values			Fair values
Financial liabilities	FVTPL	AC	Total	Total
December 31, 2018	$	$	$	$
Trade payables	-	861,240	861,240	861,240
Accrued liabilities	-	107,472	107,472	107,472
Advance from a related corporation	-	690,461	690,461	690,461
Debts payable	-	9,182,006	9,182,006	9,182,006
		10,841,179	10,841,179	10,841,179
December 31, 2017	$	$	$	$
Trade payables	-	213,856	213,856	213,856
Accrued liabilities	-	92,368	92,368	92,368
Advance from a related corporation	-	150,190	150,190	150,190
Debts payable	-	9,062,092	9,062,092	9,062,092
	-	9,518,506	9,518,506	9,518,506

The Company’s financial instruments as at December 31, 2018 and 2017 classified as “Level 1 - quoted prices in active markets” is cash. The Company has determined that there have been no transfers between levels in the hierarchy by re-assessing categorization at the reporting date.

The Company is exposed to credit risk, liquidity risk and interest rate risk. The Company’s management oversees the management of these risks. The Company’s management is supported by the Members that advises on financial risks and the appropriate financial risk governance framework for the Company. The Company’s financial risk activities are governed by appropriate policies and procedures and that financial risks are identified, measured and managed in accordance with group policies and group risk appetite.

WASHOE WELLNESS, LLC

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

17.	FINANCIAL RISK FACTORS (Continued)

(b) Credit Risk

Credit risk is the risk of unexpected loss if a customer or third party to a financial instrument fails to meet its contractual obligations. Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash and accounts receivable. For its accounts receivable, the Company ensures to deal with creditworthy customers. As at December 31, 2018 and 2017, the maximum amount exposed to credit risks was $708,493 and $1,566,235 respectively.

During the years ended December 31, 2018 and 2017, revenue from one customer is approximately 69% and 43%, respectively, of total revenues and purchases of raw materials from two suppliers were approximately $nil% and 40%, respectively, of total purchases.

(c) Liquidity Risk

Liquidity risk is the risk that the Company is unable to generate or obtain sufficient cash in a cost-effective manner to fund its obligations as they come due. The Company’s approach to managing liquidity risk is to ensure that it will have sufficient liquidity to meet liabilities when due. The Company manages liquidity risk through obtaining financing from its members and third parties. As at December 31, 2018, all trade payables and accrued liabilities are due within a year, whereas, long term debts over a period of seven years.

(d) Interest Rate Risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company is exposed to interest rate risk on its long-term debts.

18.	SEGMENTED INFORMATION

Operating and Geographical Segments

An operating segment is defined as a component of the Company:

• that engages in business activities from which it may earn revenues and incur expenses;

• whose operating results are reviewed regularly by the entity’s chief operating decision maker; and;

• for which discrete financial information is available.

At December 31, 2018 and 2017, the Company’s operations comprise a single reporting operation and geographical segment engaged in the growing, processing and distribution of cannabis.

19.	SUBSEQUENT EVENTS

The Company’s management has evaluated subsequent events up to August 2, 2019, the date the consolidated financial statements were issued, and determined the following event:

On May 24, 2019 — Ayr Strategies Inc. (“AYR”), formerly Cannabis Strategies Acquisition Corp. closed its previously announced Qualifying Transaction. Through the qualifying transaction, AYR has created a vertically integrated Multi-State Operator in the U.S. cannabis sector, with an initial anchor portfolio in the Eastern and Western United States.

SCHEDULE “D”

LIVFREE ANNUAL FINANCIAL STATEMENTS

(see attached)

LIVFREE WELLNESS, LLC

Consolidated Financial Statements

As of and for the Years Ended
December 31, 2018 And 2017

(EXPRESSED IN UNITED STATES DOLLARS)

LIVFREE WELLNESS, LLC

Consolidated Financial Statements

December 31, 2018 and 2017

Page

Management’s Responsibility for Financial Reporting	1

Independent Auditor’s Report	2-3

Financial Statements

Consolidated Statements of Financial Position	4

Consolidated Statements of Operations	5

Consolidated Statements of Changes in Members’ Equity	6

Consolidated Statements of Cash Flows	7

Notes to the Consolidated Financial Statements	8-22

MANAGEMENT’S RESPONSIBILITY FOR

FINANCIAL REPORTING

Management’s Responsibility

To the Members of LivFree Wellness, LLC:

The accompanying consolidated financial statements and other financial information in this report were prepared by management of LivFree Wellness, LLC (“the Company”), reviewed by the Audit Committee and approved by the Board of Directors.

Management is responsible for the consolidated financial statements and believes that they fairly present the Company’s financial condition and results of operations in conformity with International Financial Reporting Standards. Management has included in the Company’s consolidated financial statements amounts based on estimates and judgments that it believes are reasonable, under the circumstances.

To discharge its responsibilities for financial reporting and safeguarding of assets, management believes that it has established appropriate systems of internal accounting control which provide reasonable assurance that the financial records are reliable and form a proper basis for the timely and accurate preparation of consolidated financial statements. Consistent with the concept of reasonable assurance, the Company recognizes that the relative cost of maintaining these controls should not exceed their expected benefits. Management further assures the quality of the financial records through careful selection and training of personnel and through the adoption and communication of financial and other relevant policies.

These consolidated financial statements have been audited by the Company’s auditors, Macias Gini & O’Connell LLP, and their report is presented herein.

August 2, 2019

“Steve Menzies” (Signed)	“Timothy Harris” (Signed)
Managing Member	Chief Financial Officer

1

Independent Auditor’s Report

To the Members of LivFree Wellness, LLC:

Opinion

We have audited the consolidated financial statements of LivFree Wellness, LLC (the “Company”), which comprises the consolidated statements of financial position as at December 31, 2018 and 2017, and the consolidated statements of operations, changes in members’ equity and cash flows for the years then ended, and notes to the consolidated financial statements, including a summary of significant accounting policies.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as at December 31, 2018 and 2017, and its consolidated financial performance and its consolidated cash flows for the years then ended in accordance with International Financial Reporting Standards.

Basis for Opinion

We conducted our audits in accordance with Canadian generally accepted auditing standards. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are independent of the Company in accordance with the ethical requirements that are relevant to our audits of the consolidated financial statements in Canada, and we have fulfilled our other ethical responsibilities in accordance with these requirements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with International Financial Reporting Standards and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is responsible for assessing the Company’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the Company or to cease operations, or has no realistic alternative but to do so.

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with Canadian generally accepted auditing standards will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these consolidated financial statements.

Macias Gini & O’Connell LLP 12264 El Camino Real, Suite 402 San Diego, CA 92130	2	www.mgocpa.com

As part of an audit in accordance with Canadian generally accepted auditing standards, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

•	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion.

The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control.
•	Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by management.
•	Conclude on the appropriateness of management’s use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the entity’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor’s report to the related disclosures in the consolidated financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause the Company to cease to continue as a going concern.
•	Evaluate the overall presentation, structure and content of the consolidated financial statements, including the disclosures, and whether the consolidated financial statements represent the underlying transactions and events in a manner that achieves fair presentation.

We communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audits and significant audit findings, including any significant deficiencies in internal control that we identify during our audits.

San Diego, California

August 2, 2019

3

LIVFREE WELLNESS, LLC
Consolidated Statements of Financial Position
At December 31, 2018 and 2017

	2018	2017
	$	$
ASSETS
Current
Cash and cash equivalents	2,196,398	898,658
Inventory [Note 5]	2,344,459	1,396,981
Due from a related corporation	-	590,495
Prepaid expenses and other assets	248,769	148,224
	4,789,626	3,034,358
Property, plant and equipment [Note 6]	1,625,978	1,390,530
Investment in associate [Note 7]	3,354,501	1,586,966
Total assets	9,770,105	6,011,854

LIABILITIES
Current
Trade payables	1,150,649	133,849
Accrued liabilities	984,367	558,305
Distributions payables	280,000	1,980,000
Debt payable - current portion [Note 8]	220,000	220,000
	2,635,016	2,892,154
Debt payable - Non-current portion [Note 81]	-	240,000
Total liabilities	2,635,016	3,132,154

MEMBERS’ EQUITY [Note 9]	7,135,089	2,879,700

Total liabilities and members’ equity	9,770,105	6,011,854

Nature of operations [Note 1]

Commitments and contingencies [Note 13]

Subsequent events [Note 16]

Approved and authorized by the Board of Directors on August 2, 2019

“Steve Menzies” (Signed)	“Timothy Harris” (Signed)
Managing Member	Chief Financial Officer

The accompanying notes are an integral part of these consolidated financial statements.

4

LIVFREE WELLNESS, LLC

Consolidated Statements of Operations

For the Years Ended December 31, 2018 and 2017

	2018	2017
	$	$

Revenues, net of discounts	34,058,319	14,465,998

Cost of goods sold	22,142,020	9,254,267

Gross profit	11,916,299	5,211,731

Expenses
General and administrative [Note 12]	4,024,862	2,421,520

Sales and marketing	512,282	299,681

Depreciation [Note 6]	191,301	145,099

Total expenses	4,728,445	2,866,300

Income from operations	7,187,854	2,345,431

Other (income) expense
Share of income on investment in associate [Note 7]	(274,899)	(586,966)
Loss on disposal of property, plant and equipment	-	4,043
Total other income	(274,899)	(582,923)

Net income	7,462,753	2,928,354

The accompanying notes are an integral part of these consolidated financial statements.

5

LIVFREE WELLNESS, LLC

Consolidated Statements of Changes in Members’ Equity

For the Years Ended December 31, 2018 and 2017

$
Balance as at December 31, 2016	1,143,139

Contribution [Note 9]	788,207

Distributions	(1,980,000)

Net income	2,928,354

Balance as at December 31, 2017	2,879,700

Contribution [Note 9]	92,636

Distributions	(3,300,000)

Net income	7,462,753

Balance as at December 31, 2018	7,135,089

The accompanying notes are in integral part of these consolidated financial statements.

6

LIVFREE WELLNESS, LLC

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2018 and 2017

	2018	2017
	$	$
Operating activities
Net income	7,462,753	2,928,354

Adjustments for items not affecting cash:
Depreciation	191,301	145,099
Share of income on equity investments	(274,899)	(586,966)
Loss on disposal of property, plant and equipment	-	4,043
Bad Debt Expenses	297,192	-
Changes in working capital items:
Inventory	(947,478)	(1,198,265)
Due from (to) a related corporation	293,303	(563,518)
Prepaid expenses and other assets	(100,545)	(12,105)
Trade payables	1,016,800	133,849
Accrued liabilities	426,062	434,737
Cash provided by operating activities	8,364,489	1,285,228

Investing activities
Change in investment in associates, net	(1,492,636)	(1,000,000)
Purchase of property, plant and equipment	(426,749)	(248,481)
Cash used in investing activities	(1,919,385)	(1,248,481)

Financing activities
Repayment of debt	(240,000)	-
Payment on distributions payables	(1,980,000)	-
Contribution	92,636	788,207
Distributions	(3,020,000)	-
Cash (used in) provided by financing activities	(5,147,364)	788,207

Net increase in cash	1,297,740	824,954
Cash, beginning of year	898,658	73,704
Cash, end of year	2,196,398	898,658

Non-Cash supplementary information
Distributions payable	(280,000)	(1,980,000)

The accompanying notes are an integral part of these consolidated financial statements.

7

LIVFREE WELLNESS, LLC

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

1.	NATURE OF OPERATIONS

LivFree Wellness, LLC (“LivFree” or the “Company”) [formerly LivFree Wellness Reno LLC (“Reno”)] was incorporated as a Limited Liability Company on August 16, 2014 in the State of Nevada, United States of America (“USA”). The Company’s head office is located at 5347 S. Decatur Blvd, Las Vegas, NV 89118.

The Company’s principal activities are buying and selling of cannabis as regulated under the laws applicable in the USA.

2.	BASIS OF PRESENTATION

2.1 Statement of Compliance

These consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board (“IASB”) and Interpretations of the International Financial Reporting Interpretations Committee (“IFRIC”).

These consolidated financial statements were approved and authorized for issue by the Board of Directors of the Company on August 2, 2019.

2.2 Basis of Presentation

These consolidated financial statements have been prepared on the historical cost basis except for certain financial instruments, which are measured at fair value, as explained in the accounting policies set out in Note 3. The consolidated financial statements are presented in US dollars which is the presentation and functional currency of the Company.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

3.1 Basis of Consolidation

The consolidated financial statements include the financial statements of the Company and its wholly owned subsidiaries Billco Holdings, LLC (“Billco”) and BP Solutions LLC (“BP”), Limited Liabilities Companies, incorporated in the state of Nevada. The results of subsidiaries acquired or disposed of during the year is included in the consolidated statements of operations from the effective date of acquisition or up to the effective date of disposal, as appropriate. All inter-company transactions, balances, income and expenses are eliminated on consolidation. The financial statements of the subsidiaries are prepared for the same reporting period as the Company, using consistent accounting policies.

8

LIVFREE WELLNESS, LLC

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

3.2 Revenues

IFRS 15 specifies how and when revenues should be recognized based on a five-step model, which is applied to all contracts with customers. The Company has applied IFRS 15 retrospectively and determined that there is no change to the comparative periods or transitional adjustments required as a result of the adoption of this standard. The Company’s accounting policy for revenue recognition under IFRS 15 is to follow a five-step model to detennine the amount and timing of revenue to be recognized:

•	Identifying the contract with a customer
•	Identifying the performance obligations within the contract
•	Determining the transaction price
•	Allocating the transaction price to the performance obligations
•	Recognizing revenue when/as performance obligation(s) are satisfied.

Revenue from buying and selling of cannabis is recognized when the Company transfers control of the good to the customer. In some cases, judgement is required in determining whether the customer is a business or the end consumer. This evaluation was made on the basis of whether the business obtains control of the product before transferring to the end consumer. Control of the product transfers at a point in time either upon shipment to or receipt by the customer, depending on the contractual terms.

The Company recognizes revenue in an amount that reflects the consideration that the Company expects to receive taking into account any variation that may result from rights of return.

The pattern and timing of revenue recognition under the new standard is consistent with prior year practice.

There were no adjustments recognized on the adoption of IFRS 15 in the year ended December 31, 2018.

3.3 Property, Plant and Equipment (“PPE”)

Property, plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses. The cost of an item of PPE consists of the purchase price, any costs directly attributable to bringing the asset to the location and condition necessary for its intended use and an initial estimate of the costs of dismantling and removing the item and restoring the site on which it is located.

Depreciation is provided at rates calculated to write off the cost of PPE, less their estimated residual value, using the straight-line method over the following expected useful lives:

•	Leasehold improvements – the shorter of the useful life or life of the lease
•	Furniture and fixtures – 5-10 years
•	Office and equipment – 3-5 years

An item of PPE is derecognized upon disposal, when held for sale or when no future economic benefits are expected to arise from the continued use of the asset. Any gain or loss arising on disposal of the asset, determined as the difference between the net disposal proceeds and the carrying amount of the asset, is recognized in the statement of income (loss).

Assets in process are transferred to the appropriate asset class when available for use and depreciation of the assets commences at that point of time.

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LIVFREE WELLNESS, LLC

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

3.3 Property, plant and equipment (“PPE”) (Continued)

The Company conducts an annual assessment of the residual balances, useful lives and depreciation methods being used for PPE and any changes arising from the assessment are applied by the Company prospectively.

Where an item of property, plant and equipment comprises major components with different useful lives, the components are accounted for as separate items of property, plant and equipment. Expenditures incurred to replace a component of an item of property, plant and equipment that is accounted for separately, including major inspection and overhaul expenditures are capitalized.

3.4 Taxation

The Company is considered a Limited Liability Company for income tax purposes, for the years ended December 31, 2018 and 2017. Therefore, the Company’s taxable income is allocated to the members for inclusion on their respective income tax returns.

As the Company operates in the cannabis industry, it is subject to the limits of IRC Section 280E under which the Company is only allowed to deduct expenses directly related to sales of product. This results in pennanent differences between ordinary and necessary business expenses deemed non-allowable under IRC Section 280E.

3.5 Financial Instruments

Recognition and Initial Measurement

Financial assets and financial liabilities, including derivatives, are recognized in the consolidated statements of financial position when the Company becomes a party to the contractual provisions of a financial instrument or non-financial derivative contract. All financial instruments are measured at fair value on initial recognition. Transaction costs that are directly attributable to the acquisition or issuance of financial assets and financial liabilities, other than financial assets and financial liabilities classified as FVTPL, are added to or deducted from the fair value on initial recognition. Transaction costs directly attributable to the acquisition of financial assets or financial liabilities classified as FVTPL are recognized immediately in net loss.

Classification and Subsequent Measurement

The Company classifies financial assets, at the time of initial recognition, according to the Company’s business model for managing the financial assets and the contractual terms of the cash flows. Financial assets are classified in the following measurement categories:

a)	amortized cost (“AC”);
b)	fair value through profit or loss (“FVTPL”); and
c)	fair value through other comprehensive income (“FVTOCI”).

Financial assets are subsequently measured at amortized cost if both the following conditions are met and they are not designated as FVTPL: a) the financial asset is held within a business model whose objective is to hold financial assets to collect contractual cash flows; and b) the contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

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LIVFREE WELLNESS, LLC

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

3.5 Financial Instruments (Continued)

These assets are subsequently measured at amortized cost using the effective interest rate method, less any impairment, with gains and losses recognized in net income in the period that the asset is derecognized or impaired. All financial assets not classified as amortized cost as described above are measured at FVTPL or FVTOCI depending on the business model and cash flow characteristics. The Company has no financial assets measured at FVTOCI.

Financial liabilities are subsequently measured at amortized cost using the effective interest rate method with gains and losses recognized in net income in the period that the liability is derecognized, except for financial liabilities classified as FVTPL.

Financial instruments are classified into one of the following categories: FVTPL; financial assets at amortized cost, financial liabilities at amortized cost, and financial assets at FVTOCI.

Impairment of Financial Instruments

For accounts receivable, the Company applies the simplified approach to providing for expected credit losses prescribed by IFRS 9, which requires the use of the lifetime expected loss provision for all accounts receivable, trade based on the Company’s historical default rates over the expected life of the accounts receivable, trade and is adjusted for forward-looking estimates. The methodologies and assumptions, including any forecasts of future economic conditions, are reviewed regularly.

All individually significant loan receivables are assessed for impairment. All individually significant loans receivable found not to be specifically impaired are then collectively assessed for impairment. Loans receivables not individually significant are collectively assessed for impairment by grouping together loans receivable with similar risk characteristics.

Derecognition

The Company derecognizes financial assets only when the contractual rights to cash flows from the financial assets expire, or when it transfers the financial assets and substantially all of the associated risks and rewards of ownership to another entity. Gains and losses on derecognition are recognized in the consolidated statements of operations.

The Company derecognizes financial liabilities only when its obligations under the financial liabilities are discharged, cancelled or expired. Generally, the difference between the carrying amount of the financial liability derecognized and the consideration paid and payable, including any non-cash assets transferred or liabilities assumed, is recognized in the consolidated statements of operations.

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LIVFREE WELLNESS, LLC

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

3.6 Impairment of Non-Financial Assets

At each date of the consolidated statements of financial position, the Company reviews the carrying amounts of its long lived assets to determine whether there is an indication that those assets have suffered an impairment loss. If any such indication exists, or when annual impairment testing for an asset is required, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). Where it is not possible to estimate the recoverable amount of an individual asset, the Company estimates the recoverable amount of the cash generating unit to which the assets belong.

The recoverable amount is the higher of fair value less costs to sell and value in use. In assessing the value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. In detennining fair value less costs of disposal, recent market transactions are taken into account. If no such transactions can be identified, an appropriate valuation model is used. These calculations are corroborated by valuation multiples, quoted share prices for publicly traded companies or other available fair value indicators.

If the recoverable amount of an asset (or cash generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset (or cash generating unit) is reduced to its recoverable amount. An impairment loss is recognized immediately in the consolidated statements of operations, unless the relevant asset is carried at a revalued amount, in which case the impairment loss is treated as a revaluation decrease.

Where an impairment loss subsequently reverses, the carrying amount of the asset (cash generating unit) is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset (or cash generating unit) in prior years. A previously recognised impairment loss is reversed only if there has been a change in the assumptions used to detennine the asset’s recoverable amount since the last impairment loss was recognised.

3.7 Inventory

Inventories purchased from third parties represent finished goods that are valued at the lower of cost and net realizable value. Cost is determined using the weighted average costing method. Net realizable value is the estimated selling price in the ordinary course of business, less the estimated costs to sell. The Company reviews inventories for obsolete, redundant and slow-moving goods and any such inventories identified are written down to net realizable value. At December 31, 2018 and 2017, there were no reserves for inventories required.

3.8 Cash and Cash Equivalents

The Company considers all investments with original maturities of three months or less, that are highly liquid and readily convertible into cash, to be cash equivalents.

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LIVFREE WELLNESS, LLC

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

3.9 Provisions

Provisions are recognized when the Company has a present obligation (legal or constructive) that has arisen as a result of a past event and it is probable that a future outflow of resources will be required to settle the obligation, provided that a reliable estimate can be made of the amount of the obligation.

Provisions are measured at the present value of the expenditures expected to be required to settle the obligation using a pre-tax rate that reflects current market assessments of the time value of money and the risk specific to the obligation. The increase in the provision due to passage of time is recognized as interest expense.

3.10 Significant Accounting Judgments and Estimates

The application of the Company’s accounting policies requires management to use estimates and judgments that can have significant effect on the revenues, expenses, income (loss), assets and liabilities recognized and disclosures made in the consolidated financial statements.

Management’s best estimates concerning the future are based on the facts and circumstances available at the time estimates are made. Management uses historical experience, general economic conditions and assumptions regarding probable future outcomes as the basis for determining estimates. Estimates and their underlying assumptions are reviewed periodically and the effects of any changes are recognized immediately. Actual results could differ from the estimates used.

Management’s budget and strategic plans are fundamental information used as a basis for estimates necessary to prepare financial information. Management tracks performance as compared to the budget and significant variances in actual performance are a key trigger to assess whether certain estimates used in the preparation of financial information must be revised.

The following areas require management’s critical estimates and judgments:

(a)       Estimated useful lives and depreciation of property, plant and equipment.

Depreciation and depreciation of property, plant and equipment are dependent upon estimates of useful lives, which are determined through the exercise of judgements. The assessment of any impairment of these assets is dependent upon estimates of recoverable amounts that take into account factors such as economic and market conditions and the useful lives of assets.

3.11 Leases

The determination of whether an arrangement is (or contains) a lease is based on the substance of the arrangement at the inception of the lease. The arrangement is, or contains, a lease if fulfilment of the arrangement is dependent on the use of a specific asset or assets and the arrangement conveys a right to use the asset or assets, even if that right is not explicitly specified in an arrangement.

A lease is classified at the inception date as a finance lease or an operating lease. A lease that transfers substantially all the risks and rewards incidental to ownership to the Company is classified as a finance lease. An operating lease is a lease other than a finance lease. Operating lease payments are recognised as an operating expense in the consolidated statements of operations on a straight-line basis over the lease term.

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LIVFREE WELLNESS, LLC

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

3.12 Investment in Associates

An associate is an entity over which the Company exercises significant influence. Significant influence is the power to participate in the financial and operating policy of the investee but without control or joint control over those policies. Interests in associates are accounted for using the equity method, and are initially recognized at cost. Subsequent to initial recognition, the carrying value of the Company’s interest in an associate is adjusted for the Company’s share of income and distributions of the investee. The carrying value of associates is assessed for impairment at each statement of financial position date. Significant influence is the power to participate in the financial and operating policy decisions of the investee without control or joint control over those decisions. Significant influence is presumed if the Company holds between 20% and 50% of the voting rights, unless evidence exists to the contrary.

Joint control is the contractually agreed sharing of control of an arrangement, which exists only when decisions about the relevant activities require the unanimous consent of the parties sharing control. Investees in which the Company has joint control and rights to the net assets thereof, are defined as joint ventures. The Company has assessed that it has joint control over its investment in JDSS Investments LLC.

Investees in which the Company has significant influence are accounted for using the equity method. The Company’s interest in an investee is initially recorded at cost and is subsequently adjusted for the Company’s share of profit or income of the investee, less any impairment in the value of individual investments, less any dividends paid. Where the Company transacts with an investee, unrealized profits and losses are eliminated to the extent of the Company’s interest in that investee.

4.	CHANGES IN ACCOUNTING STANDARDS

Adoption of New Accounting Pronouncements

IFRS 9 - Financial Instruments

In August 2014, the IASB issued the final version of IFRS 9 – Financial Instruments (“IFRS 9”), which brings together the classification and measurement, impairment, and hedge-accounting phases of the IASB’s project to replace IAS 39 – Financial Instruments: Recognition and Measurement (“IAS 39”).

Classification and Measurement Financial assets are classified and measured based on the business model under which they are managed and the contractual cash flow characteristics of the financial assets. Financial liabilities are classified in a similar manner as under IAS 39, except that financial liabilities measured at fair value will have fair value changes resulting from changes in the entity’s own credit risk recognized in Other Comprehensive Income (“OCI”) instead of Net Income, unless this would create an accounting mismatch.

IFRS 9 contains three principal classification categories for financial assets: measured at amortized cost (“AC”), fair value through other comprehensive income (“FVTOCI”) and FVTPL. The standard eliminates the previous IAS 39 categories of held to maturity, loans and receivables, and available for sale.

Impairment – The measurement of impairment of financial assets is based on an expected credit loss model. It is no longer necessary for a triggering event to have occurred before credit losses are recognized. IFRS 9 also includes new disclosure requirements about expected credit losses and credit risk.

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LIVFREE WELLNESS, LLC

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

4.	CHANGES IN ACCOUNTING STANDARDS (Continued)

IFRS 9 - Financial Instruments (Continued)

Hedge Accounting – The new general hedge accounting model more closely aligns hedge accounting with risk management activities undertaken by entities when hedging their financial and non-financial risk exposures. It will provide more opportunities to apply hedge accounting to reflect actual risk management activities.

The Company adopted IFRS 9 effective from January 1, 2018. The adoption did not result in any material change.

IFRS 15: Revenue from Contracts with Customers:

IFRS 15 supersedes IAS 11 Construction Contracts, IAS 18 Revenue and related Interpretations and it applies to all revenue arising from contracts with customers, unless those contracts are in the scope of other standards. The new standard establishes a five-step model to account for revenue arising from contracts with customers. Under IFRS 15, revenue is recognised at an amount that reflects the consideration to which an entity expects to be entitled in exchange for transferring goods or services to a customer. The standard requires entities to exercise judgement, taking into consideration all of the relevant facts and circumstances when applying each step of the model to contracts with their customers. The standard also specifies the accounting for the incremental costs of obtaining a contract and the costs directly related to fulfilling a contract. The Company has adopted IFRS 15 from incorporation date.

IFRS 7. Financial Instruments: Disclosure

IFRS 7, Financial Instruments: Disclosure, was amended to require additional disclosures on transition from IAS 39 to IFRS 9. IFRS 7 is effective on adoption of IFRS 9, which is effective for annual periods commencing on or after January 1,2018. The adoption did not result in any material change.

Changes in Accounting Standards not yet Effective

IFRS 16 – Leases

In January 2016, the IASB issued IFRS 16 - Leases (“IFRS 16”), which replaces IAS 17 - Leases, and its associated interpretative guidance. IFRS 16 applies a control model to the identification of leases, distinguishing between a lease and a service contract on the basis of whether the customer controls the asset being leased. For those assets determined to meet the definition of a lease, IFRS 16 introduces significant changes to the accounting by lessees, introducing a single, on-balance sheet accounting model that is similar to current finance lease accounting, with limited exceptions for short-term leases or leases of low value assets. Lessor accounting remains similar to current accounting practice. The standard is effective for annual periods beginning on or after January 1, 2019, with early application permitted for entities that apply IFRS 15. The Company is currently evaluating the impact the final standard is expected to have on its consolidated financial statements and plans to adopt the requirements in 2019.

5.	INVENTORY

Inventory is comprised of finished goods.

Inventories expensed as cost of goods sold during the years ended December 31, 2018 and 2017, was $18,422,993 and $7,335,444, respectively.

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LIVFREE WELLNESS, LLC

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

6.	PROPERTY, PLANT AND EQUIPMENT

	Leasehold improvements	Furniture and fixtures	Office & Equipment	Total
	$	$	$	$
Cost
As at December 31, 2016	1,327,313	14,209	9,096	1,350,618
Additions	187,446	15,052	45,983	248,481
Disposals	-	-	(9,096)	(9,096)
As at December 31, 2017	1,514,759	29,261	45,983	1,590,003
Additions	321,454	27,344	77,951	426,749
As at December 31, 2018	1,836,213	56,605	123,934	2,016,752

Depreciation
As at December 31, 2016	56,746	408	2,274	59,428
Depreciation	134,215	3,262	7,622	145,099
Disposals	-	-	(5,054)	(5,054)
As at December 31, 2017	190,961	3,670	4,842	199,473
Depreciation	161,854	7,093	22,354	191,301
As at December 31, 2018	352,815	10,763	27,196	390,774

Net book value
As at December 31, 2017	1,323,798	25,591	41,141	1,390,530
As at December 31, 2018	1,483,398	45,842	96,738	1,625,978

Depreciation expense for the years ended December 31, 2018 and 2017, of $191,301 and $145,099, respectively, is included within operating expenses.

7.	INVESTMENT IN ASSOCIATE

Pursuant to Membership Interest Purchase and Sale Agreement dated July 1, 2017, the Company acquired a 50% membership interest in JDSS Investments LLC. Per the purchase agreement section 2.0, the total purchase price was $2.4 million. Management has concluded that the current investment is to be accounted for as an investment in associate using the equity method as detailed below:

	2018	2017
	$	$
Balance, at beginning of year	1,586,966	-
Additions	1,492,636	1,000,000
Share of income	274,899	586,966
Balance, at end of year	3,354,501	1,586,966

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LIVFREE WELLNESS, LLC

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

7.	INVESTMENT IN ASSOCIATE (Continued)

The following table presents a summary of the statements of financial position and statements of operations of the investee:

	2018	2017
	$	$
Current assets	2,490,315	529,714
Non-current assets	2,839,647	3,004,653
Current liabilities	314,421	80,636
Revenue	4,736,053	1,263,372
Income	595,147	419,397

8.	DEBT PAYABLE

Effective December 12, 2014, the Company obtained a loan of $460,000 from a third party. The loan is unsecured, carries no interest, and there is no repayment term.

On January 16, 2018, the Company entered into Settlement Agreement (the “Agreement”) with the debt holder and one of its existing members for the repayment of debt in accordance with an agreed repayment schedule. The Company agreed to pay $20,000 within 30 days from the execution of this Agreement and the remaining balance to be paid in 22 equal monthly payments of $20,000. The current and non-current portion of the debt has been classified in accordance with the agreed repayment schedule. The Company has provided a loan to the owner amounting to $280,000. The loan is interest free and repayable on demand.

The details of debt payable were as follows:

	2018	2017
	$	$
Debt payable to a third party	220,000	460,000
Less: Current portion	(220,000)	(220,000)
Debt payable - Non-current portion	-	240,000

9.	MEMBERS’ EQUITY

During the years ended December 31, 2018 and 2017, contributions by the members of the Company amounted to $92,636 and $788,207, respectively.

During the years ended December 31, 2018 and 2017, distributions to the members of the Company amounted to $3,300,000 and $1,980,000, respectively.

As at December 31, 2018 and 2017, distribution payable balance was $280,000 and $1,980,000, respectively.

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LIVFREE WELLNESS, LLC

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

10.	RELATED PARTY TRANSACTIONS AND BALANCES

Related parties are defined as management and members of the Company and/or members of their immediate family and/or other companies and/or entities in which a member or senior officer is a principal owner or senior executive.

Other than disclosed elsewhere in the consolidated financial statements, related party transactions and balances are as follows:

Total rent expense for the years ended December 31, 2018 and 2017, includes rent charged from a related corporation amounting to $68,260 and $nil, respectively.

During the years ended December 31, 2018 and 2017, purchases of harvested cannabis totaling $440,310 and $474,440, respectively, from a related party is included in cost of goods sold.

No compensation was paid to key management for the years ended December 31, 2018 and 2017.

11.	CAPITAL MANAGEMENT

The Company manages its capital structure and makes adjustments to it, based on the funds available to the Company, in order to support business development. The Members do not establish quantitative return on capital criteria for management, but rather relies on the expertise of the Company's management to sustain future development of the business. The Company defines capital to include its Members’ equity. In order to carry out the planned business development and pay for administrative costs, the Company will spend its existing working capital and raise additional amounts as needed. There were no changes in the Company's approach to capital management during the year ended December 31, 2018. The Company is not subject to externally imposed capital requirements. As at December 31, 2018 and 2017, the capital of the Company was $7,135,089 and $2,879,700, respectively.

The Company raises capital, as necessary, to meet its needs and take advantage of perceived opportunities and, therefore, does not have a numeric target for its capital structure. Funds are primarily secured through cash injection by the Members of the Company. There can be no assurance that the Company will be able to continue raising equity capital in this manner. Management reviews its capital management approach on an ongoing basis and believes that this approach, given the relative size of the Company, is reasonable.

The Company invests all capital that is surplus to its immediate operational needs in short-term, liquid and highly rated financial instruments.

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LIVFREE WELLNESS, LLC

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

12.	GENERAL AND ADMINISTRATIVE

General and administrative expenses were comprised of:
	2018	2017
	$	$
Salaries and benefits	1,738,572	1,283,492
Rent [Notes 10 & 13]	430,168	252,285
Taxes and licenses	45,457	21,681
Professional and consulting fees	796,701	323,340
Insurance	152,455	94,686
Office expenses	184,780	187,764
Travel	107,529	76,716
Utilities	98,963	45,228
Others	470,237	136,328
	4,024,862	2,421,520

13.	COMMITMENTS AND CONTINGENCIES

Operating Leases

Pursuant to various lease agreements, the Company conducted operations in facilities leased from third parties and a related party. The leases expire through 2022 and contain certain renewal provisions. Future minimum lease payments under non-cancelable operating leases having an initial or remaining term of more than one year are as follows:

Year ending December 31	$
2019	483,094
2020	501,595
2021	463,664
2022	348,649
1,797,002

Total rent expensed for the years ended December 31, 2018 and 2017, were $430,168 and $252,285, respectively.

Contingencies

The Company's operations are subject to a variety of local and state regulations. Failure to comply with one or more of those regulations could result in fines, restrictions on its operations, or losses of permits and/or licenses that could result in the Company ceasing operations. While management of the Company believes that the Company is in compliance with applicable local and state regulation at December 31, 2018, cannabis regulations continue to evolve and are subject to differing interpretations. As a result, the Company may be subject to regulatory fines, penalties, or restrictions in the future.

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LIVFREE WELLNESS, LLC

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

13.	COMMITMENTS AND CONTINGENCIES (Continued)

Claims and Litigation

From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. At December 31, 2018, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of the Company's operations. There are also no proceedings in which any of the Company's directors, officers or affiliates is an adverse party or has a material interest adverse to the Company's interest.

An affiliate of the Company engaged a contractor to determine if a site met the requirements for a new grow facility. Based on the survey done by the contractor, the Company proceeded with the purchase and incurred a loss when the site was subsequently determined not to be suitable. The Company filed a claim with the contractor’s insurer to recover its losses and commenced litigation when the insurer refused to pay any portion of the claim. In 2018, the Company’s legal counsel indicated they were not able to collect the $250,000 paid by the Company. As a result, the Company recognized $250,000 of bad debt expense.

14.	FINANCIAL RISK FACTORS

The Company’s financial instruments mainly comprise of cash, amounts due from a related corporation, trade payables, accrued liabilities, distributions payable and debts payable.

(a) Fair Value

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value measurement is based on the presumption that the transaction to sell the asset or transfer the liability takes place either in the principal market for the asset or liability or in the absence of a principal market, in the most advantageous market for the asset or liability. The principal or the most advantageous market must be accessible by the Company.

The fair value of an asset or a liability is measured using the assumptions that market participants would use when pricing the asset or liability, assuming that market participants act in their economic best interest. A fair value measurement of a non-financial asset takes into account a market participant's ability to generate economic benefits from the asset’s highest and best use or by selling it to another market participant that would utilise the asset in its highest and best use.

The Company uses valuation techniques that are appropriate in the circumstances and for which sufficient data are unobservable inputs.

All assets and liabilities for which fair value is measured or disclosed in the consolidated financial statements are categorised within the fair value hierarchy. This is described, as follows, based on the lowest level input that is significant to the fair value measurement as a whole:

•  Level 1 inputs are quoted prices in active markets for identical assets or liabilities at the measurement date.

•  Level 2 inputs are observable inputs other than quoted prices included within Level 1, such as quoted prices for similar assets or liabilities in active markets, quoted prices for identical assets or liabilities in markets that are not active, or other inputs that are observable directly or indirectly.

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LIVFREE WELLNESS, LLC

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

14.	FINANCIAL RISK FACTORS (Continued)

•  Level 3 inputs are unobservable inputs for the asset or liability that reflect the reporting entity’s own assumptions and are not based on observable market data.

The classification of financial instruments at their carrying and fair values is as follows:

	Carrying values				Fair values
Financial assets	FVTPL	FVTOCI	AC	Total	Total
December 31, 2018	$	$	$	$	$
Cash	2,196,398			2,196,398	2,196,398
Due from a related corporation	-	-	-	-	-
	2,196,398	-	-	2,196,398	2,196,398
December 31, 2017
Cash	898,658	-	-	898,658	898,658
Due from a related corporation	590,495	-	-	590,495	590,495
	1,489,153	-	-	1,489,153	1,489,153

	Carrying values			Fair values
Financial liabilities	FVTPL	AC	Total	Total
December 31, 2018	$	$	$	$
Trade payables	-	1,150,649	1,150,649	1,150,649
Accrued liabilities	-	984,367	984,367	984,367
Distributions payable	-	280,000	280,000	280,000
Debt payable	-	220,000	220,000	220,000
	-	2,635,016	2,635,016	2,635,016

December 31, 2017
Trade payables	-	133,849	133,849	133,849
Accrued liabilities	-	558,305	558,305	558,305
Distributions payable	-	1,980,000	1,980,000	1,980,000
Debt payable	-	460,000	460,000	460,000
	-	3,132,154	3,132,154	3,132,154

The Company’s financial instruments as at December 31, 2018 and 2017, classified as “Level 1 - quoted prices in active markets” is cash. The Company has determined that there have been no transfers between levels in the hierarchy by re-assessing categorization at the reporting date.

The Company is exposed to credit risk and liquidity risk. The Company’s management oversees the management of these risks. The Company's management is supported by the Members that advises on financial risks and the appropriate financial risk governance framework for the Company. The Company’s financial risk activities are governed by appropriate policies and procedures and that financial risks are identified, measured and managed in accordance with Company’s policies and Company’s risk appetite.

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LIVFREE WELLNESS, LLC

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2018 and 2017

14.	FINANCIAL RISK FACTORS (Continued)

(b) Credit Risk

Credit risk is the risk of unexpected loss if a customer or third party to a financial instrument fails to meet its contractual obligations. Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash and due from a related corporation. As at December 31, 2018 and 2017, the maximum amount exposed to credit risks was $2,196,398 and $1,489,153, respectively.

(c) Liquidity Risk

Liquidity risk is the risk that the Company is unable to generate or obtain sufficient cash in a cost-effective manner to fund its obligations as they come due. The Company’s approach to managing liquidity risk is to ensure that it will have sufficient liquidity to meet liabilities when due. The Company manages liquidity risk through obtaining financing from its members and third parties. As at December 31, 2018 and 2017, all trade payables and accrued liabilities are due within a year, whereas, long term debt over a period of two years.

15.	SEGMENTED INFORMATION

Operating and Geographical Segments

An operating segment is defined as a component of the Company:

•	that engages in business activities from which it may earn revenues and incur expenses;

•	whose operating results are reviewed regularly by the entity’s chief operating decision maker; and;

•	for which discrete financial information is available.

At December 31, 2018 and 2017, the Company’s operations comprise a single reporting operating and geographical segment engaged in buying and selling of cannabis.

16.	SUBSEQUENT EVENTS

The Company’s management has evaluated subsequent events up to August 2, 2019, the date the consolidated financial statements were issued, and determined the following event:

On May 24, 2019 – Ayr Strategies Inc. (“AYR”), formerly Cannabis Strategies Acquisition Corp. closed its previously announced Qualifying Transaction. Through the qualifying transaction, AYR has created a vertically integrated Multi-State Operator in the U.S. cannabis sector, with an initial anchor portfolio in the Eastern and Western United States.

22

SCHEDULE “E”

CANNAPUNCH ANNUAL FINANCIAL STATEMENTS

(see attached)

CANNAPUNCH OF NEVADA, LLC

Financial Statements

As of and for the Years Ended
December 31, 2018 and
As of and for the Period From

March 30, 2017 (Inception Date) To
December 31, 2017

(EXPRESSED IN UNITED STATES DOLLARS)

CANNAPUNCH OF NEVADA, LLC

Financial Statements

December 31, 2018 and 2017

Page

Management's Responsibility for Financial Reporting	1

Independent Auditor's Report	2-3

Financial Statements

Statements of Financial Position	4

Statements of Operations	5

Statements of Changes in Members’ Equity	6

Statements of Cash Flows	7

Notes to the Financial Statements	8-20

MANAGEMENT'S RESPONSIBILITY FOR

FINANCIAL REPORTING

Management's Responsibility

To the Members of CannaPunch of Nevada, LLC:

The accompanying financial statements and other financial information in this annual report were prepared by management of CannaPunch of Nevada, LLC ("the Company"), reviewed by the Audit Committee and approved by the Board of Directors.

Management is responsible for the financial statements and believes that they fairly present the Company's financial condition and results of operations in conformity with International Financial Reporting Standards. Management has included in the Company's financial statements amounts based on estimates and judgments that it believes are reasonable, under the circumstances.

To discharge its responsibilities for financial reporting and safeguarding of assets, management believes that it has established appropriate systems of internal accounting control which provide reasonable assurance that the financial records are reliable and form a proper basis for the timely and accurate preparation of financial statements. Consistent with the concept of reasonable assurance, the Company recognizes that the relative cost of maintaining these controls should not exceed their expected benefits. Management further assures the quality of the financial records through careful selection and training of personnel and through the adoption and communication of financial and other relevant policies.

These financial statements have been audited by the Company's auditors, Macias Gini & O'Connell LLP, and their report is presented herein.

August 2, 2019

“Mark Smith” (Signed)

Chief Executive Officer

1

Independent Auditor’s Report

To the Members of CannaPunch of Nevada, LLC:

Opinion

We have audited the financial statements of CannaPunch of Nevada, LLC (the “Company”), which comprises the statements of financial position as at December 31, 2018 and 2017, and the statements of operations, changes in members’ equity and cash flows for the year ended December 31, 2018 and for the period from March 30, 2017 (inception date) to December 31, 2017, and notes to the financial statements, including a summary of significant accounting policies.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2018 and 2017, and its financial performance and its cash flows for the year ended December 31, 2018 and for the period from March 30, 2017 (inception date) to December 31, 2017 in accordance with International Financial Reporting Standards.

Basis for Opinion

We conducted our audits in accordance with Canadian generally accepted auditing standards. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are independent of the Company in accordance with the ethical requirements that are relevant to our audits of the financial statements in Canada, and we have fulfilled our other ethical responsibilities in accordance with these requirements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with International Financial Reporting Standards and for such internal control as management determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is responsible for assessing the Company’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the Company or to cease operations, or has no realistic alternative but to do so.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with Canadian generally accepted auditing standards will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these financial statements.

Macias Gini & O’Connell LLP
12264 El Camino Real, Suite 402
San Diego, CA 92130	www.mgocpa.com

2

As part of an audit in accordance with Canadian generally accepted auditing standards, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion.

The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by management.

•	Conclude on the appropriateness of management's use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the entity’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor's report to the related disclosures in the financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor's report. However, future events or conditions may cause the Company to cease to continue as a going concern.

•	Evaluate the overall presentation, structure and content of the financial statements, including the disclosures, and whether the financial statements represent the underlying transactions and events in a manner that achieves fair presentation.

We communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audits and significant audit findings, including any significant deficiencies in internal control that we identify during our audits.

San Diego, California

August 2, 2019

3

CANNAPUNCH OF NEVADA, LLC

Statements of Financial Position

At December 31, 2018 and 2017

	2018	2017
	$	$
ASSETS
Current
Cash	122,367	146,817
Inventory [Note 5]	337,129	138,420
Accounts receivable, trade, no allowance	374,649	81,483
Prepaid expenses and other assets	-	22,645
	834,145	389,365
Machinery and equipment [Note 6]	22,154	21,601
Total assets	856,299	410,966

LIABILITIES
Current
Trade payables	174,902	26,752
Accrued liabilities	58,956	94,330
Advance from a member	1,402	-
Total liabilities	235,260	121,082

MEMBERS' EQUITY [Note 7]	621,039	289,884
Total liabilities and members' equity	856,299	410,966

Nature of operations [Note 1]

Commitments and contingencies [Note 12]

Subsequent events [Note 15]

Approved and authorized on behalf of the Board of Directors on August 2, 2019

“Mark Smith” (Signed)
Chief Executive Officer

The accompanying notes are an integral part of these financial statements.

4

CANNAPUNCH OF NEVADA, LLC

Statements of Operations

For the Year Ended December 31, 2018 and for the Period

from March 30, 2017 to December 31, 2017

	2018	2017
	$	$
Revenues, net of discounts	6,658,021	2,668,521

Cost of goods sold	2,961,681	1,330,007

Gross profit	3,696,340	1,338,514

Expenses
General and administrative [Note 10]	924,650	277,982

Sales and marketing	77,198	53,494

Licensor profit share [Note 11]	1,123,212	423,501

Total expenses	2,125,060	754,977

Net income	1,571,280	583,537

The accompanying notes are an integral part of these financial statements.

5

CANNAPUNCH OF NEVADA, LLC

Statements of Changes in Members’ Equity

For the Year Ended December 31, 2018 and for the Period

from March 30, 2017 to December 31, 2017

$
Contribution [Note 7]	58,135

Distributions	(351,788)

Net income	583,537

Balance as at December 31, 2017	289,884

Distributions	(1,240,125)

Net income	1,571,280

Balance as at December 31, 2018	621,039

The accompanying notes are in integral part of these financial statements.

6

CANNAPUNCH OF NEVADA, LLC

Statements of Cash Flows

For the Year Ended December 31, 2018 and for the Period

from March 30, 2017 to December 31, 2017

	2018	2017
	$	$
Operating activities
Net income	1,571,280	583,537

Adjustments for items not affecting cash:
Depredation	5,027	745
Changes in working capital items:
Inventory	(198,709)	(138,420)
Accounts receivable	(293,166)	(81,483)
Prepaid expenses and other assets	22,645	(22,645)
Trade payables	148,150	26,752
Accrued liabilities	(35,374)	94,330
Advance from a member	1,402	-
Cash provided by operating activities	1,221,255	462,816

Investing activities
Purchase of machinery and equipment	(5,580)	(22,346)
Cash used in investing activities	(5,580)	(22,346)

Financing activities
Contribution	-	58,135
Distributions	(1,240,125)	(351,788)
Cash used in financing activities	(1,240,125)	(293,653)

Net (decrease) increase in cash	(24,450)	146,817
Cash, beginning of the year/period	146,817	-
Cash, end of year/period	122,367	146,817

The accompanying notes are an integral part of these financial statements.

7

CANNAPUNCH OF NEVADA, LLC

Notes to the Financial Statements

For the Year Ended December 31, 2018 and for the Period

from March 30, 2017 to December 31, 2017

1.	NATURE OF OPERATIONS

CannaPunch of Nevada, LLC (“CannaPunch” or the “Company”) was incorporated as a Limited Liability Company on March 30, 2017 in the State of Nevada, United States of America (“USA”). The Company’s head office is located at 5425 Polaris Ave, Las Vegas, NV 89118.

The Company’s principal activities are the manufacture and distribution of cannabis infused products as regulated under the laws applicable in the USA.

2.	BASIS OF PRESENTATION

2.1 Statement of Compliance

These financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board (“IASB”) and Interpretations of the International Financial Reporting Interpretations Committee (“IFRIC”).

These financial statements were approved and authorized for issue by the Board of Directors of the Company on August 2, 2019.

2.2 Basis of Presentation

These financial statements have been prepared on the historical cost basis except for certain financial instruments, which are measured at fair value, as explained in the accounting policies set out in Note 3. The financial statements are presented in US dollars which is the presentation and functional currency of the Company.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

3.1 Revenue

IFRS 15 specifies how and when revenue should be recognized based on a five-step model, which is applied to all contracts with customers. The Company has applied IFRS 15 retrospectively and detennined that there is no change to the comparative periods or transitional adjustments required as a result of the adoption of this standard. The Company’s accounting policy for revenue recognition under IFRS 15 is to follow a five-step model to determine the amount and timing of revenue to be recognized:

•	Identifying the contract with a customer

•	Identifying the performance obligations within the contract

•	Determining the transaction price

•	Allocating the transaction price to the performance obligations

•	Recognizing revenue when/as performance obligation(s) are satisfied.

8

CANNAPUNCH OF NEVADA, LLC

Notes to the Financial Statements

For the Year Ended December 31, 2018 and for the Period

from March 30, 2017 to December 31, 2017

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

3.1 Revenue (Continued)

Revenue from manufacturing and distribution of cannabis is recognized when the Company transfers control of the good to the customer. In some cases, judgement is required in detennining whether the customer is a business or the end consumer. This evaluation was made on the basis of whether the business obtains control of the product before transferring to the end consumer. Control of the product transfers at a point in time either upon shipment to or receipt by the customer, depending on the contractual terms. The Company recognizes revenue in an amount that reflects the consideration that the Company expects to receive taking into account any variation that may result from rights of return. The pattern and timing of revenue recognition under the new standard is consistent with prior year practice. There were no adjustments recognized on the adoption of IFRS 15 in the year ended December 31, 2018.

3.2 Machinery and Equipment (“M&E”)

Machinery and equipment are stated at cost less accumulated depreciation and accumulated impairment losses. The cost of an item of M&E consists of the purchase price, any costs directly attributable to bringing the asset to the location and condition necessary for its intended use and an initial estimate of the costs of dismantling and removing the item and restoring the site on which it is located.

Depreciation is provided at rates calculated to write off the cost of M&E, less their estimated residual value, using the straight-line method over the expected useful life of 5 years for M&E.

An item of M&E is derecognized upon disposal, when held for sale or when no future economic benefits are expected to arise from the continued use of the asset. Any gain or loss arising on disposal of the asset, detennined as the difference between the net disposal proceeds and the carrying amount of the asset, is recognized in the statement of income.

Assets in process are transferred to the appropriate asset class when available for use and depreciation of the assets commences at that point of time.

The Company conducts an annual assessment of the residual balances, useful lives and depreciation methods being used for M&E and any changes arising from the assessment are applied by the Company prospectively.

Where an item of machinery and equipment comprise of major components with different useful lives, the components are accounted for as separate items of machinery and equipment. Expenditures incurred to replace a component of an item of machinery and equipment that is accounted for separately, including major inspection and overhaul expenditures are capitalized.

3.3 Taxation

The Company is considered a Limited Liability Company for income tax purposes, for the year ended December 31, 2018 and for the period from Match 30, 2017 (Date of inception) to December 31, 2017. Therefore, the Company’s taxable income is allocated to the members for inclusion on their respective income tax returns.

9

CANNAPUNCH OF NEVADA, LLC

Notes to the Financial Statements

For the Year Ended December 31, 2018 and for the Period

from March 30, 2017 to December 31, 2017

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

3.3 Taxation (Continued)

As the Company operates in the cannabis industry, it is subject to the limits of IRC Section 280E under which the Company is only allowed to deduct expenses directly related to sales of product. This results in permanent differences between ordinary and necessary business expenses deemed non-allowable under IRC Section 280E.

3.4 Financial Instruments

Recognition and Initial Measurement

Financial assets and financial liabilities, including derivatives, are recognized in the consolidated statements of financial position when the Company becomes a party to the contractual provisions of a financial instrument or non-fmancial derivative contract. All financial instruments are measured at fair value on initial recognition. Transaction costs that are directly attributable to the acquisition or issuance of financial assets and financial liabilities, other than financial assets and financial liabilities classified as FVTPL, are added to or deducted from the fair value on initial recognition. Transaction costs directly attributable to the acquisition of financial assets or financial liabilities classified as FVTPL are recognized immediately in net loss.

Classification and Subsequent Measurement

The Company classifies financial assets, at the time of initial recognition, according to the Company’s business model for managing the financial assets and the contractual terms of the cash flows. Financial assets are classified in the following measurement categories:

a)	amortized cost (“AC”);

b)	fair value through profit or loss (“FVTPL”); and

c)	fair value through other comprehensive income (“FVTOCI”).

Financial assets are subsequently measured at amortized cost if both the following conditions are met and they are not designated as FVTPL: a) the financial asset is held within a business model whose objective is to hold financial assets to collect contractual cash flows; and b) the contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

These assets are subsequently measured at amortized cost using the effective interest rate method, less any impairment, with gains and losses recognized in net income in the period that the asset is derecognized or impaired. All financial assets not classified as amortized cost as described above are measured at FVTPL or FVTOCI depending on the business model and cash flow characteristics. The Company has no financial assets measured at FVTOCI.

Financial liabilities are subsequently measured at amortized cost using the effective interest rate method with gains and losses recognized in net income in the period that the liability is derecognized, except for financial liabilities classified as FVTPL.

Financial instruments are classified into one of the following categories: FVTPL; financial assets at amortized cost, financial liabilities at amortized cost, and financial assets at FVTOCI.

10

CANNAPUNCH OF NEVADA, LLC

Notes to the Financial Statements

For the Year Ended December 31, 2018 and for the Period

from March 30, 2017 to December 31, 2017

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

3.4 Financial Instruments (Continued)

Impairment of Financial Instruments

For accounts receivable, the Company applies the simplified approach to providing for expected credit losses prescribed by IFRS 9, which requires the use of the lifetime expected loss provision for all accounts receivable, trade based on the Company’s historical default rates over the expected life of the accounts receivable, trade and is adjusted for forward-looking estimates. The methodologies and assumptions, including any forecasts of future economic conditions, are reviewed regularly.

All individually significant loan receivables are assessed for impairment. All individually significant loans receivable found not to be specifically impaired are then collectively assessed for impairment. Loans receivables not individually significant are collectively assessed for impairment by grouping together loans receivable with similar risk characteristics.

Derecognition

The Company derecognizes financial assets only when the contractual rights to cash flows from the financial assets expire, or when it transfers the financial assets and substantially all of the associated risks and rewards of ownership to another entity. Gains and losses on derecognition are recognized in the statements of operations.

The Company derecognizes financial liabilities only when its obligations under the financial liabilities are discharged, cancelled or expired. Generally, the difference between the carrying amount of the financial liability derecognized and the consideration paid and payable, including any non-cash assets transferred or liabilities assumed, is recognized in the statements of operations.

3.5 Impairment of Non-Financial Assets

At each date of the statements of financial position, the Company reviews the carrying amounts of its long-lived assets to determine whether there is an indication that those assets have suffered an impairment loss. If any such indication exists, or when annual impainnent testing for an asset is required, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). Where it is not possible to estimate the recoverable amount of an individual asset, the Company estimates the recoverable amount of the cash generating unit to which the assets belong.

The recoverable amount is the higher of fair value less costs to sell and value in use. In assessing the value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. In determining fair value less costs of disposal, recent market transactions are taken into account. If no such transactions can be identified, an appropriate valuation model is used. These calculations are corroborated by valuation multiples, quoted share prices for publicly traded companies or other available fair value indicators.

11

CANNAPUNCH OF NEVADA, LLC

Notes to the Financial Statements

For the Year Ended December 31, 2018 and for the Period

from March 30, 2017 to December 31, 2017

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

3.5 Impairment of Non-Financial Assets (Continued)

If the recoverable amount of an asset (or cash generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset (or cash generating unit) is reduced to its recoverable amount. An impairment loss is recognized immediately in the statements of operations, unless the relevant asset is carried at a revalued amount, in which case the impairment loss is treated as a revaluation decrease.

Where an impairment loss subsequently reverses, the carrying amount of the asset (cash generating unit) is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset (or cash generating unit) in prior years. A previously recognised impairment loss is reversed only if there has been a change in the assumptions used to detennine the asset’s recoverable amount since the last impairment loss was recognised.

3.6 Inventory

Inventories purchased from third parties comprise of raw materials and finished goods, and are valued at the lower of cost and net realizable value. Cost is determined using the weighted average costing method. Net realizable value is the estimated selling price in the ordinary course of business, less the estimated costs to sell. The Company reviews inventories for obsolete, redundant and slow-moving goods and any such inventories identified are written down to net realizable value. At December 31, 2018 and 2017, there were no reserves for inventories required.

3.7 Cash and Cash Equivalents

The Company considers all investments with original maturities of three months or less, that are highly liquid and readily convertible into cash, to be cash equivalents.

3.8 Provisions

Provisions are recognized when the Company has a present obligation (legal or constructive) that has arisen as a result of a past event and it is probable that a future outflow of resources will be required to settle the obligation, provided that a reliable estimate can be made of the amount of the obligation.

Provisions are measured at the present value of the expenditures expected to be required to settle the obligation using a pre-tax rate that reflects current market assessments of the time value of money and the risk specific to the obligation. The increase in the provision due to passage of time is recognized as interest expense.

3.9 Significant Accounting Judgments and Estimates

The application of the Company’s accounting policies requires management to use estimates and judgments that can have significant effect on the revenues, expenses, assets and liabilities recognized and disclosures made in the financial statements.

12

CANNAPUNCH OF NEVADA, LLC

Notes to the Financial Statements

For the Year Ended December 31, 2018 and for the Period

from March 30, 2017 to December 31, 2017

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

3.9 Significant Accounting Judgments and Estimates (Continued)

Management’s best estimates concerning the future are based on the facts and circumstances available at the time estimates are made. Management uses historical experience, general economic conditions and assumptions regarding probable future outcomes as the basis for determining estimates. Estimates and their underlying assumptions are reviewed periodically and the effects of any changes are recognized immediately. Actual results could differ from the estimates used.

Management’s budget and strategic plans are fundamental infonnation used as a basis for estimates necessary to prepare financial information. Management tracks performance as compared to the budget and significant variances in actual perfonuance are a key trigger to assess whether certain estimates used in the preparation of financial infonnation must be revised.

The following area require management’s critical estimates and judgments:

(a) Estimated useful lives and depreciation of machinery and equipment

Depreciation of machinery and equipment are dependent upon estimates of useful lives, which are detennined through the exercise of judgements. The assessment of any impairment of these assets is dependent upon estimates of recoverable amounts that take into account factors such as economic and market conditions and the useful lives of assets.

4.	CHANGES IN ACCOUNTING STANDARDS

Adoption of New Accounting Pronouncements

IFRS 9 - Financial Instruments

In July 2014, the IASB issued the final version of IFRS 9 – Financial Instruments (“IFRS 9”), which brings together the classification and measurement, impairment, and hedge-accounting phases of the LASB’s project to replace IAS 39 – Financial Instruments: Recognition and Measurement (“IAS 39”).

Classification and Measurement – Financial assets are classified and measured based on the business model under which they are managed and the contractual cash flow characteristics of the financial assets. Financial liabilities are classified in a similar manner as under IAS 39, except that financial liabilities measured at fair value will have fair value changes resulting from changes in the entity’s own credit risk recognized in Other Comprehensive Income (“OCI”) instead of Net Income, unless this would create an accounting mismatch.

IFRS 9 contains three principal classification categories for financial assets: measured at amortized cost (“AC”), fair value through other comprehensive income (“FVTOCI”) and FVTPL. The standard eliminates the previous IAS 39 categories of held to maturity, loans and receivables, and available for sale.

Impairment – The measurement of impairment of financial assets is based on an expected credit loss model. It is no longer necessary for a triggering event to have occurred before credit losses are recognized. IFRS 9 also includes new disclosure requirements about expected credit losses and credit risk.

13

CANNAPUNCH OF NEVADA, LLC

Notes to the Financial Statements

For the Year Ended December 31, 2018 and for the Period

from March 30, 2017 to December 31, 2017

4.	CHANGES IN ACCOUNTING STANDARDS (Continued)

Adoption of New Accounting Pronouncements (Continued)

Hedge Accounting The new general hedge accounting model more closely aligns hedge accounting with risk management activities undertaken by entities when hedging their financial and non-financial risk exposures. It will provide more opportunities to apply hedge accounting to reflect actual risk management activities.

The Company adopted IFRS 9 effective from January 1, 2018. The adoption did not result in any material change.

IFRS 15: Revenue from Contracts with Customers:

IFRS 15 supersedes IAS 11 Construction Contracts, IAS 18 Revenue and related Interpretations and it applies to all revenue arising from contracts with customers, unless those contracts are in the scope of other standards. The new standard establishes a five-step model to account for revenue arising from contracts with customers. Under IFRS 15, revenue is recognised at an amount that reflects the consideration to which an entity expects to be entitled in exchange for transferring goods or services to a customer. The standard requires entities to exercise judgement, taking into consideration all of the relevant facts and circumstances when applying each step of the model to contracts with their customers. The standard also specifies the accounting for the incremental costs of obtaining a contract and the costs directly related to fulfilling a contract. The Company has adopted IFRS 15 from incorporation date.

IFRS 7. Financial Instruments: Disclosure

IFRS 7, Financial Instruments: Disclosure, was amended to require additional disclosures on transition from IAS 39 to IFRS 9. IFRS 7 is effective on adoption of IFRS 9, which is effective for annual periods commencing on or after January 1, 2018.

Changes in Accounting Standards not yet Effective

IFRS 16–Leases

In January 2016, the IASB issued IFRS 16 – Leases (“IFRS 16”), which replaces IAS 17 – Leases, and its associated interpretative guidance. IFRS 16 applies a control model to the identification of leases, distinguishing between a lease and a service contract on the basis of whether the customer controls the asset being leased. For those assets detennined to meet the definition of a lease, IFRS 16 introduces significant changes to the accounting by lessees, introducing a single, on-balance sheet accounting model that is similar to current finance lease accounting, with limited exceptions for short-term leases or leases of low value assets. Lessor accounting remains similar to current accounting practice. The standard is effective for annual periods beginning on or after January 1, 2019, with early application permitted for entities that apply IFRS 15. The Company is currently evaluating the impact the final standard is expected to have on its financial statements and plans to adopt the requirements in 2019.

14

CANNAPUNCH OF NEVADA, LLC

Notes to the Financial Statements

For the Year Ended December 31, 2018 and for the Period

from March 30, 2017 to December 31, 2017

5.	INVENTORY

The Company’s inventory includes the following:

	December 31,	December 31,
	2018	2017
	$	$
Raw materials	65,193	23,283
Finished goods	271,936	115,137
	337,129	138,420

Inventories expensed as cost of goods sold during the years ended December 31, 2018 and 2017, was $2,247,538 and $1,025,749, respectively.

6.	MACHINERY AND EQUIPMENT

Machinery &
equipment
$
Cost
Additions	22,346
As at December 31, 2017	22,346
Additions	5,580
As at December 31, 2018	27,926

Depreciation
Depreciation	745
As at December 31, 2017	745
Depreciation	5,027
As at December 31, 2018	5,772

Net book value
As at December 31, 2017	21,601
As at December 31, 2018	22,154

Depreciation expense for the year ended December 31, 2018 and for the period from March 30, 2017 to December 31, 2017, of $5,027 and $745, respectively, is included in cost of goods sold.

7.	MEMBERS’ EQUITY

During the year ended December 31, 2018 and for the period from March 30, 2017 to December 31, 2017, the members of the Company contributed cash of $nil and $58,135, respectively, to the Company.

15

CANNAPUNCH OF NEVADA, LLC

Notes to the Financial Statements

For the Year Ended December 31, 2018 and for the Period

from March 30, 2017 to December 31, 2017

8.	RELATED PARTY TRANSACTIONS AND BALANCES

Related parties are defined as management and members of the Company and/or members of their immediate family and/or other companies and/or entities in which a member or senior officer is a principal owner or senior executive.

Other than disclosed elsewhere in the financial statements, related party transactions and balances are as follows:

During the year ended December 31, 2018 and for the period from March 30, 2017 to December 31, 20107, sales of $110,811 and $63,757, respectively, made to a related corporation is included in revenues and purchases of $120,681 and $51,358, respectively, from a related corporation is included in cost of goods sold.

No compensation was paid to key management for the year ended December 31, 2018 and for the period from March 30, 2017 to December 31, 2017.

Accounts receivable as at December 31, 2018 and December 31, 2017 include $953 and $nil, respectively, representing amounts due from a related corporation.

9.	CAPITAL MANAGEMENT

The Company manages its capital structure and makes adjustments to it, based on the funds available to the Company, in order to support business development. The Members do not establish quantitative return on capital criteria for management, but rather relies on the expertise of the Company’s management to sustain future development of the business. The Company defines capital to include its Members’ equity. In order to carry out the planned business development and pay for administrative costs, the Company will spend its existing working capital and raise additional amounts as needed. The Company is not subject to externally imposed capital requirements. As at December 31, 2018 and 2017, the capital of the Company was $621,039 and $289,884, respectively.

The Company raises capital, as necessary, to meet its needs and take advantage of perceived opportunities and, therefore, does not have a numeric target for its capital structure. Funds are primarily secured through cash injection by the Members of the Company. There can be no assurance that the Company will be able to continue raising equity capital in this manner. Management reviews its capital management approach on an ongoing basis and believes that this approach, given the relative size of the Company, is reasonable.

The Company invests all capital (after dividend) that is surplus to its immediate operational needs in short-term, liquid and highly rated financial instruments.

16

CANNAPUNCH OF NEVADA, LLC

Notes to the Financial Statements

For the Year Ended December 31, 2018 and for the Period

from March 30, 2017 to December 31, 2017

10.	GENERAL AND ADMINISTRATIVE

General and administrative expenses were comprised of:

	2018	2017
	$	$
Salaries and benefits	642,179	209,004
Taxes and Licenses	109,948	22,383
Travel	40,508	24,128
Meals	9,452	7,648
Office expenses	3,972	4.829
Professional and consultmg fees	108,403	3.384
Others	10,188	6,606
	924,650	277,982

11.	LICENSOR PROFIT SHARE

Effective March 31, 2017, the Company entered into a Licensing Agreement (the “Agreement”) with a Third Party (“Licensor”) for use of Licensor’s medical (and subsequent adult use recreational) marijuana production establishment and equipment, in order to produce wholesale and certain retail marijuana edible and infused products for a period of 5 years to be renewed annually by mutual agreement.

Pursuant to the terms of the Agreement, 50% of profits or EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) generated by sales, shall be paid as License Fee, along with any taxes and fees paid by the Licensor. On December 31, 2017, the Agreement was amended by signing a subsequent license fee agreement memo (the “Memo”). In accordance with the Memo, license fee payable by the Company would work as a credit netted against any amounts owed by Licensor for product purchases less any amounts owed by the Company for reimbursement of taxes and utilities to the Licensor.

On September 18, 2018, the Company entered into a Supply Agreement with the Licensor, which is contingent upon cancellation of the license fee Agreement. Pursuant to this Supply Agreement, the Company agreed to offer a 20% discount on its lowest retail price to the Licensor for a period of 5 years.

12.	COMMITMENTS AND CONTINGENCIES

Contingencies

The Company’s operations are subject to a variety of local and state regulations. Failure to comply with one or more of those regulations could result in fines, restrictions on its operations, or losses of permits and/or licenses that could result in the Company ceasing operations. While management of the Company believes that the Company is in compliance with applicable local and state regulation at December 31, 2018, cannabis regulations continue to evolve and are subject to differing interpretations. As a result, the Company may be subject to regulatory fines, penalties, or restrictions in the future.

17

CANNAPUNCH OF NEVADA, LLC

Notes to the Financial Statements

For the Year Ended December 31, 2018 and for the Period

from March 30, 2017 to December 31, 2017

12.	COMMITMENTS AND CONTINGENCIES (Continued)

Claims and Litigation

From time to time, the Company may be involved in litigation relating to claims arising out of operations in the nonnal course of business. At December 31, 2018, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of the Company’s operations. There are also no proceedings in which any of the Company’s directors, officers or affiliates is an adverse party or has a material interest adverse to the Company’s interest.

13.	FINANCIAL RISK FACTORS

The Company’s financial instruments mainly comprise of cash, account receivables, trade payables, accrued liabilities and advance from a member.

(a) Fair Value

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value measurement is based on the presumption that the transaction to sell the asset or transfer the liability takes place either in the principal market for the asset or liability or in the absence of a principal market, in the most advantageous market for the asset or liability. The principal or the most advantageous market must be accessible by the Company.

The fair value of an asset or a liability is measured using the assumptions that market participants would use when pricing the asset or liability, assuming that market participants act in their economic best interest. A fair value measurement of a non-fmancial asset takes into account a market participant’s ability to generate economic benefits from the asset’s highest and best use or by selling it to another market participant that would utilise the asset in its highest and best use.

The Company uses valuation techniques that are appropriate in the circumstances and for which sufficient data are unobservable inputs.

All assets and liabilities for which fair value is measured or disclosed in the financial statements are categorised within the fair value hierarchy. This is described, as follows, based on the lowest level input that is significant to the fair value measurement as a whole:

• Level 1 inputs are quoted prices in active markets for identical assets or liabilities at the measurement date.

• Level 2 inputs are observable inputs other than quoted prices included within Level 1, such as quoted prices for similar assets or liabilities in active markets, quoted prices for identical assets or liabilities in markets that are not active, or other inputs that are observable directly or indirectly.

• Level 3 inputs are unobservable inputs for the asset or liability that reflect the reporting entity’s own assumptions and are not based on observable market data.

18

CANNAPUNCH OF NEVADA, LLC

Notes to the Financial Statements

For the Year Ended December 31, 2018 and for the Period

from March 30, 2017 to December 31, 2017

13.	FINANCIAL RISK FACTORS (Continued)

(a) Fair Value (Continued)

The classification of financial instruments at their carrying and fair values is as follows:

	Carrying values			Fair values
Financial assets	FVTPL	AC	Total	Total
December 31, 2018	$	$	$	$
Cash	122,367	–	122,367	122,367
Accounts receivable	–	374,649	374,649	374,649
	122,367	374,649	497,016	497,016
December 31, 2017
Cash	146,817	–	146,817	146,817
Accounts receivable	–	81,483	81,483	81,483
	146,817	81,483	228,300	228,300

	Carrying values			Fair values
Financial liabilities	FVTPL	AC	Total	Total
December 31, 2018	$	$	$	$
Trade payables	–	174,902	174,902	174,902
Accrued liabilities	–	58,956	58,956	58,956
Advance from a member	–	1,402	1,402	1,402
	–	235,260	235,260	235,260
December 31, 2017
Trade payables	–	26,752	26,752	26,752
Accrued liabilities	–	94,330	94,330	94,330
Advance from a member	–	–	–	–
	–	121,082	121,082	121,082

The Company’s financial instruments as at December 31, 2018 and 2017, classified as “Level 1 – quoted prices in active markets” is cash. The Company has determined that there have been no transfers between levels in the hierarchy by re-assessing categorization at the reporting date.

The Company is exposed to credit risk and liquidity risk. The Company’s management oversees the management of these risks. The Company’s management is supported by the Members that advises on financial risks and the appropriate financial risk governance framework for the Company. The Company’s financial risk activities are governed by appropriate policies and procedures and that financial risks are identified, measured and managed in accordance with Company’s policies and Company’s risk appetite.

19

CANNAPUNCH OF NEVADA, LLC

Notes to the Financial Statements

For the Year Ended December 31, 2018 and for the Period

from March 30, 2017 to December 31, 2017

13.	FINANCIAL RISK FACTORS (Continued)

(b) Credit Risk

Credit risk is the risk of unexpected loss if a customer or third party to a financial instrument fails to meet its contractual obligations. Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash and account receivable due from a related corporation. As at December 31, 2018 and 2017, the maximum amount exposed to credit risks was $497,016 and $228,300, respectively.

During the year ended December 31, 2018 and for the period from March 30, 2017 to December 31, 2017, revenue from one customer is approximately 30% and 36%, respectively, of total revenues and purchase of raw material from two suppliers were approximately nil and 33%, respectively, of total purchases.

(c) Liquidity Risk

Liquidity risk is the risk that the Company is unable to generate or obtain sufficient cash in a cost-effective manner to fund its obligations as they come due. The Company’s approach to managing liquidity risk is to ensure that it will have sufficient liquidity to meet liabilities when due. The Company manages liquidity risk through obtaining financing from its members and third parties. As at December 31, 2018 and 2017, all trade payables and accrued liabilities are due within a year.

14.	SEGMENTED INFORMATION

Operating and Geographical Segments

An operating segment is defined as a component of the Company:

•	that engages in business activities from which it may earn revenues and incur expenses;

•	whose operating results are reviewed regularly by the entity’s chief operating decision maker; and;

•	for which discrete financial infonnation is available.

At December 31, 2018 and 2017 the Company’s operations comprise a single reporting operating and geographical segment engaged in the manufacture and distribution of cannabis infused products.

15.	SUBSEQUENT EVENTS

The Company’s management has evaluated subsequent events up to August 2, 2019, the date the financial statements were issued, and determined the following event:

On May 24, 2019 – Ayr Strategies Inc. (“AYR”), formerly Cannabis Strategies Acquisition Corp., closed its previously announced Qualifying Transaction. Through the qualifying transaction, AYR has created a vertically integrated Multi-State Operator in the U.S. cannabis sector, with an initial anchor portfolio in the Eastern and Western United States.

20

SCHEDULE “F”

SIRA INTERIM FINANCIAL STATEMENTS

(see attached)

SIRA NATURALS, INC.

UNAUDITED CONDENSED INTERIM FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2019 AND 2018

(EXPRESSED IN UNITED STATES DOLLARS)

Notice to reader

The accompanying unaudited condensed interim financial statements of Sira Naturals, Inc. (the Company) have been prepared by and are the responsibility of management. The unaudited condensed interim financial statements have not been reviewed by the Company’s auditors.

SIRA NATURALS, INC.

UNAUDITED CONDENSED INTERIM FINANCIAL STATEMENTS

MARCH 31, 2019 AND 2018

Page

Management’s Responsibility for Financial Reporting	1
Unaudited Condensed Interim Financial Statements
Unaudited Condensed Interim Statements of Financial Position	2
Unaudited Condensed Interim Statements of Operations	3
Unaudited Condensed Interim Statements of Changes in Shareholder’s deficit	4
Unaudited Condensed Interim Statements of Cash Flows	5
Notes to the Unaudited Condensed Interim Financial Statements	6-15

MANAGEMENT’S RESPONSIBILITY FOR

FINANCIAL REPORTING

Management’s Responsibility

To the Members of Sira Naturals, Inc.:

The accompanying unaudited condensed interim financial statements and other financial information in this report were prepared by management of Sira Naturals, Inc. (“the Company”), reviewed by the Audit Committee and approved by the Board of Directors.

Management is responsible for the unaudited condensed interim financial statements and believes that they fairly present the Company’s financial condition and results of operation in conformity with International Financial Reporting Standards. Management has included in the Company’s unaudited condensed interim financial statements amounts based on estimates and judgments that it believes are reasonable, under the circumstances.

To discharge its responsibilities for financial reporting and safeguarding of assets, management believes that it has established appropriate systems of internal accounting control which provide reasonable assurance that the financial records are reliable and form a proper basis for the timely and accurate preparation of the unaudited condensed interim financial statements. Consistent with the concept of reasonable assurance, the Company recognizes that the relative cost of maintaining these controls should not exceed their expected benefits. Management further assures the quality of the financial records through careful selection and training of personnel and through the adoption and communication of financial and other relevant policies.

August 5, 2019

“Lou Karger” (Signed)	“Neil Sullivan” (Signed)
Treasurer	Controller

1

SIRA NATURALS, INC.

Unaudited Condensed Interim Statements of Financial Position

At March 31, 2019 and December 31, 2018

	March 31,	December 31,
	2019	2018
	$	$
ASSETS
Current
Cash and cash equivalents	3,315,782	2,607,676
Accounts receivable, no allowance	1,026,229	-
Inventory [Note 5]	8,868,104	6,197,598
Biological assets [Note 6]	2,417,379	1,733,316
Prepaid expenses and other assets	132,789	120,163
	15,760,283	10,658,753
Property, plant and equipment [Note 7]	7,521,303	7,629,881
Right-of-use assets [Note 8]	5,434,999	-
Other long term assets	140,401	480,401
Total assets	28,856,986	18,769,035

LIABILITIES
Current
Trade payables	605,217	1,557,153
Accrued liabilities	2,025,356	1,192,208
Income tax payable	3,715,371	3,997,954
Lease obligations - current portion [Note 8]	142,220	-
Debts payable - current portion [Note 9]	7,695	7,572
	6,495,859	6,754,887
Deferred tax liabilities	2,402,770	1,242,460
Accrued interest payable	7,627,157	6,963,253
Lease obligations - Non-current portion [Note 8]	5,485,755	-
Debts payable - Non-current portion [Note 9]	14,963,691	14,965,045
Total liabilities	36,975,232	29,925,645

SHAREHOLDERS’ DEFICIT
Accumulated deficit	(8,118,246)	(11,156,610)
Total shareholders’ deficit	(8,118,246)	(11,156,610)
Total liabilities and shareholders’ deficit	28,856,986	18,769,035

Nature of operations [Note 1]
Contingencies [Note 13]
Subsequent events [Note 16]
Approved and authorized by the Board of Directors on August 5, 2019

“Lou Karger” (Signed)	“Neil Sullivan” (Signed)
Treasurer	Controller

The accompanying notes are an integral part of these unaudited condensed interim financial statements.

2

SIRA NATURALS, INC.

Unaudited Condensed Interim Statements of Operations

For the Three Months Ended March 31, 2019 and 2018

	Three months	Three months
	ended	ended
	March 31, 2019	March 31, 2018
	$	$
Revenues, net of discounts	6,670,180	2,976,969

Cost of goods sold before biological asset adjustment	(1,470,860)	(1,025,728)

Gross profit before biological asset adjustment	5,199,320	1,951,241

Fair value changes in biological assets included in cost of sales	(4,253,737)	(8,337,585)
Unrealized gain on biological asset transformation [Note 6]	7,282,658	2,070,210

Gross profit (loss)	8,228,241	(4,316,134)
Expenses
General and administrative [Note 12]	1,450,206	1,893,325
Sales and marketing	62,315	123,889
Depreciation [Note 7 & 8]	352,954	33,959
Management Fee [Note 10]	49,500	49,500

Total expenses	1,914,975	2,100,673

Income (loss) from operations	6,313,266	(6,416,807)

Other expense (income)
Interest expense	824,668	684,493
Rental income and others	(3,000)	(82,716)
Other expense	821,668	601,777

Income (loss) before income tax	5,491,598	(7,018,584)

Income tax expense	2,453,234	1,492,438

Net income (loss)	3,038,364	(8,511,022)

The accompanying notes are an integral part of these unaudited condensed interim financial statements.

3

SIRA NATURALS, INC.

Unaudited Condensed Interim Statements of Changes in Shareholder’s deficit

For the Three Months Ended March 31, 2019 and 2018

Accumulated deficit
$
Balance as at December 31, 2017	(887,367)

Net loss	(8,511,022)

Balance as at March 31, 2018	(9,398,389)

Balance as at December 31, 2018	(11,156,610)

Net income	3,038,364

Balance as at March 31, 2019	(8,118,246)

The accompanying notes are an integral part of these unaudited condensed interim financial statements.

4

SIRA NATURALS, INC.

Unaudited Condensed Interim Statements of Cash Flows

For the Three Months Ended March 31, 2019 and 2018

	Three months	Three months
	ended	ended
	March 31, 2019	March 31, 2018
	$	$
Operating activities
Net income (loss)	3,038,364	(8,511,022)

Adjustments for items not affecting cash:
Depreciation of property, plant and equipment and right-of-use assets	352,954	236,443
Fair value changes in biological assets included in cost of sales	(4,253,737)	(8,337,585)
Unrealized gain on biological asset transformation	7,282,658	2,070,210
Changes in working capital items:
Accounts Receivable	(1,026,229)	(8,990)
Inventory	(2,670,506)	6,622,734
Biological assets	(3,712,984)	5,892,693
Prepaid expenses and other assets	327,374	(269,552)
Deferred tax assets	-	420,205
Deferred Tax Liability	1,160,310	1,065,460
Trade payables	(951,936)	535,497
Accrued liabilities	1,619,032	591,735
Income tax payable	(282,583)	7,582
Cash provided by operating activities	882,717	315,410

Investing activities
Net purchase of property, plant and equipment	(140,699)	(187,894)
Cash used in investing activities	(140,699)	(187,894)

Financing activities
Repayment of lease obligations	(32,681)	-
Repayment of debts	(1,231)	(7,574)
Cash used in financing activities	(33,912)	(7,574)

Net increase in cash	708,106	119,942
Cash, beginning of period	2,607,676	201,697
Cash, end of period	3,315,782	321,639

Supplemental cash flow information
Interest paid	160,764	59,743

The accompanying notes are an integral part of these unaudited condensed interim financial statements.

5

SIRA NATURALS, INC.

 Notes to the Unaudited Condensed Interim Financial Statements

For the Three Months Ended March 31, 2019 and 2018

1. NATURE OF OPERATIONS

Sira Naturals, Inc. (“Sira” or the “Company”) was incorporated as a not-for-profit Corporation on June 18, 2013 in the Commonwealth of Massachusetts, United States of America (“USA”). The Company changed its name from time to time and its latest name change was from Sage Naturals, Inc. to Sira Naturals, Inc., effective December 27, 2017. The Company’s registered address is 300 TradeCenter, Suite 7700, Woburn, MA 01801.

On January 23, 2018, the Company converted its status from a not-for-profit Corporation into a for-profit Corporation. The company applied the status change into a for-profit corporation to the financial statement’s presentation and the accompanying notes retrospectively for all the periods presented consistently.

The Company’s principal activities are the growing, processing and distribution of cannabis as regulated under the laws applicable in the USA.

2.  BASIS OF PRESENTATION

2.1 Statement of compliance

These unaudited condensed interim financial statements for the three months ended March 31, 2019 (and comparative results for the three months ended March 31, 2018) have been prepared in accordance with International Accounting Standard (“IAS”) 34 – Interim Financial Reporting and therefore do not contain all disclosures required by International Financial Reporting Standards (“IFRS”). These unaudited condensed interim financial statements should be read in conjunction with the Company’s 2018 financial statements and notes and have been prepared using the same accounting policies with the exception of significant accounting policy adopted as a result of initial application of IFRS 16 - Leases (“IFRS 16”) effective from January 1, 2019.

These unaudited condensed interim financial statements were approved and authorized for issue by the Board of Directors of the Company on August 5, 2019.

2.2 Basis of presentation

These unaudited condensed interim financial statements have been prepared on the historical cost basis except for certain financial instruments, which are measured at fair value. The unaudited condensed interim financial statements are presented in US dollars which is the presentation and functional currency of the Company.

3.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

3.1 Leases

The Company assesses whether a contract is or contains a lease, at inception of a contract. Leases are recognized as a right-of-use asset and corresponding liability at the commencement date. Each lease payment included in the lease liability is apportioned between the repayment of the liability and a finance cost. The finance cost is recognized in net finance costs in the statements of operations over the lease period so as to produce a constant periodic rate of interest on the remaining balance of the liability for each period. Lease liabilities include the net present value of fixed payments (including in-substance fixed payments), variable lease payments that are based on an index or a rate or subject to a fair market value renewal, amounts expected to be payable by the lessee under residual value guarantees, the exercise price of a purchase option if the lessee is reasonably certain to exercise that option, and payments of penalties for terminating the lease, if the lease term reflects the lessee exercising that option. The Company allocates the consideration in the contract to each lease component on the basis of the relative standalone price of the lease component and the aggregate stand-alone price of the non-lease components.

 6

SIRA NATURALS, INC.

Notes to the Unaudited Condensed Interim Financial Statements

For the Three Months Ended March 31, 2019 and 2018

3.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

3.1 Leases (continued)

The lease liability is net of lease incentives receivable. The lease payments are discounted using the interest rate implicit in the lease or, if that rate cannot be determined, the lessee’s incremental borrowing rate. The period over which the lease payments are discounted is the reasonably certain lease term, including renewal options that the Company is reasonably certain to exercise. Renewal options are included in a number of leases across the Company. Payments associated with short-term leases and leases of low-value assets are recognized as an expense on a straight-line basis in selling, general and administrative expenses in the statements of operations. Short-term leases are leases with a lease term of 12 months or less. Variable lease payments that do not depend on an index or a rate or subject to a fair market value renewal are expensed as incurred and recognized in selling, general and administrative expenses in the statements of operations.

Right-of-use assets are measured at cost which is calculated as the amount of the initial measurement of lease liability plus any lease payments made at or before the commencement date, any initial direct costs and related restoration costs. The right-of-use asset is depreciated over the lease term on a straight-line basis. The right-of-use assets are depreciated on a straight-line basis over the shorter of the lease term and the useful life of the underlying asset. If a lease transfers ownership of the underlying asset or the cost of the right-of-use asset reflects that the Company expects to exercise a purchase option, the related right-of-use asset is depreciated over the useful life of the underlying asset. The depreciation starts at the commencement date of the lease.

4.      CHANGES IN ACCOUNTING STANDARDS

Adoption of New Accounting Pronouncement

Adoption of IFRS 16 – Leases

The Company adopted IFRS 16 - Leases (“IFRS 16”) on January 1, 2019. IFRS 16 introduced a single on-balance sheet accounting model for lessees which replaced IAS 17 - Leases (“IAS 17”). Leasing activity for the Company typically involves the leases of land or buildings to operate cannabis dispensaries, processing or cultivation facilities or corporate offices.

The Company previously classified leases as either operating or finance leases from the perspective of the lessee. Under IFRS 16, the Company recognizes right-of-use assets and lease liabilities for most leases. The Company adopted IFRS 16 using the modified retrospective cumulative catch-up approach beginning on January 1, 2019. Under this approach, the Company did not restate its comparative amounts and recognized a right-of-use asset equal to the present value of the future lease payments. The Company elected to apply the practical expedient to only transition contracts which were previously identified as leases under IAS 17, and also elected to not recognize right-of-use assets and lease liabilities for leases of low-value assets.

Changes in Accounting Standards not yet Effective

Insurance Contracts

In May 2017, the International Accounting Standards Board (“IASB”) issued IFRS 17 - Insurance Contracts (“IFRS 17”), that replaces IFRS 4 - Insurance Contracts and establishes a new model for recognizing insurance policy obligations, premium revenue and claims-related expenses. IFRS 17 is effective for annual periods beginning on or after January 1, 2021; however, based on recent IASB meetings, an upcoming amendment to IFRS 17 and a deferral of the transition date by one year is anticipated. Early adoption is permitted. The Company is assessing the potential impact of this standard.

 7

SIRA NATURALS, INC.

Notes to the Unaudited Condensed Interim Financial Statements

For the Three Months Ended March 31, 2019 and 2018

5. INVENTORY

The Company’s inventory includes the following:

	March 31, 2019			December 31, 2018
	Capitalized	Fair value	Carrying	Capitalized	Fair value	Carrying
	cost	adjustment	value	cost	adjustment	value
	$	$	$	$	$	$
Raw Material
Accessories	-	-	-	152,976	-	152,976

Harvested cannabis
Work in process	274,789	5,485,619	5,760,408	602,966	3,230,842	3,833,808
Finished goods	9,499	100,343	109,842	10,760	60,507	71,267
	284,288	5,585,962	5,870,250	613,726	3,291,349	3,905,075
Cannabis Oils
Work in process	198,587	2,737,245	2,935,832	252,963	1,773,790	2,026,753
Finished goods	4,642	57,380	62,022	14,078	98,716	112,794
	203,229	2,794,625	2,997,854	267,041	1,872,506	2,139,547

	487,517	8,380,587	8,868,104	1,033,743	5,163,855	6,197,598

Inventories expensed as cost of goods sold during the three months ended March 31, 2019 and 2018 are $548,541 and $115,235, respectively.

6. BIOLOGICAL ASSETS

The continuity of biological assets was as follows:

	March 31,	December
	2019	31, 2018
	$	$
Balance, beginning of year	1,733,316	1,081,141
Changes in fair value less costs to sell due to biological transformation	7,282,658	11,287,162
Transferred to inventory upon harvest	(6,598,595)	(10,634,987)
Balance, at end	2,417,379	1,733,316

As of March 31, 2019, and December 31, 2018, the weighted average fair value less cost to complete and cost to sell was $5.97 and $5.24 per gram, respectively.

The fair value of biological assets is categorized within Level 3 on the fair value hierarchy. The inputs and assumptions used in determining the fair value of biological assets include:

(a) Selling price per gram;	Level 3 input
(b) Attrition rate;	Level 3 input
(c) Average yield per plant;	Level 3 input
(d) Standard cost per gram to compete production	Level 3 input
(e) Cumulative stage of completion in production process	Level 3 input

 8

SIRA NATURALS, INC.

Notes to the Unaudited Condensed Interim Financial Statements

For the Three Months Ended March 31, 2019 and 2018

6. BIOLOGICAL ASSETS (continued)

Significant unobservable assumptions used in the valuation of biological assets, including the sensitivities on changes in these assumptions and their effect on the fair value of biological assets, are as follows:

Significant inputs or as Range of inputs		Sensitivity	Effect on fair value
			March 31,	December 31,
			2019	2018
			$	$
Selling price per gram*	$6.61 to $7.62	Increase or decrease of $1 per gram	456,382	378,621
Average yield per plant	150 to 162 grams	Increase or decrease by 5 grams per plant	90,430	9,771

*Selling price per gram is based on average selling prices for the period.

The Company’s estimates are, by their nature, subject to change and differences from the anticipated yield will be reflected in the gain or loss on biological assets in future periods.

As of March 31, 2019, and year ended December 31, 2018, the biological assets were on average 53% and 60% complete, respectively. During the three months ended March 31, 2019 and year ended December 31, 2018, the Company’s biological assets produced 980,002 grams and 2,323,076 grams of dried cannabis, respectively.

7. PROPERTY, PLANT AND EQUIPMENT

	Buildings & leasehold improvements	Furniture and fixtures	Office equipment	Machinery & equipment	Auto & trucks	Total
	$	$	$	$	$	$
Cost
As at December 31, 2018	8,290,248	739,790	66,691	547,530	49,893	9,694,152
Additions	144,349	-	-	-	-	144,349
Disposals	-	(3,650)	-	-	-	(3,650)
As at March 31, 2019	8,434,597	736,140	66,691	547,530	49,893	9,834,851

Depreciation
As at December 31, 2018	1,744,908	181,889	17,291	108,574	11,609	2,064,271
Depreciation	200,068	30,695	1,621	14,398	2,495	249,277
As at March 31, 2019	1,944,976	212,584	18,912	122,972	14,104	2,313,548

Net book value
As at December 31, 2018	6,545,340	557,901	49,400	438,956	38,284	7,629,881
As at March 31, 2019	6,489,621	523,556	47,779	424,558	35,789	7,521,303

As at March 31, 2019 and December 31, 2018, buildings and leasehold improvements include borrowing costs of $505,799, capitalized in connection with loan used for the construction of buildings.

Depreciation expense for the three months ended March 31, 2019 and 2018 of $Nil and $202,484, respectively, is included in cost of goods sold.

9

SIRA NATURALS, INC.

Notes to the Unaudited Condensed Interim Financial Statements

For the Three Months Ended March 31, 2019 and 2018

8. RIGHT-OF-USE ASSETS AND LEASE OBLIGATIONS

	Right-of-use	Lease
	assets	obligations

Net book value at January 1, 2019	5,538,676	5,660,656
Depreciation and repayment	103,677	32,681
Net book value at March 31, 2019	5,434,999	5,627,975

Right-of-use assets and lease obligations of $5,538,676 and $5,660,656, respectively were recorded as at January 1, 2019, with no net impact on retained earnings. When measuring lease liabilities, the Company discounted lease payments using its incremental borrowing rate at January 1, 2019. The weighted-average rates applied were in the range of 10.06% to 11.62%.

As at March 31, 2019, the current and non-current portion of the lease obligations were $142,220 and $5,485,755, respectively.

9. DEBTS PAYABLE

The details of debts payable were as follows:

	March 31, 2019	December 31, 2018
	$	$
Promissory notes (a)	14,958,333	14,958,333
Loan payable to a third party (b)	13,053	14,284
Total debts payable	14,971,386	14,972,617
Less: Current portion	(7,695)	(7,572)
Debts Payable - Non-current portion	14,963,691	14,965,045

As at March 31, 2019, the maturity profile of the debts are as follows:

Year ending December 31	$
2019 (9 months)	7,695
2020	2,455,996
2021	-
2022	-
2023	-
2024 and thereafter	12,500,000
14,963,691

10

SIRA NATURALS, INC.

Notes to the Unaudited Condensed Interim Financial Statements

For the Three Months Ended March 31, 2019 and 2018

9.	DEBTS PAYABLE (continued)

(a) Promissory notes

The outstanding balances at respective year ends represent long term debts obtained from 2013 to 2018 in the form of promissory notes. These notes carry interest rate of 18% per annum to be paid monthly.

Promissory notes amounting to $12,500,000 (December 31, 2018: $12,500,000) are to be repaid along with any unpaid accrued interest by April 2025. As of March 31, 2019, and December 31, 2019, there was unpaid accrued interest of $6,832,294 and $6,277,500, respectively.

Promissory notes amounting to $2,458,333 (December 31, 2018: $2,458,333) are to be repaid on maturity date of June 2020. As of March 31, 2019, and December 31, 2018, there was unpaid accrued interest of $257,014 and $147,900, respectively.

(b) Loan payable to a third party

Effective November 10, 2016, the Company obtained a loan of $29,393 for a term of four years from a third party for purchase of a vehicle. This loan carries interest at 5.49% per annum. The principal and interest are payable monthly until November 10, 2020.

10. RELATED PARTY TRANSACTIONS AND BALANCES

Related parties are defined as management and members of the Company and/or members of their immediate family and/or other companies and/or entities in which a member or senior officer is a principal owner or senior executive.

Included in expenses for the three months ended March 31, 2019 is a management fee of $49,500 charged by a related Corporation (March 31, 2018 - $49,500) under a management agreement. The management fee was paid monthly and varied based on actual costs incurred by the related corporation when providing the Company administrative, support, and management services. The management agreement was a month-to-month arrangement. As of March 31, 2019, and December 31, 2018, there was unpaid services of $16,500 and $193,600, respectively included in trade payables.

The Company paid $nil to related party for unpaid accrued interest from prior periods during the three months March 31, 2019.

The Company owes $7,083,308 in accrued interest to a related party as of March 31, 2019.

No compensation was paid to the key management for the three months ended March 31, 2019 and 2018.

11. CAPITAL MANAGEMENT

The Company manages its capital structure and makes adjustments to it, based on the funds available to the Company, in order to support business development. The Directors do not establish quantitative return on capital criteria for management, but rather relies on the expertise of the Company’s management to sustain future development of the business. In order to carry out the planned business development and pay for administrative costs, the Company will spend its existing working capital and raise additional amounts as needed. There were no changes in the Company’s approach to capital management during the three months ended March 31, 2019. The Company is not subject to externally imposed capital requirements.

11

SIRA NATURALS, INC.

Notes to the Unaudited Condensed Interim Financial Statements

For the Three Months Ended March 31, 2019 and 2018

11. CAPITAL MANAGEMENT (continued)

The Company raises capital, as necessary, to meet its needs and take advantage of perceived opportunities and, therefore, does not have a numeric target for its capital structure. Funds are primarily secured through loans from third parties and promissory notes. There can be no assurance that the Company will be able to continue raising capital in this manner. Management reviews its capital management approach on an ongoing basis and believes that this approach, given the relative size of the Company, is reasonable.

The Company invests all capital that is surplus to its immediate operational needs in short-term, liquid and highly rated financial instruments.

12. GENERAL AND ADMINISTRATIVE

General and administrative expenses were comprised of:

	March 31, 2019	March 31, 2018
	$	$
Salaries and benefits	598,833	672,660
Rent	26,112	573,171
Taxes and licenses	4,626	15,959
Bank Service charges	39,225	55,073
Professional and consulting fees	260,310	121,628
Insurance	65,648	49,669
Office expenses	65,504	72,101
Community agreements	133,674	163,247
Security	121,540	66,830
Computer expenses	76,260	31,971
Utilities	(1,483)	14,975
Others	59,957	56,041
	1,450,206	1,893,325

13.  CONTINGENCIES

Contingencies

The Company’s operations are subject to a variety of local and state regulation. Failure to comply with one or more of those regulations could result in fines, restrictions on its operations, or losses of permits and/or licenses that could result in the Company ceasing operations. While management of the Company believes that the Company is in compliance with applicable local and state regulation at March 31, 2019, cannabis regulations continue to evolve and are subject to differing interpretations. As a result, the Company may be subject to regulatory fines, penalties, or restrictions in the future.

12

SIRA NATURALS, INC.

Notes to the Unaudited Condensed Interim Financial Statements

For the Three Months Ended March 31, 2019 and 2018

13.  CONTINGENCIES (continued)

Claims and litigation

From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. At March 31, 2019, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of the Company’s operations. There are also no proceedings in which any of the Company’s directors, officers or affiliates is an adverse party or has a material interest adverse to the Company’s interest.

14. FINANCIAL RISK FACTORS

The Company’s financial instruments mainly comprise of cash and cash equivalents, accounts receivable, trade payables, accrued liabilities, debts payable and lease obligations.

(a) Fair Value

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value measurement is based on the presumption that the transaction to sell the asset or transfer the liability takes place either in the principal market for the asset or liability or in the absence of a principal market, in the most advantageous market for the asset or liability. The principal or the most advantageous market must be accessible by the Company.

The fair value of an asset or a liability is measured using the assumptions that market participants would use when pricing the asset or liability, assuming that market participants act in their economic best interest. A fair value measurement of a non-financial asset takes into account a market participant’s ability to generate economic benefits from the asset’s highest and best use or by selling it to another market participant that would utilise the asset in its highest and best use.

The Company uses valuation techniques that are appropriate in the circumstances and for which sufficient data are unobservable inputs.

All assets and liabilities for which fair value is measured or disclosed in the unaudited condensed interim financial statements are categorised within the fair value hierarchy. This is described, as follows, based on the lowest level input that is significant to the fair value measurement as a whole:

•   Level 1 inputs are quoted prices in active markets for identical assets or liabilities at the measurement date.

•  Level 2 inputs are observable inputs other than quoted prices included within Level 1, such as quoted prices for similar assets or liabilities in active markets, quoted prices for identical assets or liabilities in markets that are not active, or other inputs that are observable directly or indirectly.

•  Level 3 inputs are unobservable inputs for the asset or liability that reflect the reporting entity’s own assumptions and are not based on observable market data.

13

SIRA NATURALS, INC.

Notes to the Unaudited Condensed Interim Financial Statements

For the Three Months Ended March 31, 2019 and 2018

14. FINANCIAL RISK FACTORS (continued)

(a)	Fair Value (continued)

The classification of financial instruments at their carrying and fair values is as follows:

	Carrying values				Fair values
Financial assets	FVTPL	FVTOCI	AC	Total	Total
March 31, 2019	$	$	$	$	$
Cash and cash equivalents	3,315,782	-	-	3,315,782	3,315,782
Account receivables	-	-	1,026,229	1,026,229	1,026,229
	3,315,782	-	1,026,229	4,342,011	4,342,011
December 31, 2018
Cash and cash equivalents	2,607,676	-	-	2,607,676	2,607,676

	Carrying values			Fair values
Financial liabilities	FVTPL	AC	Total	Total
March 31, 2019	$	$	$	$
Trade payables	-	605,217	605,217	605,217
Accrued liabilities	-	2,025,356	2,025,356	2,025,356
Debts payable	-	14,971,386	14,971,386	14,971,386
Lease obligations	-	5,627,975	5,627,975	5,627,975
	-	23,229,934	23,229,934	23,229,934
December 31, 2018	$	$	$	$
Trade payables	-	1,557,153	1,557,153	1,557,153
Accrued liabilities	-	1,192,208	1,192,208	1,192,208
Debts payable	-	14,972,617	14,972,617	14,972,617
	-	17,721,978	17,721,978	17,721,978

The Company’s financial instruments as at March 31, 2019 and December 31, 2018 classified as “Level 1 - quoted prices in active markets” is cash. The Company has determined that there have been no transfers between levels in the hierarchy by re-assessing categorization at the reporting date.

The Company is exposed to credit risk, liquidity risk and interest rate risk. The Company’s management oversees the management of these risks. The Company’s management is supported by the Members that advises on financial risks and the appropriate financial risk governance framework for the Company. The Company’s financial risk activities are governed by appropriate policies and procedures and that financial risks are identified, measured and managed in accordance with company policies and company risk appetite.

(b) Credit Risk

Credit risk is the risk of unexpected loss if a customer or third party to a financial instrument fails to meet its contractual obligations. Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents, and accounts receivable.

14

SIRA NATURALS, INC.

Notes to the Unaudited Condensed Interim Financial Statements

For the Three Months Ended March 31, 2019 and 2018

14. FINANCIAL RISK FACTORS (continued)

(b)	Credit Risk (continued)

The cash and cash equivalents consist mainly of checking and operating accounts, cash and security deposits. The Company has deposited the cash equivalents with a major highly reputable US bank. For its accounts receivable, the Company ensures to deal with creditworthy customers. As at March 31, 2019 and December 31, 2018 the maximum amount exposed to credit risks was $4,342,011 and $2,607,676, respectively.

(c) Liquidity Risk

Liquidity risk is the risk that the Company is unable to generate or obtain sufficient cash in a cost-effective manner to fund its obligations as they come due. The Company’s approach to managing liquidity risk is to ensure that it will have sufficient liquidity to meet liabilities when due. The Company manages liquidity risk through obtaining financing from its members and third parties. As at March 31, 2019, all trade payables and accrued liabilities are due within a year, whereas, long term debts over a period of five years.

(d) Interest Rate Risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company is exposed to interest rate risk on its long-term debts.

15. SEGMENTED INFORMATION

Operating and geographical segments

An operating segment is defined as a component of the Company:

•	that engages in business activities from which it may earn revenues and incur expenses;

•	whose operating results are reviewed regularly by the entity’s chief operating decision maker; and;

•	for which discrete financial information is available.

As at March 31, 2019 and December 31, 2018, the Company’s operations comprise a single reporting operating and geographical segment engaged in the growing, processing and distribution of cannabis.

16. SUBSEQUENT EVENTS

The Company’s management has evaluated subsequent events up to August 5, 2019, the date the unaudited condensed interim financial statements were issued, and determined the following event:

On May 24, 2019 – Ayr Strategies Inc. (“Ayr”), formerly Cannabis Strategies Acquisition Corp., closed its previously announced Qualifying Transaction. Through the qualifying transaction, Ayr has created a vertically integrated Multi-State Operator in the U.S. cannabis sector, with an initial anchor portfolio in the Eastern and Western United States.

15

SCHEDULE “G”

CANOPY INTERIM FINANCIAL STATEMENTS

(see attached)

THE CANOPY NV, LLC

UNAUDITED CONDENSED INTERIM CONSOLIDATED FINANCIAL

STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2019 AND 2018

(EXPRESSED IN UNITED STATES DOLLARS)

Notice to reader

The accompanying unaudited condensed interim consolidated financial statements of Canopy NV, LLC (the Company) have been prepared by and are the responsibility of management. The unaudited condensed interim consolidated financial statements have not been reviewed by the Company’s auditors.

THE CANOPY NV, LLC

Unaudited Condensed Interim Consolidated Financial Statements

March 31, 2019 and 2018

Page

Management’s Responsibility for Financial Reporting	1

Unaudited Condensed Interim Consolidated Financial Statements

Unaudited Condensed Interim Consolidated Statements of Financial Position	2

Unaudited Condensed Interim Consolidated Statements of Operations	3

Unaudited Condensed Interim Consolidated Statements of Changes in Members’ Equity	4

Unaudited Condensed Interim Consolidated Statements of Cash Flows	5

Notes to the Unaudited Condensed Interim Consolidated Financial Statements	6-14

MANAGEMENT’S RESPONSIBILITY FOR

FINANCIAL REPORTING

Management’s Responsibility

To the Members of The Canopy NV, LLC:

The accompanying unaudited condensed interim consolidated financial statements and other financial information in this report were prepared by management of The Canopy NV, LLC (“the Company”), reviewed by the Audit Committee and approved by the Board of Directors.

Management is responsible for the unaudited condensed interim consolidated financial statements and believes that they fairly present the Company’s financial condition and results of operation in conformity with International Financial Reporting Standards. Management has included in the Company’s unaudited condensed interim consolidated financial statements amounts based on estimates and judgments that it believes are reasonable, under the circumstances.

To discharge its responsibilities for financial reporting and safeguarding of assets, management believes that it has established appropriate systems of internal accounting control which provide reasonable assurance that the financial records are reliable and form a proper basis for the timely and accurate preparation of unaudited condensed interim consolidated financial statements. Consistent with the concept of reasonable assurance, the Company recognizes that the relative cost of maintaining these controls should not exceed their expected benefits. Management further assures the quality of the financial records through careful selection and training of personnel and through the adoption and communication of financial and other relevant policies.

August 5, 2019

“Mark Pitchford” (Signed)	“Lilian Yohn” (Signed)
Chief Executive Officer	Chief Financial Officer

1

THE CANOPY NV, LLC

Unaudited Condensed Interim Consolidated Statements of Financial Position

At March 31, 2019 and December 31, 2018

	March 31,	December 31,
	2019	2018
	$	$
ASSETS
Current
Cash	222,626	172,576
Inventory [Note 5]	1,163,196	1,310,676
Advance to a related corporation [Note 10]	1,217,830	690,461
Prepaid expenses and other assets	153,353	122,167
	2,757,005	2,295,880
Intangible assets [Note 6]	1,623,114	1,623,114
Property plant and equipment [Note 7]	1,220,641	1,235,993
Right-of-use assets [Note 8]	2,427,320	-
Total assets	8,028,080	5,154,987

LIABILITIES
Current
Accrued liabilities	349,301	268,156
Lease obligations - current portion [Note 8]	62,841	-
	412,142	268,156
Debt payable [Note 13]	421,128	421,128
Lease obligations - non-current portion [Note 8]	2,397,955	-
Total liabilities	3,231,225	689,284

MEMBERS’ EQUITY [Note 9]	4,796,855	4,465,703

Total liabilities and members’ equity	8,028,080	5,154,987

Nature of operations [Note 1]

Contingencies [Note 14]

Subsequent events [Note 17]

Approved and authorized by the Board of Directors on August 5, 2019

“Mark Pitchford” (Signed)	“Lilian Yohn” (Signed)
Chief Executive Officer	Chief Financial Officer

The accompanying notes are an integral part of these unaudited condensed interim consolidated financial statements.

2

THE CANOPY NV, LLC

Unaudited Condensed Interim Consolidated Statements of Operations

For the Three Months Ended March 31, 2019 and 2018

	For the Three	For the Three
	months ended	months ended
	March 31, 2019	March 31, 2018
	$	$

Revenues, net of discounts	3,627,129	2,589,630

Cost of goods sold [Note 5]	(2,113,680)	(1,320,141)

Gross profit	1,513,449	1,269,489

Expenses
General and administrative [Note 12]	590,157	396,004

Sales and marketing	95,198	62,643

Depreciation [Note 7 & 8]	77,596	7,158

Management fee [Note 10]	180,000	60,000

Total expenses	942,951	525,805

Income from operations	570,498	743,684

Other expense
Net finance costs	78,446	-

Net income	492,052	743,684

The accompanying notes are an integral part of these unaudited condensed interim consolidated financial statements.

3

THE CANOPY NV, LLC

Unaudited Condensed Interim Consolidated Statements of Changes in Members’ Equity

For the Three Months Ended March 31, 2019 and 2018

Members’
Equity
$

Balance as of December 31, 2017	3,280,127

Distributions	(444,000)

Net income for the period	743,684

Balance as at March 31, 2018	3,579,811

Balance as of December 31, 2018	4,465,703

Distributions	(160,900)

Net income for the period	492,052

Balance as at March 31, 2019	4,796,855

The accompanying notes are an integral part of these unaudited condensed interim consolidated financial statements.

4

THE CANOPY NV, LLC

Unaudited Condensed Interim Consolidated Statements of Cash Flows

For the Three Months Ended March 31, 2019 and 2018

	Three months	Three months
	ended	ended
	March 31, 2019	March 31, 2018
	$	$
Operating activities
Net income	492,052	743,684

Adjustments for items not affecting cash:
Depreciation of property plant and equipment and right-of-use assets	77,596	7,158
Changes in working capital items:
Inventory	147,480	(27,170)
Prepaid expenses and other assets	(31,186)	157,977
Advance to a related corporation	(527,369)	97,251
Trade payables	-	67,435
Accrued liabilities	81,145	(35,991)
Cash provided by operating activities	239,718	1,010,344

Investing activities
Purchase of property, plant and equipment	(8,491)	(665,795)
Cash used in investing activities	(8,491)	(665,795)

Financing activities
Distributions	(160,900)	(444,000)
Repayment of lease obligations	(20,277)	-
Cash used in financing activities	(181,177)	(444,000)
Net increase (decrease) in cash	50,050	(99,451)
Cash, beginning of period	172,576	821,928
Cash, end of period	222,626	722,477

The accompanying notes are an integral part of these unaudited condensed interim consolidated financial statements.

5

THE CANOPY NV, LLC

Notes to the Unaudited Condensed Interim Consolidated Financial Statements

For the Three Months Ended March 31, 2019 and 2018

1.	NATURE OF OPERATIONS

The CANOPY NV, LLC (“Canopy” or the “Company”) was incorporated as Domestic Limited Liability Company on April 1, 2016 in the State of Nevada, United States of America (“USA”). The Company’s head office is located at 1645 Crane Way, Sparks, Nevada 89431.

The Company’s management, operations, structure and other matters are governed through an Operating Agreement entered between the members and Managers of the Company on April 20, 2016. The Company’s principal activities, through its subsidiaries, are the distribution and sale of cannabis as regulated under the laws applicable in the USA.

2.    BASIS OF PRESENTATION 2.1 Statement of compliance

These unaudited condensed interim consolidated financial statements for the three months ended March 31, 2019 (and comparative results for the three months ended March 31, 2018) have been prepared in accordance with International Accounting Standard (“IAS”) 34 – Interim Financial Reporting and therefore do not contain all disclosures required by International Financial Reporting Standards (“IFRS”). These unaudited condensed interim consolidated financial statements should be read in conjunction with the Company’s 2018 consolidated financial statements and notes and have been prepared using the same accounting policies with the exception of significant accounting policy adopted as a result of initial application of IFRS 16 - Leases (“IFRS 16”) effective from January 1, 2019.

These unaudited condensed interim consolidated financial statements were approved and authorized for issue by the Board of Directors of the Company on August 5, 2019.

2.2 Basis of presentation

These unaudited condensed interim consolidated financial statements have been prepared on the historical cost basis except for certain financial instruments, which are measured at fair value, as explained in the accounting policies set out in Note 3. The unaudited condensed interim consolidated financial statements are presented in US dollars which is the presentation and functional currency of the Company and its subsidiaries.

3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

3.1 Basis of consolidation

The unaudited condensed interim consolidated financial statements include the unaudited condensed interim financial statements of the Company and its wholly owned subsidiaries – Kynd Strainz LLC (“Kynd”) and Lemon Aide LLC (“Lemon”), Limited Liabilities Companies, incorporated in the state of Nevada. The results of subsidiaries acquired or disposed of during the period are included in the unaudited condensed interim consolidated statements of operations from the effective date of acquisition or up to the effective date of disposal, as appropriate. All inter-company transactions, balances, income and expenses are eliminated on consolidation. Lemon started operations in 2018.

The unaudited condensed interim financial statements of the subsidiaries are prepared for the same reporting period as the Company, using consistent accounting policies.

6

THE CANOPY NV, LLC

Notes to the Unaudited Condensed Interim Consolidated Financial Statements

For the Three Months Ended March 31, 2019 and 2018

3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

3.2 Leases

The Company assesses whether a contract is or contains a lease, at inception of a contract. Leases are recognized as a right-of-use asset and corresponding liability at the commencement date. Each lease payment included in the lease liability is apportioned between the repayment of the liability and a finance cost. The finance cost is recognized in net finance costs in the unaudited condensed interim consolidated statements of operations over the lease period so as to produce a constant periodic rate of interest on the remaining balance of the liability for each period. Lease liabilities include the net present value of fixed payments (including in-substance fixed payments), variable lease payments that are based on an index or a rate or subject to a fair market value renewal, amounts expected to be payable by the lessee under residual value guarantees, the exercise price of a purchase option if the lessee is reasonably certain to exercise that option, and payments of penalties for terminating the lease, if the lease term reflects the lessee exercising that option. The Company allocates the consideration in the contract to each lease component on the basis of the relative standalone price of the lease component and the aggregate stand-alone price of the non-lease components. The lease liability is net of lease incentives receivable. The lease payments are discounted using the interest rate implicit in the lease or, if that rate cannot be determined, the lessee’s incremental borrowing rate. The period over which the lease payments are discounted is the reasonably certain lease term, including renewal options that the Company is reasonably certain to exercise. Renewal options are included in a number of leases across the Company.

Payments associated with short-term leases and leases of low-value assets are recognized as an expense on a straight-line basis in selling, general and administrative expenses in the unaudited condensed interim consolidated statements of operations. Short-term leases are leases with a lease term of 12 months or less. Variable lease payments that do not depend on an index or a rate or subject to a fair market value renewal are expensed as incurred and recognized in Selling, general and administrative expenses in the unaudited condensed interim consolidated statements of operations.

Right-of-use assets are measured at cost which is calculated as the amount of the initial measurement of lease liability plus any lease payments made at or before the commencement date, any initial direct costs and related restoration costs. The right-of-use asset is depreciated over the lease term on a straight-line basis. The right-of-use assets are depreciated on a straight-line basis over the shorter of the lease term and the useful life of the underlying asset. If a lease transfers ownership of the underlying asset or the cost of the right-of-use asset reflects that the Company expects to exercise a purchase option, the related right-of-use asset is depreciated over the useful life of the underlying asset. The depreciation starts at the commencement date of the lease.

4.       CHANGES IN ACCOUNTING STANDARDS

Adoption of New Accounting Pronouncement

Adoption of IFRS 16 – Leases

The Company adopted IFRS 16 - Leases (“IFRS 16”) on January 1, 2019. IFRS 16 introduced a single on-balance sheet accounting model for lessees which replaced IAS 17 - Leases (“IAS 17”). Leasing activity for the Company typically involves the leases of land or buildings to operate cannabis dispensaries, processing or cultivation facilities or corporate offices.

7

THE CANOPY NV, LLC

Notes to the Unaudited Condensed Interim Consolidated Financial Statements

For the Three Months Ended March 31, 2019 and 2018

4.      CHANGES IN ACCOUNTING STANDARDS (continued)

Adoption of New Accounting Pronouncement (continued)

Adoption of IFRS 16 – Leases (continued)

The Company previously classified leases as either operating or finance leases from the perspective of the lessee. Under IFRS 16, the Company recognizes right-of-use assets and lease liabilities for most leases. The Company adopted IFRS 16 using the modified retrospective cumulative catch-up approach beginning on January 1, 2019. Under this approach, the Company did not restate its comparative amounts and recognized a right-of-use asset equal to the present value of the future lease payments. The Company elected to apply the practical expedient to only transition contracts which were previously identified as leases under IAS 17, and also elected to not recognize right-of-use assets and lease liabilities for leases of low-value assets.

Changes in Accounting Standards not yet Effective

Insurance Contracts

In May 2017, the International Accounting Standards Board (“IASB”) issued IFRS 17 - Insurance Contracts (“IFRS 17”), that replaces IFRS 4 - Insurance Contracts and establishes a new model for recognizing insurance policy obligations, premium revenue and claims-related expenses. IFRS 17 is effective for annual periods beginning on or after January 1, 2021; however, based on recent IASB meetings, an upcoming amendment to IFRS 17 and a deferral of the transition date by one year is anticipated. Early adoption is permitted. The Company is assessing the potential impact of this standard.

5.       INVENTORY

Inventory comprised of finished goods.

Inventories expensed as cost of goods sold during the three months ended March 31, 2019 and 2018 is $2,113,680 and $1,320,141, respectively.

6.       INTANGIBLE ASSETS

Intangible assets represent dispensary licenses obtained by the two subsidiaries. Intangible assets of $1,623,114 include $1,500,000 contribution from a member.

8

THE CANOPY NV, LLC

Notes to the Unaudited Condensed Interim Consolidated Financial Statements

For the Three Months Ended March 31, 2019 and 2018

7.  PROPERTY, PLANT AND EQUIPMENT

	Leasehold	Furniture &	Office
	improvements	Fixtures	Equipment	Vehicle	Total
Cost	$	$	$		$
As at December 31, 2018	1,051,853	167,640	77,444	6,305	1,303,242
Additions	-	7,788	703	-	8,491
As at March 31, 2019	1,051,853	175,428	78,147	6,305	1,311,733

Depreciation
As at December 31, 2018	22,988	33,479	10,106	676	67,249
Depreciation	13,149	6,597	3,872	225	23,843
As at March 31, 2019	36,137	40,076	13,978	901	91,092

Net book value
As at December 31, 2018	1,028,865	134,161	67,338	5,629	1,235,993
As at March 31, 2019	1,015,716	135,352	64,169	5,404	1,220,641

Depreciation expense for the three months ended March 31, 2019 and 2018 of $Nil, is included in cost of goods sold.

8. RIGHT-OF-USE ASSETS AND LEASE OBLIGATIONS

	Right-of-	Lease
	use assets	obligations
	$	$

Net book value at January 1, 2019	2,481,073	2,481,073
Depreciation and repayment	53,753	20,277
Net book value at March 31, 2019	2,427,320	2,460,796

Right-of-use assets and lease obligations of $2,481,073 were recorded as at January 1, 2019, with no net impact on retained earnings. When measuring lease liabilities, the Company discounted lease payments using its incremental borrowing rate at January 1, 2019. The weighted-average rates applied were in the range of 9.84% to 11.62%.

As at March 31, 2019, the current and non-current portion of the lease obligations were $62,841 and $2,397,955, respectively.

9.       MEMBERS’ EQUITY

During the three months ended March 31, 2019 and 2018, members made cash contributions of $nil to the Company.

9

THE CANOPY NV, LLC

Notes to the Unaudited Condensed Interim Consolidated Financial Statements

For the Three Months Ended March 31, 2019 and 2018

10.    RELATED PARTY TRANSACTIONS AND BALANCES

Related parties are defined as management and members of the Company and/or members of their immediate family and/or other companies and/or entities in which a member or senior officer is a principal owner or senior executive.

Other than disclosed elsewhere in the unaudited condensed interim consolidated financial statements, related party transactions and balances are as follows:

The Company purchases a substantial portion of its inventory from a related corporation. These purchases are made at arms-length rates, in line with rates charged to third party customers of the related corporation.

Included in expenses for the three months ended March 31, 2019 and 2018 is management fees of $180,000 and $60,000, respectively. The management fee started on January 1, 2017 and was paid monthly. The monthly fee varied based on an allocation of the related corporation’s expenses and was a month-to-month arrangement.

Advance to a related corporation of $1,217,830 and $690,461 were outstanding as at March 31, 2019 and December 31, 2018, respectively. These advances are unsecured, interest free and repayable on demand.

No compensation was paid to key management for the three months ended March 31, 2019 and 2018.

11.    CAPITAL MANAGEMENT

The Company manages its capital structure and makes adjustments to it, based on the funds available to the Company, in order to support business development. The members do not establish quantitative return on capital criteria for management, but rather relies on the expertise of the Company’s management to sustain future development of the business. The Company defines capital to include its members’ equity. In order to carry out the planned business development and pay for administrative costs, the Company will spend its existing working capital and raise additional amounts as needed. Management reviews its capital management approach on an ongoing basis and believes that this approach, given the relative size of the Company, is reasonable. There were no changes in the Company’s approach to capital management during the three ended March 31, 2019. The Company is not subject to externally imposed capital requirements. As at March 31, 2019 and December 31, 2018, the capital of the Company was $4,796,855 and $4,465,703, respectively.

The Company raises capital, as necessary, to meet its needs and take advantage of perceived opportunities and, therefore, does not have a numeric target for its capital structure. Funds are primarily secured through cash injection by the members of the Company. There can be no assurance that the Company will be able to continue raising equity capital in this manner. Management reviews its capital management approach on an ongoing basis and believes that this approach, given the relative size of the Company, is reasonable.

The Company invests all capital that is surplus to its immediate operational needs in short-term, liquid and highly rated financial instruments.

10

THE CANOPY NV, LLC

Notes to the Unaudited Condensed Interim Consolidated Financial Statements

For the Three Months Ended March 31, 2019 and 2018

12.   GENERAL AND ADMINISTRATIVE

General and administrative expenses were comprised of:

	March 31, 2019	March 31, 2018
	$	$
Salaries and benefits	292,372	268,412
Rent	58,120	55,981
Taxes and licenses	129,102	23,718
Professional and consulting fees	24,840	2,350
Insurance	27,354	14,713
Office expenses	15,550	5,793
Computer expenses	13,663	6,043
Repair and maintenance	4,850	3,551
Utilities	4,838	3,419
Others	19,468	12,024
	590,157	396,004

13.   DEBTS PAYABLE

On October 1, 2018, the Company borrowed $421,128 in connection with the construction of a dispensary. The loan bears interest at a rate of 5% per annum and is due in 2020.

14.   CONTINGENCIES

Contingencies

The Company’s operations are subject to a variety of local and state regulation. Failure to comply with one or more of those regulations could result in fines, restrictions on its operations, or losses of permits and/or licenses that could result in the Company ceasing operations. While management of the Company believes that the Company is in compliance with applicable local and state regulation at March 31, 2019, cannabis regulations continue to evolve and are subject to differing interpretations. As a result, the Company may be subject to regulatory fines, penalties, or restrictions in the future.

Claims and litigation

From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. At March 31, 2019, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of the Company’s operations. There are also no proceedings in which any of the Company’s directors, officers or affiliates is an adverse party or has a material interest adverse to the Company’s interest.

11

THE CANOPY NV, LLC

Notes to the Unaudited Condensed Interim Consolidated Financial Statements

For the Three Months Ended March 31, 2019 and 2018

15.   FINANCIAL RISK FACTORS

The Company’s financial instruments mainly comprise of cash, advance to a related corporation, trade payables, accrued liabilities, due to related corporation and lease obligations.

(a) Fair Value

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value measurement is based on the presumption that the transaction to sell the asset or transfer the liability takes place either in the principal market for the asset or liability or in the absence of a principal market, in the most advantageous market for the asset or liability. The principal or the most advantageous market must be accessible by the Company.

The fair value of an asset or a liability is measured using the assumptions that market participants would use when pricing the asset or liability, assuming that market participants act in their economic best interest. A fair value measurement of a non-financial asset takes into account a market participant’s ability to generate economic benefits from the asset’s highest and best use or by selling it to another market participant that would utilise the asset in its highest and best use.

The Company uses valuation techniques that are appropriate in the circumstances and for which sufficient data are unobservable inputs.

All assets and liabilities for which fair value is measured or disclosed in the unaudited condensed interim consolidated financial statements are categorised within the fair value hierarchy. This is described, as follows, based on the lowest level input that is significant to the fair value measurement as a whole:

•	Level 1 inputs are quoted prices in active markets for identical assets or liabilities at the measurement date.

•  Level 2 inputs are observable inputs other than quoted prices included within Level 1, such as quoted prices for similar assets or liabilities in active markets, quoted prices for identical assets or liabilities in markets that are not active, or other inputs that are observable directly or indirectly.

•  Level 3 inputs are unobservable inputs for the asset or liability that reflect the reporting entity’s own assumptions and are not based on observable market data.

The classification of financial instruments at their carrying and fair values is as follows:

	Carrying values				Fair values
Financial assets	FVTPL	FVTOCI	AC	Total	Total
March 31, 2019	$	$	$	$	$
Cash	222,626	-	-	222,626	222,626
Advance to a related corporation	-	-	1,217,830	1,217,830	1,217,830
	222,626	-	1,217,830	1,440,456	1,440,456

December 31, 2018
Cash	172,576	-	-	172,576	172,576
Advance to a related corporation		-	690,461	690,461	690,461
	172,576	-	690,461	863,037	863,037

12

THE CANOPY NV, LLC

Notes to the Unaudited Condensed Interim Consolidated Financial Statements

For the Three Months Ended March 31, 2019 and 2018

15.   FINANCIAL RISK FACTORS (continued)

(a) Fair Value (continued)

	Carrying values			Fair values
Financial liabilities	FVTPL	AC	Total	Total
March 31, 2019	$	$	$	$
Accrued liabilities	-	349,301	349,301	349,301
Lease obligations	-	2,460,796	2,460,796	2,460,796
Debt payable	-	421,128	421,128	421,128
	-	3,231,225	3,231,225	3,231,225
December 31, 2018
Accrued liabilities	-	268,156	268,156	268,156
Debt payable	-	421,128	421,128	421,128
	-	689,284	689,284	689,284

The Company’s financial instruments as at March 31, 2019 and December 31, 2018 classified as “Level 1 - quoted prices in active markets” is cash. The Company has determined that there have been no transfers between levels in the hierarchy by re-assessing categorization at the reporting date.

The Company is exposed to credit risk and liquidity risk. The Company’s management oversees the management of these risks. The Company’s management is supported by the members that advises on financial risks and the appropriate financial risk governance framework for the Company. The Company’s financial risk activities are governed by appropriate policies and procedures and that financial risks are identified, measured and managed in accordance with group policies and group risk appetite.

(b) Credit Risk

Credit risk is the risk of unexpected loss if a customer or third party to a financial instrument fails to meet its contractual obligations. Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash and advance to a related corporation. As at March 31, 2019 and December 31, 2018, the maximum amount exposed to credit risks was $1,440,456 and $863,037, respectively.

(c) Liquidity Risk

Liquidity risk is the risk that the Company is unable to generate or obtain sufficient cash in a cost-effective manner to fund its obligations as they come due. The Company’s approach to managing liquidity risk is to ensure that it will have sufficient liquidity to meet liabilities when due. The Company manages liquidity risk through obtaining financing from its members. As at March 31, 2019, all trade payables and accrued liabilities are due within a year.

13

THE CANOPY NV, LLC

Notes to the Unaudited Condensed Interim Consolidated Financial Statements

For the Three Months Ended March 31, 2019 and 2018

16. SEGMENTED INFORMATION

Operating and geographical segments

An operating segment is defined as a component of the Company:

•	that engages in business activities from which it may earn revenues and incur expenses;

•	whose operating results are reviewed regularly by the entity’s chief operating decision maker; and;

•	for which discrete financial information is available.

As at March 31, 2019 and December 31, 2018, the Company’s operations comprise a single reporting operating and geographical segment engaged in the distribution and sale of cannabis.

17.       SUBSEQUENT EVENTS

The Company’s management has evaluated subsequent events up to August 5, 2019, the date the unaudited condensed interim consolidated financial statements were issued, and determined the following event:

On May 24, 2019 – Ayr Strategies Inc. (“Ayr”), formerly Cannabis Strategies Acquisition Corp., closed its previously announced Qualifying Transaction. Through the qualifying transaction, Ayr has created a vertically integrated Multi-State Operator in the U.S. cannabis sector, with an initial anchor portfolio in the Eastern and Western United States.

14

SCHEDULE “H”

WASHOE INTERIM FINANCIAL STATEMENTS

(see attached)

WASHOE WELLNESS, LLC

UNAUDITED CONDENSED INTERIM CONSOLIDATED

FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2019 AND 2018

(EXPRESSED IN UNITED STATES DOLLARS)

Notice to reader

The accompanying unaudited condensed interim consolidated financial statements of Washoe Wellness, LLC (the Company) have been prepared by and are the responsibility of management. The unaudited condensed interim consolidated financial statements have not been reviewed by the Company’s auditors.

WASHOE WELLNESS, LLC

Unaudited Condensed Interim Consolidated Financial Statements

March 31, 2019 and 2018

Page

Management’s Responsibility for Financial Reporting	1

Unaudited Condensed Interim Consolidated Financial Statements

Unaudited Condensed Interim Consolidated Statements of Financial Position	2

Unaudited Condensed Interim Consolidated Statements of Operations	3

Unaudited Condensed Interim Consolidated Statements of Changes in Members’ Equity	4

Unaudited Condensed Interim Consolidated Statements of Cash Flows	5

Notes to the Unaudited Condensed Interim Consolidated Financial Statements	6-18

MANAGEMENT’S RESPONSIBILITY FOR

FINANCIAL REPORTING

Management’s Responsibility

To the Members of Washoe Wellness, LLC:

The accompanying unaudited condensed interim consolidated financial statements and other financial information in this report were prepared by management of Washoe Wellness, LLC (“the Company”), reviewed by the Audit Committee and approved by the Board of Directors.

Management is responsible for the unaudited condensed interim consolidated financial statements and believes that they fairly present the Company’s financial condition and results of operation in conformity with International Financial Reporting Standards. Management has included in the Company’s unaudited condensed interim consolidated financial statements amounts based on estimates and judgments that it believes are reasonable, under the circumstances.

To discharge its responsibilities for financial reporting and safeguarding of assets, management believes that it has established appropriate systems of internal accounting control which provide reasonable assurance that the financial records are reliable and form a proper basis for the timely and accurate preparation of unaudited condensed interim consolidated financial statements. Consistent with the concept of reasonable assurance, the Company recognizes that the relative cost of maintaining these controls should not exceed their expected benefits. Management further assures the quality of the financial records through careful selection and training of personnel and through the adoption and communication of financial and other relevant policies.

August 5, 2019

“Mark Pitchford” (Signed)	“Lilian Yohn” (Signed)
Chief Executive Officer	Chief Financial Officer

1

WASHOE WELLNESS, LLC

Unaudited Condensed Interim Consolidated Statements of Financial Position

At March 31, 2019 and December 31, 2018

	March 31, 2019 $	December 31, 2018 $
ASSETS
Current
Cash	722,273	345,987
Accounts receivable, no allowance	133,075	350,974
Inventory [Note 5]	2,519,505	2,035,578
Biological assets [Note 6]	1,646,000	1,244,313
Other receivables	-	11,532
Prepaid expenses and other assets	197,933	211,923
	5,218,786	4,200,307
Intangible assets [Note 7]	80,894	80,894
Property, plant and equipment [Note 8]	8,961,601	8,846,196
Investment in associate [Note 9]	1,939,517	1,664,347
Total assets	16,200,798	14,791,744

LIABILITIES
Current
Trade payables	577,458	861,240
Accrued liabilities	162,209	107,472
Advance from a related corporation [Note 12]	1,217,830	690,461
	1,957,497	1,659,173
Debts payable - non-current portion [Note 10]	9,162,306	9,182,006
Total liabilities	11,119,803	10,841,179

MEMBERS’ EQUITY [Note 11]	5,080,995	3,950,565

Total liabilities and members’ equity	16,200,798	14,791,744

Nature of operations [Note 1]

Commitment and contingencies [Note 15]

Subsequent events [Note 18]

Approved and authorized by the Board of Directors on August 5, 2019.

“Mark Pitchford” (Signed)	“Lilian Yohn” (Signed)
Chief Executive Officer	Chief Financial Officer

The accompanying notes are an integral part of these unaudited condensed interim consolidated financial statements.

2

WASHOE WELLNESS, LLC

Unaudited Condensed Interim Consolidated Statements of Operations

For the Three Months Ended March 31, 2019 and 2018

	Three months ended March 31, 2019 $	Three months ended March 31, 2018 $

Revenues, net of discounts	1,972,925	1,707,193

Cost of goods sold before biological asset adjustment	(1,017,328)	(865,140)

Gross profit before biological asset adjustment	955,597	842,053

Fair value changes in biological assets included in cost of sales	(804,650)	(551,056)
Unrealized gain on biological asset transformation	1,227,204	1,003,455

Gross profit	1,378,151	1,294,452

Expenses
General and administrative [Note 14]	160,492	257,079

Sales and marketing	55,369	33,258

Management fees [Note 15]	120,000	-

Depreciation [Note 8]	95,266	67,488

Total expenses	431,127	357,825

Income from operations	947,024	936,627

Other income (expense)
Share of income on equity investments [Note 9]	275,170	807,121
Interest expense	(94,888)	(84,720)
Interest income	-	12,067
Management fee income [Note 12]	-	60,000
Rental income and others	23,124	23,124
Total other income	203,406	817,592

Net income	1,150,430	1,754,219

The accompanying notes are an integral part of these unaudited condensed interim consolidated financial statements.

3

WASHOE WELLNESS, LLC

Unaudited Condensed Interim Consolidated Statements of Changes in Members’ Equity

For the Three Months Ended March 31, 2019 and 2018

Members’ Equity $
Balance as at December 31, 2017	2,444,394

Distributions	-

Net income for the period	1,754,219

Balance as at March 31, 2018	4,198,613

Balance as at December 31, 2018	3,950,565

Distributions	(20,000)

Net income for the period	1,150,430

Balance as at March 31, 2019	5,080,995

The accompanying notes are in integral part of these unaudited condensed interim consolidated financial statements.

4

WASHOE WELLNESS, LLC

Unaudited Condensed Interim Consolidated Statements of Cash Flows

For the Three Months Ended March 31, 2019 and 2018

	Three months ended March 31, 2019 $	Three months ended March 31, 2018 $
Operating activities
Net income	1,150,430	1,754,219
Adjustments for items not affecting cash:
Depreciation of property, plant and equipment	110,774	78,475
Share of income on equity investments	(275,170)	(807,121)
Unrealized gain on biological asset transformation	(1,227,204)	(1,003,455)
Fair value changes in biological assets included in cost of sales	804,650	551,056
Changes in working capital items:
Accounts receivable	217,899	121,649
Other receivables	11,532	-
Inventory	(483,927)	(459,889)
Biological assets	20,867	(64,994)
Prepaid expenses and other assets	13,990	524,202
Trade payables	(283,782)	2,539,556
Accrued liabilities	54,737	(11,454)
Advance from a related corporation	527,369	(97,251)
Cash provided by operating activities	642,165	3,124,993

Investing activities
Investment in associate	-	(10)
Purchase of property, plant and equipment	(226,179)	(311,762)
Receipts of loans receivable	-	13,309
Cash used in investing activities	(226,179)	(298,463)

Financing activities
Repayments of debts payable	-	(2,361,998)
Proceeds from issuance of debts payable	(19,700)	-
Distributions	(20,000)	-
Cash used in financing activities	(39,700)	(2,361,998)

Net increase in cash	376,286	464,532
Cash, beginning of period	345,987	1,435,345
Cash, end of period	722,273	1,899,877

Supplemental cash flow information
Interest paid	94,888	58,944

The accompanying notes are an integral part of these unaudited condensed interim consolidated financial statements.

5

WASHOE WELLNESS, LLC

Notes to the Unaudited Condensed Interim Consolidated Financial Statements

For the Three Months Ended March 31, 2019 and 2018

1.	NATURE OF OPERATIONS

Washoe Wellness, LLC (“Washoe” or the “Company”) was incorporated as a Limited Liability Company on June 23, 2014 in the State of Nevada, United States of America (“USA”). The Company’s head office is located at 1645 Crane Way, Sparks, NV 89431.

The Company’s management, operations, structure and other matters are governed through an Operating Agreement entered between the Members and Managers of the Company on November 5, 2014. The Company’s principal activities, through its subsidiaries, are the growing, processing and distribution of cannabis as regulated under the laws applicable in the USA.

2.	BASIS OF PRESENTATION

2.1 Statement of compliance

These unaudited condensed interim consolidated financial statements for the three months ended March 31, 2019 (and comparative results for the three months ended March 31, 2018) have been prepared in accordance with International Accounting Standard (“IAS”) 34 – Interim Financial Reporting and therefore do not contain all disclosures required by International Financial Reporting Standards (“IFRS”). These unaudited condensed interim consolidated financial statements should be read in conjunction with the Company’s 2018 consolidated financial statements and notes and have been prepared using the same accounting policies with the exception of significant accounting policy adopted as a result of initial application of IFRS 16 - Leases (“IFRS 16”) effective from January 1, 2019.

These unaudited condensed interim consolidated financial statements were approved and authorized for issue by the Board of Directors of the Company on August 5, 2019.

2.2 Basis of presentation

These unaudited condensed interim consolidated financial statements have been prepared on the historical cost basis except for certain financial instruments, which are measured at fair value. The unaudited condensed interim consolidated financial statements are presented in US dollars which is the presentation and functional currency of the Company and its subsidiaries.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

3.1 Basis of Consolidation

The unaudited condensed interim consolidated financial statements include the unaudited condensed interim financial statements of the Company and its wholly owned subsidiaries – Tahoe-Reno Extractions, LLC (“TRE”), Tahoe-Reno Botanicals, LLC (“TRB”) and DWC Investments, LLC, Limited Liabilities Companies, and KLYMB Project Management, Inc., incorporated in the state of Nevada. The results of subsidiaries acquired or disposed of during the period are included in the unaudited condensed interim consolidated statements of operations from the effective date of acquisition or up to the effective date of disposal, as appropriate. All inter-company transactions, balances, income and expenses are eliminated on consolidation.

The unaudited condensed interim financial statements of the subsidiaries are prepared for the same reporting period as the Company, using consistent accounting policies.

6

WASHOE WELLNESS, LLC

Notes to the Unaudited Condensed Interim Consolidated Financial Statements

For the Three Months Ended March 31, 2019 and 2018

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

3.2 Leases

The Company assesses whether a contract is or contains a lease, at inception of a contract. Leases are recognized as a right-of-use assets and corresponding liability at the commencement date. Each lease payment included in the lease liability is apportioned between the repayment of the liability and a finance cost. The finance cost is recognized in net finance costs in the unaudited condensed interim consolidated statement of operations over the lease period so as to produce a constant periodic rate of interest on the remaining balance of the liability for each period. Lease liabilities include the net present value of fixed payments (including in-substance fixed payments), variable lease payments that are based on an index or a rate or subject to a fair market value renewal, amounts expected to be payable by the lessee under residual value guarantees, the exercise price of a purchase option if the lessee is reasonably certain to exercise that option, and payments of penalties for terminating the lease, if the lease term reflects the lessee exercising that option. The Company allocates the consideration in the contract to each lease component on the basis of the relative standalone price of the lease component and the aggregate stand-alone price of the non-lease components. The lease liability is net of lease incentives receivable. The lease payments are discounted using the interest rate implicit in the lease or, if that rate cannot be determined, the lessee’s incremental borrowing rate. The period over which the lease payments are discounted is the reasonably certain lease term, including renewal options that the Company is reasonably certain to exercise. Renewal options are included in a number of leases across the Company.

Payments associated with short-term leases and leases of low-value assets are recognized as an expense on a straight-line basis in Selling, general and administrative expenses in the unaudited condensed interim consolidated statement of operations. Short-term leases are leases with a lease term of 12 months or less. Variable lease payments that do not depend on an index or a rate or subject to a fair market value renewal are expensed as incurred and recognized in selling, general and administrative expenses in the unaudited condensed interim consolidated statement of operations.

Right-of-use assets are measured at cost which is calculated as the amount of the initial measurement of lease liability plus any lease payments made at or before the commencement date, any initial direct costs and related restoration costs. The right-of-use asset is depreciated over the lease term on a straight-line basis. The right-of-use assets are depreciated on a straight-line basis over the shorter of the lease term and the useful life of the underlying asset. If a lease transfers ownership of the underlying asset or the cost of the right-of-use asset reflects that the Company expects to exercise a purchase option, the related right-of-use asset is depreciated over the useful life of the underlying asset. The depreciation starts at the commencement date of the lease.

4.	CHANGES IN ACCOUNTING STANDARDS

Adoption of New Accounting Pronouncement

Adoption of IFRS 16 – Leases

The Company adopted IFRS 16 - Leases (“IFRS 16”) on January 1, 2019. IFRS 16 introduced a single on-balance sheet accounting model for lessees which replaced IAS 17 - Leases (“IAS 17”). The adoption of IFRS 16 did not result in any recognition of right-of-use assets and the related lease obligations as none of the leases met the criteria of capitalization.

7

WASHOE WELLNESS, LLC

Notes to the Unaudited Condensed Interim Consolidated Financial Statements

For the Three Months Ended March 31, 2019 and 2018

4.	CHANGES IN ACCOUNTING STANDARDS (continued)

Changes in Accounting Standards not yet Effective

Insurance Contracts

In May 2017, the International Accounting Standards Board (“IASB”) issued IFRS 17 - Insurance Contracts (“IFRS 17”), that replaces IFRS 4 - Insurance Contracts and establishes a new model for recognizing insurance policy obligations, premium revenue and claims-related expenses. IFRS 17 is effective for annual periods beginning on or after January 1, 2021; however, based on recent IASB meetings, an upcoming amendment to IFRS 17 and a deferral of the transition date by one year is anticipated. Early adoption is permitted. The Company is assessing the potential impact of this standard.

5.	INVENTORY

The Company’s inventory includes the following:

	March 31, 2019			December 31, 2018
	Capitalized cost	Fair value adjustment	Carrying value	Capitalized cost	Fair value adjustment	Carrying value
	$	$	$	$	$	$
Harvested cannabis
Work in process	329,856	24,073	353,929	51,922	-	51,922
Finished goods	177,676	121,040	298,716	268,340	(29,676)	238,664
	507,532	145,113	652,645	320,262	(29,676)	290,586
Cannabis oils
Raw materials	83,669	10,909	94,578	130,409	31,713	162,122
Work in process	575,355	49,031	624,386	1,384,047	102,105	1,486,152
Finished goods	75,284	4,121	79,405	58,385	8,347	66,732
	734,308	64,061	798,369	1,572,841	142,165	1,715,006
Accessories and supplies	1,068,491	-	1,068,491	29,986	-	29,986
	2,310,331	209,174	2,519,505	1,923,089	112,489	2,035,578

Inventories expensed as cost of goods sold during the three months ended March 31, 2019 and 2018 are $70,852 and $283,753, respectively. These exclude the fair market value changes of biological assets.

Non-cash expense relating to change in fair value of inventory sold recognized during the three months ended March 31, 2019 and 2018 are $804,650 and $551,056, respectively.

8

WASHOE WELLNESS, LLC

Notes to the Unaudited Condensed Interim Consolidated Financial Statements

For the Three Months Ended March 31, 2019 and 2018

6.	BIOLOGICAL ASSETS

The continuity of biological assets was as follows:

	March 31, 2019	December 31, 2018
	$	$
Balance, at beginning	1,244,313	1,232,350
Production costs	334,824	3,049,368
Fair value change	1,294,067	968,197
Transferred to inventory upon harvest	(1,227,204)	(4,005,602)
Balance, at end	1,646,000	1,244,313

As of March 31, 2019, and December 31, 2018, the weighted average fair value less cost to complete and cost to sell was $3.14 and $3.39 per gram, respectively.

The fair value of biological assets is categorized within Level 3 on the fair value hierarchy. The inputs and assumptions used in determining the fair value of biological assets include:

(a) Selling price per gram;	Level 3 input
(b) Attrition rate;	Level 3 input
(c) Average yield per plant;	Level 3 input
(d) Standard cost per gram to compete production	Level 3 input
(e) Cumulative stage of completion in production process	Level 3 input

Significant unobservable assumptions used in the valuation of biological assets, including the sensitivities on changes in these assumptions and their effect on the fair value of biological assets, are as follows:

Significant inputs or assumptions	Range of inputs	Sensitivity	Effect on fair value
			March 31, 2019	December 31, 2018
			$	$
Selling price per gram*	$3.83 to $4.16	Increase or decrease of $1 per gram	617,716	366,308
Average yield per plant**	302 to 370 grams	Increase or decrease by 5 grams per plant	37,191	21,299

*Selling price per gram is based on average selling prices for the period.

The Company’s estimates are, by their nature, subject to change and differences from the anticipated yield will be reflected in the gain or loss on biological assets in future periods.

As of March 31, 2019, and December 31, 2018, the biological assets were on average 55% and 51% complete, respectively. During the three months ended March 31, 2019 and year ended December 31, 2018, the Company’s biological assets produced 390,345 grams and 1,181,220 grams of dried cannabis, respectively.

9

WASHOE WELLNESS, LLC

Notes to the Unaudited Condensed Interim Consolidated Financial Statements

For the Three Months Ended March 31, 2019 and 2018

7.	INTANGIBLE ASSETS

Intangible assets having indefinite lives consisted of the following:

	March 31, 2019 $	December 31, 2018 $
Product rights	59,894	59,894
Domain name	16,000	16,000
Trademarks	5,000	5,000
	80,894	80,894

8.	PROPERTY, PLANT AND EQUIPMENT

	Land $	Buildings & leasehold improvements $	Furniture & fixtures $	Office equipment $	Machinery & equipment $	Auto & trucks $	Total $
Cost
As at December 31, 2018	896,444	7,447,311	62,684	104,211	1,141,003	34,322	9,685,975
Additions	-	165,673	1,150	3,848	55,508	-	226,179
As at March 31, 2019	896,444	7,612,984	63,834	108,059	1,196,511	34,322	9,912,154

Depreciation
As at December 31, 2018	-	285,893	8,134	46,436	491,609	7,707	839,779
Depreciation	-	48,473	2,241	5,210	53,134	1,716	110,774
As at March 31, 2019	-	334,366	10,375	51,646	544,743	9,423	950,553

Net book value
As at December 31, 2018	896,444	7,161,418	54,550	57,775	649,394	26,615	8,846,196
As at March 31, 2019	896,444	7,278,618	53,459	56,413	651,768	24,899	8,961,601

As at March 31, 2019 and December 31, 2018, buildings and leasehold improvements include borrowing costs of $204,660 capitalized in connection with loan used for the construction of buildings.

Depreciation expense for the three months ended March 31, 2019 and 2018 of $15,508 and $10,987, respectively, is included in cost of goods sold.

10

WASHOE WELLNESS, LLC

Notes to the Unaudited Condensed Interim Consolidated Financial Statements

For the Three Months Ended March 31, 2019 and 2018

9.	INVESTMENT IN ASSOCIATE

The Company has a 52% participating interest in one of its related corporations. Management has concluded that the current participating interest does not provide control to the Company. Accordingly, the current investment has been accounted for as investment in associate using the equity method as detailed below:

	March 31, 2019 $	December 31, 2018 $
Balance, at beginning	1,664,347	1,200,651
Dividends	-	(1,178,719)
Share of income	275,170	1,642,415
Balance, at end	1,939,517	1,664,347

The following table presents a summary of statement of financial position and statement of operations of the investee:

	March 31, 2019 $	December 31, 2018 $
Current assets	2,757,005	2,295,880
Non-current assets	5,271,075	2,859,107
Current liabilities	412,128	689,284
Revenue	3,627,129	11,748,244
Income	570,498	3,150,573

10.	DEBTS PAYABLE

The details of debts payable were as follows:

	March 31, 2019 $	December 31, 2018 $
Revolving line of credit promissory note (a)	6,561,819	6,561,749
Loan payable to a third party (b) and (c)	2,600,487	2,620,257
Total debts payable	9,162,306	9,182,006
Less: Current portion	-	-
Debts payable - Non-current portion	9,162,306	9,182,006

Total debt payable includes interest payable as at March 31, 2019 and December 31, 2018 of $961,818 and $961,818 respectively.

11

WASHOE WELLNESS, LLC

Notes to the Unaudited Condensed Interim Consolidated Financial Statements

For the Three Months Ended March 31, 2019 and 2018

10.	DEBTS PAYABLE (continued)

As at March 31, 2019, the maturity profile of the principal amounts of debts outstanding are as follows:

Year ending December 31	$
2019 (9 months)	-
2020	161,590
2021	123,322
2022	2,213,481
Thereafter	6,663,913
9,162,306

(a)	Revolving line of credit promissory note

Debt under this arrangement represented financing obtained from a related corporation under an original Revolving Line of Credit Note dated November 5, 2014 of a maximum borrowing limit of $2,500,000, which was revised from time to time. Effective January 1, 2017, the Company entered into a Restated Revolving Line of Credit, which replaced the revolving line of credit note with a straight promissory note of $5,600,000 with maturity date extended indefinitely.

The promissory note carries an interest of 6% per annum to be paid monthly. If monthly payment of interest is not made timely, the interest for the period of the missed payment shall accrue at the default interest rate of 12%. The Company granted a 5% membership interest to the note holder due to the principal amount of note was not repaid by June 30, 2017 (First Repayment Date). Subsequently, a further 5% membership interest was granted to the note holder when the principal amount of the note was not repaid by December 31, 2017 (Second Repayment Date).

As at March 31, 2019, the entire principal amount remained outstanding. A 5% membership interest was granted to the note holder subsequent to the First Repayment Date, and a further 5% membership interest was granted to the note holder subsequent to the Second Repayment Date. In addition, as at March 31, 2019 and December 31, 2018, accrued interest, included in debts payable – non-current portion, the amount of $961,818 has remained unpaid. The principal amounts outstanding as at March 31, 2019 and December 31, 2018 were $5,600,000.

(b)	Loan Payable to a Third Party

Effective August 24, 2017, the Company obtained a loan of $2,525,000 for a term of five years from a third party. This loan carries interest at 5% per annum with a monthly blended payment of $16,664, started from October 1, 2017 with a final payment of $2,123,899 on September 1, 2022. The loan is secured by a deed of trust with assignment of rents on the Company’s land and buildings in favour of the lender. The principal amounts outstanding as at March 31, 2019 and December 31, 2018, were $2,410,487 and $2,430,187, respectively.

(c)	Loan Payable to a Third Party

On July 23, 2018, the Company borrowed $190,000 in connection with the purchase of land. The loan bears interest at a rate of 6% per annum and is due in 2023. Monthly installments of principal and interest in an amount of $3,673 beginning on July 23, 2020.The loan is secured by a deed of trust. Should the Company prepay this loan by July 23, 2019, the principal amount will be reduced by $25,000. The principal amounts outstanding as at March 31, 2019 and December 31, 2018, were $190,000.

12

WASHOE WELLNESS, LLC

Notes to the Unaudited Condensed Interim Consolidated Financial Statements

For the Three Months Ended March 31, 2019 and 2018

11.	MEMBERS’ EQUITY

In a series of transaction in Q2 2018, the Company adjusted its capital structure. On May 31, 2018, the Company (i) added additional members, granting them membership interests in exchange for services provided on a historical and ongoing basis, (ii) created a revised membership class structure to reflect these new members and (iii) allowed an existing member to make an additional capital contribution to the Company. On June 4, 2018, the aforementioned member increased the amount of the additional capital contribution of $1,100,000.

12.	RELATED PARTY TRANSACTIONS AND BALANCES

Related parties are defined as management and members of the Company and/or members of their immediate family and/or other companies and/or entities in which a member or senior officer is a principal owner or senior executive.

Other than disclosed elsewhere in the unaudited condensed interim consolidated financial statements, related party transactions and balances are as follows:

Included in other income for the three months ended March 31, 2019 is management fee of $nil, received from a related corporation (March 31, 2018 - $60,000). The management fee started on January 1, 2018 and was paid monthly. The monthly fee varied based on an allocation of the Company’s expenses and was a month-to-month arrangement.

During the three months ended March 31, 2019, sales of $1,576,525 made to a related corporation is included in revenue and purchase of $259,772 from a related corporation is included in cost of goods sold.

Advance from a related corporation of $1,217,830 and $690,461 was outstanding as at March 31, 2019 and December 31, 2018, respectively. The advance from a related corporation is unsecured, interest free and is repayable on demand.

During the three months ended March 30, 2019 and 2018, management fees of $120,000 and $nil, respectively, were paid to a related party under consulting agreements. TRE and TRB each pay $20,000 per month ($40,000 per month in total) under these agreements, which were executed and were effective on June 1, 2018. These agreements have a three-year term and automatically renew every three years unless any party gives notice of their intent to terminate the agreement. Any party may also terminate the agreement at any time with 120 days notice.

The following outlines the compensation of the Company’s key management personnel:

	March 31, 2019 $	March 31, 2018 $
Salaries and benefits to key management personnel	6,000	43,754

13

WASHOE WELLNESS, LLC

Notes to the Unaudited Condensed Interim Consolidated Financial Statements

For the Three Months Ended March 31, 2019 and 2018

13.	CAPITAL MANAGEMENT

The Company manages its capital structure and makes adjustments to it, based on the funds available to the Company, in order to support business development. The Members do not establish quantitative return on capital criteria for management, but rather relies on the expertise of the Company’s management to sustain future development of the business. The Company defines capital to include its Members’ equity. In order to carry out the planned business development and pay for administrative costs, the Company will spend its existing working capital and raise additional amounts as needed. There were no changes in the Company’s approach to capital management during the three months ended March 31, 2019. The Company is not subject to externally imposed capital requirements. As at March 31, 2019, and December 31, 2018, the capital of the Company was $5,080,995 and $3,950,565 respectively.

The Company raises capital, as necessary, to meet its needs and take advantage of perceived opportunities and, therefore, does not have a numeric target for its capital structure. Funds are primarily secured through cash injection by the Members of the Company. There can be no assurance that the Company will be able to continue raising equity capital in this manner. Management reviews its capital management approach on an ongoing basis and believes that this approach, given the relative size of the Company, is reasonable. The Company invests all capital that is surplus to its immediate operational needs in short-term, liquid and highly rated financial instruments.

The Company invest all capital that is surplus to its immediate operational needs in short-term, liquid and highly rated financial instruments.

14.	GENERAL AND ADMINISTRATIVE

General and administrative expenses were comprised of:

	March 31, 2019 $	March 31, 2018 $
Salaries and benefits	78,133	161,623
Professional and consulting fees	17,666	13,502
Computer expenses	11,854	27,496
Shipping expenses	11,434	13,600
Office expenses	7,133	9,389
Utilities	3,475	2,870
Insurance	2,793	(9,128)
Taxes and licenses	1,506	1,185
	-	4,712
Others	26,498	31,830
	160,492	257,079

15.	COMMITMENTS AND CONTINGENCIES

Contingencies

The Company’s operations are subject to a variety of local and state regulation. Failure to comply with one or more of those regulations could result in fines, restrictions on its operations, or losses of permits and/or licenses that could result in the Company ceasing operations.

14

WASHOE WELLNESS, LLC

Notes to the Unaudited Condensed Interim Consolidated Financial Statements

For the Three Months Ended March 31, 2019 and 2018

15.	COMMITMENTS AND CONTINGENCIES (continued)

Contingencies (continued)

While management of the Company believes that the Company is in compliance with applicable local and state regulation at March 31, 2019, cannabis regulations continue to evolve and are subject to differing interpretations. As a result, the Company may be subject to regulatory fines, penalties, or restrictions in the future.

Claims and litigation

From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. At March 31, 2019, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of the Company’s operations. There are also no proceedings in which any of the Company’s directors, officers or affiliates is an adverse party or has a material interest adverse to the Company’s interest.

Management Fees

On June 1, 2018 the Company entered into consulting agreements with a related party. Under these agreements TRE and TRB each pay $20,000 per month ($40,000 per month in total) for administrative, support, and management services. These agreements have a three-year term and automatically renew every three years unless any party gives notice of their intent to terminate the agreement. Any party may also terminate the agreement at any time with 120 days notice.

Future minimum payments under this agreement, assuming no party terminates the agreements prior to the three-year initial term, are as follows:

Year ending December 31	$
2019 (9 months)	360,000
2020	480,000
2021	200,000
1,040,000

16.	FINANCIAL RISK FACTORS

The Company’s financial instruments mainly comprise of cash, accounts receivable, other receivables, trade payables, accrued liabilities, advance from a related corporation and debts payable.

(a) Fair Value

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value measurement is based on the presumption that the transaction to sell the asset or transfer the liability takes place either in the principal market for the asset or liability or in the absence of a principal market, in the most advantageous market for the asset or liability. The principal or the most advantageous market must be accessible by the Company.

15

WASHOE WELLNESS, LLC

Notes to the Unaudited Condensed Interim Consolidated Financial Statements

For the Three Months Ended March 31, 2019 and 2018

16.	FINANCIAL RISK FACTORS (continued)

(a)  Fair Value (continued)

The fair value of an asset or a liability is measured using the assumptions that market participants would use when pricing the asset or liability, assuming that market participants act in their economic best interest. A fair value measurement of a non-financial asset takes into account a market participant’s ability to generate economic benefits from the asset’s highest and best use or by selling it to another market participant that would utilise the asset in its highest and best use.

The Company uses valuation techniques that are appropriate in the circumstances and for which sufficient data are unobservable inputs.

All assets and liabilities for which fair value is measured or disclosed in the unaudited condensed interim consolidated financial statements are categorised within the fair value hierarchy. This is described, as follows, based on the lowest level input that is significant to the fair value measurement as a whole:

• Level 1 inputs are quoted prices in active markets for identical assets or liabilities at the measurement date.

• Level 2 inputs are observable inputs other than quoted prices included within Level 1, such as quoted prices for similar assets or liabilities in active markets, quoted prices for identical assets or liabilities in markets that are not active, or other inputs that are observable directly or indirectly.

• Level 3 inputs are unobservable inputs for the asset or liability that reflect the reporting entity’s own assumptions and are not based on observable market data.

The classification of financial instruments at their carrying and fair values is as follows:

	Carrying values				Fair values
Financial assets	FVTPL	FVTOCI	AC	Total	Total
March 31, 2019	$	$	$	$	$
Cash	722,273	-	-	722,273	722,273
Accounts receivable	-	-	133,075	133,075	133,075
	722,273	-	133,075	855,348	855,348

December 31, 2018
Cash	345,987	-	-	345,987	345,987
Accounts receivable	-	-	350,974	350,974	350,974
Other receivables	-	-	11,532	11,532	11,532
	345,987	-	362,506	708,493	708,493

16

WASHOE WELLNESS, LLC

Notes to the Unaudited Condensed Interim Consolidated Financial Statements

For the Three Months Ended March 31, 2019 and 2018

16.	FINANCIAL RISK FACTORS (continued)

(a)  Fair Value (continued)

	Carrying values			Fair values
Financial liabilities	FVTPL	AC	Total	Total
March 31, 2019	$	$	$	$
Trade payables	-	577,458	577,458	577,458
Accrued liabilities	-	162,209	162,209	162,209
Advance from a related corporation	-	1,217,830	1,217,830	1,217,830
Debts payable	-	9,162,306	9,162,306	9,162,306
	-	11,119,803	11,119,803	11,119,803
December 31, 2018	$	$	$	$
Trade payables	-	861,240	861,240	861,240
Accrued liabilities	-	107,472	107,472	107,472
Advance from a related corporation	-	690,461	690,461	690,461
Debts payable	-	9,182,006	9,182,006	9,182,006
	-	10,841,179	10,841,179	10,841,179

The Company’s financial instruments as at March 31, 2019 and December 31, 2018 classified as “Level 1 - quoted prices in active markets” is cash. The Company has determined that there have been no transfers between levels in the hierarchy by re-assessing categorization at the reporting date.

The Company is exposed to credit risk, liquidity risk and interest rate risk. The Company’s management oversees the management of these risks. The Company’s management is supported by the Members that advises on financial risks and the appropriate financial risk governance framework for the Company. The Company’s financial risk activities are governed by appropriate policies and procedures and that financial risks are identified, measured and managed in accordance with group policies and group risk appetite.

(b) Credit Risk

Credit risk is the risk of unexpected loss if a customer or third party to a financial instrument fails to meet its contractual obligations. Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash, accounts receivable and other receivables. For its accounts receivable, the Company ensures to deal with creditworthy customers. As at March 31, 2019 and 31 December 2018, the maximum amount exposed to credit risks was $855,348 and $708,493 respectively.

During the three months ended March 31, 2019, revenue from one customer is approximately 41% (March 31, 2018: 41%) of total revenue and none for purchases of raw materials from suppliers (March 31, 2018: none).

(c) Liquidity Risk

Liquidity risk is the risk that the Company is unable to generate or obtain sufficient cash in a cost-effective manner to fund its obligations as they come due. The Company’s approach to managing liquidity risk is to ensure that it will have sufficient liquidity to meet liabilities when due. The Company manages liquidity risk through obtaining financing from its members and third parties. As at March 31, 2019, all trade payables and accrued liabilities are due within a year, whereas, long term debts over a period of seven years.

17

WASHOE WELLNESS, LLC

Notes to the Unaudited Condensed Interim Consolidated Financial Statements

For the Three Months Ended March 31, 2019 and 2018

17.	SEGMENTED INFORMATION

Operating and geographical segments

An operating segment is defined as a component of the Company:

• that engages in business activities from which it may earn revenues and incur expenses;

• whose operating results are reviewed regularly by the entity’s chief operating decision maker; and;

• for which discrete financial information is available.

As at March 31, 2019 and December 31, 2018, the Company’s operations comprise a single reporting operation and geographical segment engaged in the growing, processing and distribution of cannabis.

18. SUBSEQUENT EVENTS

The Company’s management has evaluated subsequent events up to August 5, 2019, the date the unaudited condensed interim consolidated financial statements were issued, and determined the following event:

On May 24, 2019 – Ayr Strategies Inc. (“Ayr”), formerly Cannabis Strategies Acquisition Corp., closed its previously announced Qualifying Transaction. Through the qualifying transaction, Ayr has created a vertically integrated Multi-State Operator in the U.S. cannabis sector, with an initial anchor portfolio in the Eastern and Western United States.

18

SCHEDULE “I”

LIVFREE INTERIM FINANCIAL STATEMENTS

(see attached)

LIVFREE WELLNESS, LLC

UNAUDITED CONDENSED INTERIM CONSOLIDATED

FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2019 AND 2018

(EXPRESSED IN UNITED STATES DOLLARS)

Notice to reader

The accompanying unaudited condensed interim consolidated financial statements of Livfree Wellness, LLC (the Company) have been prepared by and are the responsibility of management. The unaudited condensed interim consolidated financial statements have not been reviewed by the Company’s auditors

LIVFREE WELLNESS, LLC

Unaudited Condensed Interim Consolidated Financial Statements

March 31, 2019 and 2018

Page

Management’s Responsibility for Financial Reporting	1

Unaudited Condensed Interim Consolidated Financial Statements

Unaudited Condensed Interim Consolidated Statements of Financial Position	2

Unaudited Condensed Interim Consolidated Statements of Operations	3

Unaudited Condensed Interim Consolidated Statements of Changes in Equity	4

Unaudited Condensed Interim Consolidated Statements of Cash Flows	5

Notes to the Unaudited Condensed Interim Consolidated Financial Statements	6-15

MANAGEMENT’S RESPONSIBILITY FOR

FINANCIAL REPORTING

Management’s Responsibility

To the Members of Livfree Wellness, LLC:

The accompanying unaudited condensed interim consolidated financial statements and other financial information in this report were prepared by management of Livfree Wellness, LLC (“the Company”), reviewed by the Audit Committee and approved by the Board of Directors.

Management is responsible for the unaudited condensed interim consolidated financial statements and believes that they fairly present the Company’s financial condition and results of operation in conformity with International Financial Reporting Standards. Management has included in the Company’s unaudited condensed interim consolidated financial statements amounts based on estimates and judgments that it believes are reasonable, under the circumstances.

To discharge its responsibilities for financial reporting and safeguarding of assets, management believes that it has established appropriate systems of internal accounting control which provide reasonable assurance that the financial records are reliable and form a proper basis for the timely and accurate preparation of unaudited condensed interim consolidated financial statements. Consistent with the concept of reasonable assurance, the Company recognizes that the relative cost of maintaining these controls should not exceed their expected benefits. Management further assures the quality of the financial records through careful selection and training of personnel and through the adoption and communication of financial and other relevant policies.

August 5, 2019

“Steve Menzies” (Signed)	“Timothy Harris” (Signed)
Managing Member	Chief Financial Officer

1

LIVFREE WELLNESS, LLC

Unaudited Condensed Interim Consolidated Statements of Financial Position

At March 31, 2019 and December 31, 2018

	March 31, 2019 $	December 31, 2018 $
ASSETS
Current
Cash	2,182,938	2,196,398
Inventory [Note 5]	2,557,557	2,344,459
Due from a related corporation [Note 11]	89,389	-
Prepaid expenses and other assets	123,589	248,769
	4,953,473	4,789,626
Property, plant and equipment [Note 6]	1,673,445	1,625,978
Investment in associate [Note 8]	3,331,885	3,354,501
Right-of-use assets [Note 7]	2,230,783	-
Total assets	12,189,586	9,770,105

LIABILITIES
Current
Trade payables	849,613	1,150,649
Accrued liabilities	1,426,638	984,367
Distributions payables [Note 11]	-	280,000
Lease obligations - current portion [Note 7]	231,379	-
Debt payable - current portion [Note 9]	160,000	220,000
	2,667,630	2,635,016
Lease obligations - Non-current portion [Note 7]	1,985,735	-
Total liabilities	4,653,365	2,635,016

MEMBERS’ EQUITY [Note 10]	7,536,221	7,135,089

Total liabilities and members’ equity	12,189,586	9,770,105

Nature of operations [Note 1]

Contingencies [Note 14]

Subsequent events [Note 17]

Approved and authorized by the Board of Directors on August 5, 2019

“Steve Menzies” (Signed)	“Timothy Harris” (Signed)
Managing Member	Chief Financial Officer

The accompanying notes are an integral part of these unaudited condensed interim consolidated financial statements.

2

LIVFREE WELLNESS, LLC

Unaudited Condensed Interim Consolidated Statements of Operations

For the Three Months Ended March 31, 2019 and 2018

	Three months ended March 31, 2019 $	Three months ended March 31, 2018 $

Revenues, net of discounts	11,935,852	7,238,675

Cost of goods sold	(7,651,562)	(4,637,085)

Gross profit	4,284,290	2,601,590

Expenses
General and administrative [Note 13]	961,988	726,196

Sales and marketing	220,044	59,792

Depreciation [Note 6 & 7]	137,156	45,048

Total expenses	1,319,188	831,036

Net income from operations	2,965,102	1,770,554

Other expenses (income)
Net finance costs	41,354	-
Share of loss (income) on investment in associate [Note 8]	22,616	(68,725)

Total other expenses (income)	63,970	(68,725)

Net income	2,901,132	1,839,279

The accompanying notes are an integral part of these unaudited condensed interim consolidated financial statements.

3

LIVFREE WELLNESS, LLC

Unaudited Condensed Interim Consolidated Statements of Changes in Equity

For the Three Months Ended March 31, 2019 and 2018

Members’ Equity $
Balance as at December 31, 2017	2,879,700

Distributions	-

Net income for the period	1,839,279

Balance as at March 31, 2018	4,718,979

Balance as at December 31, 2018	7,135,089

Distributions	(2,500,000)

Net income for the period	2,901,132

Balance as at March 31, 2019	7,536,221

The accompanying notes are in integral part of these unaudited condensed interim consolidated financial statements.

4

LIVFREE WELLNESS, LLC

Unaudited Condensed Interim Statements of Cash Flows

For the Three Months Ended March 31, 2019 and 2018

	Three months ended March 31, 2019 $	Three months ended March 31, 2018 $
Operating activities
Net income	2,901,132	1,839,279

Adjustments for items not affecting cash:
Depreciation of property, plant and equipment and right-of-assets	137,156	45,048
Share of loss in investment in associate	22,616	(68,725)
Changes in working capital items:
Inventory	(213,098)	(85,276)
Due from a related corporation	(89,389)	(430,392)
Prepaid expenses and other assets	67,820	(32,417)
Trade payables	(301,036)	1,097,844
Accrued liabilities	442,271	207,413
Distributions payables	(280,000)	(1,980,000)
Cash provided by operating activities	2,687,472	592,774

Investing activities
Change in investment in associate, net	-	(400,000)
Net purchase of property, plant and equipment	(100,905)	(102,941)
Cash used in investing activities	(100,905)	(502,941)

Financing activities
Repayment of debts	(60,000)	(60,000)
Distributions	(2,500,000)	-
Repayment of lease obligations	(40,027)	-
Cash used in financing activities	(2,600,027)	(60,000)

Net (decrease) increase in cash	(13,460)	29,833
Cash, beginning of period	2,196,398	898,658
Cash, end of period	2,182,938	928,491

The accompanying notes are an integral part of these unaudited condensed interim consolidated financial statements.

5

LIVFREE WELLNESS, LLC

Notes to the Unaudited Condensed Interim Consolidated Financial Statements

For the Three Months Ended March 31, 2019 and 2018

1.	NATURE OF OPERATIONS

Livfree Wellness, LLC (“LivFree” or the “Company”) [formerly LivFree Wellness Reno LLC (“Reno”)] was incorporated as a Limited Liability Company on July 16, 2014 in the State of Nevada, United States of America (“USA”). The Company’s head office is located at 5347 S. Decatur Blvd Las Vegas NV 89118.

The Company’s principal activities are buying and selling of cannabis as regulated under the laws applicable in the USA.

2.	BASIS OF PRESENTATION

2.1 Statement of compliance

These unaudited condensed interim consolidated financial statements for the three months ended March 31, 2019 (and comparative results for the three months ended March 31, 2018) have been prepared in accordance with International Accounting Standard (“IAS”) 34 – Interim Financial Reporting and therefore do not contain all disclosures required by International Financial Reporting Standards (“IFRS”). These unaudited condensed interim consolidated financial statements should be read in conjunction with the Company’s 2018 consolidated financial statements and notes and have been prepared using the same accounting policies with the exception of significant accounting policy adopted as a result of initial application of IFRS 16 - Leases (“IFRS 16”) effective from January 1, 2019.

These unaudited condensed interim consolidated financial statements were approved and authorized for issue by the Board of Directors of the Company on August 5, 2019.

2.2 Basis of presentation

These unaudited condensed interim consolidated financial statements have been prepared on the historical cost basis except for certain financial instruments, which are measured at fair value, as explained in the accounting policies set out in Note 3. The unaudited condensed interim consolidated financial statements are presented in US dollars which is the presentation and functional currency of the Company and its subsidiaries.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

3.1 Basis of consolidation

The unaudited condensed interim consolidated financial statements include the financial statements of the Company and its wholly owned subsidiaries Billco Holdings, LLC (“Billco”) and BP Solutions LLC (“BP”), Limited Liabilities Companies, incorporated in the state of Nevada. The results of subsidiaries acquired or disposed of during the period is included in the unaudited condensed interim consolidated financial statements from the effective date of acquisition or up to the effective date of disposal, as appropriate. All inter-company transactions, balances, income and expenses are eliminated on consolidation. The unaudited condensed interim financial statements of the subsidiaries are prepared for the same reporting period as the Company, using consistent accounting policies.

6

LIVFREE WELLNESS, LLC

Notes to the Unaudited Condensed Interim Consolidated Financial Statements

For the Three Months Ended March 31, 2019 and 2018

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

3.2 Leases

The Company assesses whether a contract is or contains a lease, at inception of a contract. Leases are recognized as a right-of-use assets and corresponding liability at the commencement date. Each lease payment included in the lease liability is apportioned between the repayment of the liability and a finance cost. The finance cost is recognized in net finance costs in the unaudited condensed interim consolidated statement of operations over the lease period so as to produce a constant periodic rate of interest on the remaining balance of the liability for each period. Lease liabilities include the net present value of fixed payments (including in-substance fixed payments), variable lease payments that are based on an index or a rate or subject to a fair market value renewal, amounts expected to be payable by the lessee under residual value guarantees, the exercise price of a purchase option if the lessee is reasonably certain to exercise that option, and payments of penalties for terminating the lease, if the lease term reflects the lessee exercising that option. The Company allocates the consideration in the contract to each lease component on the basis of the relative standalone price of the lease component and the aggregate stand-alone price of the non-lease components. The lease liability is net of lease incentives receivable. The lease payments are discounted using the interest rate implicit in the lease or, if that rate cannot be determined, the lessee’s incremental borrowing rate. The period over which the lease payments are discounted is the reasonably certain lease term, including renewal options that the Company is reasonably certain to exercise. Renewal options are included in a number of leases across the Company.

Payments associated with short-term leases and leases of low-value assets are recognized as an expense on a straight-line basis in selling, general and administrative expenses in the unaudited condensed interim consolidated statement of operations. Short-term leases are leases with a lease term of 12 months or less. Variable lease payments that do not depend on an index or a rate or subject to a fair market value renewal are expensed as incurred and recognized in Selling, general and administrative expenses in the unaudited condensed interim consolidated statement of operations.

Right-of-use assets are measured at cost which is calculated as the amount of the initial measurement of lease liability plus any lease payments made at or before the commencement date, any initial direct costs and related restoration costs. The right-of-use asset is depreciated over the lease term on a straight-line basis. The right-of-use assets are depreciated on a straight-line basis over the shorter of the lease term and the useful life of the underlying asset. If a lease transfers ownership of the underlying asset or the cost of the right-of-use asset reflects that the Company expects to exercise a purchase option, the related right-of-use asset is depreciated over the useful life of the underlying asset. The depreciation starts at the commencement date of the lease.

4.	CHANGES IN ACCOUNTING STANDARDS

Adoption of New Accounting Pronouncement

Adoption of IFRS 16 – Leases

The Company adopted IFRS 16 - Leases (“IFRS 16”) on January 1, 2019. IFRS 16 introduced a single on-balance sheet accounting model for lessees which replaced IAS 17 - Leases (“IAS 17”). Leasing activity for the Company typically involves the leases of land or buildings to operate cannabis dispensaries, processing or cultivation facilities or corporate offices.

7

LIVFREE WELLNESS, LLC

Notes to the Unaudited Condensed Interim Consolidated Financial Statements

For the Three Months Ended March 31, 2019 and 2018

4.	CHANGES IN ACCOUNTING STANDARDS (continued)

Adoption of New Accounting Pronouncement (continued)

Adoption of IFRS 16 – Leases (continued)

The Company previously classified leases as either operating or finance leases from the perspective of the lessee. Under IFRS 16, the Company recognizes right-of-use assets and lease liabilities for most leases. The Company adopted IFRS 16 using the modified retrospective cumulative catch-up approach beginning on January 1, 2019. Under this approach, the Company did not restate its comparative amounts and recognized a right-of-use asset equal to the present value of the future lease payments. The Company elected to apply the practical expedient to only transition contracts which were previously identified as leases under IAS 17, and also elected to not recognize right-of-use assets and lease liabilities for leases of low-value assets.

Changes in Accounting Standards not yet Effective

Insurance Contracts

In May 2017, the International Accounting Standards Board (“IASB”) issued IFRS 17 - Insurance Contracts (“IFRS 17”), that replaces IFRS 4 - Insurance Contracts and establishes a new model for recognizing insurance policy obligations, premium revenue and claims-related expenses. IFRS 17 is effective for annual periods beginning on or after January 1, 2021; however, based on recent IASB meetings, an upcoming amendment to IFRS 17 and a deferral of the transition date by one year is anticipated. Early adoption is permitted. The Company is assessing the potential impact of this standard.

5.	INVENTORY

Inventory comprised of finished goods.

Inventories expensed as cost of goods sold for the three months ended March 31, 2019 and 2018 are $6,402,651 and $3,897,134, respectively.

8

LIVFREE WELLNESS, LLC

Notes to the Unaudited Condensed Interim Consolidated Financial Statements

For the Three Months Ended March 31, 2019 and 2018

6.	PROPERTY, PLANT AND EQUIPMENT

	Leasehold	Furniture and	Office &	Total
	improvements	fixtures	Equipment
	$	$	$	$

Cost
As at December 31, 2018	1,836,213	56,605	123,934	2,016,752
Additions	85,090	-	20,105	105,195
Disposals	(4,290)	-	-	(4,290)
As at March 31, 2019	1,917,013	56,605	144,039	2,117,657

Depreciation
As at December 31, 2018	352,815	10,763	27,196	390,774
Depreciation	44,016	2,144	7,278	53,438
As at March 31, 2019	396,831	12,907	34,474	444,212

Net book value
As at December 31, 2018	1,483,398	45,842	96,738	1,625,978
As at March 31, 2019	1,520,182	43,698	109,565	1,673,445

Depreciation expense for the three months ended March 31, 2019 and 2018 of $53,438 and $45,048, is included within operating expenses.

7. RIGHT-OF-USE ASSETS AND LEASE OBLIGATIONS

	Right-of-use assets	Lease obligations
	$	$
Net book value at January 1, 2019	2,314,501	2,257,141
Depreciation and repayment	83,718	40,027
Net book value at March 31, 2019	2,230,783	2,217,114

Right-of-use assets and lease obligations of $2,314,501 were recorded as at January 1, 2019, with no net impact on retained earnings. When measuring lease liabilities, the Company discounted lease payments using its incremental borrowing rate at January 1, 2019. The weighted-average rates applied were in the range of 10.29% to 10.90%.

As at March 31, 2019, the current and non-current portion of the lease obligations were $231,379 and $1,985,735, respectively.

9

LIVFREE WELLNESS, LLC

Notes to the Unaudited Condensed Interim Consolidated Financial Statements

For the Three Months Ended March 31, 2019 and 2018

8.	INVESTMENT IN ASSOCIATE

Pursuant to Membership Interest Purchase and Sale Agreement dated July 1, 2017, the Company acquired 50% membership interest in JDSS Investments LLC. Per the purchase agreement section 2.0. total purchase price shall be $2.4 million. Management has concluded that the current investment is to be accounted for as an investment in associate using the equity method as detailed below:

	March 31, 2019	December 31, 2018
	$	$
Balance, at beginning	3,354,501	1,586,966
Additions	-	1,492,636
Share of (loss) income	(22,616)	274,899
Balance, at end	3,331,885	3,354,501

The following table presents a summary of statement of financial position and statement of operations of the investee:

	March 31, 2019	December 31, 2018
	$	$
Current assets	2,569,874	2,490,315
Non-current assets	2,771,490	2,839,647
Current liabilities	368,361	314,421
Revenue	1,230,192	4,736,053
(Loss) income	(42,539)	595,147

9.	DEBT PAYABLE

Effective December 12, 2014, the Company obtained a loan of $460,000 from a third party. The loan was unsecured, carried no interest and there was no repayment term.

On January 16, 2018, the Company entered into Settlement Agreement (the “Agreement”) with the debt holder and one of its existing members for the repayment of debt in accordance with an agreed repayment schedule. The Company agreed to pay $20,000 within 30 days from the execution of this Agreement and the remaining balance to be paid in 22 equal monthly payments of $20,000. The current and non-current portion of the debt has been classified in accordance with the agreed repayment schedule.

The details of debt payable were as follows:

	March 31, 2019	December 31, 2018
	$	$
Loan payable to a third party	160,000	220,000
Less: Current portion	(160,000)	(220,000)
Debt payable - Non-current portion	-	-

10

LIVFREE WELLNESS, LLC

Notes to the Unaudited Condensed Interim Consolidated Financial Statements

For the Three Months Ended March 31, 2019 and 2018

10.	MEMBERS’ EQUITY

During the three months ended March 31, 2019 and March 31, 2018, the members of the Company contributed in cash amounting to $nil.

During the three months ended March 31, 2019 and March 31, 2018, the distributions to the members of the Company in cash amounted to $2,500,000 and $nil, respectively.

As at March 31, 2019 and December 31, 2018, distributions payables balance was $nil and $280,000.

11.	RELATED PARTY TRANSACTIONS AND BALANCES

Related parties are defined as management and members of the Company and/or members of their immediate family and/or other companies and/or entities in which a member or senior officer is a principal owner or senior executive.

Other than disclosed elsewhere in the unaudited condensed interim consolidated financial statements, related party transactions and balances are as follows:

Total rent expense for three months ended March 31, 2019 and 2018, include rent charged from a related corporation amounting to $17,458 and $nil, respectively.

During the three months ended March 31, 2019 and 2018, purchases of harvested cannabis totaling $118,188 and $56,412, respectively, from a related party is included in cost of goods sold.

Due from a related corporation of $80,389 and $nil were outstanding as at March 31, 2019 and December 31, 2018, respectively. These advances are unsecured, interest free and repayable on demand.

No compensation was paid to key management for the three months ended March 31, 2019 and 2018.

12.	CAPITAL MANAGEMENT

The Company manages its capital structure and makes adjustments to it, based on the funds available to the Company, in order to support business development. The Members do not establish quantitative return on capital criteria for management, but rather relies on the expertise of the Company’s management to sustain future development of the business. The Company defines capital to include its Members’ equity. In order to carry out the planned business development and pay for administrative costs, the Company will spend its existing working capital and raise additional amounts as needed. There were no changes in the Company’s approach to capital management during the three months ended March 31, 2019. The Company is not subject to externally imposed capital requirements. As at March 31, 2019 and December 31, 2018, the capital of the Company was $7,536,221 and $7,135,089 respectively.

The Company raises capital, as necessary, to meet its needs and take advantage of perceived opportunities and, therefore, does not have a numeric target for its capital structure. Funds are primarily secured through cash injection by the Members of the Company. There can be no assurance that the Company will be able to continue raising equity capital in this manner. Management reviews its capital management approach on an ongoing basis and believes that this approach, given the relative size of the Company, is reasonable.

The Company invests all capital that is surplus to its immediate operational needs in short-term, liquid and highly rated financial instruments.

11

LIVFREE WELLNESS, LLC

Notes to the Unaudited Condensed Interim Consolidated Financial Statements

For the Three Months Ended March 31, 2019 and 2018

13.	GENERAL AND ADMINISTRATIVE

General and administrative expenses were comprised of:

	Three months ended March 31, 2019	Three months ended March 31, 2018
	$	$
Salaries and benefits	683,943	468,197
Insurance	80,188	38,907
Office expenses	64,988	31,385
Utilities	19,518	18,288
Travel	17,906	15,817
Taxes and licenses	8,885	2,475
Professional and consulting fees	4,551	61,733
Rent	3,000	75,000
Others	79,009	14,394
	961,988	726,196

14.	CONTINGENCIES

Contingencies

The Company’s operations are subject to a variety of local and state regulations. Failure to comply with one or more of those regulations could result in fines, restrictions on its operations, or losses of permits and/or licenses that could result in the Company ceasing operations. While management of the Company believes that the Company is in compliance with applicable local and state regulation at March 31, 2019, cannabis regulations continue to evolve and are subject to differing interpretations. As a result, the Company may be subject to regulatory fines, penalties, or restrictions in the future.

Claims and litigation

From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. At March 31, 2019, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of the Company’s operations. There are also no proceedings in which any of the Company’s directors, officers or affiliates is an adverse party or has a material interest adverse to the Company’s interest.

An affiliate of the Company engaged a contractor to determine if a site met the requirements for a new grow facility. Based on the survey done by the contractor, the Company proceeded with the purchase and incurred a loss when the site was subsequently determined not to be suitable. The Company filed a claim with the contractor’s insurer to recover its losses and commenced litigation when the insurer refused to pay any portion of the claim. In 2018, the Company’s legal counsel indicated they were not able to collect the $250,000 paid by the Company. As a result, the Company recognized $250,000 of bad debt expense.

12

LIVFREE WELLNESS, LLC

Notes to the Unaudited Condensed Interim Consolidated Financial Statements

For the Three Months Ended March 31, 2019 and 2018

15.	FINANCIAL RISK FACTORS

The Company’s financial instruments mainly comprise of cash, due from a related corporation, trade payables, accrued liabilities, distributions payable, debts payable and lease obligations.

(a) Fair Value

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value measurement is based on the presumption that the transaction to sell the asset or transfer the liability takes place either in the principal market for the asset or liability or in the absence of a principal market, in the most advantageous market for the asset or liability. The principal or the most advantageous market must be accessible by the Company.

The fair value of an asset or a liability is measured using the assumptions that market participants would use when pricing the asset or liability, assuming that market participants act in their economic best interest. A fair value measurement of a non-financial asset takes into account a market participant’s ability to generate economic benefits from the asset’s highest and best use or by selling it to another market participant that would utilise the asset in its highest and best use.

The Company uses valuation techniques that are appropriate in the circumstances and for which sufficient data are unobservable inputs.

All assets and liabilities for which fair value is measured or disclosed in the unaudited condensed interim consolidated financial statements are categorised within the fair value hierarchy. This is described, as follows, based on the lowest level input that is significant to the fair value measurement as a whole:

• Level 1 inputs are quoted prices in active markets for identical assets or liabilities at the measurement date.

• Level 2 inputs are observable inputs other than quoted prices included within Level 1, such as quoted prices for similar assets or liabilities in active markets, quoted prices for identical assets or liabilities in markets that are not active, or other inputs that are observable directly or indirectly.

• Level 3 inputs are unobservable inputs for the asset or liability that reflect the reporting entity’s own assumptions and are not based on observable market data.

The classification of financial instruments at their carrying and fair values is as follows:

	Carrying values				Fair values
Financial assets	FVTPL	FVTOCI	AC	Total	Total
March 31, 2019	$	$	$	$	$
Cash	2,182,938	-	-	2,182,938	2,182,938
Due from a related corporation	-	-	89,389	89,389	89,389
	2,182,938	-	89,389	2,272,327	2,272,327
December 31, 2018
Cash	2,196,398	-	-	2,196,398	2,196,398
	2,196,398	-	-	2,196,398	2,196,398

13

LIVFREE WELLNESS, LLC

Notes to the Unaudited Condensed Interim Consolidated Financial Statements

For the Three Months Ended March 31, 2019 and 2018

15.	FINANCIAL RISK FACTORS (continued)

(a)  Fair Value (continued)

	Carrying values			Fair values
Financial liabilities	FVTPL	AC	Total	Total
March 31, 2019	$	$	$	$
Trade payables	-	849,613	849,613	849,613
Accrued liabilities	-	1,426,638	1,426,638	1,426,638
Debt payable	-	160,000	160,000	160,000
Lease obligations	-	2,217,114	2,217,114	2,217,114
	-	4,653,365	4,653,365	4,653,365
December 31, 2018
Trade payables	-	1,150,649	1,150,649	1,150,649
Accrued liabilities	-	984,367	984,367	984,367
Distributions payable	-	280,000	280,000	280,000
Debt payable	-	220,000	220,000	220,000
	-	2,635,016	2,635,016	2,635,016

The Company’s financial instruments as at March 31, 2019 and December 31, 2018, classified as “Level 1 - quoted prices in active markets” is cash. The Company has determined that there have been no transfers between levels in the hierarchy by re-assessing categorization at the reporting date.

The Company is exposed to credit risk and liquidity risk. The Company’s management oversees the management of these risks. The Company’s management is supported by the Members that advises on financial risks and the appropriate financial risk governance framework for the Company. The Company’s financial risk activities are governed by appropriate policies and procedures and that financial risks are identified, measured and managed in accordance with Company’s policies and Company’s risk appetite.

(b) Credit Risk

Credit risk is the risk of unexpected loss if a customer or third party to a financial instrument fails to meet its contractual obligations. Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash and due from a related corporation. As at March 31, 2019 and December 31, 2018, the maximum amount exposed to credit risks was $2,272,327 and $2,196,398, respectively.

(c) Liquidity Risk

Liquidity risk is the risk that the Company is unable to generate or obtain sufficient cash in a cost-effective manner to fund its obligations as they come due. The Company’s approach to managing liquidity risk is to ensure that it will have sufficient liquidity to meet liabilities when due. The Company manages liquidity risk through obtaining financing from its members and third parties. As at March 31, 2019 and December 31, 2018, all trade payables, accrued liabilities, distributions payable and debt payable are due within a year.

14

LIVFREE WELLNESS, LLC

Notes to the Unaudited Condensed Interim Consolidated Financial Statements

For the Three Months Ended March 31, 2019 and 2018

16.	SEGMENTED INFORMATION

Operating and geographical segments

An operating segment is defined as a component of the Company:

• that engages in business activities from which it may earn revenues and incur expenses;

• whose operating results are reviewed regularly by the entity’s chief operating decision maker; and;

• for which discrete financial information is available.

As at March 31, 2019 and December 31, 2018, the Company’s operations comprise a single reporting operating and geographical segment engaged in buying and selling of cannabis.

17. SUBSEQUENT EVENTS

The Company’s management has evaluated subsequent events up to August 5, 2019, the date the unaudited condensed interim consolidated financial statements were issued, and determined the following event:

On May 24, 2019 – Ayr Strategies Inc. (“Ayr”), formerly Cannabis Strategies Acquisition Corp., closed its previously announced Qualifying Transaction. Through the qualifying transaction, Ayr has created a vertically integrated Multi-State Operator in the U.S. cannabis sector, with an initial anchor portfolio in the Eastern and Western United States.

15

SCHEDULE “J”

CANNAPUNCH INTERIM FINANCIAL STATEMENTS

(see attached)

CANNAPUNCH OF NEVADA, LLC

UNAUDITED CONDENSED INTERIM FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2019 AND 2018

(EXPRESSED IN UNITED STATES DOLLARS)

Notice to reader

The accompanying unaudited condensed interim financial statements of CannaPunch of Nevada LLC. (the Company) have been prepared by and are the responsibility of management. The unaudited condensed interim financial statements have not been reviewed by the Company's auditors.

CANNAPUNCH OF NEVADA, LLC

UNAUDITED CONDENSED INTERIM FINANCIAL STATEMENTS

March 31, 2019 and 2018

Page
Management's Responsibility for Financial Reporting	1

Unaudited Condensed Interim Financial Statements

Unaudited Condensed Interim Statement of Financial Position	2

Unaudited Condensed Interim Statement of Operations	3

Unaudited Condensed Interim Statement of Changes in Members’ Equity	4

Unaudited Condensed Interim Statement of Cash Flows	5

Notes to the Unaudited Condensed Interim Financial Statements	6-13

MANAGEMENT'S RESPONSIBILITY FOR

FINANCIAL REPORTING

Management's Responsibility

To the Members of CannaPunch of Nevada, LLC:

The accompanying unaudited condensed interim financial statements and other financial information in this report were prepared by management of CannaPunch of Nevada LLC. ("the Company"), reviewed by the Audit Committee and approved by the Board of Directors.

Management is responsible for the unaudited condensed interim financial statements and believes that they fairly present the Company's financial condition and results of operation in conformity with International Financial Reporting Standards. Management has included in the Company's unaudited condensed interim financial statements amounts based on estimates and judgments that it believes are reasonable, under the circumstances.

To discharge its responsibilities for financial reporting and safeguarding of assets, management believes that it has established appropriate systems of internal accounting control which provide reasonable assurance that the financial records are reliable and form a proper basis for the timely and accurate preparation of the unaudited condensed interim financial statements. Consistent with the concept of reasonable assurance, the Company recognizes that the relative cost of maintaining these controls should not exceed their expected benefits. Management further assures the quality of the financial records through careful selection and training of personnel and through the adoption and communication of financial and other relevant policies.

August 5, 2019

“Mark Smith” (Signed)
Chief Executive Officer

1

CANNAPUNCH OF NEVADA, LLC
Unaudited Condensed Interim Statement of Financial Position
At March 31, 2019 and December 31, 2018

	March 31,	December 31,
	2019	2018
	$	$
ASSETS
Current
Cash	193,329	122,367
Inventory [Note 5]	369,761	337,129
Accounts receivable, trade, no allowance	533,871	374,649
	1,096,961	834,145
Property, plant and equipment [Note 6]	460,823	22,154
Right-of-use assets [Note 7]	593,978	-
Total assets	2,151,762	856,299

LIABILITIES
Current
Trade payables	247,445	174,902
Accrued liabilities	255,968	58,956
Advance from a member	1,402	1,402
Lease obligations - current portion [Note 7]	116,879	-
Total liabilities	621,694	235,260
Advance from related party	285,000	-
Lease obligations - non-current portion [Note 7]	486,035	-
Total liabilities	1,392,729	235,260

MEMBERS' EQUITY [Note 8]	759,033	621,039

Total liabilities and members' equity	2,151,762	856,299

Nature of operations [Note 1]

Contingencies [Note 13]

Subsequent events [Note 16]

Approved and authorized on behalf of the Board of Directors on August 5, 2019

“Mark Smith” (Signed)
Chief Executive Officer

The accompanying notes are an integral part of these unaudited condensed interim financial statements.

2

CANNAPUNCH OF NEVADA, LLC

Unaudited Condensed Interim Statement of Operations

For the Three Months Ended March 31, 2019 and 2018

	Three months	Three months
	ended	ended
	March 31, 2019	March 31, 2018
	$	$
Revenues, net of discounts	1,598,666	1,540,443

Cost of goods sold	(805,234)	(816,833)

Gross profit	793,432	723,610

Expenses
General and administrative [Note 11]	211,050	189,740

Sales and marketing	22,932	40,517

Licensor profit share [Note 12]	224,730	339,542

Total expenses	458,712	569,799

Net income from operations	334,720	153,811

Other expense
Net finance costs	15,969	-

Net income	318,751	153,811

The accompanying notes are an integral part of these unaudited condensed interim financial statements.

3

CANNAPUNCH OF NEVADA, LLC
Statement of Changes in Members’ Equity
For the Three Months Ended March 31, 2019 and 2018

Members’
Equity
$

Balance as at December 31, 2017	289,884

Distributions	(178,044)

Net income for the period	153,811

Balance as at March 31, 2018	265,651

Balance as at December 31, 2018	621,039

Contributions [Note 8]	47,180

Distributions	(227,937)

Net income for the period	318,751

Balance as at March 31, 2019	759,033

The accompanying notes are an integral part of these unaudited condensed interim financial statements.

4

CANNAPUNCH OF NEVADA, LLC

Statement of Cash Flows

For the Three Months Ended March 31, 2019 and 2018

	Three months	Three months
	ended March	ended March
	31, 2019	31, 2018
	$	$
Operating activities
Net income	318,751	153,811

Adjustments for items not affecting cash:
Depreciation on property, plant and equipment and right-of-use assets	47,821	1,117
Changes in working capital items:
Inventory	(32,632)	(8,594)
Accounts receivable, trade, no allowance	(159,222)	(106,148)
Prepaid expenses	-	22,645
Trade payables	72,543	127,258
Accrued liabilities	197,012	(70,721)
Advance from a member	-	1,402
Cash provided by operating activities	444,273	120,770

Investing activities
Purchase of machinery and equipment	(450,851)	-
Cash used in investing activities	(450,851)	-

Financing activities
Advance from a related party - Non current	285,000	-
Repayment of lease obligations	(26,703)	-
Contributions	47,180	-
Distributions	(227,937)	(178,044)
Cash provided by (used in) financing activities	77,540	(178,044)

Net increase (decrease) in cash	70,962	(57,274)
Cash, beginning of the period	122,367	146,817
Cash, end of period	193,329	89,543

The accompanying notes are an integral part of these unaudited condensed interim financial statements.

5

CANNAPUNCH OF NEVADA, LLC
Notes to the Unaudited Condensed Interim Financial Statements
For the Three Months Ended March 31, 2019 and 2018

1.	NATURE OF OPERATIONS

CannaPunch of Nevada LLC (“CannaPunch” or the “Company”) was incorporated as a Limited Liability Company on March 30, 2017 in the State of Nevada, United States of America (“USA”). The Company’s head office is located at 5425 Polaris Ave, Las Vegas, NV 89118.

The Company’s principal activities are the manufacture and distribution of cannabis infused products as regulated under the laws applicable in the USA.

2.	BASIS OF PRESENTATION

2.1 Statement of compliance

These unaudited condensed interim financial statements for the three months ended March 31, 2019 (and comparative results for the three months ended March 31, 2018) have been prepared in accordance with International Accounting Standard (“IAS”) 34 – Interim Financial Reporting and therefore do not contain all disclosures required by International Financial Reporting Standards (“IFRS”). These unaudited condensed interim financial statements should be read in conjunction with the Company’s 2018 financial statements and notes and have been prepared using the same accounting policies with the exception of significant accounting policy adopted as a result of initial application of IFRS 16 - Leases (“IFRS 16”) effective from January 1, 2019.

These unaudited condensed interim financial statements were approved and authorized for issue by the Board of Directors of the Company on August 5, 2019.

2.2	Basis of presentation

These unaudited condensed interim financial statements have been prepared on the historical cost basis except for certain financial instruments, which are measured at fair value. The unaudited condensed interim financial statements are presented in US dollars which is the presentation and functional currency of the Company.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

3.1 Leases

The Company assesses whether a contract is or contains a lease, at inception of a contract. Leases are recognized as a right-of-use asset and corresponding liability at the commencement date. Each lease payment included in the lease liability is apportioned between the repayment of the liability and a finance cost. The finance cost is recognized in net finance costs in the unaudited condensed interim statements of operations over the lease period so as to produce a constant periodic rate of interest on the remaining balance of the liability for each period. Lease liabilities include the net present value of fixed payments (including in-substance fixed payments), variable lease payments that are based on an index or a rate or subject to a fair market value renewal, amounts expected to be payable by the lessee under residual value guarantees, the exercise price of a purchase option if the lessee is reasonably certain to exercise that option, and payments of penalties for terminating the lease, if the lease term reflects the lessee exercising that option. The Company allocates the consideration in the contract to each lease component on the basis of the relative standalone price of the lease component and the aggregate stand-alone price of the non-lease components. The lease liability is net of lease incentives receivable. The lease payments are discounted using the interest rate implicit in the lease or, if that rate cannot be determined, the lessee’s incremental borrowing rate. The period over which the lease payments are discounted is the reasonably certain lease term, including renewal options that the Company is reasonably certain to exercise. Renewal options are included in a number of leases across the Company.

6

CANNAPUNCH OF NEVADA, LLC
Notes to the Unaudited Condensed Interim Financial Statements
For the Three Months Ended March 31, 2019 and 2018

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

3.1 Leases (continued)

Payments associated with short-term leases and leases of low-value assets are recognized as an expense on a straight-line basis in selling, general and administrative expenses in the unaudited condensed interim statements of operations. Short-term leases are leases with a lease term of 12 months or less. Variable lease payments that do not depend on an index or a rate or subject to a fair market value renewal are expensed as incurred and recognized in Selling, general and administrative expenses in the unaudited condensed interim statements of operations.

Right-of-use assets are measured at cost which is calculated as the amount of the initial measurement of lease liability plus any lease payments made at or before the commencement date, any initial direct costs and related restoration costs. The right-of-use asset is depreciated over the lease term on a straight-line basis. The right-of-use assets are depreciated on a straight-line basis over the shorter of the lease term and the useful life of the underlying asset. If a lease transfers ownership of the underlying asset or the cost of the right-of-use asset reflects that the Company expects to exercise a purchase option, the related right-of-use asset is depreciated over the useful life of the underlying asset. The depreciation starts at the commencement date of the lease.

4. CHANGES IN ACCOUNTING STANDARDS

Adoption of New Accounting Pronouncements

Adoption of IFRS 16 – Leases

The Company adopted IFRS 16 - Leases (“IFRS 16”) on January 1, 2019. IFRS 16 introduced a single on-balance sheet accounting model for lessees which replaced IAS 17 - Leases (“IAS 17”). Leasing activity for the Company typically involves the leases of land or buildings to operate cannabis dispensaries, processing or cultivation facilities or corporate offices.

The Company previously classified leases as either operating or finance leases from the perspective of the lessee. Under IFRS 16, the Company recognizes right-of-use assets and lease liabilities for most leases. The Company adopted IFRS 16 using the modified retrospective cumulative catch-up approach beginning on January 1, 2019. Under this approach, the Company did not restate its comparative amounts and recognized a right-of-use asset equal to the present value of the future lease payments. The Company elected to apply the practical expedient to only transition contracts which were previously identified as leases under IAS 17, and also elected to not recognize right-of-use assets and lease liabilities for leases of low-value assets.

Changes in Accounting Standards not yet Effective

Insurance Contracts

In May 2017, the International Accounting Standards Board (“IASB”) issued IFRS 17 - Insurance Contracts (“IFRS 17”), that replaces IFRS 4 - Insurance Contracts and establishes a new model for recognizing insurance policy obligations, premium revenue and claims-related expenses. IFRS 17 is effective for annual periods beginning on or after January 1, 2021; however, based on recent IASB meetings, an upcoming amendment to IFRS 17 and a deferral of the transition date by one year is anticipated. Early adoption is permitted. The Company is assessing the potential impact of this standard.

7

CANNAPUNCH OF NEVADA, LLC

Notes to the Unaudited Condensed Interim Financial Statements

For the Three Months Ended March 31, 2019 and 2018

5.	INVENTORY

The Company’s inventory includes the following:

	March 31,	December 31,
	2019	2018
	$	$
Raw materials	44,486	65,193
Finished goods	325,275	271,936
	369,761	337,129

Inventories expensed as cost of goods sold during the three months ended March 31, 2019 and 2018 is $545,844 and $661,327 respectively.

6.	MACHINERY AND EQUIPMENT

Machinery and
equipment
$
Cost
As at December 31, 2018	27,926
Additions	450,851
As at March 31, 2019	478,777

Depreciation
As at December 31, 2018	5,772
Depreciation	12,182
As at March 31, 2019	17,954

Net book value
As At December 31, 2018	22,154
As at March 31, 2019	460,823

Depreciation expense for the three months period ended March 31, 2019 and 2018 of $12,182 and $1,117 is included in cost of goods sold.

8

CANNAPUNCH OF NEVADA, LLC
Notes to the Unaudited Condensed Interim Financial Statements

For the Three Months Ended March 31, 2019 and 2018

7.	RIGHT OF-USE ASSETS AND LEASE OBLIGATIONS

	Right-of-use	Lease
	assets	obligations
	$	$
Net book value at January 1, 2019	629,617	629,617
Depreciation and repayment	35,639	26,703
Net Book value at March 31, 2019	593,978	602,914

Right-of-use assets and lease liabilities of $629,617 were recorded as at January 1, 2019, with no net impact on retained earnings. When measuring lease liabilities, the Company discounted lease payments using its incremental borrowing rate at January 1, 2019. The weighted-average rate applied was 10.29%.

As at March 31, 2019, the current and the non-current portion of the lease obligations were $116,879 and $486,035 respectively.

8.	MEMBERS’ EQUITY

During the three months ended March 31, 2019 and 2018, the members of the Company contributed cash of $47,180 and $nil, respectively, to the Company.

9.	RELATED PARTY TRANSACTIONS AND BALANCES

Related parties are defined as management and members of the Company and/or members of their immediate family and/or other companies and/or entities in which a member or senior officer is a principal owner or senior executive.

Other than disclosed elsewhere in the unaudited condensed interim financial statements, related party transactions and balances are as follows:

During the three months ended March 31, 2019 and 2018, sales of $86,058 and $9,565, respectively, made to a related corporation is included in revenue and purchase of $17,915 and $13,653, respectively, from a related corporation is included in cost of goods sold.

No compensation was paid to key management for the three months ended March 31, 2019 and 2018.

Accounts receivable as at March 31, 2019 and December 31, 2018 include $nil and $953, respectively, representing amounts due from a related corporation.

10.	CAPITAL MANAGEMENT

The Company manages its capital structure and makes adjustments to it, based on the funds available to the Company, in order to support business development. The Members do not establish quantitative return on capital criteria for management, but rather relies on the expertise of the Company's management to sustain future development of the business. The Company defines capital to include its Members’ equity. In order to carry out the planned business development and pay for administrative costs, the Company will spend its existing working capital and raise additional amounts as needed. The Company is not subject to externally imposed capital requirements. As at March 31, 2019 and December 31, 2018, the capital of the Company was $759,033 and $621,039, respectively.

9

CANNAPUNCH OF NEVADA, LLC
Notes to the Unaudited Condensed Interim Financial Statements

For the Three Months Ended March 31, 2019 and 2018

10.	CAPITAL MANAGEMENT (continued)

The Company raises capital, as necessary, to meet its needs and take advantage of perceived opportunities and, therefore, does not have a numeric target for its capital structure. Funds are primarily secured through cash injection by the Members of the Company. There can be no assurance that the Company will be able to continue raising equity capital in this manner. Management reviews its capital management approach on an ongoing basis and believes that this approach, given the relative size of the Company, is reasonable.

The Company invests all capital that is surplus to its immediate operational needs in short-term, liquid and highly rated financial instruments.

11.	GENERAL AND ADMINISTRATIVE

General and administrative expenses were comprised of:

	March 31,	March 31,
	2019	2018
	$	$
Salaries and benefits	130,967	128,113
Taxes and Licenses	41,061	22,551
Travel	18,488	5,631
Meals	2,327	-
Office expenses	1,754	1,591
Professional and consulting fees	14,327	29,658
Others	2,126	2,196
	211,050	189,740

12.	LICENSOR PROFIT SHARE

Effective March 31, 2017, the Company entered into a Licensing Agreement (the “Agreement”) with a Third Party (“Licensor”) for use of Licensor’s medical (and subsequent adult use recreational) marijuana production establishment and equipment, in order to produce wholesale and certain retail marijuana edible and infused products for a period of 5 years to be renewed annually by mutual agreement.

Pursuant to the terms of the Agreement, 50% of profits or EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) generated by sales, shall be paid as License Fee, along with any taxes and fees paid by the Licensor. On December 31, 2017, the Agreement was amended by signing a subsequent license fee agreement memo (the “Memo”). In accordance with the Memo, license fee payable by the Company would work as a credit netted against any amounts owed by Licensor for product purchases less any amounts owed by the Company for reimbursement of taxes and utilities to the Licensor.

On September 18, 2018, the Company entered into a Supply Agreement with the Licensor, which is contingent upon cancellation of the license fee Agreement. Pursuant to this Supply Agreement, the Company agreed to offer a 20% discount on its lowest retail price to the Licensor for a period of 5 years.

10

CANNAPUNCH OF NEVADA, LLC Notes to the

Notes to the Unaudited Condensed Interim Financial Statements

For the Three Months Ended March 31, 2019 and 2018

13. CONTINGENCIES

Contingencies

The Company's operations are subject to a variety of local and state regulations. Failure to comply with one or more of those regulations could result in fines, restrictions on its operations, or losses of permits and/or licenses that could result in the Company ceasing operations. While management of the Company believes that the Company is in compliance with applicable local and state regulation at March 31, 2019, cannabis regulations continue to evolve and are subject to differing interpretations. As a result, the Company may be subject to regulatory fines, penalties, or restrictions in the future.

Claims and litigation

From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. At March 31, 2019, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of the Company's operations. There are also no proceedings in which any of the Company's directors, officers or affiliates is an adverse party or has a material interest adverse to the Company's interest.

14.	FINANCIAL RISK FACTORS

The Company’s financial instruments mainly comprise of cash, account receivable, trade payables, accrued liabilities, advance from a member, advance from related party and lease obligations.

(a) Fair Value

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value measurement is based on the presumption that the transaction to sell the asset or transfer the liability takes place either in the principal market for the asset or liability or in the absence of a principal market, in the most advantageous market for the asset or liability. The principal or the most advantageous market must be accessible by the Company.

The fair value of an asset or a liability is measured using the assumptions that market participants would use when pricing the asset or liability, assuming that market participants act in their economic best interest. A fair value measurement of a non-financial asset takes into account a market participant's ability to generate economic benefits from the asset’s highest and best use or by selling it to another market participant that would utilise the asset in its highest and best use.

The Company uses valuation techniques that are appropriate in the circumstances and for which sufficient data are unobservable inputs.

All assets and liabilities for which fair value is measured or disclosed in the financial statements are categorised within the fair value hierarchy. This is described, as follows, based on the lowest level input that is significant to the fair value measurement as a whole:

•   Level 1 inputs are quoted prices in active markets for identical assets or liabilities at the measurement date.

•   Level 2 inputs are observable inputs other than quoted prices included within Level 1, such as quoted prices for similar assets or liabilities in active markets, quoted prices for identical assets or liabilities in markets that are not active, or other inputs that are observable directly or indirectly.

11

CANNAPUNCH OF NEVADA, LLC
Notes to the Unaudited Condensed Interim Financial Statements
For the Three Months Ended March 31, 2019 and 2018

14.	FINANCIAL RISK FACTORS (continued)

(a)	Fair Value (continued)

•  Level 3 inputs are unobservable inputs for the asset or liability that reflect the reporting entity’s own assumptions and are not based on observable market data.

The classification of financial instruments at their carrying and fair values is as follows:

	Carrying values			Fair values
Financial assets	FVTPL	AC	Total	Total
March 31, 2019	$	$	$	$
Cash	193,329	-	193,329	193,329
Accounts receivable	-	533,871	533,871	533,871
	193,329	533,871	727,200	727,200
Deceber 31, 2018
Cash	122,367	-	122,367	122,367
Accounts receivable	-	374,649	374,649	374,649
	122,367	374,649	497,016	497,016

	Carrying values			Fair values
Financial liabilities	FVTPL	AC	Total	Total
March 31, 2019	$	$	$	$
Trade payables	-	247,445	247,445	247,445
Accrued liabilities	-	255,968	255,968	255,968
Advance from a member	-	1,402	1,402	1,402
Advance from related party	-	285,000	285,000	285,000
Lease obligations	-	602,914	602,914	602,914
	-	1,392,729	1,392,729	1,392,729
December 31, 2018
Trade payables	-	174,902	174,902	174,902
Accrued liabilities	-	58,956	58,956	58,956
Advance from a member	-	1,402	1,402	1,402
	-	235,260	235,260	235,260

The Company’s financial instruments as at March 31, 2019 and December 31, 2018, classified as “Level 1 - quoted prices in active markets” is cash. The Company has determined that there have been no transfers between levels in the hierarchy by re-assessing categorization at the reporting date.

The Company is exposed to credit risk and liquidity risk. The Company’s management oversees the management of these risks. The Company`s management is supported by the Members that advises on financial risks and the appropriate financial risk governance framework for the Company. The Company’s financial risk activities are governed by appropriate policies and procedures and that financial risks are identified, measured and managed in accordance with Company’s policies and Company’s risk appetite.

12

CANNAPUNCH OF NEVADA, LLC
Notes to the Unaudited Condensed Interim Financial Statements

For the Three Months Ended March 31, 2019 and 2018

14.	FINANCIAL RISK FACTORS (continued)

(b) Credit Risk

Credit risk is the risk of unexpected loss if a customer or third party to a financial instrument fails to meet its contractual obligations. Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash and accounts receivable due from a related corporation. As at March 31, 2019 and December 31, 2018, the maximum amount exposed to credit risks was $727,200 and $497,016 respectively.

During the three months ended March 31, 2019 and 2018, revenue from one customer is approximately nil% and 32%, respectively, of total revenue and purchase of raw material from one supplier were approximately 29% and nil%, respectively, of total purchases.

(c) Liquidity Risk

Liquidity risk is the risk that the Company is unable to generate or obtain sufficient cash in a cost-effective manner to fund its obligations as they come due. The Company’s approach to managing liquidity risk is to ensure that it will have sufficient liquidity to meet liabilities when due. The Company manages liquidity risk through obtaining financing from its members and third parties. As at March 31, 2019 and December 31, 2018, all trade payables and accrued liabilities are due within a year.

15.	SEGMENTED INFORMATION

Operating and geographical segments

An operating segment is defined as a component of the Company:

•	that engages in business activities from which it may earn revenues and incur expenses;

•	whose operating results are reviewed regularly by the entity’s chief operating decision maker; and;

•	for which discrete financial information is available.

As at March 31, 2019 and December 31, 2018 the Company’s operations comprise a single reporting operating and geographical segment engaged in the manufacture and distribution of cannabis infused products.

16. SUBSEQUENT EVENTS

The Company’s management has evaluated subsequent events up to August 5, 2019, the date the unaudited condensed interim financial statements were issued, and determined the following event:

On May 24, 2019 – Ayr Strategies Inc. (“Ayr”), formerly Cannabis Strategies Acquisition Corp., closed its previously announced Qualifying Transaction. Through the qualifying transaction, Ayr has created a vertically integrated Multi-State Operator in the U.S. cannabis sector, with an initial anchor portfolio in the Eastern and Western United States.

13

SCHEDULE “K”

PRO FORMA FINANCIAL STATEMENTS

(see attached)

Ayr Strategies Inc.

(formerly, Cannabis Strategies Acquisition Corp.)

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

AS AT AND FOR THE THREE MONTHS ENDED MARCH 31, 2019
AND FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2018

(EXPRESSED IN UNITED STATES DOLLARS)

Ayr Strategies Inc.

(formerly, Cannabis Strategies Acquisition Corp.)

Unaudited Pro Forma Consolidated Financial Statements

Unaudited Pro Forma Consolidated Statement of Financial Position	1

Unaudited Pro Forma Consolidated Statements of Operations	2 - 3

Notes to the Unaudited Pro Forma Consolidated Financial Statements	4 -18

Ayr Strategies Inc. (formerly, Cannabis Strategies Acquisition Corp.)

Unaudited Pro Forma Consolidated Statement of Financial Position

As at March 31, 2019

US$	AYR	Sira	Canopy	Washoe	LivFree	CannaPunch	Subtotal	Notes	Acquisition	Notes	Pro-Forma	Total
	March 31, 2019 $	March 31, 2019 $	March 31, 2019 $	March 31, 2019 $	March 31, 2019 $	March 31, 2019 $	$		$		Adjustments $	March 31, 2019 $
ASSETS
Current
Cash	36,355	3,315,782	222,626	722,273	2,182,938	193,329	6,673,303	8a,e,f	30,566,737	8h	(3,529,170)	33,710,870
Accounts receivable, trade, no allowance	-	1,026,229	-	133,075	-	533,871	1,693,175		-	6a	(93,211)	1,599,964
Deposit	15,096	-	-	-	-	-	15,096		-		-	15,096
Inventory	-	8,868,104	1,163,196	2,519,505	2,557,557	369,761	15,478,123	8i	15,163,525		-	30,641,648
Biological assets	-	2,417,379	-	1,646,000	-	-	4,063,379		-		-	4,063,379
Prepaid expenses and other assets	-	132,789	153,353	197,933	123,589	-	607,664				-	607,664
Advance to a related corporation	-	-	1,217,830	-	89,389	-	1,307,219	8i	(1,307,219)		-	-
	51,451	15,760,283	2,757,005	5,218,786	4,953,473	1,096,961	29,837,959		44,423,043		(3,622,381)	70,638,621
Restricted cash and short-term
investments held in escrow	101,986,737	-	-	-	-	-	101,986,737	8e	(101,986,737)		-	-
Intangible assets	-	-	1,623,114	80,894	-	-	1,704,008	8b	57,816,886		-	59,520,894
Property, plant and equipment	-	7,521,303	1,220,641	8,961,601	1,673,445	460,823	19,837,813		-		-	19,837,813
Right-of-use assets	-	5,434,999	2,427,320	-	2,230,783	593,978	10,687,080		-		-	10,687,080
Goodwill	-	-	-	-	-	-	-	8c	148,164,731		-	148,164,731
Investment in associate	-	-	-	1,939,517	3,331,885	-	5,271,402		-		-	5,271,402
Deferred tax assets	-	-	-	-	-	-	-		-		-	-
Other long term assets	-	140,401	-	-	-	-	140,401		-		-	140,401
Total assets	102,038,188	28,856,986	8,028,080	16,200,798	12,189,586	2,151,762	169,465,400		148,417,923		(3,622,381)	314,260,942
LIABILITIES
Current
Trade payables	3,650,804	605,217	-	577,458	849,613	247,445	5,930,537		-	6a	(93,211)	5,837,326
Accrued liabilities	-	2,025,356	349,301	162,209	1,426,638	255,968	4,219,472		-		-	4,219,472
Advance from a related corporation	612,385	-	-	1,217,830	-	-	1,830,215	8i	(1,307,219)	6a	-	522,996
Income tax payable	-	3,715,371	-	-	-	-	3,715,371		-		-	3,715,371
Distributions payables	-	-	-	-	-	-	-		-		-	-
Lease liabilities - current portion	-	142,220	62,841	-	231,379	116,879	553,319		-		-	553,319
Debts/notes payable - current portion	-	7,695	-	-	160,000	-	167,695		-		-	167,695
Advance from a member	-	-	-	-		1,402	1,402		-		-	1,402
	4,263,189	6,495,859	412,142	1,957,497	2,667,630	621,694	16,418,011		(1,307,219)		(93,211)	15,017,581
Deferred underwriters’ commission	3,529,170	-	-	-	-	-	3,529,170		-	8h	(3,529,170)	-
Class A restricted voting shares subject to redemption	201,666,850	-	-	-	-	-	201,666,850		-	8g	(201,666,850)	-
Warrant liability	106,623,318	-		-	-	-	106,623,318		-		-	106,623,318
Deferred tax liability	-	2,402,770	-	-	-	-	2,402,770		-		-	2,402,770
Accrued interest payable	-	7,627,157	-	-	-	-	7,627,157		-		-	7,627,157
Advances from related party	-	-	-	-	-	285,000	285,000		-		-	285,000
Lease liabilities - Non-current portion	-	5,485,755	2,397,555	-	1,985,735	486,035	10,355,480		-		-	10,355,480
Debts payable - Non-current portion	-	14,963,691	421,128	9,162,306	-	-	24,547,125	8a	37,140,000		-	61,687,125
Total liabilities	316,082,527	36,975,232	3,231,225	11,119,803	4,653,365	1,392,729	373,454,881		35,832,781		(205,289,231)	203,998,431
Members’ equity	-	(8,118,246)	4,796,855	5,080,995	7,536,221	759,033	10,054,858	8d	(10,054,858)		-	-
Shares capital	1,711.826	-	-	-	-	-	1,711,826	8a	125,140,000	8g	201,666,850	328,518,676
Accumulated deficit	(215,756,165)	-	-	-	-	-	(215,756,165)	8f	(2,500,000)		-	(218,256,165)
Contributed surplus	-	-	-	-	-	-	-		-		-	-
	(214,044,339)	(8,l18,246)	4,796,855	5,080,995	7,536,221	759,033	(203,989,481)		112,585,142		201,666,850	110,262,511
Total liabilities and members’ equity	102,038,188	28,856,986	8,028,080	16,200,798	12,189,586	2,151,762	169,465,400		148,417,923		(3,622,381)	314,260,942

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

 1

Ayr Strategies Inc. (formerly, Cannabis Strategies Acquisition Corp.)

Unaudited Pro Forma Consolidated Statement of Operations

For the Three Months Ended March 31, 2019

us$	AYR	Sira	Canopy	Washoe	LivFree	CannaPunch	Subtotal	Notes	Pro-Forma	Consolidated
	March 31,	March 31,	March 31,	March 31,	March 31,	March 31,	March 31,		Adjustments	March 31,
	2019	2019	2019	2019	2019	2019	2019			2019
	$	$	$	$	$	$	$		$	$

Revenues, net of discounts	-	6,670,180	3,627,129	1,972,925	11,935,852	1,598,666	25,804,752	6b	(2,080,660)	23,724,092

Cost of goods sold before biological asset adjustment	-	1,470,860	2,113,680	1,017,328	7,651,562	805,234	13,058,664	6b	(2,080,660)	10,978,004
	-	5,199,320	1,513,449	955,597	4,284,290	793,432	12,746,088		-	12,746,088
Fair value changes in biological assets included in cost of sales	-	(4,253,737)	-	(804,650)	-	-	(5,058,387)		-	(5,058,387)
Unrealized gain on biological asset transformation	-	7,282,658	-	1,227,204	-	-	8,509,862		-	8,509,862
Gross profit (loss)	-	8,228,241	1,513,449	1,378,151	4,284,290	793,432	16,197,563		-	16,197,563

Expenses
Transaction Costs	-	-	-	-	-	-	-	6c	2,500,000	2,500,000
General and Administrative	1,540,740	1,450,206	590,157	160,492	961,988	211,050	4,914,633		-	4,914,633
Sales and Marketing	-	62,315	95,198	55,369	220,044	22,932	455,858		-	455,858
Depreciation	-	352,954	77,596	95,266	137,156	-	662,972		-	662,972
Licensor profit share	-	-	-	-	-	224,730	224,730		-	224,730
Management fee	-	49,500	180,000	120,000	-	-	349,500			349,500
Net unrealized loss on changes in the fair value of financial liabilities	135,781,900	-	-	-	-	-	135,781,900		-	135,781,900
Total Expenses	137,322,640	1,914,975	942,951	431,127	1,319,188	458,712	142,389,593		2,500,000	144,889,593

Net income (loss) from operations	(137,322,640)	6,313,266	570,498	947,024	2,965,102	334,720	(126,192,030)		(2,500,000)	(128,692,030)

Other (income) expense
Share of (income) loss on equity investments	-	-	-	(275,170)	22,616	-	(252,554)		-	(252,554)
Interest expense / Finance cost	-	824,668	78,446	94,888	41,354	15,969	1,055,325		-	1,055,325
Interest income	(227,164)	-	-	-	-	-	(227,164)		-	(227,164)
Foreign exchange gain	(16,745)	-	-	-	-	-	(16,745)		-	(16,745)
Management fee income	-	-	-	-	-	-	-		-	-
Rental income and others	-	(3,000)	-	(23,124)	-	-	(26,124)		-	(26,124)
Total other (income) expense	(243,909)	821,668	78,446	(203,406)	63,970	15,969	532,738		-	532,738

Income tax (recovery) expense	-	2,453,234	-	-	-	-	2,453,234		-	2,453,234

Net income (loss) and comprehensive income (loss)	(137,078,731)	3,038,364	492,052	1,150,430	2,901,132	318,751	(129,178,002)		(2,500,000)	(131,678,002)

Loss per share - basic and diluted								9		(7.23)
Weighted average number of shares outstanding								9		18,214,341
For adjusted EBITDA refer to Note 10

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

 2

Ayr Strategies Inc. (formerly, Cannabis Strategies Acquisition Corp.)

Unaudited Pro Forma Consolidated Statement of Operations

For the Twelve Months Ended December 31, 2018

US$	AYR	Sira	Canopy	Washoe	LiveFree	CannaPunch	Subtotal	Notes	Pro-Forma	Consolidated
	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,			Adjustments	December 31,
	2018	2018	2018	2018	2018	2018				2018
	$	$	$	$	$	$	$		$	$
Revenues, net of discounts	-	16,398,127	11,748,244	7,017,779	34,058,319	6,658,021	75,880,490	6b	(5,016,480)	70,864,010
Cost of goods sold before biological asset adjustment	-	3,823,025	6,821,581	4,636,341	22,142,020	2,961,681	40,384,648	6b	(5,016,480)	35,368,168
	-	12,575,102	4,926,663	2,381,438	11,916,299	3,696,340	35,495,842		-	35,495,842
Fair value changes in biological assets included in cost of	-	(18,470,531)	-	(4,005,602)	-	-	(22,476,133)			(22,476,133)
Unrealized gain on biological asset transformation	-	11,287,162	-	5,086,289	-	-	16,373,451			16,373,451
Gross profit (loss)	-	5,391,733	4,926,663	3,462,125	11,916,299	3,696,340	29,393,160		-	29,393,160

Expenses
Transaction costs	392 467	-	-	-	-	-	392,467	6c	2,500,000	2,892,467
General and administrative	3,244,682	6,988,439	867,613	825,863	4,024,862	924,650	16,876,109			16,876,109
Sales and marketing	-	323,495	310,863	189,074	512,282	77,198	1,412,921			1,412,912
Depreciation	-	150,089	50,766	51,831	191,301	-	443,987			443,987
Licensor profit share	-	-	-	-	-	1,123,212	1,123,212			1,123,212
Management fee	-	342,472	546,848	240,000	-	-	1,129,320	6b	(125,000)	1,004,320
Net unrealized loss on changes in the fair value of financial liabilities	72,449,316	-	-	-	-	-	72,449,316			72,449,316
Total expenses	76,086,465	7,804,495	1,776,090	1,306,768	4,728,445	2,125,060	93,827,323		2,375,000	96,202,323

Net income (loss) from operations	(76,086,465)	(2,412,762)	3,150,573	2,155,357	7,187,854	1,571,280	(64,434,163)		(2,375,000)	(66,809,163)

Other (income) expense
Share of (income) loss on equity investments	-	-	-	(1,642,415)	(274,899)	-	(1,917,314)			(1,917,314)
Interest expense	-	2,738,950	-	343,344	-	-	3,082,294			3,082,294
Interest income	(934,831)	-	-	(12,067)	-	-	(946,898)			(946,898)
Foreign exchange loss	20,212	-	-	-	-	-	20,212			20,212
Management fee income	-	-	-	(125,000)	-	-	(125,000)	6b	125,000	-
Rental income and others	-	(19,850)	-	(91,368)	-	-	(111,218)			(111,218)
Total other (income) expense	(914,619)	2,719,100	-	(1,527,506)	(274,899)	-	2,076		125,000	127,076

Income tax (recovery) expense	-	5,137,381	-	-	-	-	5,137,381			5,137,381

Net income (loss) and comprehensive income (loss)	(75,171,846)	(10,269,243)	3,152,573	3,682,863	7,462,753	1,571,280	(69,573,620)		(2,500,000)	(72,073,620)

Loss per share - basic and diluted								9		(3.96)
Weighted average number of share outstanding								9		18,214,341
For Adjusted EBITDA refer to Note 10

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

 3

Ayr Strategies Inc. (formerly, Cannabis Strategies Acquisition Corp.)

Notes to the Unaudited Pro Forma Consolidated Financial Statements

As at March 31, 2019 (Expressed in US$)

1)       Description of Transactions

On October 17, 2018, Ayr Strategies Inc. (“Ayr” or the “Corporation” – formerly Cannabis Strategies Acquisition Corp. – “CSAC”) and its wholly-owned subsidiary, CSAC Acquisition Inc. (“CSAC AcquisitionCo”), entered into the following definitive agreements to acquire five (5) businesses (the “Target Businesses”):

●	Equity Exchange Agreement dated as of October 17, 2018, among Green Partners Investor LLC and Green Partners Sponsor I, LLC as the shareholders of Sira Naturals, Inc. (“Sira”), Louis Karger as sellers’ representative, Sira, CSAC AcquisitionCo and Ayr, as amended and restated (the “Sira Agreement”);

●	Equity Purchase Agreement dated as of October 17, 2018, among The Canopy NV, LLC (“Canopy”), Lemon Aide, LLC, Kynd-Strainz, LLC, CSAC AcquisitionCo and Ayr, as amended (the “Canopy Agreement”);

●	Equity Purchase Agreement dated as of October 17, 2018, among the members of Washoe, Mark E. Pitchford as sellers’ representative, Washoe Wellness, LLC (“Washoe”), CSAC AcquisitionCo and Ayr, as amended (the “Washoe Agreement”);

●	Equity Purchase Agreement, dated as of October 17, 2018, among the members of LivFree Wellness, LLC (“LivFree”), Steve Menzies as sellers’ representative, LivFree, CSAC AcquisitionCo and Ayr, as mended (the “LivFree Agreement”); and

●	Equity Purchase Agreement dated as of October 17, 2018, among Mark Smith and Daniel Griffin as the members of CannaPunch of Nevada LLC (“CannaPunch”), CannaPunch, Mark Smith as sellers’ representative, CSAC AcquisitionCo and Ayr, as amended (the “CannaPunch Agreement”, and together with the Sira Agreement, the Canopy Agreement, the Washoe Agreement and the LivFree Agreement, the “Definitive Agreements”).

The description of the Definitive Agreements, both below and in Ayr’s final non-offering prospectus dated February 15, 2019 (the “Prospectus”), is a summary only, is not exhaustive and is qualified in its entirety by reference to the terms of the Definitive Agreements, which may be found on Ayr’s profile on SEDAR at www.sedar.com.

Subsequent to March 31, 2019 and pursuant to the above mentioned Definitive Agreements, on May 24, 2019, the Corporation completed its concurrent acquisitions of the target businesses of Sira, Canopy (by acquisition of its two operating subsidiaries, Kynd-Strainz, LLC and Lemon Aide, LLC), Washoe, LivFree and CannaPunch, which collectively constituted its qualifying transaction (collectively, the “Qualifying Transaction”). In connection with the closing of the Qualifying Transaction, all non-redeemed Class A Restricted Voting shares of the Corporation (the “Class A Restricted Voting Shares”) were automatically converted into subordinate voting shares of the Corporation (the “Subordinate Voting Shares”), and all Class B shares of the Corporation (the “Class B Shares”) were automatically converted into multiple voting shares of the Corporation (the “Multiple Voting Shares”). Following the closing of the Qualifying Transaction, the Subordinate Voting Shares, the share purchase warrants of the Corporation and the rights of the Corporation began trading on the Neo Exchange Inc. (the “Exchange”) under the symbols “AYR.A”, “AYR.WT” and “AYR.RT”, respectively. The Multiple Voting Shares are not listed on the Exchange.

 4

Ayr Strategies Inc. (formerly, Cannabis Strategies Acquisition Corp.)

Notes to the Unaudited Pro Forma Consolidated Financial Statements

As at March 31, 2019 (Expressed in US$)

Acquisition of Sira

Pursuant to the Sira Agreement, the shareholders of Sira agreed to contribute all of the issued and outstanding securities of Sira to CSAC AcquisitionCo in exchange for (i) a note in the amount of $5,000,000 (the “Sira Promissory Note”) to a lender of Sira that will be secured by a first-priority security interest over all of the assets of Sira, (ii) the issuance of an aggregate of 1,885,606 non-voting common stock of CSAC AcquisitionCo (such shares of CSAC AcquisitionCo, the “Exchangeable Shares”) that are exchangeable on a  one-for-one basis into Subordinate Voting Shares with a deemed value of $15.91, and (iii) a cash payment of $15,000,000 to pay existing indebtedness of Sira. All of the Exchangeable Shares issuable under the Sira Agreement will be subject to a twelve-month post-closing lock-up period. Exchange of the Exchangeable Shares for Subordinate Voting Shares is also subject to applicable restrictions under applicable U.S. securities laws. Additionally, CSAC AcquisitionCo will pay by wire transfer to the shareholders of Sira, each shareholder’s pro rata share of the fair market value of Sira’s inventory above a target level set at $800,000 (the “Inventory Payment”), pursuant to a formula to be agreed to between Sira and CSAC AcquisitionCo. One-third of this Inventory Payment will be paid by CSAC AcquisitionCo following the closing date of the Qualifying Transaction and the remaining two-thirds within 90 days following the closing.

The Sira Agreement also contains an earn-out provision that may entitle the sellers to earn additional consideration, if certain milestones (as defined in the Sira Agreement) are achieved at Sira’s planned cultivation facility in Milford, MA over its first full year of operation. Such facility may not be financed with third-party debt that exceeds 50% of the cost of construction and a first priority mortgage (which would be subordinated to any third-party construction lender) on such facility will provide further security for the Sira Promissory Note. Ayr may set off indemnification claims against any payments to be made by it under the earn-out provision and/or the Sira Promissory Note, except the total amount set off against earn-out payments and the Sira Promissory Note may not exceed $5,000,000 in the aggregate.

Acquisition of Canopy

Pursuant to the Canopy Agreement: (i) Canopy agreed to contribute all of the assets of its two operating companies, Lemon Aide, LLC and Kynd-Strainz, LLC (together, the “Canopy Target Businesses”), except for certain retained licenses and associated inventory, the transfer of which is subject to consent from regulatory authorities (the “Canopy Consents”), to a “NewCo” entity (the “Canopy NewCo”) (the “Canopy Reorganization”); (ii) CSAC AcquisitionCo agreed to acquire all of the equity interests of Canopy NewCo in exchange for (A) a promissory note in the amount of $4,500,000 to Canopy that will be secured by a first-priority security interest over all of the assets of Canopy NewCo, (B) the issuance to Canopy of an aggregate of 250,000 Exchangeable Shares with a deemed value of $5,500,000 and (C) cash consideration in the amount of $7,000,000, some of which will be used to pay debt and expenses of Canopy, as well as applicable taxes; (iii) CSAC AcquisitionCo agreed to assume a loan in the amount of approximately $400,000; and (iv) Canopy agreed to take all reasonable measures in good faith to secure the Canopy Consents and once obtained, agreed to convey the retained assets to Ayr via the transfer of the equity interests in the Canopy Target Businesses or the retained assets to CSAC AcquisitionCo for nominal consideration. 102,273 Exchangeable Shares issuable under the Canopy Agreement will be subject to a six-month post-closing lock-up period, a further 102,273 Exchangeable Shares will be subject to a twelve-month post-closing lock-up period, and 45,454 Exchangeable Shares will not be subject to any lock-up period. On closing, Canopy granted to Ayr or its affiliates a five-year option to purchase the real property owned by affiliates of Canopy and used in the business of the Canopy Target Businesses at fair market value.

 5

Ayr Strategies Inc. (formerly, Cannabis Strategies Acquisition Corp.)

Notes to the Unaudited Pro Forma Consolidated Financial Statements

As at March 31, 2019 (Expressed in US$)

Exchange of the Exchangeable Shares for Subordinate Voting Shares is also subject to applicable restrictions under applicable U.S. securities laws. The sellers have no obligation to indemnify for losses incurred by Ayr as a result of the Canopy Reorganization except for certain obligations with respect to obtaining necessary regulatory approval.

Additionally, Ayr agreed to issue additional Exchangeable Shares up to a year following the closing date in certain circumstances, subject to certain limitations. More specifically, if the trailing 3-day volume-weighted average trading price of the Subordinate Voting Shares (the “Closing Price”) is less than C$29.00 on: (i) the closing date of the Canopy acquisition, a number of additional Exchangeable Shares may be issued to Canopy so that the cumulative market value of the Exchangeable Shares issued to Canopy on the closing date with no lock-up period is equal to $999,998; (ii) the date that is 180 days after the closing date of the Canopy acquisition, a number of additional Exchangeable Shares may be issued to Canopy so that the cumulative market value of the Exchangeable Shares issued to Canopy with a 6-month lock-up period is equal to $2,250,006; or (iii) the date that is 360 days after the closing date of the Canopy acquisition, a number of additional Exchangeable Shares may be issued to Canopy so that the cumulative market value of the Exchangeable Shares issued to Canopy with a 12-month lock-up period is equal to $ 2,250,006. Under no circumstances may the total number of additional Exchangeable Shares to be issued under this make-whole provision exceed 10% of the total number of issued and outstanding Class B Shares as of the closing date of the Qualifying Transaction.

Acquisition of Washoe

Pursuant to the Washoe Agreement: (i) Washoe and the members of Washoe agreed to contribute all of the assets of Washoe and its subsidiaries (including certain parcels of real property owned by Washoe or a subsidiary), except for certain retained licenses and associated inventory, the transfer of which is subject to consent from regulatory authorities (the “Washoe Consents”), to a “NewCo” entity (the “Washoe NewCo”) (the “Washoe Reorganization”); (ii) CSAC AcquisitionCo agreed to acquire all of the equity interests of the Washoe NewCo in exchange for (A) a promissory note in the amount of $5,640,000 to the members of Washoe that will be secured by a first-priority security interest over all of the assets of Washoe NewCo, (B)  the issuance to the members of Washoe of an aggregate of 256,364 Exchangeable Shares with a deemed value of $5,640,000 and (C) cash consideration in the amount of $16,670,000, some of which will be used to pay debt and expenses of Washoe, as well as applicable taxes; (iii) Washoe and its members agreed to take all reasonable measures in good faith to secure the Washoe Consents, and once obtained, agreed to convey the retained assets to Ayr via the transfer of the equity interests in Washoe or the retained assets to CSAC AcquisitionCo for nominal consideration; (iv) CSAC AcquisitionCo agreed to assume a member loan in the amount of approximately $6.5 million and issue 13,636 Exchangeable Shares in the name of such member (the “Washoe Lender”); and (v) CSAC AcquisitionCo agreed to assume mortgage debt of approximately $2.6 million in the aggregate, secured by real property owned by Washoe or its subsidiaries. 128,182 Exchangeable Shares issuable under the Washoe Agreement will be subject to a six-month post-closing lock-up period, and the other 128,182 Exchangeable Shares will be subject to a twelve-month post-closing lock-up period.

Exchange of the Exchangeable Shares for Subordinate Voting Shares is also subject to applicable restrictions under applicable U.S. securities laws. The sellers have no obligation to indemnify for losses incurred by Ayr as a result of the Washoe Reorganization except for certain obligations with respect to obtaining necessary regulatory approval.

 6

Ayr Strategies Inc. (formerly, Cannabis Strategies Acquisition Corp.)

Notes to the Unaudited Pro Forma Consolidated Financial Statements

As at March 31, 2019 (Expressed in US$)

Additionally, Ayr agreed to issue additional Exchangeable Shares up to a year following the closing date in certain circumstances, subject to certain limitations. More specifically, if the Closing Price is less than C$29.00 on: (i) the date that is 180 days after the closing date of the Washoe acquisition, a number of additional Exchangeable Shares may be issued to the sellers of Washoe so that the cumulative market value of the Exchangeable Shares issued to such persons with a 6-month lock-up period is equal to $2,820,000 and a number of additional Exchangeable Shares may be issued to the Washoe Lender so that the cumulative market value of the Exchangeable Shares issued to the Washoe Lender with a 6-month lock-up period is equal to $150,000 or (ii) the date that is 360 days after the closing date of the Washoe acquisition, a number of additional Exchangeable Shares may be issued to the sellers of Washoe so that the cumulative market value of the Exchangeable Shares issued to such persons with a 12-month lock-up period is equal to $2,820,006 and a number of additional Exchangeable Shares may be issued to the Washoe Lender so that the cumulative market value of the Exchangeable Shares issued to the Washoe Lender with a 12-month lock-up period is equal to $150,000. Under no circumstances may the total number of additional Exchangeable Shares to be issued under this make-whole provision exceed 10% of the total number of issued and outstanding Class B Shares as of closing date of the Qualifying Transaction. On closing, Washoe granted to Ayr or its affiliates a five-year option to purchase the real property owned by affiliates of Washoe and used in the business of Washoe at fair market value.

Acquisition of LivFree

Pursuant to the LivFree Agreement: (i) LivFree and the members of LivFree agreed to contribute all of the assets of LivFree and its subsidiaries, except for certain retained licenses and associated inventory, the transfer of which is subject to consent from regulatory authorities (the “LivFree Consents”), to a “NewCo” entity (“LivFree NewCo”) (the “LivFree Reorganization”); (ii) CSAC AcquisitionCo agreed to acquire all of the equity interests of LivFree NewCo in exchange for (A) a promissory note in the amount of $20,000,000 to the members of LivFree that will be secured by a first-priority security interest over all of the assets of LivFree NewCo, (B) the issuance to the members of LivFree of an aggregate of 4,342,432 Exchangeable Shares with a deemed value of $70,000,000 (approximately $16.10 per Exchangeable Share) and (C) cash consideration in the amount of $29,500,000, some of which will be used to pay debt and expenses of LivFree, as well as applicable taxes; and (iv) LivFree and its members agreed to take all reasonable measures in good faith to secure the LivFree Consents, and once obtained, agreed to convey the retained assets to Ayr via the transfer of the equity interests in LivFree or the retained assets to CSAC AcquisitionCo for nominal consideration. 3,038,986 Exchangeable Shares issuable under the LivFree Agreement will be subject to a six-month post-closing lock-up period, and the other 1,303,446 Exchangeable Shares will be subject to a twelve-month post- closing lock-up period. Exchange of the Exchangeable Shares for Subordinate Voting Shares is also subject to applicable restrictions under applicable U.S. securities laws. The sellers have no obligation to indemnify for losses incurred by Ayr as a result of the LivFree Reorganization except for certain obligations with respect to obtaining necessary regulatory approval. On closing, LivFree granted to Ayr or its affiliates a five-year option to purchase the real property owned by affiliates of LivFree and used in the business of LivFree at fair market value.

Acquisition of CannaPunch

Pursuant to the CannaPunch Agreements: (i) CSAC AcquisitionCo agreed to acquire all of the equity interests of CannaPunch NewCo in exchange for (A) a promissory note in the amount of $ 2,000,000 to the members of CannaPunch that will be secured by a first-priority security interest over all of the assets of CannaPunch NewCo, (B) the issuance to the members of CannaPunch of an aggregate of 866,668 Exchangeable Shares with a deemed value of $14,000,000 and (C) cash consideration in the amount of $750,000, some of which will be used to pay debt and expenses of CannaPunch, as well as applicable taxes. 433,334 Exchangeable Shares will be subject to a twelve-month post-closing lock-up period. Exchange of the Exchangeable Shares for Subordinate Voting Shares is also subject to applicable restrictions under applicable U.S. securities laws. On closing, CannaPunch granted to Ayr or its affiliates (i) a five-year option to purchase the real property owned by affiliates of CannaPunch and used in the business of CannaPunch at fair market value and (ii) a license to use the CannaPunch name in all jurisdictions other than in the State of Colorado.

 7

Ayr Strategies Inc. (formerly, Cannabis Strategies Acquisition Corp.)

Notes to the Unaudited Pro Forma Consolidated Financial Statements

As at March 31, 2019 (Expressed in US$)

2)	Basis of Presentation

The unaudited pro forma consolidated statement of financial position (“Pro Forma Statement of Financial Position”) as at March 31, 2019 has been prepared by Ayr to give effect to the Acquisitions comprising the Qualifying Transactions, as if they had occurred on March 31, 2019. The unaudited Pro Forma Consolidated Statement of Operations for the three month period ended March 31, 2019 and for the twelve months ended December 31, 2018 have been prepared by AYR to give effect to the acquisitions comprising the Qualifying Transaction, as if they had occurred on January 1, 2018.

Ayr financial statements have been translated per the Bank of Canada exchange rates as detailed below:

●	Statement of financial position as at March 31, 2019 has been translated at period end rate of CAD/USD of 0.7483.

●	Statement of operations for the three months period ended March 31, 2019 has been translated at 3 month (January to March 2019) average rate of CAD/USD of 0.7522.

●	Statement of operations for the twelve months ended September 30, 2018 (for the purpose of constructed statement of operations for the twelve months ended December 31, 2018) has been translated at 12 month (October 2017 to September 2018) average rate of CAD/USD of 0.7793.

●	Statement of operations for three months ended December 31, 2017 (for the purpose of constructed statement of operations for the twelve months ended December 31, 2018) has been translated at 3 month (October to December 2017) average rate of CAD/USD of 0.7867.

●	Statement of operations for three months ended December 31, 2018 (for the purpose of constructed statement of operations for the twelve months ended December 31, 2018) has been translated at 3 month (October to December 2018) average rate of CAD/USD of 0.7575.

The Unaudited Pro Forma Consolidated Financial Statements are derived from the following:

●	The unaudited condensed interim financial statements of Ayr, Sira, Canopy, Washoe, LivFree and CannaPunch for the three months period ended March 31, 2019.

●	The audited financial statements of Sira, Canopy, Washoe, LivFree and CannaPunch for the twelve months ended December 31, 2018.

●	The audited financial statements of Ayr for the twelve months ended September 30, 2018 (for the purpose of constructed statement of operations for the twelve months ended December 31, 2018).

●	The audited financial statements of AYR for the short period (three months) ended December 31, 2018 (for the purpose of constructed statement of operations for the twelve months ended December 31, 2018).

●	The unaudited condensed interim financial statements of AYR for the three months period ended December 31, 2017 (for the purpose of constructed statement of operations for the twelve months ended December 31, 2018).

 8

Ayr Strategies Inc. (formerly, Cannabis Strategies Acquisition Corp.)

Notes to the Unaudited Pro Forma Consolidated Financial Statements

As at March 31, 2019 (Expressed in US$)

The unaudited Pro Forma Consolidated Financial Statements were prepared using the acquisition method of accounting in accordance with IFRS 3, Business Combinations, with Ayr being the accounting and legal acquirer. It uses the fair value concepts defined in IFRS 13, Fair Value Measurement, and was based on the historical financial statements of Ayr, Sira, Canopy, Washoe, LivFree and CannaPunch. All financial data in the unaudited Pro Forma Consolidated Financial Statements are presented in United States Dollars, unless stated otherwise.

Under the acquisition method of accounting, the assets acquired and liabilities assumed are recorded as of the completion of the acquisitions comprising the Qualifying Transaction at their respective fair values. Under IFRS 3, acquisition-related transaction costs (i.e., advisory, legal, valuation, other professional fees) and certain acquisition-related restructuring charges are not included as a component of consideration transferred but are accounted for as expenses in the periods in which the costs are incurred.

The accounting for the acquisitions comprising the Qualifying Transaction is dependent upon valuations, where available, that are provisional and are subject to change. Management will finalize the acquisition accounting for the acquisitions comprising the Qualifying Transaction no later than one year from the date of the respective acquisition dates as required under IFRS 3. Accordingly, certain pro forma adjustments are preliminary and have been prepared solely for the purpose of these unaudited Pro Forma Consolidated Financial Statements. Differences between these provisional estimates and the final acquisition accounting may occur and these differences could have a material impact on Ayr future financial performance. In addition, the unaudited Pro Forma Consolidated Statements of Operations do not reflect any cost savings, operating synergies or revenue enhancements that the consolidated businesses may achieve, the costs to integrate the operations of Ayr and the acquisitions comprising the Qualifying Transaction, or any costs necessary to achieve these cost savings, operating synergies and revenue enhancements.

3)	Accounting Policies

The accounting policies used in the preparation of these unaudited Pro Forma Consolidated Financial Statements are consistent with those described in the audited financial statements of Ayr for the year ended March 31, 2019. Ayr has conducted a review of the acquisitions’ accounting policies and has not identified any differences in accounting policies that were applied historically by these entities. Additional accounting policies related to the Target Businesses companies will be included in the Ayr consolidated financial statements after acquisition on going forward basis. For purposes of these unaudited Pro Forma Consolidated Financial Statements, certain reclassifications have been made to the acquisitions’ historical financial statements (as described in notes 6 and 8) to conform to the classifications adopted by Ayr.

4)	Preliminary Purchase Price Consideration

Each of the acquisitions comprising the Qualifying Transaction is subject to specific terms relating to satisfaction of the purchase price by Ayr and incorporates payments in cash, notes payables and shares. In addition, the purchase prices may be adjusted for consideration of acquisition date working capital. No working capital adjustments have been reflected in the unaudited Pro Forma Consolidated Financial Statements. IFRS 3 requires that contingent consideration be estimated and recorded at the acquisition date with subsequent changes to estimates reflected in earnings. For purposes of the unaudited Pro Forma Consolidated Financial Statements, all estimates of contingent consideration are preliminary and subject to change. In addition, the purchase prices may be adjusted for consideration of acquisition date working capital. No working capital adjustments have been reflected in the unaudited Pro Forma Financial Statements. The purchase prices do not include any assumed debt of the Target Businesses.

 9

Ayr Strategies Inc. (formerly, Cannabis Strategies Acquisition Corp.)

Notes to the Unaudited Pro Forma Consolidated Financial Statements

As at March 31, 2019 (Expressed in US$)

The total purchase price consideration is summarized as follows:

	Cash	Note Payable	Share Capital	Total
	$	$	$	$
Sira	15,000,000	5,000,000	30,000,000	50,000,000
Canopy	7,000,000	4,500,000	5,500,000	17,000,000
Washoe	16,670,000	5,640,000	5,640,000	27,950,000
Livfree	29,500,000	20,000,000	70,000,000	119,500,000
Cannapunch	750,000	2,000,000	14,000,000	16,750,000
Total Consideration	68,920,000	37,140,000	125,140,000	231,200,000

Sira Acquisition

Pursuant to the terms of the Sira Agreement, Ayr satisfied the purchase price of $50 million for Sira through the following:

i.	$15.0 million of the Sira purchase price was paid in the form of cash consideration.

ii.	$5.0 million of the Sira purchase price was paid in the form of a promissory note payable.

iii.	$30.0 million of the Sira purchase price was paid in the form of 1,885,606 Exchangeable Shares that are exchangeable on a one-for-one basis into an equal number of Subordinate Voting Shares.

iv.	The Sira Agreement also contains an earn-out provision that may entitle the sellers to earn additional consideration, if certain Adjusted EBITDA (as defined in the Sira Agreement) milestones are achieved at Sira’s planned cultivation facility in Milford, MA over its first full year of operation, which is expected to be 2020. See “Description of Transactions – Acquisition of Sira.”

Additionally, CSAC AcquisitionCo must pay an amount equal to the fair market value of Sira’s inventory above a target level set at $800,000 (the “Inventory Payment”), pursuant to a formula specified in the Sira Agreement. One- third of this Inventory Payment, in the amount of $ 2,500,000, was paid by CSAC AcquisitionCo on the Closing Date and the remaining two-thirds will be paid within 120 days following the Closing Date.

Canopy Acquisition

Pursuant to the terms of the Sira Agreement, Ayr satisfied the purchase price of $17 million for Canopy through the following:

i.	$7.0 million of the Canopy purchase price was paid in the form of cash consideration.

ii.	$4.50 million of the Canopy purchase price was paid in the form of a promissory note payable.

iii.	$5.50 million of the Canopy purchase price was paid in the form of 250,000 Exchangeable Shares that are exchangeable on a one-for-one basis into an equal number of Subordinate Voting Shares.

 10

Ayr Strategies Inc. (formerly, Cannabis Strategies Acquisition Corp.)

Notes to the Unaudited Pro Forma Consolidated Financial Statements

As at March 31, 2019 (Expressed in US$)

iv.	an additional 15,360 Exchangeable Shares were issued to Canopy pursuant to certain make-whole provisions (the “Canopy Make-Whole Provisions”) in the definitive agreement in respect of the Canopy acquisition (the “Canopy Agreement”); and

v.	Pursuant to the terms of the Canopy Agreement, Ayr assumed Canopy loans outstanding with total principal value of approximately $400,000.

Additional Exchangeable Shares are also issuable to the Canopy sellers under the Canopy Make-Whole Provisions based on a formula specified therein relating to the market price of the Subordinate Voting Shares on certain specified dates.

Washoe Acquisition

Pursuant to the terms of the Washoe Agreement, Ayr satisfied the purchase price of $27.950 million for Washoe through the following:

i.	$16.670 million of the Washoe purchase price was paid in the form of cash consideration.

ii.	$5.640 million of the Washoe purchase price was paid in the form of a promissory note payable.

iii.	$5.640 million of the Washoe purchase price was paid in the form of 256,364 Exchangeable Shares that are exchangeable on a one-for-one basis into an equal number of Subordinate Voting Shares.

iv.	Pursuant to the terms of the Washoe Agreement, Ayr assumed Washoe loans outstanding with total principal value of approximately $9,100,000 and issued 13,636 Exchangeable Shares to a Washoe lender.

In addition, (i) CSAC AcquisitionCo agreed to fund a bonus plan in the amount of $5,000,000 that would be payable over two years following the Closing Date to various employees and consultants of Washoe, and (ii) additional Exchangeable Shares are issuable to the Washoe sellers under certain make-whole provisions of the Washoe Agreement based on a formula specified therein relating to the market price of the Subordinate Voting Shares on certain specified dates.

LivFree Acquisition

Pursuant to the terms of the LivFree Agreement, Ayr satisfied the purchase price of $119.50 million for LivFree through the following:

i.	$29.50 million of the LivFree purchase price was paid in the form of cash consideration.

ii.	$20.0 million of the LivFree purchase price was paid in the form of a promissory note payable.

iii.	$70 million of the LivFree purchase price was paid in the form of 4,342,432 Exchangeable Shares that are exchangeable on a one-for-one basis into an equal number of Subordinate Voting Shares.

iv.	Pursuant to an amendment to the definitive agreement in respect of the LivFree Acquisition, such amendment dated as of the Closing Date, CSAC AcquisitionCo issued an additional 321,750 Exchange Shares to the LivFree sellers.

 11

Ayr Strategies Inc. (formerly, Cannabis Strategies Acquisition Corp.)

Notes to the Unaudited Pro Forma Consolidated Financial Statements

As at March 31, 2019 (Expressed in US$)

CannaPunch Acquisition

Pursuant to the terms of the CannaPunch Agreement, Ayr satisfied the purchase price of $16.75 million for CannaPunch through the following:

i.	$0.750 million of the CannaPunch purchase price was paid in the form of cash consideration.

ii.	$2.0 million of the CannaPunch purchase price was paid in the form of a promissory note payable.

iii.	$14.0 million of the CannaPunch purchase price was paid in the form of 866,668 Exchangeable Shares that are exchangeable on a one-for-one basis into an equal number of Subordinate Voting Shares.

iv.	Pursuant to an amendment to the definitive agreement in respect of the CannaPunch acquisition, such amendment dated June 7, 2019, CSAC AcquisitionCo issued an additional 32,071 Exchangeable Shares to the CannaPunch sellers.

5)	Preliminary Acquisition Accounting

Assuming an acquisition date of January 1, 2018, a preliminary estimate of the fair values of the assets to be acquired and the liabilities to be assumed by Ayr in connection with the proposed acquisitions is as follows:

US$	Ref	Sira	Canopy	Washoe	Livfree	Cannapunch	Total
		$	$	$	$	$	$
ASSETS ACQUIRED
Cash and cash equivalents	a	3,315,782	222,626	722,273	2,182,938	193,329	6,636,948
Accounts receivable, trade, no allowance	a	1,026,229	-	133,075	-	533,871	1,693,175
Inventory	f	15,470,123	4,252,023	5,686,129	4,239,362	994,011	30,641,648
Biological assets	f	2,417,379	-	1,646,000	-	-	4,063,379
Advance to a related corporation		-	1,217,830	-	89,389	-	1,307,219
Prepaid expenses and other assets	a	132,789	153,353	197,933	123,589	-	607,664
Intangible assets	c	19,109,000	8,789,000	6,080,894	25,542,000	-	59,520,894
Property, plant and equipment	f	7,521,303	1,220,641	8,961,601	1,673,445	460,823	19,837,813
Right-of-use assets		5,434,999	2,427,320	-	2,230,783	593,978	10,687,080
Investment in associate	a	-	-	1,939,517	3,331,885	-	5,271,402
Other long term assets		140,401	-	-	-	-	140,401
Total assets acquired at fair value		54,568,005	18,282,793	25,367,422	39,413,391	2,776,012	140,407,623
LIABILITIES ASSUMED
Trade payables	b	605,217	-	577,458	849,613	247,445	2,279,733
Accrued liabilities	b	2,025,356	349,301	162,209	1,426,638	255,968	4,219,472
Income tax payable	b	3,715,371	-	-	-	-	3,715,371
Deferred tax liabilities		2,402,770	-	-	-	-	2,402,770
Accrued interest payable	b	7,627,157	-	-	-	-	7,627,157
Advance from a related corporation - current	b	-	-	1,217,830	-	-	1,217,830
Advance from a related corporation - non-current	b	-	-	-	-	285,000	285,000
Advance from a member		-	-	-	-	1,402	1,402
Lease liabilities - current portion		142,220	62,841	-	231,379	116,879	553,319
Lease liabilities - non-current portion		5,485,755	2,397,955	-	1,985,735	486,035	10,355,480
Debts payable - current portion	b	7,695	-	-	160,000	-	167,695
Debts payable - non-current portion	b,d	14,963,691	421,128	9,162,306	-	-	24,547,125
Total liabilities assumed at fair value		36,975,232	3,231,225	11,119,803	4,653,365	1,392,729	57,372,354
Goodwill	e	32,407,227	1,948,432	13,702,381	84,739,974	15,366,717	148,164,731
Total Purchase Price		50,000,000	17,000,000	27,950,000	119,500,000	16,750,000	231,200,000

a)	The carrying values of the assets acquired, including cash and equivalents, accounts receivable, prepaid expenses and other assets, investment in associates and deferred tax assets are all assumed to be representative of their estimated fair values given the short timeframe until settlement.

 12

Ayr Strategies Inc. (formerly, Cannabis Strategies Acquisition Corp.)

Notes to the Unaudited Pro Forma Consolidated Financial Statements

As at March 31, 2019 (Expressed in US$)

b)	The carrying values of the liabilities assumed, including trade payables, accrued liabilities, advance from a related corporation, income tax payable, accrued interest payable and debts payable are all assumed to be representative of their estimated fair values given the short timeframe until settlement.

c)	A preliminary fair value estimate of $59,520,894 has been assigned to intangible assets representing licenses and intellectual properties. The assumptions used to determine the fair value of the acquired licenses and intellectual properties may change as Ayr finalises valuations of the acquired intangible assets following the completion of the acquisitions comprising the Qualifying Transaction.

d)	The carrying value of long term borrowings approximates the fair value of these liabilities. The value is preliminary and subject to change.

e)	Goodwill represents the difference between the acquisition date fair value of the consideration transferred and the values assigned to the assets acquired and liabilities assumed. Goodwill is not amortized and is not deductible for tax purposes.

f)	Assets acquired at their fair market values include inventory, biological assets and property, plant and equipment.

6)	Pro Forma adjustments to the statement of operations in connection with acquisitions

The following summarizes the pro forma adjustments in connection with the acquisitions of the Target Businesses to give effect to the acquisitions as if they had occurred on April 1, 2019 for purposes of the unaudited Pro Forma Consolidated Statements of Operations for the three months ended March 31, 2019 and twelve months ended December 31, 2018:

a)	Intercompany balances were eliminated on consolidation consequent to acquisitions of the Target Businesses by Ayr.

b)	Intercompany transactions in the nature of sales, purchases and management fee were eliminated on consolidation consequent to the acquisitions of the Target Businesses by Ayr.

c)	To incorporate additional estimated transaction cost of $2,500,000 to be incurred in connection of acquisition of the Target Businesses by Ayr.

d)	The tax rate is expected to be approximately 23% as a result of acquisitions. However, no impact of tax other than what is reflected historically on the financial statements of Ayr and the entities being acquired, has been shown in the unaudited Pro Forma statements. As the target businesses operate in the cannabis industry, they are subject to the limitations of the U.S. Internal Revenue Code Section 280E.

7)	Constructed/calculated statements of operations

The financial statements of the businesses used to prepare the unaudited Pro Forma Consolidated Financial Statements, were prepared for the purpose of the unaudited Pro Forma Consolidated Financial Statements and do not conform with the financial statements for the businesses included elsewhere in the Prospectus.

 13

Ayr Strategies Inc. (formerly, Cannabis Strategies Acquisition Corp.)

Notes to the Unaudited Pro Forma Consolidated Financial Statements

As at March 31, 2019 (Expressed in US$)

For the purpose of the unaudited Pro Forma Consolidated Financial Statements, the Ayr unaudited Pro Forma Consolidated Statements of Operations for the twelve months ended December 31, 2018 were calculated as follows:

US$	AYR (USD)
	12M Ended September 30, 2018 $	Less: 3M Ended December 31, 2017 $	Plus: 3M Ended December 31, 2018 $	12M Ended December 31, 2018 $
Revenues, net of discounts	-	-	-	-

Cost of goods sold before biological asset adjustment	-	-	-	-
	-	-	-	-
Fair value changes in biological assets included in cost of sales	-	-	-	-
Unrealized gain on biological asset transformation	-	-	-	-
Gross profit (loss)	-	-	-	-
Expenses
Transaction costs	7,115,646	6,723,178	-	392,467
General and administrative	916,469	13,391	2,341,604	3,244,682
Sales and marketing	-	-	-	-
Depreciation	-	-	-	-
Licensor profit share	-	-	-	-
Management fee	-	-	-	-
Foreign exchange	-	-	20,212	20,212
Net unrealized loss on changes in the fair value of financial liabilities	29,454,070	(491,688)	42,503,558	72,449,316
Total expenses	37,486,185	6,244,882	44,865,374	76,106,677

Income (loss) from operations	(37,486,185)	(6,244,882)	(44,865,374)	(76,106,677)

Òther (income) expense
Share of (income) loss on equity investments	-	-	-	-
Interest expense	-	-	-	-
Interest income	(727,526)	(24,248)	(231,553)	(934,831)
Management fee income	-	-	-	-
Rental income and others	-	-	-	-
Total other (income) expense	(727,526)	(24,248)	(231,553)	(934,831)

Income tax (recovery) expense	-	-	-	-

Net income (loss)	(36,758,658)	(6,220,634)	(44,633,822)	(75,171,846)

 14

Ayr Strategies Inc. (formerly, Cannabis Strategies Acquisition Corp.)

Notes to the Unaudited Pro Forma Consolidated Financial Statements

As at March 31, 2019 (Expressed in US$)

8)	Pro Forma adjustments to the unaudited Pro Forma Consolidated Statement of Financial Position in connection with the Acquisitions of the Target Businesses

The following summarizes the pro forma adjustments in connection with the acquisitions of the Target Businesses to give effect to the acquisitions as if they had occurred on January 1, 2018 for purposes of the unaudited Pro Forma Consolidated Statement of Financial Position as at December 31, 2018:

a)	Cash, shares and notes payable totaling $231,200,000 is paid/issued on the acquisitions.

b)	To reflect the fair value adjustment to the licenses and intellectual property as discussed under “Preliminary Acquisition Accounting” section above (refer to note 5(c)).

c)	Goodwill represents the excess of the preliminary estimated purchase price over the estimated fair value of the tangible and identifiable intangible assets acquired and liabilities assumed by Ayr. Goodwill represents the value of intangible assets that do not qualify for separate recognition.

d)	All members’ equity relating to the Target Businesses were eliminated upon each respective acquisition thereof by Ayr.

e)	Upon the acquisition of each of the Target Businesses, the restricted cash and short-term investments held in escrow was transferred to cash.

f)	To incorporate additional estimated transaction cost of $2,500,000 to be incurred in connection of acquisition of the Target Businesses by Ayr.

g)	This adjustment relates to the closing of the Qualifying Transaction. This adjustment has been presented based on the redemption of 1,000 Class A Restricted Voting Shares. The adjustment includes the following elements: (i) release of $101 million from restricted cash held in the form of flexible guaranteed investment certificates to cash, and (ii) release of $3.5 million to pay deferred underwriters commission.

h)	To show the repayment of the deferred underwriters’ commission as a reduction of the liability and cash.

i)	To adjust for the fair market value of assets taken over by Ayr on acquisition as disclosed in Note 5.

9)	Pro Forma Earnings per Share (“Pro Forma EPS”)

The Pro Forma EPS have been adjusted to reflect the unaudited Pro Forma Consolidated Statement of Operations for the three months period ended March 31, 2019 and the twelve months ended December 31, 2018. In addition, the number of shares used in calculating the unaudited Pro Forma Consolidated Basic and Diluted Earnings Per Share has been adjusted to reflect the estimated total number of shares of Ayr that would be outstanding as of the closing of the acquisitions of the Target Businesses.

The pro forma total number of shares of stock of the consolidated corporation that would be outstanding after the expected closing of the acquisitions of the Target Businesses noted below in the table.

The following is a breakdown of the Pro Forma EPS calculation:

	Three Months Ended March 31, 2019	Twelve Months Ended December 31, 2018
Net loss	$(131,678,002)	$(72,073,620)

Ayr Strategies Inc. shares:
Multiple voting shares	3,696,486	3,696,486
Subordinate voting shares	14,517,855	14,517,855
Weighted average number of shares outstanding	18,214,341	18,214,341

Loss per share - basic and diluted	$(7.23)	$(3.96)

 15

Ayr Strategies Inc. (formerly, Cannabis Strategies Acquisition Corp.)

Notes to the Unaudited Pro Forma Consolidated Financial Statements

As at March 31, 2019 (Expressed in US$)

10)	Reconciliation of Non-IFRS Measures

The Company reports certain non-IFRS measures that are used to evaluate the performance of such businesses and the performance of their respective segments, as well as to manage their capital structure. As non -IFRS measures generally do not have a standardized meaning, they may not be comparable to similar measures presented by other issuers. Securities regulations require such measures to be clearly defined and reconciled with their most directly comparable IFRS measure.

The Company references non-IFRS measures and cannabis industry metrics in this document and elsewhere. These measures are not recognized measures under IFRS and do not have a standardized meaning prescribed by IFRS and are therefore unlikely to be comparable to similar measures presented by other companies. Rather, these are provided as additional information to complement those IFRS measures by providing further understanding of the results of the operations of the Company from management’s perspective. Accordingly, these measures should not be considered in isolation, nor as a substitute for analysis of the Company’s financial information reported under IFRS. Non-IFRS measures used to analyze the performance of the Target Businesses include “Adjusted EBITDA”.

The Company believes that these non-IFRS financial measures provide meaningful supplemental information regarding the Company’s performances and may be useful to investors because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making. These financial measures are intended to provide investors with supplemental measures of the Company’s operating performances and thus highlight trends in the Company’s core businesses that may not otherwise be apparent when solely relying on the IFRS measures.

Adjusted EBITDA

“Adjusted EBITDA” represents income (loss) from operations, as reported, before interest, tax, and adjusted to exclude extraordinary items, non-recurring items, other non-cash items, including stock based compensation expense, depreciation, and the non-cash effects of accounting for biological assets and inventories, and further adjusted to remove acquisition related costs.

The following is a reconciliation of how Ayr calculates Adjusted EBITDA and reconciles it to IFRS figures, based on figures derived from the financial statements of Ayr and the respective Target Businesses.

 16

Ayr Strategies Inc. (formerly, Cannabis Strategies Acquisition Corp.)

Notes to the Unaudited Pro Forma Consolidated Financial Statements

As at March 31, 2019 (Expressed in US$)

Adjusted EBITDA Reconciliation for the twelve months ended December 31, 2018

Period	12 mo ended 12/31/2018 As Reported	12 mo ended 12/31/2018 As Reported	12 mo ended 12/31/2018 As Reported	12 mo ended 12/31/2018 As Reported	12 mo ended 12/31/2018 As Reported	12 mo ended 12/31/2018 Pro forma	12 mo ended 12/31/2018 As Reported	12 mo ended 12/31/2018 Pro forma

	Washoe	Canopy	LivFree	Sira	CannaPunch	Total Anchor Portfolio	Ayr[2]	Combined
Net income (loss) from operations	3,682,863	3,150,573	7,462,753	(10,269,243)	1,571,280	5,598,226	(77,671,846)	(72,073,620)

Non-cash items accounting for biological assets and inventories
Fair value changes in biological assets	5,086,289	–	–	18,470,531	–	23,556,820	–	23,556,820
Unrealized gain on changes in fair value of biological assets	(4,005,602)	–	–	(11,287,162)	–	(15,292,764)	–	(15,292,764)
	1,080,687	–	–	7,183,369	–	8,264,056	–	8,264,056

Interest	331,277	–	–	2,738,950	–	3,070,227	(934,831)	2,135,396
Depreciation and amortization	51,831	50,766	191,301	965,936	5,027	1,264,861	–	1,264,861
Acquisition costs			324,299	318,448	20,883		3,045,800	3,045,800
Share-based compensation expense	–	–	–	–	–	–	–	–
Other[1]	(1,858,783)	546,848	(274,899)	5,117,531	1,123,212	4,653,909	75,560,877	80,214,786
	(1,475,675)	597,614	240,701	9,140,865	1,149,122	9,652,627	77,671,846	84,824,473

Adjusted EBITDA	3,287,875	3,748,187	7,703,454	6,054,991	2,720,402	23,514,909	(0)	23,514,909

1 Other adjustments made to exclude the impact of management fees, profit sharing arrangements, transaction fees, and the net unrealized loss on changes in the fair value of financial liabilities

2 Includes pro forma adjustments as outlined in the notes to the Unaudited Pro Forma Consolidated Financial Statements

 17

Ayr Strategies Inc. (formerly, Cannabis Strategies Acquisition Corp.)

Notes to the Unaudited Pro Forma Consolidated Financial Statements

As at March 31, 2019 (Expressed in US$)

Adjusted EBITDA Reconciliation for the three months ended March 31, 2019

Period	3 mo ended 3/31/2019 As Reported	3 mo ended 3/31/2019 As Reported	3 mo ended 3/31/2019 As Reported	3 mo ended 3/31/2019 As Reported	3 mo ended 3/31/2019 As Reported	3 mo ended 3/31/2019 Pro forma	3 mo ended 3/31/2019 As Reported	3 mo ended 3/31/2019 Pro forma

	Washoe	Canopy	LivFree	Sira	CannaPunch	Total Anchor Portfolio	Ayr[2]	Combined
Net income (loss) from operations	1,150,430	492,052	2,901,132	3,038,364	318,751	7,900,729	(139,578,731)	(131,678,002)

Non-cash items accounting for biological assets and inventories
Fair value changes in biological assets	804,650	–	–	4,253,838	–	5,058,488	–	5,058,488
Unrealized gain on changes in fair value of biological assets	(1,227,204)	–	–	(7,282,658)	–	(8,509,862)	–	(8,509,862)
	(422,554)	–	–	(3,028,820)	–	(3,451,374)	–	(3,451,374)

Interest	94,888	78,446	41,354	824,668	15,969	1,055,325	(227,164)	828,161
Depreciation and amortization	95,266	77,596	137,156	352,954	47,821	710,793		710,793
Acquisition costs	5,362	11,200		122,438			3,012,026	3,012,026
Share-based compensation expense	–	–	–	–	–	–	–	–
Other[1]	(178,294)	180,000	22,616	2,499,734	224,730	2,748,786	136,793,869	139,542,655
	17,222	347,242	201,126	3,799,794	288,520	4,653,904	139,578,731	144,093,635

Adjusted EBITDA	745,098	839,294	3,102,258	3,809,338	607,271	9,103,259	0	9,103,259

 18